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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GENOMIC HEALTH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TRANSACTION PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Stockholders:

         On July 28, 2019, Genomic Health, Inc., or Genomic Health, Exact Sciences Corporation, or Exact Sciences, and Spring Acquisition Corp., a wholly owned subsidiary of Exact Sciences, or Merger Sub, entered into an Agreement and Plan of Merger that provides for the acquisition of Genomic Health by Exact Sciences. Subject to approval of Genomic Health stockholders and the satisfaction or (to the extent permitted by law) waiver of certain other closing conditions, Exact Sciences will acquire Genomic Health through the merger of Merger Sub with and into Genomic Health, with Genomic Health surviving the merger and becoming a wholly owned subsidiary of Exact Sciences.

         If the merger is completed, each share of Genomic Health common stock (other than (1) shares held by Genomic Health as treasury stock, Exact Sciences, or any subsidiaries of Genomic Health or Exact Sciences and (2) shares held by a holder who has properly exercised and perfected (and not effectively withdrawn or lost) such holder's demand for appraisal rights under the General Corporation Law of the State of Delaware) will be converted into (a) $27.50 in cash, without interest, plus (b) a fraction of a share of Exact Sciences common stock equal to the quotient obtained by dividing $44.50 by the average of the volume-weighted average prices per share of Exact Sciences common stock on The Nasdaq Stock Market on each of the 15 consecutive trading days ending immediately prior to the closing of the merger, which is referred to as the Exact Sciences stock price, subject to adjustment pursuant to the terms of the merger agreement as further described below. The fraction of a share of Exact Sciences common stock into which each such share of Genomic Health common stock will be converted is referred to as the exchange ratio. If the Exact Sciences stock price is equal to or less than $98.79 or equal to or greater than $120.75, a two-way collar mechanism will apply, pursuant to which (i) if the Exact Sciences stock price is equal to or greater than $120.75, the exchange ratio will be fixed at 0.36854 and (ii) if the Exact Sciences stock price is equal to or less than $98.79, the exchange ratio will be fixed at 0.45043. For more details on the calculation of the Exact Sciences stock price, the calculation of the exchange ratio and the two-way collar mechanism, see "The Merger Agreement—Merger Consideration" beginning on page 88.

         If the Exact Sciences stock price was calculated based on the average of the volume-weighted average prices per share of Exact Sciences common stock for each of the 15 consecutive trading days ending immediately prior to October 2, 2019, the most recent practicable date for which such information was available, holders of Genomic Health common stock would receive $27.50 in cash, without interest, plus 0.43735 shares of Exact Sciences common stock, representing total merger consideration of approximately $72.00 per share of Genomic Health common stock. The actual value of the merger consideration may well differ from this example, given the Exact Sciences stock price and exchange ratio will not be determinable until the trading day prior to the closing of the merger. The common stock of Exact Sciences is listed on The Nasdaq Stock Market under the symbol "EXAS," and the common stock of Genomic Health is listed on The Nasdaq Stock Market under the symbol "GHDX." We urge you to obtain current market quotations for the shares of common stock of Exact Sciences and Genomic Health.

         Felix J. Baker and Julian C. Baker, directors of Genomic Health, and certain funds advised by an entity affiliated with Felix J. Baker and Julian C. Baker, entered into voting agreements with Exact Sciences pursuant to which, among other things and subject to the terms and conditions of the voting agreements, those stockholders agreed to vote all shares of Genomic Health common stock beneficially owned by those stockholders at the time of the stockholder vote on the merger in favor of adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement. As of October 2, 2019, those stockholders owned approximately 25.1% of the issued and outstanding shares of Genomic Health common stock.

         Genomic Health is holding a special meeting of its stockholders to vote on the proposals necessary to complete the merger. Information about this meeting, the merger and the other business to be considered by stockholders at the special meeting is contained in this proxy statement/prospectus. Any stockholder entitled to attend and vote at the special meeting is entitled to appoint a proxy to attend and vote on such stockholder's behalf. That proxy need not be a holder of Genomic Health common stock. We urge you to read this proxy statement/prospectus and the annexes and documents incorporated by reference carefully. You should also carefully consider the risks that are described in the "Risk Factors" section beginning on page 34.

         Your vote is very important regardless of the number of shares of Genomic Health common stock that you own. The merger cannot be completed without the adoption of the merger agreement and approval of the merger by the affirmative vote of holders of a majority of the shares of Genomic Health common stock outstanding and entitled to vote at the special meeting. A failure to vote your shares, or to provide instructions to your broker, bank or nominee as to how to vote your shares, is the equivalent of a vote against the proposal to adopt the merger agreement and approve the merger.

         Whether or not you plan to attend the special meeting of stockholders, please submit your proxy as soon as possible to make sure that your shares are represented at the meeting.

Kimberly J. Popovits
 President and Chief Executive Officer and Chairman of the Board
Genomic Health, Inc.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the other transactions described in this proxy statement/prospectus or the securities to be issued in connection with the merger or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated October 4, 2019 and is first being mailed to stockholders of Genomic Health on or about October 7, 2019.

GENOMIC HEALTH, INC.

301 Penobscot Drive
Redwood City, California 94063

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on Thursday, November 7, 2019

To the Stockholders of Genomic Health, Inc.:

        We are pleased to invite you to attend the special meeting of stockholders of Genomic Health, Inc., a Delaware corporation, which will be held at 10:00 a.m., Pacific Time, on Thursday, November 7, 2019 at the offices of Pillsbury Winthrop Shaw Pittman LLP, 2550 Hanover Street, Palo Alto, California 94304 for the following purposes:

  Adoption of the Merger Agreement.    To vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 28, 2019, by and among Exact Sciences Corporation, Spring Acquisition Corp. and Genomic Health, Inc. (which is referred to as the merger agreement), and approve the merger contemplated thereby, which is further described in the sections titled "The Merger" and "The Merger Agreement," beginning on pages 46 and 87, respectively, and a copy of which is attached as Annex A to the proxy statement/prospectus accompanying this notice, which is referred to as the merger proposal;

  Merger-Related Compensation.    To vote on a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Genomic Health's named executive officers in connection with the merger contemplated by the merger agreement, which is referred to as the merger-related compensation proposal; and

  Adjournment or Postponement of the Special Meeting.    To vote on a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal, which is referred to as the adjournment proposal.

        Genomic Health will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment or postponement thereof by or at the direction of the Genomic Health board of directors, which is referred to as the Genomic Health Board. Please refer to the proxy statement/prospectus of which this notice is a part for further information with respect to the business to be transacted at the special meeting.

        The Genomic Health Board has fixed the close of business on October 2, 2019 as the record date for the special meeting. Only Genomic Health stockholders of record at that time are entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof. A complete list of such stockholders will be available for inspection by any stockholder for any purpose germane to the special meeting during ordinary business hours for the 10 days preceding the special meeting at 301 Penobscot Drive, Redwood City, California. The eligible Genomic Health stockholder list will also be available at the special meeting for examination by any stockholder of record present at such meeting.

        Completion of the merger is conditioned upon adoption of the merger agreement and approval of the merger by the Genomic Health stockholders, which requires the affirmative vote of holders of a majority of the shares of Genomic Health common stock outstanding and entitled to vote at the special meeting.

        The Genomic Health Board has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, declared the merger agreement advisable and in the best interest of Genomic Health and its stockholders, and unanimously recommends that Genomic Health stockholders vote:

        "FOR" the merger proposal;

        "FOR" the merger-related compensation proposal; and

        "FOR" the adjournment proposal.

        Your vote is very important regardless of the number of shares of common stock that you own. A failure to vote your shares, or to provide instructions to your broker, bank or nominee as to how to vote your shares, is the equivalent of a vote against the merger proposal. Whether or not you expect to attend the special meeting in person, to ensure your representation at the special meeting, we urge you to submit a proxy to vote your shares as promptly as possible by (1) visiting the Internet site listed on the proxy card, (2) calling the toll-free number listed on the proxy card or (3) submitting your proxy card by mail by using the provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Genomic Health stock who is present at the special meeting may vote in person, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the special meeting in the manner described in the accompanying proxy statement/prospectus. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished by the broker, bank or other nominee.

        The accompanying proxy statement/prospectus provides a detailed description of the merger and the merger agreement and the other matters to be considered at the special meeting. We urge you to carefully read the proxy statement/prospectus, including any documents incorporated by reference therein, and the annexes in their entirety. If you have any questions concerning the merger or the proxy statement/prospectus, would like additional copies or need help voting your shares of common stock, please contact Genomic Health's proxy solicitor:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
(800) 509-0917 (toll-free)

By Order of the Genomic Health, Inc. Board of
Directors,

Jason W. Radford
 Chief Legal Officer and Secretary

Redwood City, California
October 4, 2019

 REFERENCES TO ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates by reference important business and financial information about Exact Sciences and Genomic Health from other documents that are not included in or delivered with this proxy statement/prospectus. For a listing of the documents incorporated by reference into this proxy statement/prospectus, see "Where You Can Find More Information" beginning on page 160. This information is available for you to review through the website of the Securities and Exchange Commission, or SEC, at www.sec.gov.

        You can obtain any of the documents incorporated by reference into this proxy statement/prospectus without charge by requesting them in writing or by telephone as follows:

For information related to Genomic Health:

Genomic Health, Inc.
301 Penobscot Drive
Redwood City, California 94063
Attention: Investor Relations
(650) 556-9300

or

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
(800) 509-0917 (toll-free)

For information related to Exact Sciences:
Exact Sciences Corporation
441 Charmany Drive
Madison, Wisconsin 53719
Attention: Investor Relations
(608) 535-8815

        To receive timely delivery of the documents in advance of the special meeting, you should make your request no later than October 31, 2019, which is five business days before the special meeting.

        In addition, you may obtain copies of documents filed by Exact Sciences with the SEC on Exact Sciences' Internet website at www.exactsciences.com. You may also obtain copies of documents filed by Genomic Health with the SEC on Genomic Health's Internet website at www.genomichealth.com.

        We are not incorporating the contents of the websites of the SEC, Exact Sciences, Genomic Health, or any other entity into this proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this proxy statement/prospectus at these websites only for your convenience.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

        This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by Exact Sciences (File No. 333-233538), constitutes a prospectus of Exact Sciences under Section 5 of the Securities Act of 1933, as amended, which is referred to as the Securities Act, with respect to the shares of common stock, par value $0.01 per share, of Exact Sciences to be issued to Genomic Health stockholders pursuant to the merger agreement. This document also constitutes a proxy statement of Genomic Health under Section 14(a) of the Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act. It also constitutes a notice of meeting with respect to the special meeting, at which Genomic Health stockholders will be asked to consider and vote upon the proposal to adopt the merger agreement and approve the merger and certain other proposals.

        All references in this proxy statement/prospectus to Exact Sciences refer to Exact Sciences Corporation, a Delaware corporation, and/or its consolidated subsidiaries, unless the context requires otherwise. All references in this proxy statement/prospectus to Genomic Health refer to Genomic Health, Inc., a Delaware corporation, and/or its consolidated subsidiaries, unless the context requires otherwise. All references in this proxy statement/prospectus to Merger Sub refer to Spring Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Exact Sciences, unless the context requires otherwise.

        Exact Sciences has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to Exact Sciences and Merger Sub, and Genomic Health has supplied all such information relating to Genomic Health.

        You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. Exact Sciences and Genomic Health have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus is dated as of the date set forth above on the cover page of this proxy statement/prospectus, and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to Genomic Health stockholders nor the issuance by Exact Sciences of shares of common stock pursuant to the merger agreement will create any implication to the contrary.

        This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

i

ii

QUESTIONS & ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

        The following questions and answers briefly address some commonly asked questions about the merger, the merger agreement and the special meeting. They may not include all the information that is important to stockholders of Genomic Health. Stockholders should carefully read this entire proxy statement/prospectus, including the annexes and the other documents referred to or incorporated by reference herein.

Q:
What is the merger?

A:
Exact Sciences, Genomic Health and Merger Sub have entered into an Agreement and Plan of Merger, dated as of July 28, 2019, which (as the same may be amended from time to time) is referred to as the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. The merger agreement contains the terms and conditions of the proposed acquisition of Genomic Health by Exact Sciences. Under the merger agreement, subject to satisfaction or (to the extent permitted by law) waiver of the conditions set forth in the merger agreement and described hereinafter, Merger Sub will merge with and into Genomic Health, with Genomic Health continuing as the surviving corporation and a wholly owned subsidiary of Exact Sciences, in a transaction which is referred to as the merger. As a result of the merger, Genomic Health will no longer be a publicly-held company. Following the merger, Genomic Health common stock will be delisted from The Nasdaq Stock Market, which is referred to as Nasdaq, and deregistered under the Exchange Act.

Q:
Why am I receiving these materials?

A:
Genomic Health is sending these materials to its stockholders to help them decide how to vote their shares of common stock with respect to the merger and other matters to be considered at the special meeting.

  The merger cannot be completed unless Genomic Health stockholders adopt the merger agreement and approve the merger. Genomic Health is holding a special meeting of its stockholders to vote on the proposals necessary to complete the merger. Information about the special meeting, the merger, the merger agreement and the other business to be considered by stockholders at the special meeting is contained in this proxy statement/prospectus.

  This proxy statement/prospectus constitutes both a proxy statement of Genomic Health and a prospectus of Exact Sciences. It is a proxy statement because the Genomic Health board of directors, which is referred to as the Genomic Health Board, is soliciting proxies from its stockholders. It is a prospectus because Exact Sciences will issue shares of its common stock in exchange for outstanding shares of Genomic Health common stock in the merger. This proxy statement/prospectus includes important information about the merger, the merger agreement and the special meeting. Genomic Health stockholders should read this information carefully and in its entirety. The enclosed materials allow stockholders to vote their shares by proxy without attending the special meeting in person.

Q:
What will Genomic Health stockholders receive in the merger?

A:
If the merger is completed, each share of Genomic Health common stock (other than (1) shares held by Genomic Health as treasury stock, Exact Sciences, or any subsidiaries of Genomic Health or Exact Sciences and (2) shares held by a holder who has properly exercised and perfected (and not effectively withdrawn or lost) such holder's demand for appraisal rights under the General Corporation Law of the State of Delaware (which is referred to as the DGCL), both of which are collectively referred to herein as excluded shares) will be converted into (a) $27.50 in cash, without interest, plus (b) a fraction of a share of Exact Sciences common stock equal to the quotient obtained by dividing $44.50 by the average of the volume-weighted average prices per share of Exact Sciences common stock on Nasdaq on each of the 15 consecutive trading days ending immediately prior to the closing of the merger (referred to herein as the Exact Sciences stock price), subject to adjustment pursuant to the terms of the merger agreement. The cash and Exact Sciences stock payable in exchange for each such share of Genomic Health common stock are collectively referred to as the merger consideration.

  The fraction of a share of Exact Sciences common stock into which each such share of Genomic Health common stock will be converted is referred to as the exchange ratio. The exchange ratio is described in more detail in "The Merger Agreement—Merger Consideration" beginning on page 88. If the Exact Sciences stock price is greater than $98.79 but less than $120.75, the exchange ratio will be equal to the quotient of (i) $44.50 divided by (ii) the Exact Sciences stock price. If the Exact Sciences stock price is equal to or less than $98.79 or equal to or greater than $120.75, a two-way collar mechanism will apply, pursuant to which (i) if the Exact Sciences stock price is equal to or greater than $120.75, the exchange ratio will be fixed at 0.36854 and (ii) if the Exact Sciences stock price is equal to or less than $98.79, the exchange ratio will be fixed at 0.45043.

  All fractional shares of Exact Sciences common stock that would otherwise be issued to a Genomic Health stockholder of record as part of the merger consideration will be aggregated to create whole shares of Exact Sciences common stock that will be issued to stockholders as part of the merger consideration. If a fractional share of Exact Sciences common stock remains payable to a Genomic Health stockholder after aggregating all fractional shares of Exact Sciences common stock payable to such Genomic Health stockholder of record, then such stockholder will be paid, in lieu of such remaining fractional share of Exact Sciences common stock, an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (1) the amount of the fractional share interest in a share of Exact Sciences common stock to which such holder would otherwise be entitled (rounded to five decimal places) and (2) the Exact Sciences stock price.

Q:
How will Exact Sciences pay the cash component of the merger consideration?

A:
Exact Sciences' obligation to complete the merger is not conditioned upon its obtaining financing. Exact Sciences anticipates that approximately $1.1 billion will be required to pay the aggregate cash portion of the merger consideration to Genomic Health stockholders. The merger will be financed in part by the use of Exact Sciences' cash on hand and in part by the use of Genomic Health's cash on hand.

Q:
What equity stake will Genomic Health stockholders hold in Exact Sciences immediately following the merger?

A:
Upon the completion of the merger, based on minimum and maximum exchange ratios of 0.36854 and 0.45043, the estimated number of shares of Exact Sciences common stock issuable as a portion of the merger consideration is between 14.2 million shares and 17.4 million shares, which will result in former Genomic Health stockholders holding approximately 8.7% to 10.4% of the outstanding fully diluted Exact Sciences common stock, based on the number of outstanding shares of common stock and outstanding stock-based awards of Exact Sciences and Genomic Health as of October 2, 2019 and also assuming a closing date of October 2, 2019.

  For more details on the calculation of the Exact Sciences stock price, the calculation of the exchange ratio and the two-way collar mechanism, see "The Merger Agreement—Merger Consideration" beginning on page 88.

Q:
When do Exact Sciences and Genomic Health expect to complete the transaction?

A:
Exact Sciences and Genomic Health are working to complete the transaction as soon as practicable. We currently expect that the transaction will be completed by the end of 2019. Neither Exact Sciences nor Genomic Health can predict, however, the actual date on which the transaction will be completed because it is subject to conditions beyond each company's control, including obtaining the necessary regulatory approvals.

Q:
What are the conditions to completion of the merger?

A:
In addition to the approval of the merger proposal by Genomic Health stockholders as described above, completion of the merger is subject to the satisfaction of a number of other conditions, including (1) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is referred to as the HSR Act and (2) no governmental authority of competent jurisdiction having issued or entered any order or enacted any law after the date of the merger agreement having the effect of enjoining or otherwise prohibiting the completion of the merger.

  See "The Merger Agreement—Conditions to the Merger" beginning on page 107.

Q:
What am I being asked to vote on, and why is this approval necessary?

A:
Genomic Health stockholders are being asked to vote on the following proposals:

1.
Adoption of the Merger Agreement.    To vote on a proposal to adopt the merger agreement and approve the merger contemplated thereby, which is further described in the sections titled "The Merger" and "The Merger Agreement," beginning on pages 46 and 87, respectively, and a copy of which is attached as Annex A to the proxy statement/prospectus accompanying this notice, which is referred to as the merger proposal;

2.
Merger-Related Compensation.    To vote on a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Genomic Health's named executive officers in connection with the merger contemplated by the merger agreement, which is referred to as the merger-related compensation proposal; and

3.
Adjournment or Postponement of the Special Meeting.    To vote on a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal, which is referred to as the adjournment proposal.

    Approval of the merger proposal by Genomic Health stockholders is required for completion of the merger.

Q:
What vote is required to approve each proposal at the Special Meeting?

A:
The merger proposal:    The affirmative vote of holders of a majority of the shares of Genomic Health common stock outstanding and entitled to vote (in person or by proxy) on the proposal, is required to approve the merger proposal, which is referred to as the stockholder approval.

  The merger-related compensation proposal:    The affirmative vote of holders of a majority of the shares of Genomic Health common stock represented (in person or by proxy) at the special meeting and entitled to vote on the proposal, assuming a quorum, is required to approve the merger-related compensation proposal.

  The adjournment proposal:    The affirmative vote of holders of a majority of the shares of Genomic Health common stock represented (in person or by proxy) at the special meeting and entitled to vote on the proposal, regardless of whether a quorum is present, is required to approve the adjournment proposal.

Q:
How many votes do I have?

A:
Each Genomic Health stockholder is entitled to one vote for each share of Genomic Health common stock held of record as of the record date.

  As of the close of business on the record date, there were approximately 37,546,245 shares of common stock outstanding. As summarized below, there are some important distinctions between shares held of record and those owned beneficially in "street name."

Q:
What constitutes a quorum?

A:
The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of Genomic Health common stock issued and outstanding on the record date for the special meeting will constitute a quorum for the transaction of business at the special meeting. Abstentions (which are described below) will count for the purpose of determining the presence of a quorum for the transaction of business at the special meeting.

Q:
How does the Genomic Health Board recommend that I vote?

A:
The Genomic Health Board unanimously recommends that stockholders vote: "FOR" the merger proposal, "FOR" the merger-related compensation proposal, and "FOR" the adjournment proposal. For information regarding the Genomic Health Board's reasons for approving and recommending adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, see the section entitled "The Merger—Genomic Health Board of Directors' Recommendation and Reasons for the Merger" beginning on page 57.

Q:
Do any of Genomic Health's directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A:
In considering the recommendation of the Genomic Health Board with respect to the merger proposal, you should be aware that Genomic Health's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Genomic Health's stockholders generally. The Genomic Health Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of Genomic Health. See "The Merger—Interests of Certain Persons in the Merger" beginning on page 75.

Q:
Are there any voting agreements with existing stockholders?

A:
Felix J. Baker and Julian C. Baker, directors of Genomic Health, and certain funds advised by an entity affiliated with Felix J. Baker and Julian C. Baker, entered into voting agreements with Exact Sciences pursuant to which, among other things and subject to the terms and conditions of the voting agreements, those stockholders agreed to vote all shares of Genomic Health common stock beneficially owned by those stockholders at the time of the stockholder vote on the merger in favor of adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement. As of October 2, 2019, those stockholders owned approximately 25.1% of the issued and outstanding shares of Genomic Health common stock. For more information, see "The Merger—Voting Agreements" beginning on page 81.

Q:
Why am I being asked to consider and vote on a proposal to approve, by advisory (non-binding) vote, the merger-related executive compensation?

A:
Under SEC rules, Genomic Health is required to seek an advisory (non-binding) vote with respect to the compensation that may be paid or become payable to its named executive officers that is based on, or otherwise relates to, the merger.

Q:
What happens if the merger-related compensation proposal is not approved?

A:
Approval of the merger-related compensation proposal is not a condition to completion of the merger, and because the vote on the merger-related compensation proposal is advisory only, it will not be binding on Genomic Health. Accordingly, if the merger is approved and the other conditions to closing are satisfied or waived, the merger will be completed even if the merger-related compensation proposal is not approved. If the merger proposal is approved and the merger is completed, the merger-related compensation will be payable to Genomic Health's named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the merger-related compensation proposal.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement/prospectus, please vote your shares as soon as possible so that your shares will be represented at the special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker, bank or other nominee.

  Please do not submit your stock certificates at this time. If the merger is completed, you will receive instructions for surrendering your stock certificates in exchange for shares of Exact Sciences common stock from the exchange agent.

Q:
Does my vote matter?

A:
Yes. The merger cannot be completed unless the proposal to adopt the merger agreement is approved by holders of a majority of the shares of Genomic Health common stock issued and outstanding. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the effect of a vote cast "AGAINST" such proposal. The Genomic Health Board unanimously recommends that stockholders vote "FOR" the proposal to adopt the merger agreement and approve the merger.

Q:
How do I vote?

A:
If you are a stockholder of record of Genomic Health as of the close of business on October 2, 2019, which is referred to as the record date, you are entitled to receive notice of, and cast a vote at, the special meeting. Each holder of Genomic Health common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Genomic Health common stock that such holder owned of record as of the record date. You may submit your proxy before the special meeting in one of the following ways.

•
Telephone voting—use the toll-free number and follow the telephone voting instructions shown on your proxy card—your vote must be received by 11:59 p.m., Eastern Time, on November 6, 2019 to be counted;

  •
  Via the Internet—visit the website and follow the Internet voting instructions shown on your proxy card to vote via the Internet—your vote must be received by 11:59 p.m., Eastern Time, on November 6, 2019 to be counted; or

  •
  Mail—complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

  If you are a stockholder of record, you may also cast your vote in person at the special meeting.

  Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

  If your shares are held in "street name," through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. "Street name" stockholders who wish to vote at the meeting will need to obtain a "legal proxy" form from their broker, bank or other nominee.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Stockholder of Record.    If your shares are registered directly in your name with Genomic Health's transfer agent, Computershare Inc., which is referred to as Computershare, you are considered, with respect to those shares, the stockholder of record. The proxy statement/prospectus and proxy card have been sent directly to you by Genomic Health.

  Beneficial Owner.    If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name." The proxy statement/prospectus and voting instructions have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. You should follow the instructions provided by them to vote your shares. If you beneficially own your shares, you are invited to attend the special meeting; however, you may not vote your shares in person at the special meeting unless you obtain a "legal proxy" from your bank, brokerage firm or other nominee that holds your shares, giving you the right to vote the shares at the special meeting.

Q:
If my shares are held in "street name" by a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:
If your shares are held in "street name" in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in "street name" by returning a proxy card directly to Genomic Health or by voting in person at the special meeting unless you provide a "legal proxy," which you must obtain from your broker, bank or other nominee. Your broker, bank or other nominee is obligated to provide you with a voting instruction card for you to use.

  Brokers who hold shares in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters determined to be "non-routine" without specific instructions from the beneficial owner. It is expected that all proposals to be voted on at the special meeting are "non-routine" matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.

  If you are a beneficial owner of Genomic Health shares and you do not instruct your broker, bank or other nominee on how to vote your shares:

  •
  your broker, bank or other nominee may not vote your shares on the merger proposal, which broker non-votes, if any, will have the same effect as a vote "AGAINST" such proposal;

  •
  your broker, bank or other nominee may not vote your shares on the merger-related compensation proposal, which broker non-votes, if any, will have no effect on the outcome of such proposal (assuming a quorum is present); and

  •
  your broker, bank or other nominee may not vote your shares on the adjournment proposal, which broker non-votes, if any, will have no effect on the outcome of such proposal (regardless of whether a quorum is present).

Q:
When and where is the special meeting? What must I bring to attend the special meeting?

A:
The special meeting of Genomic Health stockholders will be held at 10:00 a.m., Pacific Time, on Thursday, November 7, 2019 at the offices of Pillsbury Winthrop Shaw Pittman LLP, 2550 Hanover Street, Palo Alto, California 94304. Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:30 a.m. Pacific Time.

  If you wish to attend the special meeting, you must bring photo identification. If you hold your shares through a broker, bank or other nominee, you must also bring proof of ownership such as the voting instruction form from your broker or other nominee or an account statement.

Q:
What if I fail to vote or abstain?

A:
For purposes of the special meeting, an abstention occurs when a stockholder attends the special meeting in person and does not vote or returns a proxy with an "abstain" instruction.

  Merger proposal:    An abstention will have the same effect as a vote cast "AGAINST" the merger proposal. If a stockholder is not present in person at the special meeting and does not respond by proxy, it will have the same effect of a vote cast "AGAINST" such proposal.

  Merger-related compensation proposal:    An abstention will have the same effect as a vote cast "AGAINST" the merger-related compensation proposal. If a stockholder is not present in person at the special meeting and does not respond by proxy, it will have no effect on the outcome of the merger-related compensation proposal (assuming a quorum is present).

  Adjournment proposal:    An abstention will have the same effect as a vote cast "AGAINST" the adjournment proposal. If a stockholder is not present at the special meeting in person and does not respond by proxy, it will have no effect on the vote count for such proposal (regardless of whether a quorum is present).

Q:
What will happen if I sign and return my proxy or voting instruction card without indicating how to vote?

A:
If you sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal, the common stock represented by your proxy will be voted as recommended by the Genomic Health Board with respect to that proposal.

Q:
What happens if I sell my shares of Genomic Health common stock after the record date but before the special meeting?

A:
The record date for the special meeting (the close of business on October 2, 2019) is earlier than the date of the special meeting and earlier than the date that the merger is expected to be completed. If you sell or otherwise transfer your shares of common stock after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting. However, you will not have the right to receive the merger consideration to be received by the stockholders in the merger. In order to receive the merger consideration, you must hold your shares through completion of the merger.

Q:
May I change or revoke my vote after I have delivered my proxy or voting instruction card?

A:
Yes. If you are a record holder, you may change or revoke your vote before your proxy is voted at the special meeting. If you submitted your proxy by mail, you must file with the Secretary of Genomic Health a written notice of revocation or deliver, prior to the vote at the special meeting, a valid, later-dated proxy. If you submitted your vote by telephone or by the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Please note that telephone and Internet voting have a deadline of 11:59 p.m., Eastern Time, on November 6, 2019 for any votes made through those methods to be counted. You may also attend the special meeting and vote in person, which would have the effect of revoking any proxy you provided before the special meeting.

  If your shares are held in an account at a broker, bank or other nominee and you have delivered your voting instruction card or otherwise given instruction on how to vote your shares to your broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.

Q:
Where can I find the voting results of the special meeting?

A:
The preliminary voting results will be announced at the special meeting. In addition, within four business days following certification of the final voting results, Genomic Health intends to file the final voting results with the SEC on a Current Report on Form 8-K.

Q:
What are the U.S. federal income tax consequences of the merger?

A:
The exchange of Genomic Health common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or non-U.S. income or other tax laws. In general, for U.S. federal income tax purposes, a U.S. holder (as defined in "The Merger—U.S. Federal Income Tax Consequences") of Genomic Health common stock who receives the merger consideration in exchange for such U.S. holder's shares of Genomic Health common stock pursuant to the merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the sum of the fair market value of the Exact Sciences common stock and the amount of cash, including cash in lieu of a fractional share of Exact Sciences common stock, received in the merger and (2) such U.S. holder's adjusted tax basis in the shares of Genomic Health common stock exchanged therefor.

  A stockholder that is a non-U.S. holder (as defined in "The Merger—U.S. Federal Income Tax Consequences") will generally not be subject to U.S. federal income tax with respect to the exchange of Genomic Health common stock pursuant to the merger unless such non-U.S. holder has certain connections to the United States, but may be subject to backup withholding tax unless the non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

  In certain circumstances, as the result of application of Section 304 of the Internal Revenue Code of 1986, which is referred to as the Code, a holder of Genomic Health common stock could be treated as receiving a dividend in an amount up to the cash consideration received by such holder in the merger. As a result of the possibility of such deemed dividend treatment, a non-U.S. holder of Genomic Health common stock may be subject to U.S. withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) with respect to the cash consideration received in the merger. Holders of Genomic Health common stock should consult their own tax advisors regarding the potential application of Section 304 of the Code to the merger.

  For a more complete description of the U.S. federal income tax consequences of the merger, see "The Merger—U.S. Federal Income Tax Consequences" beginning on page 82.

  This proxy statement/prospectus contains a discussion of the material U.S. federal income tax consequences of the merger. This discussion does not address any non-U.S. tax consequences, nor does it pertain to state or local income or other tax consequences. You should consult your own tax advisors regarding the particular U.S. federal income tax consequences of the merger to you in light of your particular circumstances, as well as the particular tax consequences to you of the merger under any state, local or non-U.S. income or other tax laws.

Q:
Are there any risks that I should consider in deciding whether to vote in favor of the merger proposal?

A:
Yes. You should read and carefully consider the risk factors set forth in the section entitled "Risk Factors" beginning on page 34. You also should read and carefully consider the risk factors of Exact Sciences and Genomic Health contained in the documents that are incorporated by reference into this proxy statement/prospectus.

Q:
Do I have appraisal rights in connection with the transaction?

A:
Subject to the closing of the merger, record holders of Genomic Health common stock who do not vote in favor of the merger proposal and otherwise comply fully with the requirements and procedures of Section 262 of the DGCL, may exercise their rights of appraisal, which generally entitle stockholders to receive a lump sum cash payment equal to the fair value of their common stock exclusive of any element of value arising from the accomplishment or expectation of the merger. The "fair value" could be higher or lower than, or the same as, the merger consideration. A detailed description of the appraisal rights and procedures available to Genomic Health stockholders is included in "Appraisal Rights" beginning on page 155. The full text of Section 262 of the DGCL is attached as Annex F to this proxy statement/prospectus.

Q:
What will holders of Genomic Health equity-based awards receive in the merger?

A:
For each award that is outstanding immediately prior to the effective time of the merger, at the effective time of the merger:

•
each Genomic Health RSU award held by a non-employee director will become fully vested and canceled in exchange for the merger consideration;

•
each Genomic Health RSU award not held by a non-employee director will be converted into an Exact Sciences RSU award subject to the same terms and conditions applicable to such award prior to the effective time of the merger, provided that upon a qualifying termination within 18 months following the effective time of the merger, such Exact Sciences RSU award will vest either in full or with respect to the portion that is scheduled to vest during the 12 month period immediately following the date of the qualifying termination, depending on the holder's participation in the Executive Severance Plans;

  •
  each Genomic Health stock option held by a non-employee director and each vested Genomic Health stock option held by an individual other than a non-employee director will be canceled in consideration for the right to receive the merger consideration in respect of each net option share; and

  •
  each unvested Genomic Health stock option not held by a non-executive director will be converted into an Exact Sciences stock option subject to the same terms and conditions applicable to such award prior to the effective time of the merger, provided that upon a qualifying termination within 18 months following the effective time of the merger, such Exact Sciences stock option will vest either in full or with respect to the portion that is scheduled to vest during the 12 month period immediately following the date of the qualifying termination, depending on the holder's participation in the Executive Severance Plans.

Q:
What will happen to the Genomic Health Employee Stock Purchase Plan?

A:
The merger agreement provides that the current June 1, 2019 to November 29, 2019 offering period ongoing as of the date of the merger agreement will be the final offering period under the Genomic Health Employee Stock Purchase Plan, which is referred to as the ESPP, and that each ESPP participant's accumulated contributions under the ESPP will be used to purchase shares of Genomic Health common stock in accordance with the ESPP on the earlier of (i) November 29, 2019 and (ii) the trading date that is four business days prior to the closing date. The merger agreement also provides that (A) no additional purchase rights will be granted under the ESPP, (B) participants in the ESPP will be prohibited from increasing their payroll deductions from those in effect on the date of the merger agreement, (C) no individual may make separate non-payroll contributions to the ESPP, (D) no new individual may commence participation in the ESPP and (E) the ESPP will be terminated immediately prior to the effective time of the merger.

Q:
Whom should I contact if I have any questions about the proxy materials or voting?

A:
If you have any questions about the proxy materials, or if you need assistance submitting your proxy or voting your shares or need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact Georgeson LLC, the proxy solicitation agent for Genomic Health, at (800) 509-0917 (toll-free).

SUMMARY

        This summary highlights selected information contained in this proxy statement/prospectus and does not contain all the information that may be important to you. Exact Sciences and Genomic Health urge you to read carefully this proxy statement/prospectus in its entirety, including the annexes. Additional, important information, which Exact Sciences and Genomic Health also urge you to read, is contained in the documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 160. All references in this proxy statement/prospectus to Exact Sciences refer to Exact Sciences Corporation, a Delaware corporation, and/or its consolidated subsidiaries, unless the context requires otherwise, all references to Genomic Health refer to Genomic Health, Inc., a Delaware corporation, and/or its consolidated subsidiaries, unless the context requires otherwise, and all references to the merger agreement are to the Agreement and Plan of Merger, dated as of July 28, 2019, by and among Exact Sciences Corporation, Spring Acquisition Corp. and Genomic Health, Inc., as it may be amended, a copy of which is attached as Annex A to this proxy statement/prospectus.

The Parties

Exact Sciences

        Exact Sciences is a molecular diagnostics company focused on the early detection and prevention of some of the deadliest forms of cancer. Exact Sciences has developed an accurate, non-invasive, patient-friendly screening test called Cologuard® for the early detection of colorectal cancer and pre-cancer, and it is currently working on the development of additional tests for other types of cancer, with the goal of becoming a leader in cancer screening and diagnostics.

        Exact Sciences' Cologuard test is a non-invasive stool-based DNA screening test that utilizes a multi-target approach to detect DNA and hemoglobin biomarkers associated with colorectal cancer and pre-cancer. Cologuard targets biomarkers that have been shown to be strongly associated with colorectal cancer and pre-cancer. Methylation, mutation, and hemoglobin results are combined in the laboratory analysis through a proprietary algorithm to provide a single positive or negative reportable result. In September 2019, the U.S. Food and Drug Administration expanded Cologuard's indication to include average-risk individuals ages 45-49. Cologuard is now indicated for average risk adults 45 years of age and older.

        Exact Sciences' commercialization strategy includes three main elements focusing on physicians, patients, and payers. Exact Sciences' sales team actively engages with physicians and their staffs to emphasize the need for colorectal cancer screening, educate them on the value of Cologuard and facilitate their ability to order the test. Exact Sciences focuses on specific physicians based on a combination of Cologuard order history and ordering potential, while also focusing on physician groups and larger regional and national health systems. Exact Sciences also focuses on receiving adequate reimbursement from government insurance plans, managed care organizations and private insurance plans. In addition to Medicare reimbursement, Exact Sciences seeks to secure favorable coverage and in-network reimbursement agreements from commercial payers.

        Exact Sciences' principal executive offices are located at 441 Charmany Drive, Madison, Wisconsin 53719 and its telephone number is (608) 535-8815. Exact Sciences' website address is www.exactsciences.com. Information contained on Exact Sciences' website does not constitute part of this proxy statement/prospectus. Exact Sciences common stock is publicly traded on The Nasdaq Stock Market LLC under the ticker symbol "EXAS." Additional information about Exact Sciences is included in documents incorporated by reference in this proxy statement/prospectus. Please see the section entitled "Where You Can Find More Information" beginning on page 160.

Genomic Health

        Genomic Health is a global provider of genomic-based diagnostic tests that address both the overtreatment and optimal treatment of early and late stage cancer, two of the greatest issues in healthcare today. With Genomic Health's Oncotype IQ Genomic Intelligence Platform, Genomic Health is applying its world-class scientific and commercial expertise and infrastructure to lead the translation of clinical and genomic data into clinically actionable results for treatment planning throughout the cancer patient's journey, from diagnosis to treatment selection and monitoring. Genomic Health's Oncotype IQ Genomic Intelligence Platform is currently comprised of Genomic Health's flagship line of Oncotype DX gene expression tests for breast, prostate and colon cancers, as well as Genomic Health's expanded platform of a liquid-based test, Oncotype DX AR-V7 Nucleus Detect test for advanced stage prostate cancer.

        Genomic Health's principal executive offices are located at 301 Penobscot Drive, Redwood City, California 94063 and its telephone number is (650) 556-9300. Genomic Health's website address is www.genomichealth.com. Information contained on Genomic Health's website does not constitute part of this proxy statement/prospectus. Genomic Health common stock is publicly traded on The Nasdaq Stock Market LLC under the ticker symbol "GHDX." Additional information about Genomic Health is included in documents incorporated by reference in this proxy statement/prospectus. Please see the section entitled "Where You Can Find More Information" beginning on page 160.

Spring Acquisition Corp.

        Spring Acquisition Corp, a wholly owned subsidiary of Exact Sciences, is a Delaware corporation incorporated on July 26, 2019 for the purpose of effecting the merger. Spring Acquisition Corp. has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. The principal executive offices of Spring Acquisition Corp. are located at 441 Charmany Drive, Madison, Wisconsin 53719 and its telephone number is (608) 535-8815.

The Merger

        A summary of the terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the merger.

        On July 28, 2019, Exact Sciences, Genomic Health and Merger Sub entered into the merger agreement, which provides that, subject to the terms and conditions of the merger agreement and in accordance with the DGCL, Merger Sub will merge with and into Genomic Health, with Genomic Health continuing as the surviving corporation and a wholly owned subsidiary of Exact Sciences.

Merger Consideration

        At the completion of the merger, each share of Genomic Health common stock issued and outstanding immediately prior to the completion of the merger (other than (1) shares held by Genomic Health as treasury stock, Exact Sciences, or any subsidiaries of Genomic Health or Exact Sciences and (2) shares held by a holder who has properly exercised and perfected (and not effectively withdrawn or lost) such holder's demand for appraisal rights under the DGCL, both of which are collectively referred to herein as excluded shares) will be converted into the right to receive (a) $27.50 in cash, without interest, which is referred to as the cash consideration, plus (b) a fraction of a share of Exact Sciences common stock equal to the quotient obtained by dividing $44.50 by the average of the volume-weighted average prices per share of Exact Sciences common stock on Nasdaq (as reported by Bloomberg L.P. or, if not reported on Bloomberg L.P., in another authoritative source mutually selected by Genomic Health and Exact Sciences) on each of the 15 consecutive trading days ending with the trading day immediately prior to the closing date, which is referred to as the Exact Sciences stock price, subject to adjustment based on a two-way collar mechanism described below, which is referred to as the stock consideration. The cash and Exact Sciences stock payable in exchange for each such share of Genomic Health common stock are collectively referred to as the merger consideration. The fraction of a share of Exact Sciences common stock into which each share of Genomic Health common stock (other than excluded shares) will be converted is referred to as the exchange ratio. The exchange ratio will be calculated based upon the Exact Sciences stock price. If the Exact Sciences stock price is greater than $98.79 but less than $120.75, the exchange ratio will be equal to the quotient of (i) $44.50 divided by (ii) the Exact Sciences stock price. If the Exact Sciences stock price is equal to or less than $98.79 or equal to or greater than $120.75, then a two-way collar mechanism will apply, pursuant to which (x) if the Exact Sciences stock price is equal to or greater than $120.75, the exchange ratio will be fixed at 0.36854 and (y) if the Exact Sciences stock price is equal to or less than $98.79, the exchange ratio will be fixed at 0.45043. Upon the completion of the merger, based on minimum and maximum exchange ratios of 0.36854 and 0.45043, the estimated number of shares of Exact Sciences common stock issuable as a portion of the merger consideration is between 14.2 million shares and 17.4 million shares, which will result in former Genomic Health stockholders holding approximately 8.7% to 10.4% of the outstanding fully diluted Exact Sciences common stock, based on the number of outstanding shares of common stock and outstanding stock-based awards of Genomic Health and Exact Sciences as of October 2, 2019 and assuming a closing date of October 2, 2019. For more details on the shares of Exact Sciences common stock and other consideration to be received by Genomic Health stockholders, see "The Merger Agreement—Merger Consideration" beginning on page 88.

        All fractional shares of Exact Sciences common stock that would otherwise be issued to a Genomic Health stockholder of record as part of the merger consideration will be aggregated to create whole shares of Exact Sciences common stock that will be issued to Genomic Health stockholders as part of the merger consideration. If a fractional share of Exact Sciences common stock remains payable to a Genomic Health stockholder of record after aggregating all fractional shares of Exact Sciences common stock payable to such Genomic Health stockholder, then such stockholder will be paid, in lieu of such remaining fractional share of Exact Sciences common stock, an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (1) the amount of the fractional share interest in a share of Exact Sciences common stock to which such holder would otherwise be entitled (rounded to five decimal places) and (2) the Exact Sciences stock price.

Treatment of Genomic Health Equity Awards

  •
  Director Restricted Stock Unit Awards.  At the effective time of the merger, each Genomic Health RSU award held by a non-employee director that is outstanding immediately prior to the effective time of the merger will, to the extent not vested, become fully vested and canceled in consideration for the right to receive the merger consideration in respect of each underlying share of Genomic Health common stock.

  •
  Employee Restricted Stock Unit Awards.  At the effective time of the merger, each Genomic Health RSU award not held by a non-employee director that is outstanding immediately prior to the effective time of the merger will be converted into a restricted stock unit award of Exact Sciences subject to the same terms and conditions, provided that, in the event the holder experiences a qualifying termination upon or within 18 months following the effective time of the merger, the converted award will accelerate and immediately become vested (i) in full if the holder is a participant in Genomic Health's Severance Plans for Executive Management or (ii) with respect to the portion of the award that is scheduled to vest during the 12 month period immediately following the date of the qualifying termination if the holder is not a participant in Genomic Health's Severance Plans for Executive Management.

  •
  Director Options.  At the effective time of the merger, each Genomic Health stock option held by a non-employee director, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive the merger consideration in respect of each net option share subject to such stock option.

  •
  Vested Employee Options.  At the effective time of the merger, each vested Genomic Health stock option not held by a non-employee director that is outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive the merger consideration in respect of each net option share subject to such stock option.

  •
  Unvested Employee Options.  At the effective time of the merger, each unvested Genomic Health stock option not held by a non-employee director that is outstanding immediately prior to the effective time of the merger will be converted into an Exact Sciences stock option, subject to the same terms and conditions, provided that, in the event the holder experiences a qualifying termination upon or within 18 months following the effective time of the merger, the converted stock option will accelerate and immediately become vested (i) in full if the holder is a participant in Genomic Health's Severance Plans for Executive Management or (ii) with respect to the portion of such award that is scheduled to vest during the 12 month period immediately following the date of the qualifying termination if the holder is not a participant in Genomic Health's Severance Plans for Executive Management.

        The merger agreement provides that the current June 1, 2019 to November 29, 2019 offering period ongoing as of the date of the merger agreement will be the final offering period under the ESPP, and that each ESPP participant's accumulated contributions under the ESPP will be used to purchase shares of Genomic Health common stock in accordance with the ESPP on the earlier of (i) the end of the offering period and (ii) the trading date that is four business days prior to the closing date. The merger agreement also provides that (A) no additional purchase rights will be granted under the ESPP, (B) participants in the ESPP will be prohibited from increasing their payroll deductions from those in effect on the date of the merger agreement, (C) no individual may make separate non-payroll contributions to the ESPP, (D) no new individual may commence participation in the ESPP and (E) the ESPP will be terminated immediately prior to the effective time of the merger.

Recommendation of the Genomic Health Board of Directors

        After careful consideration of various factors described in "The Merger—Genomic Health Board of Directors' Recommendation and Reasons for the Merger" beginning on page 57, the Genomic Health Board unanimously recommends that holders of common stock vote:

  •
  "FOR" the merger proposal;

  •
  "FOR" the merger-related compensation proposal; and

  •
  "FOR" the adjournment proposal.

Opinion of Genomic Health's Financial Advisor

        Goldman Sachs & Co. LLC, which is referred to as Goldman Sachs, delivered its opinion to the Genomic Health Board that, as of July 28, 2019 and based upon and subject to the factors and assumptions set forth therein, the aggregate of $27.50 in cash and the shares of Exact Sciences common stock equal to the exchange ratio to be paid to the holders (other than Exact Sciences and its affiliates) of shares of Genomic Health common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Goldman Sachs, dated July 28, 2019, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement/prospectus as Annex E. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Genomic

Health Board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of Genomic Health common stock should vote with respect to the merger or any other matter.

Interests of Certain Persons in the Merger

        In considering the recommendation of the Genomic Health Board that you vote to adopt the merger agreement, you should be aware that Genomic Health's directors and executive officers have interests in the merger that are different from, or in addition to, those of Genomic Health stockholders generally. These interests include:

  •
  Each of Genomic Health's directors and executive officers holds outstanding Genomic Health equity awards which will be subject to the following treatment:

  •
  Restricted Stock Unit Awards. At the effective time of the merger, (i) each Genomic Health RSU award held by a non-employee director that is outstanding immediately prior to the effective time of the merger will become fully vested and canceled in consideration for the right to receive the merger consideration, and (ii) each Genomic Health RSU award that is held by an executive officer that is outstanding immediately prior to the effective time of the merger will be assumed by Exact Sciences and converted into a restricted stock unit award of Exact Sciences subject to the same terms and conditions, provided that the award will accelerate and immediately vest in full in the event that an executive officer is terminated without "cause" or resigns for "good reason" pursuant to the terms of Genomic Health's Severance Plans for Executive Management.

  •
  Options. At the effective time of the merger, (i) each Genomic Health stock option held by a non-employee director that is outstanding immediately prior to the effective time of the merger and each vested Genomic Health stock option held by an executive officer that is outstanding immediately prior to the effective time of the merger will be canceled in consideration for the right to receive the merger consideration in respect of each net option share, and (ii) each unvested Genomic Health stock option held by an executive officer that is outstanding immediately prior to the effective time of the merger will be assumed by Exact Sciences and converted into an Exact Sciences option subject to the same terms and conditions as the Genomic Health stock option, provided that the option will accelerate and immediately vest in full in the event that an executive officer is terminated without "cause" or resigns for "good reason" pursuant to the terms of Genomic Health's Severance Plans for Executive Management.

  •
  Each of Genomic Health's executive officers is a participant in one of Genomic Health's Severance Plans for Executive Management, which provide that, in the event the executive officer is terminated without cause or resigns for good reason within the period beginning with the execution of a definitive agreement that results in a change in control within 3 months and ending 18 months following a change in control, he or she will be entitled to (i) an amount equal to either 250% or 150% of their base salary and target annual bonus, (ii) a pro-rated bonus at target performance, (iii) benefits continuation for either 24 or 18 months, (iv) full accelerated vesting of all outstanding equity awards and (v) accrued and unpaid compensation.

        Members of the Genomic Health Board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to Genomic Health stockholders that the merger agreement be adopted. For more information, see the sections entitled "The Merger—Background of the Merger" beginning on page 46 and "The Merger—Genomic Health Board of Directors' Recommendation and Reasons for the Merger" beginning on page 57. These interests are described in more detail below and in the section entitled "The Merger—Interests of Certain Persons in the Merger" beginning on page 75.

Information about the Genomic Health Stockholders' Meeting

Time, Place and Purpose of the Special Meeting

        The special meeting to consider and vote upon the adoption of the merger agreement and related matters, which is referred to as the special meeting, will be held at 10:00 a.m., Pacific Time, on Thursday, November 7, 2019 at the offices of Pillsbury Winthrop Shaw Pittman LLP, 2550 Hanover Street, Palo Alto, California 94304.

        At the special meeting, the stockholders will be asked to consider and vote upon (1) the merger proposal, (2) the merger-related compensation proposal and (3) the adjournment proposal.

Record Date and Quorum

        You are entitled to receive notice of, and to vote at, the special meeting if you are an owner of record of shares of Genomic Health common stock as of the close of business on October 2, 2019, the record date. On the record date, there were 37,546,245 shares of Genomic Health common stock outstanding and entitled to vote. Stockholders will have one vote on all matters properly coming before the special meeting for each share of common stock owned by such stockholders on the record date.

        The Genomic Health bylaws provide that the holders of a majority of the shares of common stock issued and outstanding and entitled to vote, present in person or represented in proxy, will constitute a quorum for the transaction of business at the special meeting.

Vote Required

        The merger proposal requires the affirmative vote of holders of a majority of the shares of Genomic Health common stock outstanding and entitled to vote (in person or by proxy) at the special meeting. If a Genomic Health stockholder present in person at the special meeting abstains from voting, responds by proxy with an "abstain" vote, is not present in person at the special meeting and does not respond by proxy or does not provide their bank, brokerage firm or other nominee with instructions, as applicable, it will have the effect of a vote cast "AGAINST" such proposal.

        The merger-related compensation proposal requires the affirmative vote of holders of a majority of the shares of Genomic Health common stock represented (in person or by proxy) at the special meeting and entitled to vote on the proposal, assuming a quorum. If a Genomic Health stockholder present in person at the special meeting abstains from voting, or responds by proxy with an "abstain" vote, it will have the same effect as a vote cast "AGAINST" for such proposal. If a stockholder is not present in person at the special meeting and does not respond by proxy or does not provide their bank, brokerage firm or other nominee with instructions, as applicable, it will have no effect on the outcome of the merger-related compensation proposal (assuming a quorum is present).

        The adjournment proposal requires the affirmative vote of holders of a majority of the shares of Genomic Health common stock represented (in person or by proxy) at the special meeting and entitled to vote on the proposal, regardless of whether a quorum is present. If a Genomic Health stockholder present in person at the special meeting abstains from voting, or responds by proxy with an "abstain" vote, it will have the same effect as a vote cast "AGAINST" for such proposal. If a stockholder is not present in person at the special meeting and does not respond by proxy or does not provide their bank, brokerage firm or other nominee with instructions, as applicable, it will have no effect on the vote count for such proposal (regardless of whether a quorum is present).

Proxies and Revocations

        Each stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, by properly executing and delivering the enclosed proxy card in the accompanying prepaid reply envelope or may vote in person by appearing at the special meeting. If your shares of common stock are held in "street name" through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of common stock using the instructions provided by your bank, brokerage firm or other nominee.

        If you are a record holder, you may change or revoke your vote before your proxy is voted at the special meeting as described herein. You may do this in one of the following four ways: (1) by duly submitting a subsequently dated proxy relating to the same shares of Genomic Health common stock by telephone or via the Internet (i.e., your most recent duly submitted voting instructions will be followed); (2) by sending to Genomic Health's Secretary (at Genomic Health's principal executive offices) a signed written notice of revocation bearing a later date than the proxy, stating that the proxy is revoked; (3) by submitting a properly completed proxy card relating to the same shares of Genomic Health common stock with a later date; or (4) by attending the special meeting and voting in person. If you choose any of the first three methods, you must take the described action no later than the beginning of the special meeting. For more information on revocations of proxies, see "The Special Meeting—Revocability of Proxies" beginning on page 117.

Voting by Genomic Health's Directors and Executive Officers

        At the close of business on October 2, 2019, Genomic Health directors and executive officers and their affiliates were entitled to vote 9,791,074 shares of Genomic Health common stock. Genomic Health currently expects its directors and executive officers to vote their shares in favor of all proposals to be voted on at the special meeting, but no director or executive officer has entered into any agreement obligating him or her to do so other than Julian C. Baker and Felix J. Baker, who have entered into voting agreements. The number of shares reflected above does not include shares underlying outstanding RSU awards or stock options. For information with respect to RSU awards and stock options, see "The Merger Agreement—Treatment of Genomic Health Equity Awards" beginning on page 90. For information with respect to the voting agreements, see "The Merger—Voting Agreements" beginning on page 81.

Voting Agreements

        Concurrently with the execution of the merger agreement, Felix J. Baker and Julian C. Baker, directors of Genomic Health, and certain funds advised by an entity affiliated with Felix J. Baker and Julian C. Baker, entered into voting agreements with Exact Sciences pursuant to which, among other things and subject to the terms and conditions therein, such stockholders agreed, in their capacities as holders of shares of Genomic Health common stock, to vote all shares of Genomic Health common stock beneficially owned by such stockholders at the time of the stockholder vote on the merger in favor of adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, including the merger, and any other matter necessary to consummate such transactions, and not to vote in favor of, or tender their shares of Genomic Health common stock into, any competing offer or acquisition proposal. In addition, each stockholder party to any such voting agreement waived appraisal rights and provided an irrevocable proxy to Exact Sciences to vote in favor of the merger, including by voting for the adoption of the merger agreement. As of October 2, 2019, approximately 25.1% of the outstanding shares of Genomic Health common stock are subject to the voting agreements described herein.

Regulatory Approvals

        Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice, which is referred to as the Antitrust Division, and the United States Federal Trade Commission, which is referred to as the FTC, and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or earlier termination of the applicable waiting period under the HSR Act. Exact Sciences and Genomic Health each filed their respective HSR Act notification forms on August 9, 2019. The required 30-day waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on September 9, 2019.

        There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

        See "The Merger—Regulatory Approvals" beginning on page 81.

Conditions to Completion of the Merger

        In addition to the approval of the merger proposal by Genomic Health stockholders and the expiration or termination of the applicable waiting period under the HSR Act, each party's obligation to complete the merger is also subject to the satisfaction or waiver (to the extent permitted under applicable law) of certain other conditions, including the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part (and the absence of any stop order, or pending proceedings seeking a stop order, by the SEC), approval of the listing on Nasdaq of the Exact Sciences common stock to be used for a portion of the merger consideration, the absence of an injunction or law that has the effect of enjoining or otherwise prohibiting the merger, the accuracy of the representations and warranties of the parties under the merger agreement (subject to the materiality standards set forth in the merger agreement), the performance by the parties of their respective covenants and obligations under the merger agreement in all material respects and delivery of officer certificates by the parties certifying satisfaction of certain of the conditions described above.

        The parties expect to complete the merger after all of the conditions to the merger in the merger agreement are satisfied or waived. For a more complete description of the conditions to the merger, see "The Merger Agreement—Conditions to the Merger" beginning on page 107.

Timing of the Merger

        The transaction is expected to be completed by the end of 2019. Neither Exact Sciences nor Genomic Health can predict, however, the actual date on which the transaction will be completed because it is subject to conditions beyond each company's control, including obtaining the necessary regulatory approvals. For a more complete description of the conditions to the merger, see "The Merger Agreement—Conditions to the Merger" beginning on page 107.

No Solicitation

        As more fully described in this proxy statement/prospectus and in the merger agreement, and subject to the exceptions summarized below, Genomic Health has agreed that between July 28, 2019 and the earlier of the completion of the merger and the termination of the merger agreement (1) it, its subsidiaries and its and their respective officers and directors will immediately cease and terminate, and will use reasonable best efforts to cause its and their respective other representatives to immediately cease and terminate all existing discussions, negotiations and communications with any person or entity with respect to any "acquisition proposal" (as defined in the merger agreement), involving Genomic Health, including proposals to acquire 15% or more of the Genomic Health voting power, consolidated assets, revenues or net income; (2) Genomic Health will not, and will not authorize, and will use its reasonable best efforts not to permit any of its representatives to, directly or indirectly, initiate, seek, solicit, knowingly facilitate, knowingly encourage or knowingly induce or knowingly take any other action reasonably expected to lead to an acquisition proposal, engage in negotiations or discussions with or provide any non-public information or non-public data to any person or entity relating to or for the purpose of encouraging or facilitating an acquisition proposal or grant any waiver or release under any standstill, confidentiality or other similar agreement (unless the Genomic Health Board determines in good faith that the failure to grant such waiver or release would be inconsistent with its fiduciary duties under applicable law); (3) Genomic Health will not provide access (and will terminate any such access) to any third party to any data room containing any information of Genomic Health or any of its subsidiaries; and (4) Genomic Health will demand the return or destruction of all confidential, non-public information and materials that have been provided to third parties that have entered into confidentiality agreements relating to a possible acquisition proposal with Genomic Health or any of its subsidiaries since July 1, 2018.

        The merger agreement includes certain exceptions to the non-solicitation covenant such that, prior to obtaining the stockholder approval, Genomic Health may participate in discussions and negotiations concerning such acquisition proposal if the Genomic Health Board determines in good faith, after consultation with outside financial advisors and outside legal counsel, that such acquisition proposal constitutes or is reasonably likely to constitute or result in a "superior proposal" (as defined in the merger agreement). Also, the Genomic Health Board may, subject to complying with certain specified procedures, including providing Exact Sciences with a good faith opportunity to negotiate and, in certain circumstances, payment of a termination fee as described below, (1) change its recommendation in favor of the merger and the other transactions contemplated by the merger agreement, or terminate the merger agreement in order to enter into a definitive agreement regarding an unsolicited acquisition proposal that is determined to be a superior proposal, or (2) change its recommendation in favor of the merger and the other transactions contemplated by the merger agreement in response to an "intervening event" (as defined in the merger agreement) that becomes known after the date of the merger agreement but prior to the Genomic Health stockholder approval, in each case, to the extent failure to do so would be inconsistent with its fiduciary duties under applicable law.

        For a more complete description of the limitations on solicitation of acquisition proposals from third parties and the ability of the Genomic Health Board to change its recommendation for the transaction, see "The Merger Agreement—Covenants and Agreements—No Solicitation" beginning on page 101.

Termination of the Merger Agreement; Termination Fee

        The merger agreement may be terminated by mutual written consent of Exact Sciences and Genomic Health at any time prior to the closing. In addition, the merger agreement may be terminated as follows:

  •
  by either Exact Sciences or Genomic Health if:

  •
  the merger has not been completed on or before 5:00 p.m. (New York time) on April 28, 2020 (subject to extension through July 28, 2020, if all conditions other than the antitrust-related condition are or would be satisfied as of such date), which is referred to as the termination date, except where the party seeking to terminate this agreement for this reason has committed a material breach of any of its obligations under the merger agreement and such material breach was the principal cause of or principally resulted in the failure of the completion of the merger on or before such date, which termination right is referred to as the end date termination right;

  •
  any governmental authority has issued or entered any restraint that would permanently restrain, enjoin or otherwise prohibit the completion of the merger, and the imposition of such restraint has become final and nonappealable, except where the party seeking to terminate this agreement for this reason has committed a material breach of its obligations under the merger agreement to cause the consummation of the merger and such material breach was the principal cause of or principally resulted in issuance of such restraint;

    •
    the stockholder approval has not been obtained at the special meeting or at any adjournment or postponement of such meeting; or

    •
    the other party breaches or fails to perform any of its representations, warranties, covenants or other agreements in the merger agreement, which breach or failure to perform would result in the failure of a condition related to the accuracy of the other party's representations and warranties or performance of covenants in the merger agreement, subject to certain materiality thresholds and rights to cure and other limitations (this termination right is referred to as the breach termination right);

  •
  by Genomic Health if prior to stockholder approval, Genomic Health enters into a definitive agreement with respect to a superior proposal, as described further in "The Merger Agreement—Covenants and Agreements—No Solicitation" beginning on page 101, provided that Genomic Health pays to Exact Sciences the termination fee; or

  •
  by Exact Sciences if prior to stockholder approval, Genomic Health (1) makes an adverse recommendation change, as described further in "The Merger Agreement—Termination" beginning on page 109, or fails to include in this proxy statement/prospectus the Genomic Health Board's recommendation for the merger, or (2) fails to publicly reaffirm the Genomic Health Board's recommendation for the merger within 10 business days of public announcement of certain competing acquisition proposals, or fails to recommend against an acquisition proposal in the form of a tender or exchange offer within 10 business days of commencement of such offer (this termination right is referred to as the recommendation change termination right).

        If the merger agreement is terminated as described above, the merger agreement will be null and void and of no effect, without liability on the part of any party and each party's rights and obligations will cease, subject to certain exceptions, including that:

  •
  no termination will relieve any party of any liability or damages resulting from any knowing and intentional breach of its obligations under the merger agreement prior to such termination or fraud in the making of the representations and warranties set forth in the merger agreement; and

  •
  the confidentiality agreement entered into by Exact Sciences and Genomic Health in connection with entering into the merger, the effect of termination, termination fees, amendment, extensions and waiver provisions and certain general provisions of the merger agreement, including provisions relating to interpretation and construction, will survive any termination of the merger agreement.

        The merger agreement provides for payment of a termination fee by Genomic Health to Exact Sciences of $92.4 million in connection with a termination of the merger agreement under the following circumstances:

  •
  if (1) Exact Sciences terminates the merger agreement pursuant to the breach termination right or (2) either party terminates the merger agreement pursuant to the end date termination right or failure of Genomic Health to obtain the stockholder approval, and, in any such case, after the execution of the merger agreement and prior to the termination, an acquisition proposal (with regard to 50% or more of the voting power, consolidated assets, revenues or net income of Genomic Health) is publicly disclosed or, in certain circumstances, otherwise made known to the Genomic Health Board and not withdrawn (publicly, if publicly disclosed) and Genomic Health consummates an acquisition proposal or enters into a definitive agreement with respect to any acquisition proposal within 12 months of the termination that is subsequently consummated;

  •
  if Genomic Health terminates the merger agreement in order to enter into a definitive agreement with respect to a superior proposal; or

  •
  if Exact Sciences terminates the merger agreement pursuant to the recommendation change termination right.

        In no event will the termination fee be payable more than once.

        For a more complete description of each party's termination rights and the related termination fee obligations, see "The Merger Agreement—Termination" beginning on page 109 and "The Merger Agreement—Termination Fee" beginning on page 111.

Appraisal Rights of Genomic Health Stockholders

        Under the DGCL, if the merger is completed, record holders of Genomic Health common stock who do not vote in favor of the merger proposal and who otherwise properly exercise and perfect their appraisal rights will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, their shares of common stock, in lieu of receiving the merger consideration. The "fair value" could be higher or lower than, or the same as, the merger consideration. The relevant provisions of the DGCL are included as Annex F to this proxy statement/prospectus. Genomic Health stockholders are encouraged to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising and perfecting the right to seek appraisal, Genomic Health stockholders who are considering exercising and perfecting that right are encouraged to seek the advice of legal counsel. Failure to comply strictly with these provisions may result in loss of the right of appraisal. For a more complete description of Genomic Health stockholders' appraisal rights, see "Appraisal Rights" beginning on page 155.

U.S. Federal Income Tax Consequences

        The exchange of Genomic Health common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder (as defined in "The Merger—U.S. Federal Income Tax Consequences" beginning on page 82) of Genomic Health common stock who receives the merger consideration in exchange for such U.S. holder's shares of Genomic Health common stock pursuant to the merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the sum of the fair market value of the Exact Sciences common stock and the amount of cash, including cash in lieu of a fractional share of Exact Sciences common stock, received in the merger and (2) such U.S. holder's adjusted tax basis in the shares of Genomic Health common stock exchanged therefor.

        A stockholder that is a non-U.S. holder (as defined in "The Merger—U.S. Federal Income Tax Consequences") will generally not be subject to U.S. federal income tax with respect to the exchange of Genomic Health common stock pursuant to the merger unless such non-U.S. holder has certain connections to the United States, but may be subject to backup withholding tax unless the non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

        In certain circumstances, as the result of application of Section 304 of the Internal Revenue Code of 1986, which is referred to as the Code, a holder of Genomic Health common stock could be treated as receiving a dividend in an amount up to the cash consideration received by such holder in the merger. As a result of the possibility of such deemed dividend treatment, a non-U.S. holder of Genomic Health common stock may be subject to U.S. withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) with respect to the cash consideration received in the merger. Holders of Genomic Health common stock should consult their own tax advisors regarding the potential application of Section 304 of the Code to the merger.

        For a more complete description of the U.S. federal income tax consequences of the merger, see "The Merger—U.S. Federal Income Tax Consequences" beginning on page 82.

        This proxy statement/prospectus contains a discussion of the material U.S. federal income tax consequences of the merger. This discussion does not address any non-U.S. tax consequences, nor does it pertain to state or local income or other tax consequences. You should consult your own tax advisors regarding the particular U.S. federal income tax consequences of the merger to you in light of your particular circumstances, as well as the particular tax consequences to you of the merger under any state, local or non-U.S. income or other tax laws.

Accounting Treatment

        Exact Sciences prepares its financial statements in accordance with accounting principles generally accepted in the United States, which are referred to as GAAP. The merger will be accounted for as an acquisition of Genomic Health by Exact Sciences under the acquisition method of accounting in accordance with GAAP. Exact Sciences will be treated as the acquirer for accounting purposes.

Litigation Relating to the Merger

        Beginning on September 4, 2019, five actions were filed by purported stockholders of Genomic Health in federal courts in California and Delaware, captioned Wang v. Genomic Health, Inc., et al., Case No. 3:19-cv-05556 (N.D. Cal), Seligman v. Genomic Health, Inc., et al., Case No. 3:19-cv-05710 (N.D. Cal), Rice v. Genomic Health, Inc. et al., Case No. 3:19-cv-05929, Plumley v. Genomic Health, Inc., et al., Case No. 1:19-cv-01719 (D. Del.), and Martak v. Genomic Health, Inc., et al., Case No. 3:19-cv-06065 (N.D. Cal.), alleging claims relating to the merger. The complaints name as defendants Genomic Health and the members of the Genomic Health Board, and the Seligman and Plumley actions also name as defendants Exact Sciences and Merger Sub. The complaints allege, among other things, claims under Section 14(a) and 20(a) of the Exchange Act asserting that the preliminary proxy statement filed by Genomic Health in connection with the merger is materially incomplete and misleading, and the Seligman complaint also alleges claims for breach of fiduciary duty relating to the merger. The Seligman, Plumley and Rice actions seek to allege claims on behalf of a putative class of stockholders of Genomic Health. The complaints purport to seek to enjoin the planned special meeting of Genomic Health's stockholders unless and until the allegedly missing material information is disclosed or, in the event the merger is consummated, to recover damages from the defendants. The defendants believe the claims asserted in these civil actions are without merit.

        For a more detailed description of litigation in connection with the merger, see "The Merger—Litigation Relating to the Merger" beginning on page 87.

Risk Factors

        You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should carefully consider the risks that are described in the section entitled "Risk Factors" beginning on page 34.

 SELECTED HISTORICAL FINANCIAL DATA

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF EXACT SCIENCES

        The following table sets forth selected consolidated financial data of Exact Sciences. The selected historical consolidated financial data of Exact Sciences for the years ended December 31, 2018, 2017, and 2016 and as of December 31, 2018 and 2017 have been derived from Exact Sciences' historical audited consolidated financial statements contained in Exact Sciences' Annual Report on Form 10-K for the year ended December 31, 2018 incorporated by reference into this proxy statement/prospectus. The selected historical consolidated financial data for the years ended December 31, 2015 and 2014 and as of December 31, 2016, 2015 and 2014 have been derived from Exact Sciences' historical audited consolidated financial statements for such years, which have not been incorporated by reference into this proxy statement/prospectus. The selected historical condensed consolidated financial data for Exact Sciences as of and for the six months ended June 30, 2019 and 2018 have been derived from Exact Sciences' unaudited condensed consolidated financial statements contained in Exact Sciences' Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which is incorporated by reference into this proxy statement/prospectus. In the opinion of the management of Exact Sciences, the unaudited condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations at these dates and for these periods. Results of interim periods are not necessarily indicative of the results expected for a full year.

        The following selected consolidated financial data is only a summary and is not necessarily indicative of future results. Such financial data should be read together with, and is qualified in its entirety by reference to, Exact Sciences' "Management's Discussion and Analysis of Financial Condition

and Results of Operations" and the unaudited and audited consolidated financial statements and notes thereto incorporated by reference into this proxy statement/prospectus.

	Six Months Ended June 30,		Years Ended December 31,
(in thousands, except per share data)	2019	2018	2018	2017	2016	2015	2014
	Unaudited
Consolidated Statements of Operations Data:
Revenue	$361,913	$193,190	$454,462	$265,989	$99,376	$39,437	$1,798
Gross margin	267,098	143,388	336,480	186,793	54,181	14,936	(2,527)
Operating expenses:
Research and development	62,219	29,647	68,210	42,139	33,473	33,914	28,669
General and administrative	127,764	75,132	178,293	109,040	76,898	57,950	30,435
Sales and marketing	179,129	107,839	249,448	153,924	112,826	82,140	38,908

Total operating expenses	369,112	212,618	495,951	305,103	223,197	174,004	98,012

Loss from operations	(102,014)	(69,230)	(159,471)	(118,310)	(169,016)	(159,068)	(100,539)
Investment income	14,324	8,590	21,203	3,932	2,018	1,271	542
Interest expense	(34,702)	(15,113)	(36,789)	(206)	(213)	(6)	(51)

Net loss before tax	(122,392)	(75,753)	(175,057)	(114,584)	(167,211)	(157,803)	(100,048)

Income tax benefit (expense)	913	(58)	(92)	187	—	—	—

Net loss	$(121,479)	$(75,811)	$(175,149)	$(114,397)	$(167,211)	$(157,803)	$(100,048)

Net loss per share—basic and diluted	$(0.95)	$(0.62)	$(1.43)	$(0.99)	$(1.63)	$(1.71)	$(1.25)
Weighted average common shares outstanding—basic and diluted	127,723	121,578	122,207	115,694	102,335	92,135	80,232

	As of June 30,		As of December 31,
(in thousands)	2019	2018	2018	2017	2016	2015	2014
	Unaudited
Consolidated Balance Sheets Data:
Cash and cash equivalents	$205,058	$225,662	$160,430	$77,491	$48,921	$41,135	$58,131
Marketable securities	1,034,364	996,500	963,752	347,224	262,179	265,744	224,625
Total assets	1,781,943	1,482,652	1,524,022	598,560	377,040	364,030	312,824
Total liabilities	1,016,411	738,264	843,081	78,142	41,745	37,174	23,840
Total stockholders' equity	765,532	744,388	680,941	520,418	335,295	326,856	288,984

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF GENOMIC HEALTH

        The following table sets forth selected consolidated financial data of Genomic Health. The selected consolidated balance sheet data at December 31, 2018 and 2017 and the selected consolidated statements of operations data for each year ended December 31, 2018, 2017 and 2016 have been derived from Genomic Health's audited consolidated financial statements that are included in Genomic Health's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and incorporated by reference into this proxy statement/prospectus. The selected consolidated balance sheet data at June 30, 2018 has been derived from Genomic Health's unaudited condensed consolidated financial statements not included or incorporated by reference in this proxy statement/prospectus and the selected consolidated balance sheet data at December 31, 2016, 2015, and 2014 and the selected consolidated statements of operations data for the years ended December 31, 2015 and 2014 have been derived from Genomic Health's audited consolidated financial statements not included or incorporated by reference in this proxy statement/prospectus. The selected consolidated balance sheet data at June 30, 2019 and the selected consolidated statements of operations data for the six months ended June 30, 2019 and June 30, 2018 have been derived from Genomic Health's unaudited condensed consolidated financial statements that are included in Genomic Health's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 and incorporated by reference into this proxy statement/prospectus. In the opinion of the management of Genomic Health, the unaudited condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations at these dates and for these periods. Results of interim periods are not necessarily indicative of the results expected for a full year.

        The following selected consolidated financial data is only a summary and is not necessarily indicative of future results. Such financial data should be read together with, and is qualified in its entirety by reference to, Genomic Health's "Management's Discussion and Analysis of Financial

Condition and Results of Operations" and the unaudited and audited consolidated financial statements and notes thereto incorporated by reference into this proxy statement/prospectus.

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(In thousands, except per share data)
Consolidated Statements of Operations Data:
Revenues:
Product revenues	$222,897	$188,244	$394,111	$340,451	$326,918	$287,458	$275,706
Contract revenues	12	—	—	299	950	—	—

Total revenues(1)	222,909	188,244	394,111	340,750	327,868	287,458	275,706
Operating expenses(2):
Cost of product revenues	34,681	33,116	64,326	54,718	58,828	55,135	50,129
Research and development	30,371	32,119	64,200	62,811	60,158	58,445	51,689
Selling and marketing	89,988	82,092	164,779	157,001	151,042	143,557	137,846
General and administrative	40,831	38,205	76,910	72,670	73,272	64,348	59,669

Total operating expenses	195,871	185,532	370,215	347,200	343,300	321,485	299,333

Income (loss) from operations	27,038	2,712	23,896	(6,450)	(15,432)	(34,027)	(23,627)
Interest income, net	2,485	817	2,385	934	418	221	192
Gain on sale of equity securities	—	—	—	2,807	3,208	—	—
Unrealized gain on equity securities	148	1,410	875	7	—	—	—
Other income (expense), net	(78)	61	(232)	349	(732)	(498)	(764)

Income (loss) before income taxes	29,593	5,000	26,924	(2,353)	(12,538)	(34,304)	(24,199)
Income tax expense (benefit)	607	458	1,247	1,504	1,381	(996)	393

Net income (loss)	$28,986	$4,542	$25,677	$(3,857)	$(13,919)	$(33,308)	$(24,592)

Basic net income (loss) per share	$0.79	$0.13	$0.72	$(0.11)	$(0.42)	$(1.03)	$(0.78)

Diluted net income (loss) per share	$0.75	$0.12	$0.68	$(0.11)	$(0.42)	$(1.03)	$(0.78)

Weighted-average shares used in computing basic net income (loss) per share	36,924	35,372	35,727	34,495	33,264	32,382	31,453

Weighted-average shares used in computing diluted net income (loss) per share	38,642	36,360	37,555	34,495	33,264	32,382	31,453

(1)
Effective January 1, 2018, Genomic Health adopted the provisions of Accounting Standards Codification 606, Revenue from Contracts with Customers ("ASC 606"), utilizing the modified retrospective approach. Because Genomic Health utilized the modified retrospective approach, there was no impact to prior periods' reported amounts. The adoption of ASC 606 reduced revenue for the year ended December 31, 2018 by $648,000 from what it would have been under prior accounting standards.

(2)
Includes non-cash charges for employee stock based compensation expense of $21.1 million, $20.3 million, $18.3 million, $16.0 million and $16.5 million for the years ended December 31,

  2018, 2017, 2016, 2015, and 2014, respectively and $12.8 million and $10.3 million for the six months ended June 30, 2019 and 2018, respectively.

	As of June 30,		At December 31,
	2019	2018	2018	2017	2016	2015	2014
	(In thousands, except per share data)
Consolidated Balance Sheet Data:
Cash, cash equivalents and marketable securities	$243,809	$152,945	$209,794	$129,575	$96,989	$94,943	$103,660
Working capital	257,862	175,389	215,060	134,744	104,789	100,278	110,182
Total assets	426,163	269,016	334,372	231,617	201,114	184,617	185,921
Accumulated deficit	(207,449)	(227,460)	(206,325)	(245,945)	(242,088)	(228,169)	(194,861)
Total stockholders' equity	317,221	225,203	270,160	188,291	156,105	139,535	145,513

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following selected unaudited pro forma condensed combined financial information gives effect to the merger as described in the section entitled "Unaudited Pro Forma Condensed Combined Financial Information" beginning on page 120. The selected unaudited pro forma condensed combined financial information gives effect to the merger as if it had occurred on January 1, 2018, for statement of operations purposes, and on June 30, 2019, for balance sheet purposes. The selected unaudited pro forma condensed combined financial data presented below is based on, and should be read together with, the historical consolidated financial statements of Exact Sciences and Genomic Health that are contained in their respective filings with the SEC and incorporated by reference into this proxy statement/prospectus and the unaudited pro forma condensed combined financial statements that appear elsewhere in this proxy statement/prospectus. See "Where You Can Find More Information" and "Unaudited Pro Forma Condensed Combined Financial Statements."

        The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the actual or future financial position or results of operations that would have been realized if the merger had been completed as of the dates indicated or will be realized upon the completion of the merger.

Selected Unaudited Pro Forma Condensed Combined Statements of Operations Data (In thousands except per share amounts):	Six Months Ended June 30, 2019	Year Ended December 31, 2018
Revenues	584,822	848,573
Loss from operations	(110,976)	(207,575)
Loss before income tax provision	(143,123)	(241,336)
Net income available to common shareholders	(130,739)	(220,306)
Basic earnings per share
Net income per share available to common shareholders	(0.91)	(1.60)
Diluted earnings per share
Net income per share available to common shareholders	(0.91)	(1.60)

Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data (In thousands):	June 30, 2019
Total assets	3,904,389
Total liabilities	1,469,853
Total stockholders' equity	2,434,536

 COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

        The following table sets forth for Exact Sciences common stock and Genomic Health common stock certain historical and unaudited pro forma consolidated and pro forma-equivalent per share financial information. The unaudited pro forma consolidated and pro forma-equivalent per share information gives effect to the proposed merger as if it had occurred on January 1, 2018. The information in the table is based on, and should be read together with, the historical financial information that Exact Sciences and Genomic Health have presented in their respective filings with the SEC and the pro forma financial information that appears elsewhere in this proxy statement/prospectus. See "Where You Can Find More Information" and "Unaudited Pro Forma Condensed Combined Financial Information" on pages 160 and 120, respectively.

        The unaudited pro forma consolidated and pro forma-equivalent data is presented for illustrative purposes only and is not necessarily indicative of actual or future financial position or results of operations that would have been realized if the proposed merger had been completed as of the dates indicated or will be realized upon the completion of the proposed merger. Neither Exact Sciences nor Genomic Health declared or paid any dividends during the periods presented.

	Genomic Health Common Stock		Exact Sciences Common Stock
	Historical	Pro Forma Equivalent(1)	Historical	Pro Forma Combined
Net income per share available to common shareholders
Year Ended December 31, 2018
Basic	$0.72	$(0.64)	$(1.43)	$(1.60)
Diluted	$0.68	$(0.64)	$(1.43)	$(1.60)
Six Months Ended June 30, 2019
Basic	$0.79	$(0.37)	$(0.95)	$(0.91)
Diluted	$0.75	$(0.37)	$(0.95)	$(0.91)
Book Value per Share
Year Ended December 31, 2018	$7.42	N/A	$5.53	N/A
Six Months Ended June 30, 2019	$8.51	$7.06	$6.24	$17.64

(1)
Calculated by multiplying the "Pro Forma Combined" amounts by the exchange ratio of 0.40043.

 COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

        Exact Sciences common stock and Genomic Health common stock are each listed and traded on Nasdaq under the symbols "EXAS" and "GHDX," respectively. The following table sets forth, for the respective periods of Exact Sciences and Genomic Health indicated, the high and low sale prices per share of Exact Sciences common stock and Genomic Health common stock.

	Exact Sciences			Genomic Health
	High	Low	Dividend	High	Low	Dividend
Year Ending December 31, 2019
Fourth Quarter (through October 2, 2019)	$92.74	$86.12	—	$68.72	$66.08	—
Third Quarter	123.99	89.42	—	77.00	54.39	—
Second Quarter	118.13	87.02	—	71.17	50.77	—
First Quarter	97.27	60.95	—	86.70	59.82	—
Year Ended December 31, 2018			—			—
Fourth Quarter	82.85	53.06	—	92.18	58.48	—
Third Quarter	81.22	47.78	—	72.83	48.96	—
Second Quarter	71.60	37.36	—	53.97	30.04	—
First Quarter	57.84	38.88	—	36.20	30.19	—
Year Ended December 31, 2017			—			—
Fourth Quarter	63.60	45.20	—	37.50	26.54	—
Third Quarter	47.56	34.39	—	33.95	27.60	—
Second Quarter	38.92	22.18	—	33.97	28.64	—
First Quarter	24.50	13.05	—	32.52	26.37	—

        On July 26, 2019, the last trading day prior to the date of the public announcement of the execution of the merger agreement, the closing sale price per share of Genomic Health common stock was $68.66 and the closing sale price per share of Exact Sciences common stock was $117.92. On October 2, 2019, the most recent practicable date prior to the date of this proxy statement/prospectus, the last reported sale price per share of Genomic Health common stock was $66.71 and the last reported sales price per share of Exact Sciences common stock was $87.46. The market prices of shares of Genomic Health common stock and Exact Sciences common stock are subject to fluctuation. As a result, Genomic Health and Exact Sciences stockholders are urged to obtain current market quotations.

Dividend Information

        Exact Sciences has never declared or paid any cash dividends on its common stock. Exact Sciences currently intends to retain any future earnings for funding growth and, therefore, does not anticipate paying any cash dividends on its common stock in the foreseeable future.

        Genomic Health has never declared or paid any cash dividends on its stock, and does not currently intend to pay any cash dividends on its common stock in the foreseeable future. Genomic Health expects to retain any future earnings to fund the development and growth of its business. The merger agreement restricts the ability of Genomic Health to declare or pay dividends.

Comparison of Exact Sciences and Genomic Health Market Prices and Implied Value of Merger Consideration

        The following table sets forth the average of the volume-weighted average prices per share of Exact Sciences common stock for each of the 15 consecutive trading days ending immediately prior to, and the closing sale price per share of Genomic Health common stock as reported on Nasdaq as of, each of July 26, 2019, the last trading day prior to the public announcement of the merger, and October 2, 2019, the last practicable trading day before the filing of this proxy statement/prospectus with the SEC. The table also shows the estimated implied value of the per share consideration proposed for each share of Genomic Health common stock as of the same two days. This implied value was calculated by multiplying the average of the volume-weighted average prices per share of Exact Sciences common stock for each of the 15 consecutive trading days ending immediately prior to those dates by an exchange ratio of 0.38142 (calculated based on the average of the volume-weighted average prices per share of Exact Sciences common stock for each of the 15 consecutive trading days ending immediately prior to July 26, 2019) and 0.43735 (calculated based on the average of the volume-weighted average prices per share of Exact Sciences common stock for each of the 15 consecutive trading days ending immediately prior to October 2, 2019), as applicable, and adding the cash portion of the merger consideration of $27.50 per share, without interest. The market prices of Exact Sciences common stock and Genomic Health common stock have fluctuated since the date of the announcement of the merger agreement and will continue to fluctuate from the date of this proxy statement/prospectus to the date of the special meeting and the date the merger is completed and thereafter (in the case of Exact Sciences common stock). The exchange ratio will depend upon the Exact Sciences stock price during the 15 consecutive trading days ending with the trading day immediately prior to the closing date, and the number of shares of Exact Sciences common stock to be issued as part of the stock consideration (and, in turn, the value of the merger consideration to be received in exchange for each share of Genomic Health common stock) may fluctuate with the market value of Exact Sciences common stock until the last trading day before the merger is complete.

	Volume-Weighted Average Price Per Share of Exact Sciences Common Stock	Closing Sale Price Per Share of Genomic Health Common Stock	Implied Per Share Value of Merger Consideration
July 26, 2019	$116.67	$68.66	$72.00
October 2, 2019	$101.75	$66.71	$72.00

        No assurance can be given concerning the market prices of Exact Sciences common stock or Genomic Health common stock before completion of the merger or Exact Sciences common stock after completion of the merger. The exchange ratio will depend upon the Exact Sciences stock price during the 15 consecutive trading days ending with the trading day immediately prior to the closing date, and the number of shares of Exact Sciences common stock to be issued as part of the stock consideration (and, in turn, the value of the merger consideration to be received in exchange for each share of Genomic Health common stock) when received by Genomic Health stockholders after the merger is completed could be greater than, less than or the same as shown in the table above. Accordingly, stockholders are advised to obtain current market quotations for Exact Sciences common stock and Genomic Health common stock in deciding whether to vote in favor of the merger proposal.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus contains statements, including statements regarding the merger that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "would," "could," "seek," "intend," "plan," "goal," "project," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this proxy statement/prospectus regarding strategies, prospects, financial condition, operations, costs, plans, objectives and the merger are forward-looking statements. Examples of forward-looking statements include, among others, statements regarding expected future operating results, anticipated results of sales and marketing efforts, expectations concerning payer reimbursement, the anticipated results of product development efforts, the anticipated benefits of the merger, including estimated synergies and other financial impacts, and the expected timing of completion of the transaction. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Exact Sciences' and Genomic Health's control. Actual results, conditions and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following:

  •
  the ability of Exact Sciences and Genomic Health to receive the required regulatory approvals for the merger and approval of Genomic Health's stockholders and to satisfy the other conditions to the closing of the merger on a timely basis or at all;

  •
  the occurrence of events that may give rise to a right of one or both of Exact Sciences and Genomic Health to terminate the merger agreement, including under circumstances that might require Genomic Health to pay a termination fee of $92.4 million to Exact Sciences;

  •
  the possibility that the merger is delayed or does not occur;

  •
  the possibility that the anticipated benefits from the merger cannot be realized in full or at all or may take longer to realize than expected, including risks associated with achieving expected synergies from the merger;

  •
  negative effects of the announcement or the consummation of the merger on the market price of Exact Sciences' and/or Genomic Health's common stock and/or on their respective businesses, financial conditions, results of operations and financial performance;

  •
  risks related to Genomic Health and Exact Sciences being restricted in operating their businesses while the merger agreement is in effect;

  •
  risks relating to the value of the Exact Sciences shares to be issued in the merger, significant merger costs and/or unknown liabilities;

  •
  risks associated with contracts containing consent and/or other provisions that may be triggered by the merger;

  •
  risks associated with potential merger-related litigation;

  •
  the ability of Genomic Health and the combined company to retain and hire key personnel;

  •
  the possibility that costs or difficulties related to the integration of Genomic Health's operations with those of Exact Sciences will be greater than expected;

  •
  the ability to successfully and profitably market Exact Sciences' and Genomic Health's tests;

  •
  the acceptance of Exact Sciences' and Genomic Health's tests by patients and healthcare providers;

  •
  the ability to meet demand for Exact Sciences' and Genomic Health's tests;

  •
  the willingness of health insurance companies and other payers to cover Exact Sciences' and Genomic Health's tests and adequately reimburse for such tests;

  •
  the amount and nature of competition from other cancer screening and diagnostic products and services;

  •
  the effects of the adoption, modification or repeal of any law, rule, order, interpretation or policy relating to the healthcare system, including without limitation as a result of any judicial, executive or legislative action;

  •
  the effects of changes in pricing, coverage and reimbursement for Exact Sciences' and Genomic Health's tests, including without limitation as a result of the Protecting Access to Medicare Act of 2014;

  •
  recommendations, guidelines and quality metrics issued by various organizations such as the U.S. Preventive Services Task Force, the American Cancer Society, and the National Committee for Quality Assurance regarding cancer screening or Exact Sciences' and Genomic Health's tests;

  •
  the ability of Exact Sciences and Genomic Health to successfully develop new products and services;

  •
  the ability to effectively utilize strategic partnerships, such as through Exact Sciences' promotion agreement with Pfizer Inc., and acquisitions;

  •
  the ability of the combined company to establish and maintain collaborative, licensing and supplier arrangements;

  •
  the ability of Exact Sciences and Genomic Health to maintain regulatory approvals and comply with applicable regulations; and

  •
  other risks as detailed from time to time in Exact Sciences' and Genomic Health's reports filed with the SEC, including Exact Sciences' and Genomic Health's respective annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC, including the risks and uncertainties set forth in or incorporated by reference into this proxy statement/prospectus in the section entitled "Risk Factors" beginning on page 34.

        There can be no assurance that the merger or any other transaction described will in fact be completed in the manner described or at all. Any forward-looking statement speaks only as of the date on which it is made, and Exact Sciences and Genomic Health assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

RISK FACTORS

        In addition to the other information included and incorporated by reference into this proxy statement/prospectus, including, among other things, the matters addressed in the section entitled "Cautionary Note Regarding Forward-Looking Statements" beginning on page 32, Genomic Health stockholders should carefully consider the following risk factors before deciding whether to vote in favor of the merger proposal. In addition, you should read and consider the risks associated with each of the businesses of Exact Sciences and Genomic Health because these risks will relate to the combined company following the completion of the merger. Descriptions of some of these risks can be found in Exact Sciences' Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and Genomic Health's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as such risks may be updated or supplemented in each company's subsequently filed quarterly reports on Form 10-Q or current reports on Form 8-K, which are incorporated by reference into this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See the section entitled "Where You Can Find More Information" beginning on page 160.

Risks Related to the Merger

The merger is subject to conditions, some or all of which may not be satisfied, or completed on a timely basis, if at all. Failure to complete the merger could have material adverse effects on Genomic Health and Exact Sciences.

        The completion of the merger is subject to a number of conditions, including, among other things, receipt of the approval of Genomic Health's stockholders and receipt of certain regulatory approvals, which make the completion and timing of the completion of the merger uncertain. See the section entitled "The Merger Agreement—Conditions to the Merger," beginning on page 107, for a more detailed discussion. The failure to satisfy all of the required conditions could delay the completion of the merger for a significant period of time or prevent it from occurring at all. Any delay in completing the merger could cause Exact Sciences not to realize, or not to realize on the expected timeline, some or all of the benefits that Exact Sciences expects to achieve if the merger is successfully completed within the expected timeframe. There can be no assurance that the conditions to the closing of the merger will be satisfied or waived or that the merger will be completed. Also, subject to limited exceptions, either Exact Sciences or Genomic Health may terminate the merger agreement if the merger has not been completed by 5:00 p.m. (New York time) on April 28, 2020, subject to extension through July 28, 2020, if all conditions other than certain antitrust-related conditions are or would be satisfied on that date.

        If the merger is not completed, Genomic Health's ongoing business may be materially adversely affected and, without realizing any of the benefits of having completed the merger, Genomic Health will be subject to a number of risks, including the following:

  •
  the market price of Genomic Health common stock could decline;

  •
  Genomic Health could owe a substantial termination fee to Exact Sciences under certain circumstances;

  •
  if the merger agreement is terminated and the Genomic Health Board seeks another business combination, Genomic Health stockholders cannot be certain that Genomic Health will be able to find a party willing to enter into a transaction on terms equivalent to or more attractive than the terms that Exact Sciences has agreed to in the merger agreement;

  •
  time and resources, financial and other, committed by Genomic Health's management to matters relating to the merger could otherwise have been devoted to pursuing other beneficial opportunities for Genomic Health;

  •
  Genomic Health may experience negative reactions from the financial markets or from its patients, physicians, payers, suppliers, collaboration partners or employees; and

  •
  Genomic Health will be required to pay its costs relating to the merger, such as legal, accounting, financial advisory and printing fees, whether or not the merger is completed.

        In addition, if the merger is not completed, Genomic Health could be subject to litigation related to any failure to complete the merger or related to any enforcement proceeding commenced against Genomic Health to perform its obligations under the merger agreement. Any of these risks could materially and adversely impact Genomic Health's ongoing business, financial condition, financial results and stock price.

        Similarly, delays in the completion of the merger could, among other things, result in additional transaction costs, loss of revenue or other negative effects associated with uncertainty about completion of the merger and could materially and adversely impact Exact Sciences' ongoing business, financial condition, financial results and stock price following the completion of the merger.

The merger agreement contains provisions that limit Genomic Health's ability to pursue alternatives to the merger, could discourage a potential competing acquirer of Genomic Health from making a favorable alternative transaction proposal and, in specified circumstances, could require Genomic Health to pay a substantial termination fee to Exact Sciences.

        The merger agreement contains provisions that make it more difficult for Genomic Health to be acquired by any person other than Exact Sciences. The merger agreement contains certain provisions that restrict Genomic Health's ability to, among other things, initiate, seek, solicit, knowingly facilitate, knowingly encourage, knowingly induce or knowingly take any other action reasonably expected to lead to, or engage in negotiations or discussions relating to, or approve or recommend, any third-party acquisition proposal. Further, even if the Genomic Health Board withdraws or qualifies its recommendation with respect to the approval of the merger proposal, unless the merger agreement is terminated in accordance with its terms, Genomic Health will still be required to submit the merger proposal to a vote at the special meeting of Genomic Health stockholders. In addition, following receipt by Genomic Health of any third-party acquisition proposal that constitutes a "superior proposal," Exact Sciences will have an opportunity to offer to modify the terms of the merger agreement before the Genomic Health Board may withdraw or qualify its recommendation with respect to the merger proposal in favor of such superior proposal, as described further under "The Merger Agreement—Covenants and Agreements—Superior Proposal" beginning on page 103.

        In some circumstances, upon termination of the merger agreement, Genomic Health would be required to pay a termination fee of $92.4 million to Exact Sciences. For further discussion, see the sections entitled "The Merger Agreement—Termination; —Effect of Termination; and —Termination Fee" beginning on pages 109, 111 and 111, respectively.

        These provisions could discourage a potential third-party acquirer or merger partner that might have an interest in acquiring all or a significant portion of Genomic Health or pursuing an alternative transaction from considering or proposing such a transaction, even if it were prepared to pay consideration with a higher per share value than the value proposed to be paid in the merger. In particular, the termination fee, if applicable, would be substantial, and could result in a potential third-party acquirer or merger partner proposing to pay a lower price to Genomic Health stockholders than it might otherwise have proposed to pay absent such a fee.

        If the merger agreement is terminated and Genomic Health determines to seek another business combination, Genomic Health may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the merger.

        Each of Felix J. Baker and Julian C. Baker, directors of Genomic Health, and certain funds advised by an entity affiliated with Felix J. Baker and Julian C. Baker, entered into voting agreements with Exact Sciences pursuant to which, among other things and subject to the terms and conditions therein, such stockholders agreed, in their capacities as holders of shares of Genomic Health common stock, to vote all shares of Genomic Health common stock beneficially owned by such stockholders at the time of the stockholder vote on the merger in favor of adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, including the merger, and any other matter necessary to consummate such transactions, and not to vote in favor of, or tender their shares of Genomic Health common stock into, any competing offer or acquisition proposal. As of October 2, 2019, approximately 25.1% of the outstanding shares of Genomic Health common stock are subject to the voting agreements. For further information, please see the section entitled "The Merger—Voting Agreements" beginning on page 81.

The merger is subject to the expiration or termination of applicable waiting periods and the receipt of approvals, consents or clearances that may impose conditions that could have an adverse effect on Exact Sciences, Genomic Health or the combined company or, if not obtained, could prevent completion of the merger.

        Before the merger may be completed, any applicable waiting period (and any extension thereof) under the HSR Act relating to the completion of the merger must have expired or been terminated. In deciding whether to grant the required regulatory authorization or consent, the relevant governmental entity will consider the effect of the merger within the United States, including the impact on the parties' respective customers and suppliers. The terms and conditions of termination of the waiting period may impose requirements, limitations or costs or place restrictions on the conduct of the combined company's business or may materially delay the completion of the merger.

        Under the merger agreement, Exact Sciences and Genomic Health have agreed to use their respective reasonable best efforts to obtain such authorizations and consents. For a more detailed description of Exact Sciences' and Genomic Health's obligations to obtain required regulatory authorizations and approvals, see the section entitled "The Merger Agreement—Covenants and Agreements—Appropriate Action; Consents; Filings" beginning on page 99.

        In addition, at any time before or after the completion of the merger, and notwithstanding the termination of the HSR Act waiting period, applicable U.S. or foreign antitrust authorities or any state attorney general could take such action under the antitrust laws as such party deems necessary or desirable in the public interest. Such action could include, among other things, seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. In addition, in some circumstances, a third party could initiate a private action under antitrust laws challenging, seeking to enjoin, or seeking to impose conditions on the merger. Exact Sciences and Genomic Health may not prevail and may incur significant costs in defending or settling any such action. For a more detailed description of the regulatory review process, see the section entitled "The Merger—Regulatory Approvals" beginning on page 81.

        There can be no assurance that the conditions to the completion of the merger set forth in the merger agreement relating to applicable regulatory laws will be satisfied.

The value of the stock portion of the merger consideration is subject to changes based on fluctuations in the value of Exact Sciences common stock, and Genomic Health stockholders may, in certain circumstances, receive stock consideration with a value that, at the time received, is less than $44.50 per share of Genomic Health common stock.

        The market value of Exact Sciences common stock will fluctuate during the period before the date of the special meeting, during the 15 trading day period that the exchange ratio will be based upon, and the time between the last day of the 15 trading day period and the time Genomic Health stockholders receive merger consideration in the form of Exact Sciences common stock, as well as thereafter. Accordingly, at the time of the special meeting, Genomic Health stockholders will not be able to determine the market value of the per share merger consideration they would receive upon completion of the merger.

        Upon completion of the merger, each issued and outstanding share of Genomic Health common stock (other than excluded shares) will be converted into the right to receive the merger consideration, which is equal to $27.50 in cash, without interest, plus a fraction of a share of Exact Sciences common stock having a value equal to the quotient obtained by dividing $44.50 by the average of the volume-weighted average prices per share of Exact Sciences common stock on Nasdaq on each of the 15 consecutive trading days ending with the trading day immediately prior to the closing date, subject to adjustment based on a two-way collar mechanism as described below. If the Exact Sciences stock price is greater than $98.79 but less than $120.75, the exchange ratio will be equal to the quotient of (1) $44.50 divided by (2) the Exact Sciences stock price. However, if the Exact Sciences stock price is equal to or less than $98.79 or equal to or greater than $120.75, then a two-way collar mechanism will apply, pursuant to which (a) if the Exact Sciences stock price is equal to or greater than $120.75, the exchange ratio will be fixed at 0.36854 and (b) if the Exact Sciences stock price is equal to or less than $98.79, the exchange ratio will be fixed at 0.45043. Accordingly, the actual number of shares and the value of Exact Sciences common stock delivered to Genomic Health stockholders will depend on the Exact Sciences stock price, and the value of the shares of Exact Sciences common stock delivered for each share of Genomic Health common stock may be greater than, less than or equal to $44.50.

        It is impossible to accurately predict the market price of Exact Sciences common stock at the completion of the merger or during the period over which the Exact Sciences stock price is calculated and, therefore, impossible to accurately predict the number or value of the shares of Exact Sciences common stock that Genomic Health stockholders will receive in the merger. The market price for Exact Sciences common stock may fluctuate both prior to completion of the merger and thereafter for a variety of reasons, including, among others, general market and economic conditions, the demand for Exact Sciences' or Genomic Health's tests, changes in laws and regulations, other changes in Exact Sciences' and Genomic Health's respective businesses, operations, prospects and financial results of operations, market assessments of the likelihood that the merger will be completed, and the expected timing of the merger. Many of these factors are beyond Exact Sciences' and Genomic Health's control. You should obtain current market quotations for shares of Exact Sciences common stock.

Each party is subject to business uncertainties and contractual restrictions while the merger is pending, which could adversely affect each party's business and operations.

        In connection with the pendency of the merger, it is possible that some customers, physicians, suppliers, payers, collaboration partners and other persons with whom Exact Sciences and/or Genomic Health has a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships with Exact Sciences or Genomic Health, as the case may be, as a result of the merger or otherwise, which could negatively affect Exact Sciences' or Genomic Health's respective revenues, earnings and/or cash flows, as well as the market price of Exact Sciences common stock or Genomic Health common stock, regardless of whether the merger is completed.

        The pending transaction could also divert management time and resources that could otherwise have been devoted to other opportunities that may have been beneficial to Exact Sciences or Genomic Health.

        Under the terms of the merger agreement, Genomic Health is subject to certain restrictions on the conduct of its business prior to completing the merger which may adversely affect its ability to execute certain of its business strategies, including the ability in certain cases to enter into or amend contracts, acquire or dispose of assets, incur indebtedness or incur capital expenditures. Such limitations could adversely affect Genomic Health's business and operations prior to the completion of the merger.

        Under the terms of the merger agreement, Exact Sciences is subject to a more limited set of restrictions on the conduct of its business prior to completing the merger which may adversely affect its ability to execute certain of its business strategies, including the ability in certain cases to amend its organizational documents, pay dividends or distributions or repurchase shares of its common stock. Such limitations could adversely affect Exact Sciences' business and operations prior to the completion of the merger.

        Each of the risks described above may be exacerbated by delays or other adverse developments with respect to the completion of the merger. For further discussion, see the sections entitled "The Merger Agreement—Covenants and Agreements—Conduct of Business of Genomic Health" and "—Conduct of Business of Exact Sciences" beginning on pages 95 and 98, respectively.

Completion of the merger will trigger change in control or other provisions in certain agreements to which Genomic Health is a party, which may have an adverse impact on Exact Sciences' business and results of operations following completion of the merger.

        The completion of the merger will trigger change in control and other provisions in certain agreements to which Genomic Health is a party. If Exact Sciences or Genomic Health is unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages or equitable remedies. Even if Exact Sciences and Genomic Health are able to negotiate consents or waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to Genomic Health or the combined company. Any of the foregoing or similar developments may have an adverse impact on Exact Sciences' business and results of operations following completion of the merger.

Uncertainties associated with the merger may cause a loss of management personnel and other key employees, which could adversely affect the future business and operations of Exact Sciences following completion of the merger.

        Exact Sciences and Genomic Health are dependent on the experience and industry knowledge of their officers and other key employees to execute their business plans. Exact Sciences' success after the completion of the merger will depend in part upon the ability of Exact Sciences to retain certain key management personnel and employees of Exact Sciences and Genomic Health. Prior to completion of the merger, current and prospective employees of Exact Sciences and Genomic Health may experience uncertainty about their roles within Exact Sciences following the completion of the merger, which may have an adverse effect on the ability of each of Exact Sciences and Genomic Health to attract or retain key management and other key personnel. In addition, no assurance can be given that Exact Sciences, after the completion of the merger, will be able to attract or retain key management personnel and other key employees to the same extent that Exact Sciences and Genomic Health have previously been able to attract or retain their own employees.

Litigation relating to the merger could require Genomic Health and Exact Sciences to incur significant costs and suffer management distraction, as well as to delay and/or enjoin the merger.

        Beginning on September 4, 2019, five actions were filed by purported stockholders of Genomic Health in federal courts in California and Delaware, captioned Wang v. Genomic Health, Inc., et al., Case No. 3:19-cv-05556 (N.D. Cal), Seligman v. Genomic Health, Inc., et al., Case No. 3:19-cv-05710 (N.D. Cal), Rice v. Genomic Health, Inc. et al., Case No. 3:19-cv-05929, Plumley v. Genomic Health, Inc., et al., Case No. 1:19-cv-01719 (D. Del.), and Martak v. Genomic Health, Inc., et al., Case No. 3:19-cv-06065 (N.D. Cal.), alleging claims relating to the merger. The complaints name as defendants Genomic Health and the members of the Genomic Health Board, and the Seligman and Plumley actions also name as defendants Exact Sciences and Merger Sub. The complaints allege, among other things, claims under Section 14(a) and 20(a) of the Exchange Act asserting that the preliminary proxy statement filed by Genomic Health in connection with the merger is materially incomplete and misleading, and the Seligman complaint also alleges claims for breach of fiduciary duty relating to the merger. The Seligman, Plumley and Rice actions seek to allege claims on behalf of a putative class of stockholders of Genomic Health. The complaints purport to seek to enjoin the planned special meeting of Genomic Health's stockholders unless and until the allegedly missing material information is disclosed or, in the event the merger is consummated, to recover damages from the defendants. The defendants believe the claims asserted in these civil actions are without merit.

        Genomic Health and Exact Sciences could be subject to additional demands or litigation related to the merger, whether or not the merger is consummated. Such existing and additional demands or actions may create uncertainty relating to the merger, and responding to such demands and defending such actions may be costly and distracting to management of both companies.

The unaudited pro forma condensed combined financial information in this proxy statement/prospectus is presented for illustrative purposes only and may not be reflective of the operating results and financial condition of Exact Sciences following completion of the merger.

        The unaudited pro forma condensed combined financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what Exact Sciences' actual financial position or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma condensed combined financial information is subject to a number of assumptions, and does not take into account any synergies related to the proposed transaction. Further, Exact Sciences' actual results and financial position after the merger may differ materially and adversely from the unaudited pro forma condensed combined financial data that is included in this proxy statement/prospectus. The unaudited pro forma condensed combined financial information reflects adjustments based upon preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed. The final acquisition accounting will be based upon the actual purchase price and the fair value of the assets and liabilities of Genomic Health as of the date of the completion of the merger. In addition, subsequent to the closing date, there will be further refinements of the acquisition accounting as additional information becomes available. Accordingly, the final acquisition accounting may differ materially from the unaudited pro forma condensed combined financial information reflected in this proxy statement/prospectus. For further discussion, see "Unaudited Pro Forma Condensed Combined Financial Information" beginning on page 120.

Genomic Health's executive officers and directors have interests in the merger that may be different from, or in addition to, Genomic Health stockholders' interests.

        When considering the recommendation of the Genomic Health Board that Genomic Health stockholders adopt the merger agreement and approve the merger, stockholders should be aware that Genomic Health's executive officers and directors have certain interests in the merger that may be different from, or in addition to, the interests of Genomic Health stockholders generally. The Genomic Health Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in making its recommendations that Genomic Health stockholders approve the merger proposal. Additional interests of the directors and executive officers of Genomic Health include, but are not limited to, the treatment in the merger of RSU awards and stock options held by these executive officers and directors, certain severance payments and other benefits that Genomic Health executive officers are, by reason of their participation in Genomic Health's severance plans and pursuant to the terms of the merger agreement, entitled to receive upon a qualifying termination of employment following the completion of the merger, the continued employment of certain executive officers with Exact Sciences following the completion of the merger and indemnification and insurance for current and former directors and executive officers. See the section entitled "The Merger—Interests of Certain Persons in the Merger" beginning on page 75 for a more detailed description of these interests. As a result of these interests, these directors and executive officers of Genomic Health might be more likely to support and to vote in favor of the proposals described in this proxy statement/prospectus than if they did not have these interests. Genomic Health stockholders should consider whether these interests might have influenced these directors and executive officers to recommend adopting the merger agreement and approving the merger.

Risks Related to the Combined Company After Completion of the Merger

Exact Sciences may be unable to successfully integrate the businesses of Exact Sciences and Genomic Health and realize the anticipated benefits of the merger.

        The success of the merger will depend, in part, on Exact Sciences' ability to successfully combine and integrate the businesses of Exact Sciences and Genomic Health, which currently operate as independent public companies, and realize the anticipated benefits, including synergies, cost savings, innovation opportunities and operational efficiencies, from the merger, in a manner that does not materially disrupt existing customer, payer, supplier and employee relations nor result in decreased revenues due to losses of, or decreases in orders by, customers and payers. If Exact Sciences is unable to achieve these objectives within the anticipated time frame, or at all, the anticipated benefits may not be realized fully or at all, or may take longer to realize than expected, and the value of Exact Sciences common stock may decline.

        The integration of the two companies may result in material challenges, including, without limitation:

  •
  the diversion of management's attention from ongoing business concerns and performance shortfalls at one or both of the companies as a result of the devotion of management's attention to the merger;

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  managing a larger and more complex combined business;

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  maintaining employee morale, retaining key management and other employees and the possibility that the integration process and potential organizational changes may adversely impact the ability to maintain employee relationships;

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  retaining existing business and operational relationships, including customers, patients, physicians, payers, suppliers, collaboration partners, employees and other counterparties, as may be impacted by contracts containing consent and/or other provisions that may be triggered by the merger, and attracting new business and operational relationships;

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  the integration process not proceeding as expected, including due to a possibility of faulty assumptions or expectations regarding the integration process or Exact Sciences' or Genomic Health's operations;

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  consolidating corporate, administrative and compliance infrastructures and eliminating duplicative operations;

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  coordinating geographically separate organizations, including in international markets with differing business, legal and regulatory climates;

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  unanticipated issues in integrating information technology, communications and other systems; and

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  unforeseen expenses, costs, liabilities or delays associated with the merger or the integration.

        Many of these factors will be outside of Exact Sciences' control, and any one of them could result in delays, increased costs, decreases in the amount of expected revenues or synergies and diversion of management's time and energy, which could materially affect Exact Sciences' financial position, results of operations and cash flows.

        Due to legal restrictions, Exact Sciences and Genomic Health are currently permitted to conduct only limited planning for the integration of the two companies following the merger and have not yet determined the exact nature of how the businesses and operations of the two companies will be combined after the merger. The actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized on a timely basis, if at all.

Genomic Health stockholders will have a reduced ownership and voting interest after the merger and will exercise less influence over the policies of Exact Sciences following the merger than they now have on the policies of Genomic Health.

        Genomic Health stockholders presently have the right to vote in the election of the Genomic Health Board and on other matters affecting Genomic Health. Upon the completion of the merger, except for stockholders who own common shares in both Genomic Health and Exact Sciences, each Genomic Health stockholder will be a stockholder of Exact Sciences with a percentage ownership of Exact Sciences that is smaller than such stockholder's current percentage ownership of Genomic Health. Exact Sciences stockholders will also have a somewhat reduced ownership and voting interest after the merger. Immediately after the merger is completed, it is expected that current Exact Sciences stockholders will own approximately 88% of Exact Sciences common stock outstanding and current Genomic Health stockholders will own approximately 12% of Exact Sciences common stock outstanding (based on the calculated exchange ratio under the two-way collar mechanism, based on the average of the volume-weighted average prices per share of Exact Sciences common stock for each of the 15 consecutive trading days ending immediately prior to the closing date, which for this purpose the closing date is assumed to be October 2, 2019, the last practicable trading day before the filing of this proxy statement/prospectus with the SEC), as set forth in the section entitled "Comparative Per Share Market Price and Dividend Information—Comparison of Exact Sciences and Genomic Health Market Prices and Implied Value of Merger Consideration," and assuming no overlap between Exact Sciences and Genomic Health stockholders.

        As a result, current Genomic Health stockholders will have less influence on the management and policies of Exact Sciences than they now have on the management and policies of Genomic Health.

The Exact Sciences common stock to be received by Genomic Health stockholders upon completion of the merger will have different rights from shares of Genomic Health common stock.

        Upon completion of the merger, Genomic Health stockholders will no longer be stockholders of Genomic Health, but will instead become stockholders of Exact Sciences and their rights as Exact Sciences stockholders will be governed by the terms of Exact Sciences' certificate of incorporation and by-laws. The terms of Exact Sciences' certificate of incorporation and by-laws are in some respects materially different than the terms of Genomic Health's certificate of incorporation and bylaws, which currently govern the rights of Genomic Health stockholders.

        For a more complete description of the different rights associated with shares of Genomic Health common stock and shares of Exact Sciences common stock, see "Comparison of Stockholder Rights" beginning on page 140.

The future results of Exact Sciences may be adversely impacted if Exact Sciences does not effectively manage its expanded operations following the completion of the merger.

        Following the completion of the merger, the size of Exact Sciences' business will be significantly larger than the current size of either Genomic Health's business or Exact Sciences' business. Managing a larger and more complex combined enterprise may require higher level of overhead than currently anticipated. Exact Sciences' ability to successfully manage the expanded business will depend, in part, upon management's ability to design and implement strategic initiatives that address not only the integration of Exact Sciences and Genomic Health, but also the increased scale and scope of the combined business with its associated increased costs and complexity. There can be no assurances that Exact Sciences will be successful in integrating the businesses or that it will realize the expected operating efficiencies, cost savings and other benefits currently anticipated from the merger.

Exact Sciences expects to incur substantial expenses related to the completion of the merger and the integration of Genomic Health.

        Exact Sciences will incur substantial expenses in connection with the completion of the merger and in order to integrate a large number of processes, policies, procedures, operations, technologies and systems of Genomic Health in connection with the merger. The substantial majority of these costs will be non-recurring expenses related to the merger and facilities and systems consolidation costs. Exact Sciences may incur additional costs or suffer loss of business under third-party contracts that are terminated or that contain change in control or other provisions that may be triggered by the completion of the merger, and/or losses of, or decreases in orders by, customers and payers, and may also incur costs to maintain employee morale and to retain certain key management personnel and employees. Exact Sciences and Genomic Health will also incur transaction fees and costs related to formulating integration plans for the combined business, and the execution of these plans may lead to additional unanticipated costs and time delays. These incremental transaction-related costs may exceed the savings Exact Sciences expects to achieve from the elimination of duplicative costs and the realization of other efficiencies related to the integration of the businesses, particularly in the near term and in the event there are material unanticipated costs. Factors beyond Exact Sciences' control could affect the total amount or timing of these expenses, many of which, by their nature, are difficult to estimate accurately.

The use of cash in connection with the financing of the merger may have an adverse impact on Exact Sciences' liquidity, limit Exact Sciences' flexibility in responding to other business opportunities and increase Exact Sciences' vulnerability to adverse economic and industry conditions.

        The merger will be financed in part by the use of Exact Sciences' cash on hand and in part by the use of Genomic Health's cash on hand. As of June 30, 2019, Exact Sciences had approximately $205.1 million in cash and cash equivalents and approximately $1,034.4 million in marketable securities. As of June 30, 2019, Genomic Health had approximately $90.9 million in cash and cash equivalents and approximately $152.6 million in marketable securities. Exact Sciences anticipates that approximately $1.1 billion will be required to pay the aggregate cash portion of the merger consideration to Genomic Health stockholders. The use of cash on hand to finance the acquisition will reduce Exact Sciences' liquidity and may limit Exact Sciences' flexibility in responding to other business opportunities and increase Exact Sciences' vulnerability to adverse economic and industry conditions.

Exact Sciences may need additional capital to execute its business plan.

        After giving effect to the merger, although Exact Sciences believes that it has sufficient capital to fund its operations for at least the next twelve months, it may require additional capital to fully fund its strategic plans, which includes successfully commercializing current products and developing a pipeline of future products and services. Additional financing may not be available in amounts or on terms satisfactory to Exact Sciences or at all. Exact Sciences' success in raising additional capital may be significantly affected by general market conditions, the market price of its common stock, Exact Sciences' financial condition, uncertainty about the future commercial success of its current products and services, the development and commercial success of future products or services, regulatory developments, the status and scope of its intellectual property, any ongoing litigation, its compliance with applicable laws and regulations and other factors. If Exact Sciences raises additional funds through the sale of equity, convertible debt or other equity-linked securities, its stockholders' ownership will be diluted, and the market price of its common stock could be depressed. Exact Sciences may issue securities that have rights, preferences and privileges senior to its common stock. The terms of debt securities issued or borrowings, if available, could require Exact Sciences to pledge certain assets or enter into covenants that could limit or restrict its operations or ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends, and any debt repayment obligations may reduce future financial performance. If Exact Sciences raises additional funds through collaborations, licensing arrangements or other structured financing transactions, it may relinquish rights to certain of its technologies or products or services, grant security interests in its assets or grant licenses to third parties on terms that are unfavorable to Exact Sciences. If Exact Sciences is unable to obtain adequate financing when needed, it may have to delay, reduce the scope of, or suspend one or more research and development programs or selling and marketing initiatives.

The market price of Exact Sciences common stock after the merger is completed may be affected by factors different from those affecting the price of Exact Sciences or Genomic Health common stock before the merger is completed.

        Upon completion of the merger, holders of Genomic Health common stock will be holders of common stock of Exact Sciences. As the businesses of Exact Sciences and Genomic Health are different, the results of operations as well as the price of Exact Sciences common stock may, in the future, be affected by factors different from those factors affecting Genomic Health as an independent stand-alone company. Exact Sciences will face additional risks and uncertainties that Genomic Health may currently not be exposed to as an independent company. As a result, the market price of Exact Sciences common stock may fluctuate significantly following completion of the merger. For a discussion of the businesses of Exact Sciences and Genomic Health and of some important factors to consider in connection with those businesses, see the documents incorporated by reference into this proxy statement/prospectus and referred to under "Where You Can Find More Information" beginning on page 160.

The market price of Exact Sciences common stock may decline as a result of the merger, including as a result of some Genomic Health stockholders adjusting their portfolios.

        The market price of Exact Sciences common stock may decline as a result of the merger if, among other things, the operational cost savings estimates in connection with the integration of Exact Sciences' and Genomic Health's businesses are not realized, or if the transaction costs related to the merger are greater than expected. The market price also may decline if Exact Sciences does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the merger on Exact Sciences' financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts.

        In addition, sales of Exact Sciences common stock after the completion of the merger may cause the market price of Exact Sciences common stock to decrease. Assuming a closing date of October 2, 2019 and that the last reported sale price of Exact Sciences common stock was equal to the Exact Sciences stock price used for the exchange ratio, Exact Sciences would issue approximately 17.9 million shares, including share equity awards, of Exact Sciences common stock in connection with the merger, based on the number of outstanding shares, including equity awards, of Genomic Health common stock as of October 1, 2019 and the last reported sale price of Exact Sciences common stock on October 1, 2019. Many Genomic Health stockholders may decide not to hold the shares of Exact Sciences common stock they will receive in the merger. Other Genomic Health stockholders, such as funds with limitations on their permitted holdings of stock in individual issuers, may be required to sell the shares of Exact Sciences common stock that they receive in the merger. Such sales of Exact Sciences common stock could have the effect of depressing the market price for Exact Sciences common stock and may take place promptly following the merger.

        Any of these events may make it more difficult for Exact Sciences to sell equity or equity-related securities, dilute your ownership interest in Exact Sciences and have an adverse impact on the price of Exact Sciences common stock.

Other Risk Factors

        Exact Sciences' and Genomic Health's businesses are and will be subject to the risks described above. In addition, Exact Sciences and Genomic Health are, and will continue to be, subject to the risks described in, as applicable, Exact Sciences' Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and Genomic Health's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 160 for the location of information incorporated by reference into this proxy statement/prospectus.

THE PARTIES TO THE MERGER

Exact Sciences

        Exact Sciences is a molecular diagnostics company focused on the early detection and prevention of some of the deadliest forms of cancer. Exact Sciences has developed an accurate, non-invasive, patient-friendly screening test called Cologuard® for the early detection of colorectal cancer and pre-cancer, and it is currently working on the development of additional tests for other types of cancer, with the goal of becoming a leader in cancer screening and diagnostics.

        Exact Sciences' Cologuard test is a non-invasive stool-based DNA screening test that utilizes a multi-target approach to detect DNA and hemoglobin biomarkers associated with colorectal cancer and pre-cancer. Eleven biomarkers are targeted that have been shown to be strongly associated with colorectal cancer and pre-cancer. Methylation, mutation, and hemoglobin results are combined in the laboratory analysis through a proprietary algorithm to provide a single positive or negative reportable result. In September 2019, the U.S. Food and Drug Administration expanded Cologuard's indication to include average-risk individuals ages 45-49. Cologuard is now indicated for average risk adults 45 years of age and older.

        Exact Sciences' commercialization strategy includes three main elements focusing on physicians, patients, and payers. Exact Sciences' sales team actively engages with physicians and their staffs to emphasize the need for colorectal cancer screening, educate them on the value of Cologuard and facilitate their ability to order the test. Exact Sciences focuses on specific physicians based on a combination of Cologuard order history and ordering potential, while also focusing on physician groups and larger regional and national health systems. Exact Sciences also focuses on receiving adequate reimbursement from government insurance plans, managed care organizations and private insurance plans. In addition to Medicare reimbursement, Exact Sciences seeks to secure favorable coverage and in-network reimbursement agreements from commercial payers.

        Exact Sciences' principal executive offices are located at 441 Charmany Drive, Madison, Wisconsin 53719 and its telephone number is (608) 535-8815. Exact Sciences' website address is www.exactsciences.com. Information contained on Exact Sciences' website does not constitute part of this proxy statement/prospectus. Exact Sciences common stock is publicly traded on The Nasdaq Stock Market LLC under the ticker symbol "EXAS." Additional information about Exact Sciences is included in documents incorporated by reference in this proxy statement/prospectus. Please see the section entitled "Where You Can Find More Information" beginning on page 160.

Genomic Health

        Genomic Health is a global provider of genomic-based diagnostic tests that address both the overtreatment and optimal treatment of early and late stage cancer, two of the greatest issues in healthcare today. With Genomic Health's Oncotype IQ Genomic Intelligence Platform, Genomic Health is applying its world-class scientific and commercial expertise and infrastructure to lead the translation of clinical and genomic data into clinically actionable results for treatment planning throughout the cancer patient's journey, from diagnosis to treatment selection and monitoring. Genomic Health's Oncotype IQ Genomic Intelligence Platform is currently comprised of Genomic Health's flagship line of Oncotype DX gene expression tests for breast, prostate and colon cancers, as well as Genomic Health's expanded platform of a liquid-based test, Oncotype DX AR-V7 Nucleus Detect test for advanced stage prostate cancer.

        Genomic Health's principal executive offices are located at 301 Penobscot Drive, Redwood City, California 94063 and its telephone number is (650) 556-9300. Genomic Health's website address is www.genomichealth.com. Information contained on Genomic Health's website does not constitute part of this proxy statement/prospectus. Genomic Health common stock is publicly traded on The Nasdaq

Stock Market LLC under the ticker symbol "GHDX." Additional information about Genomic Health is included in documents incorporated by reference in this proxy statement/prospectus. Please see the section entitled "Where You Can Find More Information" beginning on page 160.

Spring Acquisition Corp.

        Spring Acquisition Corp, a wholly owned subsidiary of Exact Sciences, is a Delaware corporation incorporated on July 26, 2019 for the purpose of effecting the merger. Spring Acquisition Corp. has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. The principal executive offices of Spring Acquisition Corp. are located at 441 Charmany Drive, Madison, Wisconsin 53719 and its telephone number is (608) 535-8815.

THE MERGER

Background of the Merger

        As part of their ongoing evaluation of Genomic Health's business, the Genomic Health Board and Genomic Health senior management from time to time engage in the review and assessment of Genomic Health's operations, financial performance and competitive position, industry conditions, and regulatory developments that may impact Genomic Health's long-term strategic goals and plans, including the review of potential opportunities for business combinations, acquisitions and other financial and strategic alternatives as a means to enhance or improve stockholder value.

        In October 2017, Genomic Health commenced, with the assistance of its long-time financial advisor Goldman Sachs & Co. LLC ("Goldman Sachs"), a process to seek indications of interest for an acquisition of Genomic Health. Twenty-seven entities, including eighteen strategic parties (of which two parties were private equity backed) and nine private equity firms, were contacted. Exact Sciences was one of the companies that participated in the process. Sixteen of the parties contacted, including Exact Sciences, entered into confidentiality agreements and received management presentations by Genomic Health. Two non-binding initial indications of interest were received, with one indicating a price range of $32.00 to $35.00 per share and the other indicating a price range of $38.50 to $39.50 per share. Exact Sciences did not submit an indication of interest. Following the completion of due diligence by the two bidders in the second round, no final indications of interest were received. Accordingly, the process was concluded in February 2018.

        On June 11, 2019, Kevin T. Conroy, President and Chief Executive Officer of Exact Sciences, contacted Kimberly J. Popovits, Chairman of the Board, President and Chief Executive Officer of Genomic Health, to request a meeting between the two companies' management teams and to inform Ms. Popovits that she would be receiving a letter expressing Exact Sciences' interest in exploring a potential strategic combination. Ms. Popovits agreed to meet Mr. Conroy for dinner on June 13.

        On June 12, Ms. Popovits informed Julian C. Baker, lead independent director for the Genomic Health Board, of her conversation with Mr. Conroy. Also on June 12, Genomic Health and Exact Sciences entered into a mutual confidentiality agreement. The confidentiality agreement did not contain a standstill provision.

        On June 13, Ms. Popovits met with Mr. Conroy. At the meeting, Mr. Conroy delivered to Ms. Popovits a letter that contained a non-binding proposal to acquire Genomic Health for $64.00 per share, with the consideration comprising 20% cash and 80% Exact Sciences common stock (the "June 13 Proposal"). The letter indicated that the proposal was subject to customary conditions, including satisfactory completion of due diligence. In the June 13 Proposal, Exact Sciences also indicated that it would expect Genomic Health to agree to a 30-day exclusivity period. The closing price of Genomic Health common stock on June 13 was $52.41 per share.

        On June 14, Ms. Popovits informed the Genomic Health Board and representatives of Goldman Sachs of the June 13 Proposal. Also on June 14, Ms. Popovits, G. Bradley Cole, Genomic Health's Chief Financial Officer, Frederic Pla, Genomic Health's Chief Operating Officer, and Steven Shak, Genomic Health's Chief Scientific Officer, met with Mr. Conroy, Jeffrey T. Elliott, Exact Sciences' Chief Financial Officer, and David P. Harding, Exact Sciences' Senior Vice President of Business Development. Other representatives of Genomic Health and Exact Sciences were present at the meeting. At the meeting, the Exact Sciences representatives provided an overview of Exact Sciences.

        On June 17, the Genomic Health Board held a special meeting, at which Jason W. Radford, Chief Legal Officer and Secretary of Genomic Health, and other members of Genomic Health's senior management and representatives of Goldman Sachs were in attendance. In advance of that meeting, members of the Genomic Health Board received and reviewed a presentation regarding the Genomic Health Board's fiduciary duties in connection with its evaluation of a potential business combination transaction, prepared by its external legal counsel, Pillsbury Winthrop Shaw Pittman LLP ("Pillsbury"). Ms. Popovits reviewed with the Genomic Health Board the terms of the June 13 Proposal and informed the Genomic Health Board of the meeting between the members of Genomic Health's senior management and representatives of Exact Sciences on June 14. Representatives of Goldman Sachs then presented certain preliminary financial analyses with respect to the June 13 Proposal. Representatives of Goldman Sachs also reviewed with the Genomic Health Board a summary of the process that Genomic Health had undertaken in 2017 with respect to a potential strategic transaction. The Genomic Health Board determined that the implied value of the June 13 Proposal was inadequate when evaluated against the Company's current valuation and its business prospects. The Genomic Health Board further determined that if it were to consider an improved proposal from Exact Sciences, it would also seek a greater portion of the overall consideration to be in the form of cash. The Genomic Health Board directed Ms. Popovits to inform Mr. Conroy that it rejected the June 13 Proposal.

        On June 17, Ms. Popovits informed Mr. Conroy that the Genomic Health Board had determined the June 13 Proposal to be inadequate based on the implied value of the June 13 Proposal and the inadequacy of the cash consideration incorporated into the offer.

        On June 18, Ms. Popovits, Mr. Cole, Dr. Pla and Dr. Shak had a telephone conversation with members of senior management of Exact Sciences to discuss certain due diligence related matters.

        On June 19, Mr. Conroy contacted Ms. Popovits to inform her that Exact Sciences was willing to increase its non-binding proposal to $68.00 per share, comprising 25% cash and 75% Exact Sciences common stock (the "June 19 Proposal"). Ms. Popovits informed Mr. Conroy that she would present the revised offer to the Genomic Health Board but that she believed that the Genomic Health Board would still find the proposal to be inadequate. Ms. Popovits and Mr. Conroy agreed to arrange a meeting between each of their respective financial advisors to discuss the terms of the June 19 Proposal. Later on June 19, Ms. Popovits informed the Genomic Health Board of the June 19 Proposal.

        On June 24, representatives of Goldman Sachs and of Centerview Partners ("Centerview"), a financial advisor to Exact Sciences, discussed the June 19 Proposal.

        On June 25, Exact Sciences submitted to Genomic Health a letter that contained a non-binding proposal to acquire Genomic Health for $70.00 per share, comprising 30% cash and 70% Exact Sciences common stock (the "June 25 Proposal"). In the June 25 Proposal, Exact Sciences also indicated that it would expect Genomic Health to agree to a 30-day exclusivity period. The June 25 Proposal also contained a request to meet with the Genomic Health Board at which Exact Sciences would present its views on why a potential combination of the two companies would be in the best interests of Genomic Health stockholders. Ms. Popovits communicated to Mr. Conroy that she expected that the Genomic Health Board would consider the June 25 Proposal inadequate but that she would communicate it to the Genomic Health Board for its consideration.

        On June 26, the Genomic Health Board held a special meeting at which Mr. Radford and other members of Genomic Health's senior management and representatives of Goldman Sachs were in attendance. Ms. Popovits updated the Genomic Health Board on her recent communications with Mr. Conroy, including the June 19 Proposal, the June 25 Proposal and Exact Sciences' request for a meeting with the Genomic Health Board to present its rationale in favor of the proposed strategic combination. Representatives of Goldman Sachs then presented certain preliminary financial analyses of both the June 19 and June 25 Proposals. The Genomic Health Board then instructed Goldman Sachs to prepare a financial analysis of Genomic Health as a standalone entity compared with a pro forma financial analysis of Genomic Health combined with Exact Sciences over a multiyear period. The Genomic Health Board discussed the proposed mix of cash and Exact Sciences stock consideration and its preliminary view that the proportion of cash consideration should be increased. The Genomic Health Board also determined to allow management of Exact Sciences to present to the Genomic Health Board its views on Exact Sciences and the potential merits of a combination of the two companies.

        On June 27, the Genomic Health Board met with representatives of senior management of Exact Sciences, including Mr. Conroy, and representatives of XMS Capital Partners ("XMS"), a financial advisor to Exact Sciences, and Centerview. Mr. Radford, other members of Genomic Health's senior management and representatives of Goldman Sachs were also in attendance. Mr. Conroy presented to the Genomic Health Board Exact Sciences' rationale for a strategic combination with Genomic Health and reviewed for the Genomic Health Board Exact Sciences' operating plans and future growth prospects. After the representatives of Exact Sciences, XMS and Centerview left the meeting, the Genomic Health Board and the representatives of Genomic Health's management and Goldman Sachs discussed the presentation. The Genomic Health Board instructed Goldman Sachs to obtain multi-year projections for Exact Sciences as a standalone business for the purposes of preparing pro forma financial analyses. The Genomic Health Board determined to reconvene to review the June 25 Proposal once such information was available.

        After the meeting, the Goldman Sachs representatives asked representatives of XMS to provide the financial projections requested by the Genomic Health Board. The XMS representatives stated that Exact Sciences was not willing to provide financial projections to Genomic Health or its representatives but would be willing to participate in general due diligence discussions regarding Exact Sciences' business and generally to assist Genomic Health and its representatives in developing their own views of Exact Sciences' future prospects.

        On July 1, the Genomic Health Board held a special meeting, at which Mr. Radford and other members of Genomic Health's senior management and representatives of Goldman Sachs were in attendance. Representatives of Goldman Sachs reported that Exact Sciences was not willing to provide projections in response to Genomic Health's request. Representatives of Goldman Sachs reviewed with the Genomic Health Board consensus analyst estimates for Exact Sciences as well as illustrative adjusted projections based on Genomic Health management's diligence conducted to date, including with respect to Exact Sciences' anticipated preliminary second quarter 2019 financial results, which were expected to be announced later in July. Representatives of Goldman Sachs then reviewed with the Genomic Health Board certain preliminary financial analyses. The Genomic Health Board then discussed with members of senior management and representatives of Goldman Sachs the June 25 Proposal. Representatives of Goldman Sachs expressed their view that Exact Sciences was unlikely to increase its proposal without a counterproposal from Genomic Health based on feedback received from representatives of Centerview. Following a discussion, the Genomic Health Board then determined to make a counterproposal to Exact Sciences that would represent an overall value of $80.00 per share of Genomic Health common stock, comprising $27.50 per share in cash (representing approximately 34% of the total per share merger consideration) and $52.50 per share in Exact Sciences common stock (representing approximately 66% of the total per share merger consideration) (the "July 1

Counterproposal"). The Genomic Health Board also determined to propose a collar in order to provide stockholders with protection in the event of a decline in the trading price of Exact Sciences common stock. The Genomic Health Board instructed Ms. Popovits to communicate the July 1 Counterproposal to Mr. Conroy.

        On July 1, Ms. Popovits communicated the July 1 Counterproposal to Mr. Conroy. During the same call, Mr. Conroy told Ms. Popovits that Exact Sciences rejected the July 1 Counterproposal, indicating to Ms. Popovits that it appeared the parties were too far apart in terms of valuation and that Exact Sciences would not make a further proposal.

        On July 2, the Genomic Health Board held a special meeting, at which Mr. Radford, other members of Genomic Health's senior management, and representatives of Goldman Sachs were in attendance. Ms. Popovits updated the Genomic Health Board on her communications with Mr. Conroy and the Genomic Health Board discussed the potential value of a combination and the potential value for Genomic Health stockholders relative to Genomic Health's standalone prospects. The Genomic Health Board instructed representatives of Goldman Sachs to contact representatives of Centerview regarding a potential transaction with a value in between the June 25 Proposal and the July 1 Counterproposal, with a collar on terms to be further negotiated (the "July 2 Counterproposal").

        On July 5, Goldman Sachs communicated the July 2 Counterproposal to representatives of Centerview. The representatives of Centerview stated that they expected Exact Sciences would reject the July 2 Counterproposal and, at the valuation proposed in the July 2 Counterproposal, Exact Sciences would decline to make a counterproposal. Further discussion ensued between the representatives of Goldman Sachs and Centerview regarding the cash component of the offer and the collar mechanism.

        Also on July 5, Mr. Conroy and Ms. Popovits continued the discussions on valuation. During that discussion, Mr. Conroy indicated to Ms. Popovits that if the Genomic Health Board was willing to move forward with an offer at $72.00 per share he would consider recommending a transaction at such valuation to the Exact Sciences Board, but that he would not be willing to recommend any transaction to the Exact Sciences Board at any higher valuation.

        On July 6, the Genomic Health Board held a special meeting, at which Mr. Radford, other members of Genomic Health's senior management, and representatives of Goldman Sachs were in attendance. Ms. Popovits updated the Genomic Health Board on Goldman Sachs' communications with representatives of Centerview and her conversations with Mr. Conroy. Representatives of Goldman Sachs presented an overview of a transaction at $72.00 per share and communicated their belief that, based on their conversations with representatives of Centerview, $72.00 per share represented the highest value that Exact Sciences would be willing to offer. Ms. Popovits communicated to the Genomic Health Board that based on her conversations with Mr. Conroy, she agreed with Goldman Sachs' belief. Representatives of Goldman Sachs provided certain preliminary financial analyses regarding the proposal and a hypothetical floating collar. The Genomic Health Board considered the current valuation of Exact Sciences' common stock relative to historical trading prices, and also considered the need to increase stockholder value over the short- and long-term, the business prospects of Genomic Health as a standalone entity, management's expectations about Genomic Health's ability to increase stockholder value over the short- and long-term and potential challenges to sustaining Genomic Health's current level of growth across the company's business. The Genomic Health Board also discussed the need to receive additional preliminary financial analyses regarding a transaction at $72.00 per share and the need to protect Genomic Health stockholders from a decline in Exact Sciences stock price between the announcement of a definitive agreement and the closing of the transaction. The Genomic Health Board then instructed representatives of Goldman Sachs to continue discussions with representatives of Centerview regarding an increase in the cash component of the offer and a two-way collar mechanism, providing a lower bound on the price of Exact Sciences common stock of $90.00 per share and an upper bound of $125.00 per share. The Genomic Health Board also instructed representatives of Goldman Sachs to prepare additional preliminary financial analyses for its consideration.

        On July 6 and July 7, representatives of Goldman Sachs continued to communicate with representatives of Centerview regarding the cash component of the offer and the terms of the two-way collar mechanism.

        On July 7, Mr. Conroy and Ms. Popovits continued to discuss possible terms for a transaction at $72.00 per share. Mr. Conroy informed Ms. Popovits that Exact Sciences may be willing to increase the cash component of the offer to $27.50 per share (at a $72.00 valuation) and to agree to a collar, but with a 10%, as opposed to a 15%, two-way collar mechanism, with the reference Exact Sciences stock price used to determine the midpoint of the collar equal to the 20-trading day average volume weighted average price ("VWAP") prior to signing of a definitive agreement.

        On July 8, the Genomic Health Board held a regularly scheduled meeting at which Mr. Radford, other members of Genomic Health's senior management, and representatives of Goldman Sachs and Pillsbury were in attendance. Ms. Popovits updated the Genomic Health Board on her conversations with Mr. Conroy, including the terms discussed by Ms. Popovits and Mr. Conroy on July 7 and the fact that those terms used a 20-trading day VWAP for setting the reference price for the collar. The Genomic Health Board and representatives of Goldman Sachs discussed that given the recent trading prices of Exact Sciences common stock, a longer historical averaging period would provide greater downside protection to Genomic Health stockholders. Representatives of Goldman Sachs presented its preliminary financial analyses and other transaction considerations with respect to a transaction at a $72.00 per share value, with a cash component of $27.50 and a 10% two-way collar mechanism. Goldman Sachs noted that the preliminary financial analyses were based in part on forecasts derived from Genomic Health's long-range plan that the Genomic Health Board was planning to review in further detail the next day in the continuation of the meeting. Representatives of Goldman Sachs also discussed with the Genomic Health Board that its preliminary financial analyses were based in part on consensus analyst projections for Exact Sciences, as modified by Genomic Health management based on diligence conducted on Exact Sciences, Exact Sciences' anticipated preliminary second quarter 2019 financial results, which were expected to be announced later in July, and referenced synergies estimated by Genomic Health management.

        Following discussion, the Genomic Health Board determined that while it was not prepared to agree to all of the terms discussed by Ms. Popovits and Mr. Conroy on July 7, the proposed terms represented a level of value that warranted further negotiations, in particular with respect to the two-way collar mechanism, given the desire to protect stockholders from a decline in the value of Exact Sciences common stock between signing and closing. The Genomic Health Board instructed Ms. Popovits and representatives of Goldman Sachs to communicate to Exact Sciences that a transaction at $72.00 per share, with a cash component of $27.50 and a 10% two-way collar mechanism, would be acceptable, provided that the measurement period for determining the reference stock price for the collar was based on the 45-trading day VWAP prior to signing the definitive agreement and that a shorter averaging period, such as 10 trading days, was used to set the final exchange ratio at closing of the transaction, with that shorter period to be as determined in discussions between representatives of Goldman Sachs and Centerview.

        Following the meeting, Ms. Popovits contacted Mr. Conroy and representatives of Goldman Sachs contacted representatives of Centerview to communicate the Genomic Health Board's position. Mr. Conroy indicated to Ms. Popovits that the Exact Sciences Board would discuss the proposal the next day.

        The Genomic Health Board continued its regularly scheduled meeting on July 9. At the meeting, Genomic Health management outlined for the Genomic Health Board Genomic Health's long-range plan, discussing, among other things, the company's current areas of focus as well as growth and diversification opportunities. The Genomic Health Board provided feedback on the long-range plan. Following the meeting, members of senior management of Genomic Health, including Ms. Popovits, met with members of senior management of Exact Sciences, including Mr. Conroy, to discuss due diligence-related matters.

        On July 9, Genomic Health engaged Sullivan & Cromwell LLP ("Sullivan & Cromwell") as additional external legal counsel.

        Also on July 9, representatives of Goldman Sachs and Centerview discussed the proposed collar mechanism. Following discussions, the parties agreed on the 45-trading day VWAP to determine the boundaries for the collar mechanism, with the duration of the measurement period at closing to determine the final exchange ratio yet to be determined.

        Also on July 9, Exact Sciences sent a draft exclusivity agreement to Genomic Health.

        On July 10, members of senior management of Genomic Health and its external legal counsel had diligence discussions with members of senior management of Exact Sciences and its external legal counsel and representatives of Centerview and XMS.

        From July 10 through July 28, the parties and their respective external legal counsels discussed various due diligence topics and conducted due diligence meetings.

        On July 11, D. Scott Coward, Senior Vice President, General Counsel, Chief Administrative Officer and Secretary of Exact Sciences, followed up with Mr. Radford regarding Exact Sciences' request for an exclusivity agreement. Mr. Radford responded that the Genomic Health Board would need to see an updated proposal letter reflecting a transaction at a $72.00 per share value, with a cash component of $27.50 and a 10% two-way collar mechanism, as well as a draft of the merger agreement before it would consider any proposal to enter into an exclusivity agreement. Exact Sciences delivered to Goldman Sachs a due diligence request list of matters concerning Genomic Health that Exact Sciences desired to review to assess a proposed transaction with Genomic Health.

        On July 12, Mr. Coward and Mr. Radford again spoke about Exact Sciences' request for exclusivity and the status of the draft merger agreement. It was agreed that representatives of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden"), external legal counsel to Exact Sciences, would contact representatives of Sullivan & Cromwell to discuss the exclusivity agreement.

        On July 12, Genomic Health made available to Exact Sciences an online datasite containing certain information with respect to Genomic Health.

        On July 14, Genomic Health delivered to Exact Sciences a due diligence request list of matters concerning Exact Sciences that Genomic Health would like to review to assess a proposed transaction with Exact Sciences.

        From July 15 through July 26, representatives of Exact Sciences and Genomic Health engaged in due diligence of the other party and various discussions regarding potential synergies that might be achieved by the combined company. Multiple in-person and telephonic due diligence sessions were completed on matters including commercial, scientific, operations, finance, accounting, legal, intellectual property and human resources matters.

        On July 15, Mr. Coward informed Mr. Radford that Exact Sciences would not require an exclusivity agreement.

        Also on July 15, Dr. Pla received a telephone call from a financial advisor to an unnamed strategic party ("Party A") seeking an introduction to Genomic Health on behalf of Party A. The financial advisor indicated that Party A was evaluating business opportunities in healthcare and Genomic Health was one of the companies with which Party A was interested in speaking. The financial advisor reported that it was having a conversation with its client on July 18 and would contact Dr. Pla again the following week. Dr. Pla responded that Genomic Health was always interested in talking with potential parties and encouraged the financial advisor to reach out quickly if Party A continued to be interested in a meeting.

        On July 16, a representative of Pillsbury discussed the tax structure of the proposed transaction with a representative of Skadden.

        On July 16, representatives of Skadden sent a draft merger agreement to representatives of Sullivan & Cromwell and Pillsbury, which included, among other things, a 3.75% termination fee payable by Genomic Health in the event that, among other situations, Genomic Health were to terminate the merger agreement to enter into an alternative transaction. The draft agreement also contained a provision indicating that Exact Sciences would not be required to undertake any divestitures in order to obtain required regulatory approval. The draft agreement also contemplated that unspecified stockholders would enter into a voting agreement in connection with the transaction.

        On July 18, the Genomic Health Board held a special meeting, at which members of senior management and representatives of Goldman Sachs, Sullivan & Cromwell and Pillsbury were in attendance. In advance of the meeting, the Board received information regarding Goldman Sachs' prior business relationships with Exact Sciences. Ms. Popovits and representatives of Goldman Sachs updated the Genomic Health Board on the parties' agreement on the use of a 45-trading day VWAP and due diligence discussions. A representative of Sullivan & Cromwell reviewed for the Genomic Health Board its fiduciary duties under Delaware law, and representatives of Sullivan & Cromwell and Pillsbury reviewed and discussed various issues raised by the initial draft merger agreement, including the amount of the termination fee, and also informed the Genomic Health Board of the request that certain unspecified stockholders enter into voting agreements. The Genomic Health Board discussed whether to explore other strategic alternatives and determined not to do so at this time, based in part upon the advice of representatives of Goldman Sachs, who explained their belief that in light of the late 2017-early 2018 process conducted by Genomic Health in which no final indications of interest were received, of the prior participants in that process, only Exact Sciences was in a position to participate in a transaction currently, and that it was very unlikely that any other company would make an offer that was competitive with the Exact Sciences proposal. The Genomic Health Board also discussed the risk that exploring other strategic alternatives could significantly disrupt Genomic Health's business, give rise to potential confidentiality issues and leak exposure, and jeopardize the current proposed transaction with Exact Sciences.

        Also on July 18, representatives of Skadden sent representatives of Sullivan & Cromwell a form of voting agreement, which Exact Sciences proposed would be entered into by Dr. Felix J. Baker and Mr. Julian C. Baker, two directors of Genomic Health, and certain funds advised by an entity affiliated with Dr. Felix J. Baker and Mr. Julian C. Baker (collectively, the "BBI Parties") and named executive officers of Genomic Health holding 1% or more of the outstanding shares of Genomic Health common stock, based on the information contained in Genomic Health's most recent proxy statement. The draft voting agreement would require the parties to vote their shares of Genomic Health common stock in favor of the transaction and would restrict them from disposing of their shares of Genomic Health common stock prior to closing of the transaction.

        On July 19, representatives of Sullivan & Cromwell and Pillsbury sent a revised draft of the merger agreement to representatives of Skadden which, among other things, proposed a 2.75% termination fee, revised the circumstances in which Exact Sciences may terminate the merger agreement and also revised the circumstances in which Genomic Health would be required to pay a termination fee. The draft also proposed that Exact Sciences would be required to make any divestitures necessary to obtain required regulatory approval, subject to there not being a material adverse effect on Genomic Health or Exact Sciences, and contained proposals regarding the treatment of employee equity awards and other employee benefit matters.

        On July 21, representatives of Skadden sent a revised draft of the merger agreement to representatives of Sullivan & Cromwell and Pillsbury, which did not provide a response to the proposed 2.75% termination fee, revised the circumstances in which the termination fee would be payable and in which Exact Sciences would be permitted to terminate the merger agreement, and contained various proposals regarding employee benefits matters.

        On July 22, representatives of Sullivan & Cromwell and Akin Gump Strauss Hauer & Feld LLP ("Akin Gump"), legal counsel to the BBI Parties, sent a revised draft of the voting agreement to Skadden, which included certain limited exceptions from the agreement's transfer restrictions. Skadden also informed Sullivan & Cromwell and Akin Gump that it was no longer requesting that those certain named executive officers enter into voting agreements.

        Also on July 22, Mr. Conroy contacted Ms. Popovits to discuss various due diligence items. Mr. Conroy proposed a potential adjustment to the VWAP averaging period used to determine the reference point for the collar, reducing the period from 45 trading days prior to signing of a merger agreement to 40 trading days. Ms. Popovits expressed her disagreement with the proposal and stated that it would be important to have confirmation that there are no other issues outstanding regarding the economics of the transaction.

        Later in the day on July 22, representatives of Skadden sent a revised draft of the voting agreement to representatives of Akin Gump. The draft removed certain of the exceptions from the transfer restrictions that were included in the BBI Parties' draft of July 22.

        On July 23, representatives of Akin Gump sent a revised draft of the voting agreement to Skadden, which provided an exception from the transfer restrictions for the disposition of up to 631,000 shares of Genomic Health common stock for charitable donation purposes.

        Also on July 23, representatives of Sullivan & Cromwell had a conversation with representatives of Skadden regarding the treatment of employee equity awards in the merger.

        After market close on July 23, S&P Dow Jones Indices announced that Genomic Health common stock would be included in the S&P SmallCap 600 effective prior to the open of trading on July 29. The closing price of Genomic Health common stock on July 23 was $56.77 per share. On July 24, the closing price was $65.22 per share.

        On July 24, Mr. Conroy, Mr. Elliott, Ms. Popovits, Mr. Cole, Mr. Radford and representatives of Goldman Sachs and Centerview had a telephone call to provide Genomic Health's senior management an opportunity to conduct further due diligence on Exact Sciences' business and prospects. Following the call, Mr. Cole and Mr. Elliott had further discussions regarding Genomic Health's estimated synergies for the proposed transaction.

        Also on July 24, representatives of Sullivan & Cromwell, Pillsbury and Skadden met telephonically to discuss the revised merger agreement sent by Skadden on July 21, and to negotiate certain terms. The principal points of negotiation of the terms of the merger agreement included termination rights and triggers for the termination fee, the no-shop and other related provisions of the merger agreement, Exact Sciences' obligations with respect to obtaining regulatory approval for the transaction and the scope of the director and officer indemnification provisions.

        Also on July 24, representatives of Skadden sent to representatives of Sullivan & Cromwell proposals with respect to the treatment of equity awards in the merger as well as certain other employee benefits matters.

        Also on July 24, Ms. Popovits had an additional conversation with the financial advisor to Party A. The financial advisor reported that Party A, which remained unnamed but was characterized as being based outside of the United States, was in early stages of considering whether to enter the U.S. healthcare market via an acquisition or other strategic transaction and that it was looking for an introduction to three U.S. healthcare companies, including Genomic Health. Ms. Popovits indicated to the financial advisor that Genomic Health was willing to be introduced to Party A.

        On July 25, representatives of Sullivan & Cromwell conveyed to representatives of Skadden a revised proposal for the treatment of employee equity awards in the merger and also for certain other employee benefits matters. Also on that day, representatives of Skadden sent a revised draft of the merger agreement to representatives of Sullivan & Cromwell and Pillsbury, which set forth proposals with respect to the agreement's provisions regarding representations and warranties, interim operating covenants and certain employee-related matters. Representatives of Skadden also sent to representatives of Akin Gump a revised voting agreement.

        In the evening of July 25, Mr. Conroy contacted Ms. Popovits. They discussed Exact Sciences' ongoing due diligence with respect to Genomic Health. Mr. Conroy proposed a 15% two-way collar and a reference stock price for the collar based on the 20-trading day VWAP. Ms. Popovits expressed her disagreement with the proposal and her expectation that the Genomic Health Board would not accept it, but indicated that she would inform the Genomic Health Board and discuss it.

        On July 26, the Genomic Health Board held a special meeting, at which Mr. Radford and other members of senior management and representatives of Goldman Sachs, Pillsbury and Sullivan & Cromwell were in attendance. Ms. Popovits related Mr. Conroy's proposal to change the collar mechanism to a 15% two-way collar based on a 20-trading day VWAP. Representatives of Goldman Sachs reviewed for the Genomic Health Board revised projections for the pro forma combined company prepared by Genomic Health management based on consensus analyst estimates with adjustments based on additional diligence completed by Genomic Health, including with respect to Exact Sciences' second quarter 2019 financial results and 2019 revised revenue guidance. The Genomic Health Board discussed Mr. Conroy's proposal, noting the increase in the price of Genomic Health common stock since the parties had verbally agreed on July 9 to a proposed transaction based on a $72.00 per share price and 10% up and down collar mechanism based on a 45-trading day VWAP and that in Genomic Health management's view none of the issues identified by Exact Sciences in the diligence process warranted a change in the terms of the transaction. Accordingly, the Genomic Health Board agreed that Ms. Popovits should inform Mr. Conroy of the Genomic Health Board's rejection of Mr. Conroy's proposal and the Genomic Health Board's expectation that the parties would continue negotiations based on the July 9 verbally agreed upon consideration. Following up on the discussion at the July 18 Genomic Health Board meeting, the representatives from Goldman Sachs noted to the Genomic Health Board that Goldman Sachs did not believe that financial sponsors were likely to be able to offer consideration approaching the consideration verbally offered by Exact Sciences.

        After the Genomic Health Board meeting concluded, representatives of Goldman Sachs delivered the Genomic Health Board's rejection of Mr. Conroy's proposal to representatives of Centerview.

        On July 26, representatives of Akin Gump contacted representatives of Skadden to inform them that the BBI Parties were no longer willing to agree to transfer restrictions on their shares between signing and closing, but would still agree to vote in favor of the transaction.

        Later in the day on July 26, Mr. Conroy contacted Ms. Popovits to propose an asymmetrical collar, with the lower bound at 10% below a reference point of $116.00 (representing $104.40) and the upper bound at 12.5% above the reference point (representing $130.50). Ms. Popovits expressed her disagreement with proposal and her expectation that the Genomic Health Board would not accept it, but indicated that she would inform the Genomic Health Board and discuss it. Mr. Conroy also communicated that to mitigate the risk of leaks, among other things, Exact Sciences would like to sign the merger agreement over the weekend and announce the transaction on the morning of Monday, July 29.

        Representatives of Centerview contacted Goldman Sachs in order to further discuss the terms of the collar, based on Mr. Conroy's proposal.

        In the morning of July 27, Mr. Conroy contacted Ms. Popovits on multiple occasions to discuss ongoing diligence and to convey his concern regarding the risk of leaks and his desire to reach agreement and announce a transaction on the morning of Monday, July 29. During those conversations, Mr. Conroy also proposed a termination fee of 3.25%. Lastly, he emphasized the importance of having a voting agreement from Genomic Health's largest stockholder, and that the voting agreement would also need to include a transfer restriction.

        On July 27, the Genomic Health Board held a special meeting, at which Mr. Radford and other members of senior management and representatives of Goldman Sachs, Pillsbury and Sullivan & Cromwell were in attendance. Ms. Popovits and representatives of Goldman Sachs updated the Genomic Health Board on conversations with Mr. Conroy and representatives of Centerview, respectively, in the past 24 hours. The Genomic Health Board extensively discussed the revised Exact Sciences proposal, and determined to continue with the contemplated transaction on the price terms previously agreed (with the 10% up and down collar with endpoints based on a 45-trading day VWAP) and to reject any proposed revisions to the collar mechanism by Exact Sciences. In its discussions, the Genomic Health Board noted the ability of the company's stockholders to participate in the potential upside and growth provided by the combined company, the prices at which Exact Sciences common stock traded over the past year, and the absence of any significant developments involving Genomic Health's or Exact Sciences' respective businesses and long-term prospects since the time the original terms were agreed upon, among others. The Genomic Health Board acknowledged that the premium represented by the price offered had decreased as a result of the increase in the market price of the Genomic Health common stock over the past week, but noted the absence of any significant developments in Genomic Health's and Exact Sciences' respective businesses and long-term prospects since the time the original deal terms were agreed upon. Dr. Felix J. Baker and Mr. Julian C. Baker also reported on the BBI Parties' expectations with respect to the proposed voting agreement. The Genomic Health Board then gave direction to representatives of Goldman Sachs with respect to communications with representatives of Centerview, and also directed the company's legal team to stop work until Exact Sciences confirmed that it was willing to proceed on the terms originally agreed.

        Following the Genomic Health Board meeting, representatives of Goldman Sachs communicated the Genomic Health Board's determination to representatives of Centerview. Mr. Conroy then contacted Ms. Popovits to convey Exact Sciences' acceptance of the collar as originally proposed. He also indicated that Exact Science would not be willing to proceed with the transaction without a voting agreement containing a transfer restriction and reiterated his request for a 3.25% termination fee.

        Also on July 27, representatives of Sullivan & Cromwell and Pillsbury sent a revised draft of the merger agreement to representatives of Skadden, which included, among other things, a 3.1% termination fee, a 10-trading day averaging period for determining the final exchange ratio at closing of the transaction and the director and officer indemnification provisions as previously proposed by Genomic Health.

        Also on July 27, representatives of Akin Gump communicated to representatives of Skadden that the BBI Parties were not prepared to accept the voting agreement as written and proposed that the BBI Parties could elect to terminate the voting agreement in certain circumstances.

        Also on July 27, representatives of Pillsbury and representatives of Genomic Health, including Mr. Radford, had discussions with representatives of Skadden and representatives of Exact Sciences, including Mr. Coward, regarding the scope of the representations and warranties and interim operating covenants in the draft agreement.

        Also on July 27, rumors of a potential transaction between the two parties were reported in the financial press.

        Mr. Conroy informed Ms. Popovits that he was unwilling to proceed with a transaction without a voting agreement containing a transfer restriction and that he was unwilling for the voting agreement to provide that the BBI Parties could terminate the voting agreement. Representatives of Centerview also conveyed to representatives of Goldman Sachs the same message.

        Later in the day on July 27, representatives of Akin Gump conveyed to representatives of Skadden that the BBI Parties were willing to enter into a voting agreement with transfer restrictions (subject to certain limited exceptions) and an agreement to vote in favor of the merger.

        Throughout the day on July 27, Mr. Conroy and Ms. Popovits had multiple conversations regarding diligence and open issues in the merger agreement, including certain employee benefits-related matters.

        In the evening of July 27, representatives of Skadden sent a revised draft of the merger agreement to representatives of Sullivan & Cromwell and Pillsbury, which included, among other things, a 3.25% termination fee, a 20-trading day averaging period for determining the final exchange ratio, revisions to the scope of the director and officer indemnification provisions and proposals with respect to certain outstanding interim operating covenant and employee-related matters.

        Also in the evening of July 27, representatives of Skadden sent a revised draft of the voting agreement to representatives of Akin Gump, which included a restriction on the ability of the BBI Parties to transfer their interests in Genomic Health prior to closing of the merger, subject to certain exceptions, including for an aggregate of 631,000 shares. The BBI Parties informed Genomic Health that certain of the BBI Parties might transfer those shares in the course of winding up certain older funds, potentially facilitating one or more charitable contributions by recipients.

        During the day on July 28, representatives of Pillsbury and of Sullivan & Cromwell had multiple conversations with representatives of Skadden regarding the scope of the representations and warranties, interim operating covenants and employee-related matters, as well as the status of open items in the draft merger agreement. Also during the day on July 28, Ms. Popovits had multiple conversations with Mr. Conroy regarding diligence matters and the open issues in the draft merger agreement, including regarding the number of trading days in the final averaging period and employee benefits matters.

        Late in the day on July 28, Mr. Conroy conveyed to Ms. Popovits that Exact Sciences was prepared to execute a transaction with a 3.25% termination fee and a 15-trading day averaging period for purposes of determining the final exchange ratio. Ms. Popovits conveyed to Mr. Conroy that she would need to bring this proposal to the Genomic Health Board, which would be considered along with any other open points in the merger agreement.

        On July 28, the Genomic Health Board held a special meeting, at which Mr. Radford and other members of senior management and representatives of Goldman Sachs, Pillsbury and Sullivan & Cromwell were in attendance. Representatives of Sullivan & Cromwell and Pillsbury updated the Genomic Health Board on the open items in the draft merger agreement, including the averaging period, termination fee and the scope of the director and officer indemnity and also presented an overall summary of the key terms of the merger agreement and the voting agreement. Representatives of Goldman Sachs then reviewed with the Genomic Health Board Goldman Sachs' financial analyses with respect to the proposed merger consideration. Representatives of Goldman Sachs then delivered to the Genomic Health Board Goldman Sachs' oral opinion (to be subsequently confirmed in writing) that, as of July 28, 2019 and subject to the factors and assumptions set forth in Goldman Sachs' written opinion, the merger consideration to be paid to holders (other than Exact Sciences and its affiliates) of Genomic Health common stock pursuant to the merger agreement was fair from a financial point of view to such holders. The Genomic Health Board indicated its satisfaction with the merger agreement, subject to resolving the final open items in the merger agreement, which the Genomic Health Board discussed. The Genomic Health Board instructed management and representatives of Sullivan & Cromwell to go back to Exact Sciences with Genomic Health's proposed scope for the director and officer indemnification provisions and to agree to a 15-trading day averaging period for purposes of determining the final exchange ratio and a termination fee equal to 3.25% of equity value. The Genomic Health Board then recessed in order for management and representatives of Sullivan & Cromwell to go back to Exact Sciences.

        Representatives of Sullivan & Cromwell then contacted a representative of Skadden to communicate that Genomic Health was willing to proceed based upon Genomic Health's proposed director and officer indemnity scope, a termination fee of 3.25% and a 15-trading day averaging period for purposes of determining the final exchange ratio. Members of senior management, including Ms. Popovits, also conveyed this message to members of senior management of Exact Sciences, including Mr. Conroy.

        Mr. Conroy informed Ms. Popovits of Exact Sciences' agreement with Genomic Health's proposed resolution of the open points. Separately, a representative of Skadden informed representatives of Sullivan & Cromwell of Exact Sciences' agreement with Genomic Health's proposed resolution of the open points.

        The Genomic Health Board then reconvened, with members of management and representatives of Sullivan & Cromwell and Pillsbury present. Ms. Popovits reported to the Genomic Health Board that Exact Sciences had agreed to the proposal made by Genomic Health. After discussion, the Genomic Health Board unanimously approved the merger agreement, determined that the merger agreement and the transactions contemplated by the merger agreement were advisable to and in the best interests of Genomic Health and its stockholders and resolved, subject to the terms of the merger agreement, to recommend that Genomic Health stockholders adopt the merger agreement and approve the merger.

        Late in the evening on July 28, Genomic Health and Exact Sciences executed the merger agreement and Exact Sciences and the BBI Parties executed the voting agreement.

        On July 29, Genomic Health and Exact Sciences issued a joint press release regarding the execution and delivery of the merger agreement, and each company issued an earnings release with its second quarter 2019 financial results.

Genomic Health Board of Directors' Recommendation and Reasons for the Merger

        On July 28, 2019, the Genomic Health Board unanimously (1) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement; (2) determined that the merger agreement and the transactions contemplated by the merger agreement are advisable to and in the best interests of Genomic Health and Genomic Health stockholders; (3) directed that the merger proposal be submitted to a vote of Genomic Health stockholders; and (4) recommended that the stockholders of Genomic Health vote "FOR" the merger proposal.

        In evaluating the merger agreement and the transactions contemplated by the merger agreement, the Genomic Health Board consulted with Genomic Health's management and legal and financial advisors. In recommending that Genomic Health stockholders vote their shares of common stock in favor of the merger proposal, the Genomic Health Board considered a number of factors, including the following (not necessarily listed in order of relative importance):

  •
  Genomic Health's business and operations and its current and historical financial condition and results of operations;

  •
  Genomic Health's strategic plan and related financial projections and the risks and uncertainties in executing on the strategic plan and achieving such financial projections, including risks related to the fact that the company's financial results depend largely on the sales from one test, increased competition and the regulatory environment in which Genomic Health does business, and the "risk factors" set forth in Genomic Health's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, and subsequent reports filed with the SEC;

  •
  The perceived risks of continuing as a standalone public company and the assessment that no other alternatives were reasonably likely in the near term to create greater value for Genomic Health stockholders than the merger, taking into account business, industry, competitive and market risks;

  •
  The historic trading ranges of Genomic Health common stock and the potential trading range of Genomic Health common stock absent announcement of the merger agreement;

  •
  Various financial analyses of Genomic Health as an independent company and Exact Sciences on a pro forma basis following the merger;

  •
  The fact that the implied value of the merger consideration at the offer price of $72.00 per share of Genomic Health common stock represents:

  •
  a premium of 5% to the closing price per share of Genomic Health common stock on July 26, 2019,

  •
  a premium of 34% to the closing price per share of Genomic Health common stock on June 26, 2019, and

  •
  a premium of 22% to the 45-day average VWAP for Genomic Health common stock as of July 26, 2019;

  •
  The fact that a substantial portion of the merger consideration consists of cash, providing Genomic Health stockholders with certainty of value and liquidity upon completion of the merger for such portion of the consideration, along with a significant stock component, which provides Genomic Health stockholders with participation in the upside potential of a larger, more diversified company or with liquidity should any Genomic Health stockholder not wish to retain its Exact Sciences common stock;

  •
  The historic trading ranges of Exact Sciences common stock;

  •
  The fact that the merger consideration was the result of extensive negotiations between Genomic Health and Exact Sciences and their respective advisors and the Genomic Health Board's belief, after consultation with its financial advisor, that the merger consideration represented the highest price that Exact Sciences was willing to pay;

  •
  The fact that the stock portion of the merger consideration is based upon a floating exchange ratio and subject to a $98.79 to $120.75 collar range, which provides protection within the range of the collar against a downward movement in the market price of Exact Sciences common stock prior to completion of the merger;

  •
  The fact that the value of the merger consideration payable to Genomic Health stockholders could increase in the event that the market price of Exact Sciences common stock increases above the high end of the collar of $120.75 prior to completion of the merger;

  •
  The expectation that the combined company will recognize anticipated annualized cost synergies following consummation of the proposed transaction, which Genomic Health stockholders will benefit from as continuing stockholders of Exact Sciences;

  •
  The solicitation process conducted by the Genomic Health Board from October 2017 to February 2018, with the assistance of Goldman Sachs, and the fact that the process did not result in any proposals to acquire Genomic Health, as well as the Genomic Health Board's belief, after consultation with its financial advisor, that none of the other participants in the prior process were likely to be in a position to propose an offer comparable to the offer presented by Exact Sciences and that it was very unlikely that any other company would make an offer that was competitive with the Exact Sciences proposal;

  •
  The opinion of Goldman Sachs, delivered to the Genomic Health Board on July 28, 2019, that, as of such date and based upon and subject to the factors and assumptions set forth in such opinion, the merger consideration to be paid to the holders (other than Exact Sciences and its affiliates) of shares of Genomic Health common stock pursuant to the merger agreement was fair from a financial point of view to such holders, and the related financial and comparative analyses performed by Goldman Sachs in connection with delivering its opinion, as more fully described below under the caption "—Opinion of Genomic Health's Financial Advisor" beginning on page 62. The full text of the written opinion of Goldman Sachs & Co. LLC, dated July 28, 2019, which sets forth assumptions made, procedures followed, matters considered and limitations on the reviews undertaken in connection with the opinion, is attached as Annex E to this proxy statement/prospectus, and is incorporated herein by reference;

  •
  Genomic Health's ability under the merger agreement, subject to certain conditions, to provide information to and engage in discussions or negotiations with third parties that make unsolicited bona fide written alternative acquisition proposals;

  •
  That if Genomic Health were to receive an alternative acquisition proposal from a third party that the Genomic Health Board determines, in good faith, after consultation with outside financial advisors and outside legal counsel, is reasonably likely to lead to a superior proposal, under the merger agreement, the Genomic Health Board would be able, subject to certain conditions, to consider such superior proposal and change its recommendation that Genomic Health stockholders vote in favor of the merger proposal and/or terminate the merger agreement in order to pursue such superior proposal;

  •
  The ability under the merger agreement for the Genomic Health Board, subject to certain conditions, to change its recommendation in favor of the merger in response to an intervening event if the Genomic Health Board determines, in good faith, after consultation with its outside financial advisors and outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties;

  •
  The other termination provisions contained in the merger agreement, including the fact that the Genomic Health Board believed that the termination fee of $92,400,000 is reasonable in light of, among other things, the benefits of the merger to Genomic Health stockholders, the typical size of such fees in similar transactions and the likelihood that such a fee would not preclude or unreasonably restrict the emergence of alternative acquisition proposals;

  •
  The likelihood of completion of the merger, taking into account:

  •
  the fact that the conditions to the merger are limited and customary;

  •
  the fact that Exact Science's obligations pursuant to the merger agreement are not subject to any financing condition or similar contingency that is based on Exact Sciences' ability to obtain financing;

    •
    the ability of Genomic Health to specifically enforce the merger agreement, including Exact Sciences' obligation to consummate the merger, subject to the terms and conditions therein; and

    •
    the obligation of the parties to use reasonable best efforts to obtain approvals or clearances from applicable antitrust and competition authorities.

  •
  The Genomic Health Board's knowledge of Exact Sciences, taking into account publicly available information regarding Exact Sciences and the results of Genomic Health's due diligence review of Exact Sciences;

  •
  The likelihood that Exact Sciences would be able to finance the merger given Exact Sciences' financial resources and financial profile;

  •
  The fact that the merger agreement was the product of arm's-length negotiations and contained terms and conditions that are, in the Genomic Health's view, favorable to Genomic Health and its stockholders;

  •
  The fact that the merger agreement was unanimously approved by the Genomic Health Board, which is comprised of a majority of independent directors who are not affiliated with Exact Sciences and are not employees of Genomic Health or any of its subsidiaries, and which received advice from Genomic Health's financial and legal advisors in evaluating, negotiating and recommending the terms of the merger agreement;

  •
  The condition to completing the merger that the merger must be approved by the holders of a majority of the outstanding shares of Genomic Health common stock so that stockholders will have the right to approve or disapprove of the merger; and

  •
  The availability of appraisal rights to Genomic Health stockholders who comply with specified procedures under Delaware law.

        The Genomic Health Board also considered a number of uncertainties, risks and other factors in its deliberations concerning the merger and the other transactions contemplated by the merger agreement, including the following (not necessarily listed in order of relative importance):

  •
  The fact that Genomic Health stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of Genomic Health's current strategy as an independent company;

  •
  The fact that the value of the merger consideration payable to Genomic Health stockholders could decrease in the event that the market price of Exact Sciences common stock decreases below the low end of the collar of $98.79 prior to completion of the merger;

  •
  The fact that, under specified circumstances, Genomic Health may be required to pay a $92,400,000 termination fee in the event the merger agreement is terminated and the effect this could have on Genomic Health, including the possibility that the termination fee payable by Genomic Health to Exact Sciences upon the termination of the merger agreement under certain circumstances could discourage some potential acquirers from making an alternative acquisition proposal, although the Genomic Health Board believes that the termination fee is reasonable in amount and would not unduly deter any other party that might be interested in acquiring Genomic Health;

  •
  The fact that Felix J. Baker and Julian C. Baker, directors of Genomic Health, and certain funds advised by an entity affiliated with Felix J. Baker and Julian C. Baker have agreed to vote the shares of common stock beneficially owned by them, representing in the aggregate approximately 25.3% of the outstanding shares of Genomic Health common stock (based on the total number of shares of common stock outstanding as of July 28, 2019) in accordance with, and subject to, the terms and conditions of the voting agreements, even if the Genomic Health Board were to withdraw its recommendation that stockholders approve the transaction, and the fact that the voting agreements could discourage some potential acquirers from making an alternative acquisition proposal;

  •
  The significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to complete the merger, which could affect Genomic Health's business operations;

  •
  The impact of the announcement, pendency or completion of the merger, or the failure to complete the merger, on Genomic Health's relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management and other personnel), payers, customers and suppliers (including as a result of payer or other contracts with provisions that require consent for, or have implications upon, a change of control of Genomic Health);

  •
  The restrictions in the merger agreement on Genomic Health's conduct of business prior to completion of the merger, which could delay or prevent Genomic Health from undertaking business opportunities that may arise, or taking other actions with respect to its operations that the Genomic Health Board and management might believe are appropriate or desirable;

  •
  The risk that the merger may not be consummated despite the parties' efforts or that consummation may be unduly delayed, including the possibility that the conditions to the parties' obligations to complete the merger, including receipt of required regulatory approvals, may not be satisfied and the potential resulting disruptions to Genomic Health's business;

  •
  The fact that receipt of the merger consideration would be taxable to Genomic Health stockholders that are treated as U.S. holders for U.S. federal income tax purposes;

  •
  The fact that while Genomic Health expects the merger to be completed if the merger proposal is approved by Genomic Health stockholders, there can be no assurance that all conditions to the parties' obligations to complete the merger will be satisfied;

  •
  The risk that Genomic Health stockholders do not approve the merger proposal;

  •
  The fact that the market price of Genomic Health common stock could be affected by many factors if the merger agreement were terminated, including: (1) if the merger agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting Genomic Health; (2) the possibility that as a result of the termination of the merger agreement possible acquirers may consider Genomic Health to be a less attractive acquisition candidate; and (3) the possible sale of Genomic Health common stock by short-term investors following an announcement that the merger agreement was terminated;

  •
  The challenges inherent in the combination of two businesses of the size and complexity of Genomic Health and Exact Sciences, and the risks of not being able to realize the anticipated synergies and other anticipated benefits of the merger within the contemplated timeframe or at all;

  •
  The fact that Genomic Health's directors and executive officers have financial interests in the transactions that are not shared by all Genomic Health stockholders, including interests of the type and nature described in "—Interests of Certain Persons in the Merger" beginning on page 75;

  •
  The risk of litigation, injunctions or other legal proceedings related to the transaction; and

  •
  The risks of the type and nature described under "Risk Factors" beginning on page 34 and the matters described under "Cautionary Note Regarding Forward-Looking Statements" beginning on page 32.

        The Genomic Health Board believed that, overall, the potential benefits of the merger to Genomic Health stockholders outweighed the risks and uncertainties of the merger.

        This discussion of the information and factors considered by the Genomic Health Board in reaching its conclusions and recommendation includes the principal factors considered by the Genomic Health Board, but is not intended to be exhaustive and may not include all of the factors considered by the Genomic Health Board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the other transactions contemplated by the merger agreement, and the complexity of these matters, the Genomic Health Board did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and the other transactions contemplated by the merger agreement, and to make its recommendation to Genomic Health stockholders. Rather, the Genomic Health Board viewed its decisions as being based on the totality of the information presented to it and the factors it considered, including its discussions with, and questioning of, members of Genomic Health's management and advisors, as well as its experience and history. In addition, individual members of the Genomic Health Board may have assigned different weights to different factors.

        Certain of Genomic Health's directors and executive officers have interests in the merger that are different from, or in addition to, those of Genomic Health stockholders. The Genomic Health Board was aware of and considered these potential interests, among other matters, in evaluating the merger and in making its recommendation to Genomic Health stockholders. For a discussion of these interests, see "—Interests of Certain Persons in the Merger" beginning on page 75.

        The Genomic Health Board unanimously determined that the merger agreement and the transactions contemplated by the merger agreement were advisable to and in the best interests of Genomic Health and its stockholders and approved the merger agreement. Accordingly, the Genomic Health Board unanimously recommends that Genomic Health stockholders vote "FOR" the merger proposal at the special meeting.

Opinion of Genomic Health's Financial Advisor

Opinion of Goldman Sachs

        Goldman Sachs delivered its opinion to the Genomic Health Board that, as of July 28, 2019 and based upon and subject to the factors and assumptions set forth therein, the aggregate of $27.50 in cash and the shares of Exact Sciences common stock equal to the exchange ratio (as defined in the merger agreement) to be paid to the holders (other than Exact Sciences and its affiliates) of shares of Genomic Health common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Goldman Sachs, dated July 28, 2019, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Genomic Health Board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of Genomic Health common stock should vote with respect to the merger, or any other matter.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the merger agreement;

  •
  annual reports to stockholders and Annual Reports on Form 10-K of Genomic Health and Exact Sciences for the five years ended December 31, 2018;

  •
  certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Genomic Health and Exact Sciences;

  •
  certain publicly available research analyst reports for Genomic Health and Exact Sciences;

  •
  certain other communications from Genomic Health and Exact Sciences to their respective stockholders; and

  •
  certain internal financial analyses and forecasts for Genomic Health prepared by its management and for Exact Sciences standalone prepared by Genomic Health's management, and certain financial analyses and forecasts for Exact Sciences pro forma for the transaction prepared by Genomic Health's management, in each case, as approved for Goldman Sachs' use by Genomic Health, which are referred to as the management forecasts, including certain operating synergies projected by Genomic Health's management to result from the merger, as approved for Goldman Sachs' use by Genomic Health, which are referred to as the synergies.

        Goldman Sachs also held discussions with members of the senior managements of Genomic Health and Exact Sciences regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition, and future prospects of Genomic Health and Exact Sciences; reviewed the reported price and trading activity for Genomic Health common stock and Exact Sciences common stock; compared certain financial and stock market information for Genomic Health and Exact Sciences with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the diagnostic services industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

        For purposes of rendering its opinion, Goldman Sachs, with Genomic Health's consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with Genomic Health's consent that the management forecasts, including the synergies, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Genomic Health's management. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Genomic Health or Exact Sciences or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on Genomic Health or Exact Sciences or on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs also assumed that the merger would be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

        Goldman Sachs' opinion does not address the underlying business decision of Genomic Health to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to Genomic Health; nor does it address any legal, regulatory, tax or accounting matters. Since February 2018, Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, Genomic

Health or any other alternative transaction. Goldman Sachs' opinion addresses only the fairness from a financial point to the holders (other than Exact Sciences and its affiliates) of shares of Genomic Health common stock, of the consideration to be paid to such holders pursuant to the merger agreement. Goldman Sachs' opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Genomic Health; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Genomic Health or Exact Sciences, or class of such persons in connection with the merger, whether relative to the consideration to be paid to the holders (other than Exact Sciences and its affiliates) of shares of Genomic Health common stock pursuant to the merger agreement or otherwise. Goldman Sachs' opinion was necessarily based on economic, monetary market and other conditions, as in effect on, and the information made available to it as of the date of, its opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which shares of Exact Sciences common stock will trade at any time or as to the impact of the merger on the solvency or viability of Genomic Health or Exact Sciences or the ability of the Genomic Health or Exact Sciences to pay their respective obligations when they come due. Goldman Sachs' opinion was approved by a fairness committee of Goldman Sachs.

        The following is a summary of the material financial analyses delivered by Goldman Sachs to the Genomic Health Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 26, 2019, the last completed trading day before the public announcement of the merger, and is not necessarily indicative of current market conditions.

        Historical Stock Trading Analysis.    Goldman Sachs analyzed the implied value of the consideration per share of $72.00 to be paid to holders of Genomic Health common stock pursuant to the merger agreement in relation to the July 26, 2019, June 26, 2019, and the 45-day volume-weighted average price, or VWAP, of Genomic Health common stock.

        This analysis indicated that the implied value of the consideration per share of $72.00 to be paid to Genomic Health stockholders pursuant to the merger agreement represented:

  •
  a premium of 5% based on the closing price on July 26, 2019, the last completed trading day prior to announcement, of $68.66 per share;

  •
  a premium of 34% based on the closing price on June 26, 2019, one month prior to announcement, of $53.88 per share; and

  •
  a premium of 22% based on the 45-day VWAP of $59.02 per share.

        Selected Companies Analysis.    Goldman Sachs reviewed and compared certain financial information for Genomic Health to corresponding financial information and public market multiples for the following publicly traded corporations, which are collectively referred to as the peer companies:

  •
  Guardant Health, Inc.

  •
  Exact Sciences

  •
  Invitae Corporation

  •
  Myriad Genetics, Inc.

  •
  Natera, Inc.

  •
  Neogenomics, Inc.

  •
  Veracyte, Inc.

        Additionally, Goldman Sachs reviewed and compared certain financial information for Genomic Health to corresponding financial information and public market multiples for the following publicly traded companies in the diagnostic services industry, which are collectively referred to as the diagnostic lab companies:

  •
  Laboratory Corporation of America Holdings

  •
  Quest Diagnostics Incorporated

        Although none of the selected companies is directly comparable to Genomic Health or Exact Sciences, the companies included as either peer companies or diagnostic lab companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Genomic Health and Exact Sciences.

        Goldman Sachs also calculated and compared various financial multiples based on financial data as of July 26, 2019 and Institutional Brokers' Estimate System, which is referred to as IBES, estimates. The multiples and ratios of Genomic Health were calculated using the Genomic Health common stock closing price per share on July 26, 2019 of $68.66, and the multiples and ratios of Exact Sciences were calculated using the Exact Sciences common stock closing price per share on July 26, 2019 of $117.92. The multiples and ratios of Genomic Health and Exact Sciences were based on information provided by Genomic Health's management, publicly available market data and IBES estimates. The multiples and ratios for each of the selected companies were based on publicly available market data as of July 26, 2019. Goldman Sachs also calculated the selected companies' estimated enterprise value to revenue, or EV / Revenue, multiples for calendar years 2019 and 2020 and compared those results to the estimated EV / Revenue results for Genomic Health over that same period.

        The results of these analyses are summarized as follows:

Peer Companies	2019E - 2021E Revenue CAGR	EV / 2019E Revenue		EV / 2020E Revenue
Guardant Health, Inc.	43.7%	NM	*	NM	*
Exact Sciences	42.0%	21.8x		15.3x
Invitae Corporation	47.2%	10.6x		7.1x
Myriad Genetics, Inc.	4.7%	2.6x		2.5x
Natera, Inc.	17.6%	7.0x		5.9x
Neogenomics, Inc.	10.2%	6.3x		5.6x
Veracyte, Inc.	12.2%	11.3x		10.1x

*
Multiples above 30 shown as NM.

Diagnostic Lab Companies	2019E - 2021E Revenue CAGR	EV / 2019E Revenue	EV / 2020E Revenue
Laboratory Corporation of America Holdings	4.3%	1.9x	1.9x
Quest Diagnostics Incorporated	2.6%	2.3x	2.3x

Peer Companies
				Genomic Health (management)		Genomic Health (IBES)
	Range	Median
2019E - 2021E Revenue CAGR	4.7% - 47.2%*	17.6%		12.3%	**	9.1%	*
EV / 2019E Revenue	2.6x - 21.8x*	8.8x	*	5.5x	**	5.6x	*
EV / 2020E Revenue	2.5x - 15.3x*	6.5x	*	4.9x	**	5.1x	*

Diagnostic Lab Companies
				Genomic Health (management)		Genomic Health (IBES)
	Range	Median
2019E - 2021E Revenue CAGR	2.6% - 4.3%*	3.5%	*	12.3%	**	9.1%	*
EV / 2019E Revenue	1.9x - 2.3x*	2.1x	*	5.5x	**	5.6x	*
EV / 2020E Revenue	1.9x - 2.3x*	2.1x	*	4.9x	**	5.1x	*

*
Per IBES estimates.

**
Using revenue estimates per Genomic Health management projections.

Guardant Health, Inc. omitted as not meaningful because the multiple was greater than 25x.

        Illustrative Present Value of Future Share Price Analysis—Genomic Health Standalone.    Goldman Sachs performed an illustrative analysis of the implied present value of the future price per share of Genomic Health common stock, which is designed to provide an indication of the present value of a theoretical future value of a company's equity as a function of such company's financial multiples. For this analysis, Goldman Sachs used the management forecasts of revenue for fiscal years 2020 to 2022 and the net debt and number of fully diluted outstanding shares of Genomic Health as of December 31, 2019 through 2021, as provided by Genomic Health's management. Goldman Sachs first multiplied the management forecasts of revenue for fiscal years 2020 to 2022 by an illustrative range of enterprise value to forward revenue multiples of 3.5x to 5.5x to determine implied per share future equity values of Genomic Health common stock estimates for each of the fiscal years 2019 to 2021. These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading data and the current EV / Revenue multiples for Genomic Health, the peer companies, and the diagnostic lab companies. Goldman Sachs then added the assumed amount of Genomic Health's net cash as of December 31 for each of the fiscal years 2019 to 2021 set forth in the management forecasts to calculate a range of illustrative equity values for Genomic Health. Goldman Sachs then divided this range of illustrative equity values by the number of Genomic Health's estimated fully diluted shares as of December 31 for each of the fiscal years 2019 to 2021, per the management forecasts, to calculate a range of illustrative future equity values per share for Genomic Health. These implied per share future equity values for the twelve-month periods ending on December 31, 2019, December 31, 2020 and December 31, 2021, respectively, were then discounted to June 30, 2019 using an illustrative discount rate of 9.4%, reflecting an estimate of Genomic Health's cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $51.20 to $79.66 per share of Genomic Health common stock.

        Illustrative Pro Forma Present Value of Future Share Price Analysis—Value to Genomic Health Stockholders.    Goldman Sachs performed an illustrative analysis, using the management forecasts, of the implied present value of the merger consideration per share of Genomic Health common stock based on a theoretical future value per share of the common stock of the pro forma combined company (including synergies). For this analysis, Goldman Sachs used the management forecasts of revenue of the pro forma combined company for fiscal years 2020 to 2022 and the net debt and number of fully diluted outstanding shares of the pro forma combined company as of December 31, 2019 through 2021, as provided by Genomic Health's management.

        Goldman Sachs first calculated the illustrative implied future equity values per share of the pro forma combined company as of December 31 for each of the fiscal years 2019 to 2021, by applying enterprise value to forward revenue multiples of 9.0x to 14.0x to forward year pro forma revenue for the pro forma combined company (including synergies). These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading data and the current EV / Revenue multiples for the Company, the peer companies, and the diagnostic lab companies. Goldman Sachs then subtracted the assumed amount of the pro forma combined company's net debt as of December 31 for each of the fiscal years 2019 to 2021 based on the management forecasts to calculate a range of illustrative equity values for the pro forma combined company. Goldman Sachs then divided this range of illustrative equity values by the number of the pro forma combined company's estimated fully diluted shares as of December 31 for each of the fiscal years 2019 to 2021 based on the management forecasts to calculate a range of illustrative future equity values per share for the pro forma combined company. Goldman Sachs then discounted these future values back to June 30, 2019, using an illustrative discount rate of 9.1%, reflecting an estimate of the pro forma combined company's cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then multiplied the range of illustrative present equity values it derived for the shares of the pro forma combined company's stock by the exchange ratio of 0.37737 shares of Exact Sciences common stock to be paid for each share of Genomic Health common stock (the exchange ratio was calculated based on the Exact Sciences common stock closing price of $117.92 per share on July 26, 2019), and added the result to the $27.50 in per share cash consideration to be paid to the holders of Genomic Health common stock pursuant to the merger agreement. This analysis resulted in a range of illustrative present values for the merger consideration to be paid for the shares of Genomic Health common stock of $60.64 to $94.39.

        Illustrative Discounted Cash Flow Analysis—Genomic Health Standalone.    Using the management forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Genomic Health. Using discount rates ranging from 9% to 10%, reflecting estimates of Genomic Health's weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2019 (i) estimates of unlevered free cash flow for Genomic Health for the years 2019 through 2026 as reflected in the management forecasts and (ii) a range of illustrative terminal values for Genomic Health, which were calculated by applying perpetuity growth rates, ranging from 2.0% to 4.0%, to a terminal year estimate of the free cash flow to be generated by Genomic Health, as reflected in the management forecasts (which analysis implied exit terminal year earnings before interest, taxes, depreciation and amortization, or EBITDA, multiples ranging from 9.2x to 14.9x). Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the management forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived ranges of illustrative enterprise values for Genomic Health by adding the ranges of present values it derived above. Goldman Sachs then added to the range of illustrative enterprise values it derived for Genomic Health, in each case, the amount of Genomic Health's net cash of $244 million as of June 30, 2019, as provided by Genomic Health's management, to derive a range of illustrative equity values for Genomic Health. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Genomic Health common stock, as provided by Genomic Health's management, to derive a range of illustrative present values per share ranging from $49.03 to $69.83.

        Illustrative Discounted Cash Flow Analysis—Pro Forma Value Per Share to Genomic Health Stockholders.    Using the pro forma combined company forecasts (which were part of the management forecasts), Goldman Sachs performed an illustrative discounted unlevered free cash flow analysis for the combined company on a pro forma basis (including synergies). Using discount rates ranging from 8.5% to 9.5%, reflecting estimates of the pro forma combined company's weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2019 (i) estimates of unlevered free cash flow for the pro forma combined company in the years 2019 through 2026 as reflected in the management forecasts and (ii) a range of illustrative terminal values for the pro forma combined company, which were calculated by applying perpetuity growth rates, ranging from 3.0% to 5.0%, to a terminal year estimate of the free cash flow to be generated by the pro forma combined company (including synergies), as reflected in the management forecasts. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the pro forma combined company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the management forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived ranges of illustrative enterprise values for the pro forma combined company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for the pro forma combined company, in each case, pro forma net debt for the pro forma combined company as of June 30, 2019, as provided by Genomic Health's management, to derive a range of illustrative equity values for the pro forma combined company. Goldman Sachs then divided the range of illustrative equity values it derived by the number of outstanding shares of the pro forma combined company following the merger. Goldman Sachs then multiplied the range of illustrative present equity values it derived for the shares of the pro forma combined company's stock by the exchange ratio of 0.37737 shares of Exact Sciences common stock to be paid for each share of Genomic Health common stock (the exchange ratio was calculated based on the Exact Sciences common stock closing price of $117.92 per share on July 26, 2019), and added the result to the $27.50 in per share cash consideration to be paid to the holders of Genomic Health common stock pursuant to the merger agreement. This analysis resulted in a range of illustrative present values for the merger consideration to be paid for the shares of Genomic Health common stock of $51.22 to $71.57 per share.

        Selected Transactions Analysis.    Goldman Sachs analyzed certain information relating to the following selected transactions in the diagnostic services industry over the last 10 years:

Date Announced	Acquirer	Target
June 19, 2018	Roche Holding AG	Foundation Medicine, Inc.
May 28, 2018	Myriad Genetics, Inc.	Counsyl, Inc.
July 6, 2017	Konica Minolta, Inc.	Ambry Genetics Corporation
August 3, 2016	Myriad Genetics, Inc.	Assurex Health, Inc.
July 27, 2016	Laboratory Corporation of America Holdings	Sequenom Inc.
October 21, 2015	NeoGenomics Laboratories, Inc.	Clarient, Inc.
June 4, 2015	OPKO Health, Inc.	Bio-Reference Laboratories Inc.
December 2, 2014	Roche Holding AG	Ariosa Diagnostics, Inc.
February 4, 2014	Myriad Genetics, Inc.	Crescendo Bioscience, Inc.
October 6, 2011	Miraca Holdings Inc.	Caris Life Sciences, Inc.
March 18, 2011	Quest Diagnostics Incorporated	Celera Corporation
February 24, 2011	Quest Diagnostics Incorporated	Athena Diagnostics, Inc.
January 24, 2011	Novartis AG	Genoptix, Inc.
October 22, 2010	GE Healthcare Limited	Clarient, Inc.
September 13, 2010	Laboratory Corporation of America Holdings	Genzyme Genetics

        Although none of the selected transactions are directly comparable to the merger, the transactions included as selected transactions were chosen because they had target companies with operations that for purposes of analysis may be considered similar to certain operations of Genomic Health and Exact Sciences.

        For each of the selected transactions, Goldman Sachs calculated and compared the levered aggregate consideration (excluding earnouts) as a multiple of latest twelve months sales. This analysis indicated a median multiple of 3.3x across the period. This analysis also indicated a 25th percentile multiple of 2.5x and 75th percentile multiple of 4.9x across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative multiples of 2.5x to 4.9x to Genomic Health's last twelve months revenue estimate of $411 million as of June 30, 2019 (assuming net cash of $244 million as of June 30, 2019, as provided by Genomic Health's management) and calculated a range of implied equity values per share of Genomic Health common stock of $33.19 to $57.56.

        Premia Analysis.    Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for the aforementioned selected transactions during the last 10 years in the diagnostic services industry. With respect to those selected transactions, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid in the diagnostic services transactions (excluding earnouts) relative to the target's closing stock price one month prior to announcement of the transaction. This analysis indicated a median premium of 45.8% across the period. This analysis also indicated a 25th percentile premium of 28.0% and 75th percentile premium of 60.7% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 28.0% to 60.7% to the closing price per share of Genomic Health common stock one month prior to announcement of $53.88 and calculated a range of implied equity values per share of Genomic Health common stock of $68.97 to $86.59.

        Additionally, Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for cash and stock consideration transactions during the 5 year period ending July 26, 2019 involving a public company as the target where the disclosed enterprise values for the transaction were between $1,000,000,000 and $5,000,000,000. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid in the transactions relative to the target's closing stock price one month prior to announcement of the transaction. This analysis indicated a median premium of 20.1% across the period. This analysis also indicated a 25th percentile premium of 8.6% and 75th percentile premium of 38.2% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 8.6% to 38.2% to the closing price per share of Genomic Health common stock one month prior to announcement of $53.88 and calculated a range of implied equity values per share of Genomic Health common stock of $58.51 to $74.46.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Genomic Health or Exact Sciences or the merger.

        Goldman Sachs prepared these analyses for purposes of Goldman Sachs' providing its opinion to the Genomic Health Board as to the fairness from a financial point of view of the consideration to be paid to the holders (other than Exact Sciences and its affiliates) of shares of Genomic Health common stock pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Genomic Health, Exact Sciences, Merger Sub, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

        The merger consideration was determined through arm's-length negotiations between Genomic Health and Exact Sciences and was approved by the Genomic Health Board. Goldman Sachs provided advice to Genomic Health during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Genomic Health or the Genomic Health Board or that any specific amount of consideration constituted the only appropriate consideration for the merger.

        As described above, Goldman Sachs' opinion to the Genomic Health Board was one of many factors taken into consideration by the Genomic Health Board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex E.

        Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Genomic Health, Exact Sciences, any of their respective affiliates and third parties, including Baker Bros. Advisors LP ("Baker Bros"), one or more affiliates of which is a significant stockholder of Genomic Health, and its affiliates and portfolio companies, or any currency or commodity that may be involved in the merger. Goldman Sachs acted as financial advisor to Genomic Health in connection with, and participated in certain of the negotiations leading to, the merger. During the two year period ended July 28, 2019, the Investment Banking Division of Goldman Sachs has not been engaged by Genomic Health, Exact Sciences, Baker Bros, or any of their respective affiliates and, as applicable, portfolio companies to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide investment banking services to Genomic Health, Exact Sciences and their respective affiliates and, as applicable, portfolio companies for which the Investment Banking Division of Goldman Sachs may receive compensation. Goldman Sachs and its affiliates also may have co-invested with Baker Bros and its affiliates from time to time and may have invested in limited partnership units of affiliates of Baker Bros from time to time and may do so in the future.

        The Genomic Health Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated January 23, 2018, Genomic Health engaged Goldman Sachs to act as its financial advisor in connection with the merger. The letter agreement between Genomic Health and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $32.7 million, all of which is contingent upon consummation of the merger. In addition, Genomic Health has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Certain Unaudited Prospective Financial Information

        Genomic Health and Exact Sciences do not, as a matter of course, make long-term projections as to future performance available to the public other than generally providing from time to time estimated ranges of certain expected financial results and operational metrics for the current or impending fiscal year in its regular quarterly earnings press releases and other investor materials. Genomic Health and Exact Sciences avoid making public projections for extended periods due to, among other things, the inherent difficulty of predicting future periods and the likelihood that the underlying assumptions and estimates will prove incorrect.

        In connection with a possible transaction, Genomic Health's management provided certain non-public, unaudited prospective financial information regarding Genomic Health's anticipated results of operations and prospective synergies from the combination of Genomic Health and Exact Sciences for fiscal years 2019 through 2026 to the Genomic Health Board and Genomic Health's financial advisor, Goldman Sachs. None of Exact Sciences nor any of its representatives furnished Genomic Health with any non-public prospective financial information regarding Exact Sciences, other than with respect to Exact Sciences' second quarter 2019 financial results and increased revenue guidance for 2019, which were made public in connection with the announcement of the merger agreement. Genomic Health's management provided to the Genomic Health Board and Goldman Sachs certain internally generated, unaudited prospective financial information regarding Exact Sciences' pro forma combined company anticipated results of operations for fiscal years 2019 through 2026, which were based on Genomic Health's anticipated results of operations and consensus analyst estimates for Exact Sciences with adjustments based on diligence completed by Genomic Health and also reflected certain operating synergies projected by Genomic Health's management to result from the transaction contemplated by the merger agreement. The projected operating synergies were discussed with Exact Sciences' Chief Financial Officer. This unaudited prospective financial information is referred to as the forecasts.

        The forecasts reflect numerous estimates and assumptions made by Genomic Health's management at the time such forecasts were prepared or approved for use by Goldman Sachs, and represent Genomic Health's management's evaluation of Genomic Health's expected future financial performance on a stand-alone basis and Exact Sciences' expected future financial performance on a pro forma combined basis, including certain operating synergies as described above. Actual results will likely differ, and may differ materially, from those contained in the forecasts.

        The forecasts contained in this section "—Certain Unaudited Prospective Financial Information" were not prepared for public disclosure. The inclusion of this information in this proxy statement/prospectus does not constitute an admission or representation by Genomic Health that the information is material. You should note that the forecasts constitute forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements" beginning on page 32.

        Genomic Health uses certain financial measures in the forecasts that are not in accordance with GAAP as supplemental measures to evaluate operational performance. While Genomic Health believes that non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of non-GAAP financial measures. Non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of Genomic Health's competitors and may not be directly comparable to similarly titled measures of Genomic Health's competitors or other companies due to potential differences in the exact method of calculation. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP.

        The following is a summary of the forecasts:

Genomic Health Stand-Alone Forecasts(1):

	Fiscal Year (in millions)
	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E
Revenue	$452	$512	$570	$630	$720	$818	$894	$939
EBITDA (non-GAAP)(2)	$74	$102	$125	$147	$178	$218	$236	$247
EBIT (non-GAAP)(3)	$61	$87	$108	$129	$158	$196	$214	$225
(–) Taxes	$(15)	$(21)	$(26)	$(26)	$(32)	$(39)	$(43)	$(45)
% Tax rate	24%	24%	24%	20%	20%	20%	20%	20%
(+) Depreciation and amortization	$13	$15	$17	$18	$20	$22	$22	$22
(–) Capital expenditures	$(15)	$(20)	$(15)	$(15)	$(25)	$(20)	$(22)	$(23)
(–) Increase in net working capital	$(5)	$(12)	$(12)	$(12)	$(18)	$(20)	$(15)	$(9)
Unlevered free cash flow	$39	$49	$73	$95	$103	$139	$156	$170

(1)
Stand-alone forecasts of Genomic Health were provided by Genomic Health's management.

(2)
EBITDA is presented after the impact of stock-based compensation.

(3)
EBIT is presented after the impact of stock-based compensation.

Exact Sciences Pro Forma Combined Forecasts(1):

	Fiscal Year (in millions)
	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E
Revenue	$1,252	$1,642	$2,110	$2,515	$3,079	$3,647	$4,162	$4,518
EBITDA (non-GAAP)(2)(4)	$(117)	$59	$281	$521	$767	$1,021	$1,226	$1,360
EBIT (non-GAAP)(3)(4)	$(175)	$1	$214	$453	$697	$949	$1,154	$1,288
(–) Taxes	$—	$(0)	$(47)	$(100)	$(153)	$(209)	$(254)	$(283)
% Tax rate	22%	22%	22%	22%	22%	22%	22%	22%
(+) Depreciation and amortization	$58	$58	$67	$68	$70	$72	$72	$72
(–) Capital expenditures	$(198)	$(102)	$(65)	$(65)	$(75)	$(70)	$(72)	$(73)
(–) Increase in net working capital	$(55)	$(54)	$(68)	$(28)	$(38)	$(43)	$(41)	$(32)
Unlevered free cash flow	$(370)	$(97)	$101	$329	$501	$700	$859	$972

(1)
Pro forma Exact Sciences forecasts reflecting the combined company were provided by Genomic Health's management and include projected operating synergies that were discussed with Exact Sciences' Chief Financial Officer.

(2)
EBITDA is presented after the impact of stock-based compensation.

(3)
EBIT is presented after the impact of stock-based compensation.

(4)
Includes projected pre-tax operating synergies of $8 million in fiscal year 2020, $17 million in fiscal year 2021 and $25 million in each of the remaining fiscal years.

Important Information About Unaudited Prospective Financial Information

        The prospective financial information contained in this section "—Certain Unaudited Prospective Financial Information," which is referred to as the prospective financial information, constitutes forward-looking information. While the prospective financial information was prepared in good faith and based on information available at the time of preparation, no assurance can be made regarding actual future events. The estimates and assumptions underlying the prospective financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant uncertainties and contingencies, including, among others, risks and uncertainties described in the sections of this proxy statement/prospectus entitled "Risk Factors" beginning on page 34 and "Cautionary Note Regarding Forward-Looking Statements" beginning on page 32, all of which are difficult to predict and many of which are beyond the control of Genomic Health. There can be no assurance that the underlying assumptions or projected results will be realized, and actual results will likely differ, and may differ materially, from those reflected in the prospective financial information, whether or not the merger is completed. As a result, the prospective financial information cannot be considered predictive of actual future operating results, nor should it be construed as financial guidance, and this information should not be relied on as such.

        The prospective financial information was prepared solely for internal use by Genomic Health or Goldman Sachs (in its role as financial advisor to Genomic Health). Exact Sciences did not furnish Genomic Health with any non-public prospective financial information regarding Exact Sciences, other than with respect to Exact Sciences' second quarter 2019 financial results and increased revenue guidance for 2019, which were made public in connection with the announcement of the merger agreement. The prospective financial information is the responsibility of the management of Genomic Health, and was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the SEC regarding projections and forward-looking statements and the use of non-GAAP measures or GAAP. The non-GAAP financial measures used in the forecasts were approved by Genomic Health for Goldman Sachs' use in connection with its opinion and were relied upon by the Genomic Health Board in connection with its consideration of a possible transaction. The SEC rules, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to Goldman Sachs or to the Genomic Health Board in connection with a proposed business combination such as the merger if the disclosure is included in a document such as this proxy statement/prospectus. In addition, reconciliations of non-GAAP financial measures to a GAAP financial measure were not relied upon by Goldman Sachs for purposes of its opinion or by the Genomic Health Board in connection with its consideration of the merger agreement, the merger and the merger consideration. Accordingly, Genomic Health has not provided a reconciliation of the financial measures included in the forecasts to the relevant GAAP financial measures. In addition, the forecasts were not prepared with a view towards complying with GAAP. The forecasts may differ from published analyst estimates and forecasts and do not take into account any events or circumstances after the date they were prepared, including the announcement of the merger.

        The inclusion of the prospective financial information in this proxy statement/prospectus is not an admission or representation by Exact Sciences, Merger Sub or Genomic Health that such information is material or that the results contained in such information will be achieved. The prospective financial information does not reflect any impact of the merger or the other transactions contemplated by the merger agreement.

        No independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information and, accordingly, no independent registered public accounting firm has expressed any opinion or given any other form of assurance with respect thereto and no independent registered public accounting firm assumes any responsibility for the prospective financial information or its achievability. The reports of the independent registered public accounting firms incorporated by reference into this proxy statement/prospectus relate to the historical financial information of Genomic Health and Exact Sciences. Such reports do not extend to the prospective financial information and should not be read to do so. The independent registered public accounting firms disclaim any association with the prospective financial information. By including in this proxy statement/prospectus the prospective financial information, neither Exact Sciences, Merger Sub, Genomic Health nor any of their advisors or other representatives, including Goldman Sachs, has made or makes any representation to any person regarding the ultimate performance of Genomic Health, Exact Sciences or the combined company in the future compared to such information contained herein. Such information covers multiple years and such information by its nature becomes less predictive and subject to greater uncertainty with each succeeding year.

        The summary of the forecasts is being included in this proxy statement/prospectus to give Genomic Health stockholders access to information that was provided to the Genomic Health Board and Goldman Sachs in the course of evaluating the merger. The prospective financial information is not included in this proxy statement/prospectus in order to induce any Genomic Health stockholder to vote in favor of the merger proposal or any of the other proposals to be voted on at the special meeting or to influence any stockholder to make any investment decision with respect to the merger or for any other purpose.

        EXCEPT AS MAY BE REQUIRED BY FEDERAL SECURITIES LAWS, EXACT SCIENCES, MERGER SUB, GENOMIC HEALTH AND THEIR RESPECTIVE ADVISORS DO NOT INTEND TO UPDATE, AND EXPRESSLY DISCLAIM ANY RESPONSIBILITY TO UPDATE, OR OTHERWISE REVISE, THE ABOVE PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING OR EVENTS OCCURRING AFTER THE DATE OF

THEIR PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR OR NO LONGER APPROPRIATE (EVEN IN THE SHORT TERM) OR TO REFLECT CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS.

In light of the foregoing and the uncertainties inherent in the prospective financial information, stockholders of Genomic Health are cautioned not to place undue reliance on such information.

Interests of Certain Persons in the Merger

        In considering the recommendation of the Genomic Health Board that you vote to adopt the merger agreement, you should be aware that aside from their interests as Genomic Health stockholders, Genomic Health's directors and executive officers have interests in the merger that are different from, or in addition to, those of Genomic Health stockholders generally. Members of the Genomic Health Board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to Genomic Health stockholders that the merger agreement be adopted. For more information, see the sections entitled "The Merger—Background of the Merger" beginning on page 46 and "The Merger—Genomic Health Board of Directors' Recommendation and Reasons for the Merger" beginning on page 57. These interests are described in more detail below.

  Treatment of Outstanding Equity-Based Awards

        As described further in the section titled "The Merger Agreement—Treatment of Genomic Health Equity Awards" beginning on page 90, outstanding Genomic Health equity awards held by directors and executive officers will be subject to the following treatment:

  •
  Director RSU Awards.  As of the effective time of the merger, each restricted stock unit award relating to shares of Genomic Health common stock granted under any Genomic Health equity plan, which is referred to herein as a Genomic Health RSU award, that is held by a non-employee director of Genomic Health and remains outstanding immediately prior to the effective time of the merger, will, to the extent not vested, become fully vested, and all such Genomic Health RSU awards will be canceled without any action on the part of any holder or beneficiary thereof in consideration for the right to receive the merger consideration in respect of each share of Genomic Health common stock subject to such Genomic Health RSU award immediately prior to the effective time of the merger.

  •
  Executive Officer RSU Awards.  As of the effective time of the merger, each Genomic Health RSU award that is held by an executive officer of Genomic Health and remains outstanding immediately prior to the effective time of the merger will, without any action on the part of the holder thereof, be assumed by Exact Sciences and converted into a restricted stock unit award of Exact Sciences equal to the product of (i) the number of shares of Genomic Health common stock subject to the Genomic Health RSU award and (ii) the equity award exchange ratio. Each converted Exact Sciences RSU award will have the same terms and conditions as were applicable under such Genomic Health RSU award immediately prior to the effective time of the merger, provided that in the event that an executive officer is terminated without "cause" or resigns for "good reason" pursuant to the terms of the Executive Severance Plans (as defined and discussed below in "—Severance Plans for Executive Management"), both of which are referred to herein as a qualifying termination, upon or within 18 months following the effective time of the merger, the converted Exact Sciences RSU award will accelerate and immediately become vested in full under the Executive Severance Plans.

    Under the merger agreement, the equity award exchange ratio means the sum of (A) the quotient of the cash consideration ($27.50) divided by the volume-weighted average prices per share of Exact Sciences common stock over the 15 consecutive trading days ending immediately prior to the closing date plus (B) the exchange ratio.

  •
  Director Stock Options.  As of the effective time of the merger, each compensatory option to purchase Genomic Health common stock granted under any Genomic Health equity plan, which is referred to herein as a Genomic Health stock option, that is held by a non-employee director of Genomic Health, whether vested or unvested, and remains outstanding immediately prior to the effective time of the merger, will be canceled without any action on the part of any holder thereof in consideration for the right to receive the merger consideration as promptly as practicable following the effective time of the merger in respect of each net option share subject to such Genomic Health stock option immediately prior to the effective time of the merger.

    Under the merger agreement, net option share means the quotient of (A) the product of (1) the excess, if any, of the sum of (a) $27.50 in cash, without interest, plus (b) the exchange ratio multiplied by the average of the volume-weighted average prices per share of Exact Sciences common stock over the 15 consecutive trading days ending immediately prior to the closing date (the sum of (a) plus (b) is referred to herein as the value of the merger consideration), over the exercise price per share of Genomic Health common stock subject to such Genomic Health stock option immediately prior to the effective time of the merger and (2) the number of shares subject to the relevant Genomic Health stock option, divided by (B) the value of the merger consideration. The merger consideration and the exchange ratio are described in more detail in "The Merger Agreement—Merger Consideration" beginning on page 88.

  •
  Executive Officer Vested Options.  As of the effective time of the merger, each vested Genomic Health stock option, that is held by an executive officer of Genomic Health and remains outstanding immediately prior to the effective time of the merger, will be canceled without any action on the part of any holder thereof in consideration for the right to receive the merger consideration as promptly as practicable following the effective time of the merger in respect of each net option share subject to such Genomic Health stock option immediately prior to the effective time of the merger, less any applicable withholding or other taxes or other amounts required by applicable law to be withheld.

  •
  Executive Officer Stock Options.  As of the effective time of the merger, each unvested Genomic Health stock option that is held by an executive officer of Genomic Health and remains outstanding immediately prior to the effective time of the merger will, without any action on the part of the holder thereof, be assumed by Exact Sciences and converted into a compensatory option to purchase Exact Sciences common stock relating to the number of shares of Exact Sciences common stock equal to the product of (i) the number of shares of Genomic Health common stock subject to such Genomic Health stock option immediately prior to the effective time of the merger and (ii) the equity award exchange ratio, with an exercise price per share equal to the quotient of (A) the exercise price per share of Genomic Health common stock immediately prior to the effective time of the merger divided by (B) the equity award exchange ratio. Each converted Exact Sciences stock option will have the same terms and conditions as were applicable under such Genomic Health stock option immediately prior to the effective time of the merger, provided that in the event that an executive officer experiences a qualifying termination pursuant to the terms of the Executive Severance Plans upon or within 18 months following the effective time of the merger, the converted Exact Sciences stock option will accelerate and immediately become vested in full under the Executive Severance Plans.

        For an estimate of the amounts that would be payable to each of Genomic Health's named executive officers on settlement of their unvested Genomic Health equity awards upon a qualifying termination, see the section entitled "The Merger—Interests of Certain Persons in the Merger—Quantification of Potential Payments" beginning on page 79.

        The estimated aggregate amount that would be payable to Genomic Health's three executive officers who are not named executive officers in settlement of their unvested Genomic Health equity awards outstanding on September 30, 2019 if the merger were to be completed and they were to experience a qualifying termination on December 1, 2019 is $5,153,395. The estimated aggregate amount that would be payable to Genomic Health's seven non-employee directors in settlement of their unvested Genomic Health equity awards that are outstanding on September 30, 2019 if the effective time of the merger occurred on December 1, 2019 is $1,456,304. The amounts in this paragraph were determined using an assumed merger consideration of $72.00 per share.

  Future Genomic Health Equity Awards

        If the effective time of the merger does not occur by February 28, 2020, Genomic Health may make annual long-term incentive plan grants in respect of the 2020 fiscal year to Genomic Health employees (including executive officers), directors and other service providers, consistent with prior funding levels and not to exceed a $30 million aggregate grant date value for 2020. Any such equity awards will be granted on terms and conditions substantially similar to those applicable to long-term incentive plan awards granted by Genomic Health in the first quarter of 2019, provided that (i) Genomic Health may grant Genomic Health RSU awards in lieu of Genomic Health stock options and (ii) in the event that an executive officer experiences a qualifying termination pursuant to the terms of the Executive Severance Plans upon or within 18 months following the effective time of the merger, (x) each such equity award granted to an executive officer who is not a named executive officer will accelerate and immediately become vested in full under the Executive Severance Plans and (y) each such equity award granted to an executive officer who is a named executive officer will accelerate and immediately become vested only for the portion of such equity award granted to such named executive officer that is scheduled to vest during the 12 month period immediately following the date of the qualifying termination.

        Genomic Health may continue to issue, on a quarterly basis, fully vested shares of restricted Genomic Health common stock in lieu of cash retainers to non-employee directors in accordance with such directors' pre-existing elections and in the ordinary course of business consistent with past practice.

  Future Participation in Exact Sciences Long-Term Incentive Plan

        If the effective time of the merger occurs before February 28, 2020, employees (including executive officers) who are actively employed by Genomic Health immediately prior to the effective time of the merger will be eligible to participate in Exact Science's annual long-term incentive plan in respect of the 2020 fiscal year on the same basis as similarly situated employees of Exact Sciences, provided that Exact Sciences will, in its sole discretion, make determinations as to the type and amount of such Exact Sciences equity awards, if any, granted to named executive officers of Genomic Health. Each such Exact Sciences equity award granted to an executive officer will provide that in the event that the executive officer experiences a qualifying termination pursuant to the terms of the Executive Severance Plans upon or within 18 months following the effective time of the merger, each such equity award granted to an executive officer will accelerate and immediately become vested in full under the Executive Severance Plans. Notwithstanding anything to the contrary, if the holder of such an Exact Sciences equity award is a named executive officer of Genomic Health, the closing of the merger will not constitute a change in control or term or concept of similar import for purposes of such Exact Sciences equity awards.

  Severance Plans for Executive Management

        Each of Genomic Health's executive officers is a participant in either Genomic Health's Severance Plan for Executive Management or the Severance Plan for Executive Management (International Version), which are referred to collectively herein as the Executive Severance Plans. The Executive Severance Plans provide that, in the event the executive officer is terminated without "cause" or resigns for "good reason" during the period beginning with the execution of a definitive agreement that results in a change in control within three months and ending 18 months following a change in control, he or she will be entitled to receive accrued and unpaid compensation and the following severance payments and benefits:

  •
  an amount equal to 250% for the CEO, CFO, chief legal officer and chief business & product development officer (150% for executive vice presidents, senior vice presidents and other chief officers at the same internal level as executive and senior vice presidents) of the sum of (i) the executive officer's annual rate of base salary in effect immediately prior to the change in control and (ii) the executive officer's target variable compensation position target for the annual performance period in effect as of the date of termination, payable in a cash lump sum;

  •
  a pro-rated bonus for the year of termination, based on target performance, payable in a cash lump sum;

  •
  benefits continuation or the equivalent premium cost for two years (18 months for executive vice presidents, senior vice presidents and other chief officers at the same internal level as executive and senior vice presidents); and

  •
  100% accelerated vesting of all of the executive officer's outstanding equity awards, and any exercise period will not expire until three months after the closing of the change in control (but in no event later than the expiration date of the equity award).

        The Executive Severance Plans provide for a Section 280G "net-better" cutback, meaning that, if the total payments to the executive officer upon a termination would exceed the applicable threshold under Section 280G of the Internal Revenue Code of 1986, as amended, which is referred to as the Code, then those payments will be reduced to the applicable threshold to avoid the imposition of the excise taxes under Section 4999 of the Code if such reduction would result in a better after-tax result for the executive officer.

        The merger will constitute a change in control for purposes of the Executive Severance Plans. All payments to the executive officers under the Executive Severance Plans are contingent upon his or her continued compliance with confidentiality obligations and those payments other than any accrued and unpaid compensation, the pro-rated target bonus and the accelerated vesting of equity awards are also contingent upon his or her execution, delivery and non-revocation of an effective release of claims against Genomic Health, its successor or any of its respective affiliates in a form provided by Genomic Health within the 60 day period following his or her termination.

        For an estimate of the value of the payments and benefits described above that would be payable to Genomic Health's named executive officers under the Executive Severance Plans upon a qualifying termination in connection with the merger, see the section entitled "The Merger—Interests of Certain Persons in the Merger—Quantification of Potential Payments" beginning on page 79.

        The estimated aggregate amount that would be payable (other than the vesting of outstanding Genomic Health equity awards, which is described above in the section entitled "—Treatment of Outstanding Equity-Based Awards") to Genomic Health's three executive officers who are not named executive officers under the Executive Severance Plans if the merger were to be completed and they were to experience a qualifying termination on December 1, 2019 is $3,558,622, based on the base salary and target bonus amounts in effect on September 30, 2019. These amounts do not reflect any possible reductions under the Section 280G "net-better" cutback provision included in the Executive Severance Plans.

        Genomic Health has also reserved the right to enter into a consulting agreement with one executive officer who is not a named executive officer under certain circumstances in connection with the completion of the merger. The amount of compensation payable pursuant to this consulting agreement is currently estimated to be approximately $300,000.

  New Employment Arrangements with Exact Sciences

        Certain of Genomic Health's executive officers may continue employment with, or otherwise be retained to provide services to, Exact Sciences or the surviving corporation following the completion of the merger. As of the date of this proxy statement/prospectus, no new employment or compensation arrangements between such persons and Exact Sciences or the surviving corporation have been negotiated or established, except for the consulting agreement described in the immediately preceding paragraph.

  Indemnification and Insurance

        Pursuant to the terms of the merger agreement, Genomic Health's directors and officers will be entitled to certain ongoing indemnification and coverage under directors' and officers' liability insurance policies. See the section entitled "The Merger Agreement—Covenants and Agreements—Directors' and Officers' Indemnification and Insurance" beginning on page 106 for a description of such ongoing indemnification and coverage obligations.

  Quantification of Potential Payments

        This section sets forth the information required by Item 402(t) of the SEC's Regulation S-K regarding compensation for each "named executive officer" of Genomic Health that is based on, or otherwise relates to, the merger. This compensation is referred to as "golden parachute" compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to our named executive officers. The "golden parachute" compensation payable to these individuals is subject to a non-binding, advisory vote of Genomic Health's stockholders, as described below in this section.

        The table below sets forth, for the purposes of this golden parachute disclosure, the amount of payments and benefits (on a pre-tax basis) that each of Genomic Health's named executive officers would receive, assuming that (1) the effective time of the merger will occur on December 1, 2019 (which is the assumed date solely for purposes of this golden parachute compensation disclosure), (2) each of Genomic Health's named executive officers will experience a qualifying termination at such time, and (3) the named executive officer's base salary rate and annual target bonus in effect on September 30, 2019 remains unchanged through the effective time of the merger. The amounts below are determined using an assumed merger consideration of $72.00 per share and the Genomic Health equity awards that are outstanding on September 30, 2019, and are based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table. As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

        For purposes of this discussion, "double-trigger" refers to benefits that require two conditions, which are the closing of the merger as well as a termination without "cause" or a resignation for "good reason" within 18 months following the effective time of the merger.

 Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Kimberly J. Popovits	4,392,640	8,992,387	36,930	13,421,957
G. Bradley Cole	2,441,501	2,850,894	51,587	5,343,981
Frederic Pla, Ph.D.	2,370,550	3,284,555	52,985	5,708,090
Steven Shak, M.D.	1,412,952	2,274,304	38,690	3,725,946
James Vaughn	1,077,542	2,671,486	39,739	3,788,767

(1)
The cash payments payable to each of the named executive officers under the Executive Severance Plans consist of (a) 250% (150% for Dr. Shak and Mr. Vaughn) of the named executive officer's annual rate of base salary in effect immediately prior to the change and control and the named executive officer's target variable compensation position target for the annual performance period in effect as of the date of termination and (b) the pro-rated target bonus for the year of termination, each of which is payable in cash lump sum immediately upon the named executive officer's termination. The amount described in clause (a) above is subject to the named executive officer's continued compliance with confidentiality obligations and execution, delivery and non-revocation of an effective release of claims against Genomic Health, its successor or any of its respective affiliates in a form provided by Genomic Health within the 60 day period following his or her termination. All payments described in this column are "double-trigger". Set forth below are the separate values of each of the severance and the pro rata target bonus payments.

Name	Severance Payment ($)	Pro Rata Bonus ($)	Total ($)
Kimberly J. Popovits	3,710,000	682,640	4,392,640
G. Bradley Cole	2,159,510	281,990	2,441,501
Frederic Pla, Ph.D.	2,096,755	273,796	2,370,550
Steven Shak, M.D.	1,160,408	252,545	1,412,952
James Vaughn	905,235	172,307	1,077,542
(2)
As described above, upon a qualifying termination in connection with a change in control under the Executive Severance Plans, (a) all unvested stock options held by the named executive officers will accelerate and immediately become vested and (b) all unvested RSU awards held by the named executive officers will accelerate and immediately become vested.

Set forth below are the values of each type of unvested equity-based award that, in each case, would vest and become payable assuming that the merger was consummated and each named executive officer experienced a qualifying termination on December 1, 2019. Such values are based on an assumed merger consideration of $72.00 per share of Genomic Health common stock, and less the applicable exercise price in the case of unvested Genomic Health stock options. Treatment of all such equity awards is "double trigger."

Name	Unvested Options ($)	Unvested RSUs ($)	Total ($)
Kimberly J. Popovits	6,388,291	2,604,096	8,992,387
G. Bradley Cole	2,001,726	849,168	2,850,894
Frederic Pla, Ph.D.	2,321,123	963,432	3,284,555
Steven Shak, M.D.	1,611,184	663,120	2,274,304
James Vaughn	1,859,254	812,232	2,671,486

(3)
Reflects the cost of COBRA premiums for the executive for two years (18 months for Dr. Shak and Mr. Vaughn). All such benefits are "double-trigger."

Director and Officer Indemnification

        Under the merger agreement, certain indemnification and insurance rights exist in favor of Genomic Health's current and former directors and officers. See "The Merger—Interests of Certain Persons in the Merger—Indemnification and Insurance" beginning on page 79 for information about these rights.

Voting Agreements

        Concurrently with the execution of the merger agreement, Felix J. Baker and Julian C. Baker, directors of Genomic Health, and certain funds advised by an entity affiliated with Felix J. Baker and Julian C. Baker, entered into voting agreements with Exact Sciences, pursuant to which, among other things and subject to the terms and conditions therein, such stockholders agreed, in their capacities as holders of shares of Genomic Health common stock, to vote all shares of Genomic Health common stock beneficially owned by such stockholders at the time of the stockholder vote on the merger in favor of adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, including the merger, and any other matter necessary to consummate such transactions, and not to vote in favor of, or tender their shares of Genomic Health common stock into, any competing offer or acquisition proposal. In addition, each stockholder party to a voting agreement waived appraisal rights and provided an irrevocable proxy to Exact Sciences to vote in favor of the merger, including by voting for the adoption of the merger agreement. As of October 2, 2019, approximately 25.1% of the outstanding shares of Genomic Health common stock are subject to the voting agreements.

Regulatory Approvals

        Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or earlier termination of the applicable waiting period under the HSR Act. Exact Sciences and Genomic Health each filed their respective HSR Act notification forms on August 9, 2019. The required 30-day waiting period expired at 11:59 p.m., Eastern time, on September 9, 2019.

        At any time before or after the expiration of the statutory waiting periods under the HSR Act, the Antitrust Division or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally permit completion of the merger subject to regulatory conditions or other remedies. In addition, non-U.S. regulatory bodies and U.S. state attorneys general could take action under other applicable regulatory laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin or otherwise prevent the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under regulatory laws under some circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Timing of the Merger

        The transaction is expected to be completed by the end of 2019. Neither Exact Sciences nor Genomic Health can predict, however, the actual date on which the transaction will be completed because it is subject to conditions beyond each company's control, including obtaining the necessary regulatory approvals. See "The Merger Agreement—Conditions to the Merger" beginning on page 107.

U.S. Federal Income Tax Consequences

        The following is a discussion of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (each as defined below) of Genomic Health common stock who hold their stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). The summary is based on the Code, the U.S. Treasury Regulations promulgated under the Code, and administrative rulings and court decisions in effect as of the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Genomic Health common stock that is, for U.S. federal income tax purposes, (1) a citizen or individual resident of the United States, (2) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes. A "non-U.S. holder" means a beneficial owner of Genomic Health common stock that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

        This summary is not a complete description of all the tax consequences of the merger and, in particular, does not address the U.S. federal income tax considerations applicable to holders of Genomic Health common stock who are subject to special treatment under U.S. federal income tax law (including, for example, partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) and partners therein, financial institutions, dealers in securities, insurance companies, tax-exempt entities or governmental organizations, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, former long-term residents of the United States, U.S. holders whose functional currency is not the U.S. dollar, tax-qualified retirement plans, holders deemed to hold Genomic Health common stock under the constructive sale provisions of the Code, holders who acquired Genomic Health common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation and holders who hold Genomic Health common stock as part of a hedge, straddle, conversion, or other integrated transaction). In addition, no information is provided with respect to the tax consequences of the merger under the U.S. federal estate, gift, Medicare, and alternative minimum tax laws, or any applicable state, local, or non-U.S. tax laws. This summary does not address the tax consequences to holders of Genomic Health common stock who exercise appraisal rights in connection with the merger under the DGCL or the tax consequences of any transaction other than the merger.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Genomic Health common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Genomic Health common stock, and any partners in such partnership, should consult their own independent tax advisors regarding the tax consequences of the merger to their specific circumstances.

        The tax consequences of the merger will depend on your specific situation. You should consult your own tax advisors as to the U.S. federal income tax consequences of the merger to you in light of your particular circumstances, as well as the applicability and effect of the alternative minimum tax and any state, local, and non-U.S. income or other tax laws and of any changes in those laws.

Consequences to U.S. Holders

        The receipt of the merger consideration by U.S. holders in exchange for shares of Genomic Health common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives the merger consideration in exchange for shares of Genomic Health common stock pursuant to the merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the sum of the fair market value of the Exact Sciences common stock plus the amount of cash received and (2) the U.S. holder's adjusted tax basis in its Genomic Health common stock exchanged therefor.

        Such gain or loss will be capital gain or loss and, if a U.S. holder's holding period in the shares of Genomic Health common stock surrendered in the merger is greater than one year as of the date of the merger, will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized on the exchange is subject to limitations. If a U.S. holder acquired different blocks of Genomic Health common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of Genomic Health common stock.

        A U.S. holder's aggregate tax basis in Exact Sciences common stock received in the merger generally will equal the fair market value of the Exact Sciences common stock as of the completion of the merger. The holding period of the Exact Sciences common stock received in the merger generally will begin on the day after the merger.

        Notwithstanding the above, in certain circumstances, the receipt of the cash consideration by U.S. holders of Genomic Health common stock that also actually or constructively own Exact Sciences common stock may be subject to Section 304 of the Code if holders who own (including by attribution) 50% or more of the Genomic Health common stock before the merger own (including by attribution), immediately after the merger, 50% or more of the Exact Sciences common stock. If Section 304 of the Code applies to the cash consideration received in the merger, to the extent a U.S. holder would otherwise be treated for U.S. federal income tax purposes as selling Genomic Health common stock to Exact Sciences for cash, such holder will instead be treated as receiving the cash consideration from Exact Sciences in deemed redemption of shares of Exact Sciences common stock deemed issued to such holder.

        If such deemed redemption is treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code (discussed below under "—Consequences to Non-U.S. Holders"), the deemed redemption would be taxable as a dividend (in an amount equal to the cash consideration received) to the extent of the U.S. holder's allocable share of the earnings and profits of (a) Exact Sciences and (to the extent the cash consideration received by such U.S. holder exceeds the U.S. holder's allocable share of Exact Science's current and accumulated earnings and profits) (b) Genomic Health. The amount of the cash consideration treated as a dividend is not limited by the amount of a U.S. holder's gain with respect to its Genomic Health common stock. To the extent that the amount of cash consideration exceeds Exact Science's and Genomic Health's current and accumulated earnings and profits, the distribution would first be treated as a tax-free return of capital, causing a reduction in the U.S. holder's adjusted tax basis in its Genomic Health common stock, and to the extent the amount of the distribution exceeds such tax basis, the excess would be taxed as capital gain recognized on a sale or exchange of such U.S. holder's Genomic Health common stock. The amount of any such gain would be taxed as described above.

        In the event of such treatment, non-corporate U.S. holders may be eligible for a reduced rate of taxation on any such deemed dividend arising under Section 304 of the Code, subject to exceptions for short-term and hedged positions, while corporate U.S. holders may be treated as receiving an "extraordinary dividend" within the meaning of Section 1059 of the Code. It is not certain whether Section 304 of the Code will apply to the merger, because it is not certain whether shareholders who own (including by attribution) 50% or more of the Genomic Health common stock before the merger will own (including by attribution) 50% or more of the Exact Sciences common stock immediately after the merger. Further, it may not be possible to establish with certainty following the closing whether or not Section 304 of the Code applied to the merger because the ownership information necessary to make such determination may not be available. In addition, if Section 304 of the Code applies to the merger, because the possibility of dividend treatment depends upon each holder's particular circumstances, including the application of the constructive ownership rules described below under "—Consequences to Non-U.S. Holders", U.S. holders of Genomic Health common stock that also actually or constructively own Exact Sciences common stock should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances, and any actions that may be taken to mitigate the potential application of such rules.

Consequences to Non-U.S. Holders

        In general, the U.S. federal income tax consequences of the merger to non-U.S. holders will be the same as those described above for U.S. holders, except that, subject to the discussion below regarding potential dividend treatment, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain recognized on the receipt of the merger consideration in exchange for shares of Genomic Health common stock pursuant to the merger, unless:

  •
  such gain is "effectively connected" with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder's permanent establishment in the United States);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are met; or

  •
  the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the outstanding shares of Genomic Health common stock at any time during the five-year period preceding the merger, and Genomic Health is, or has been during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held Genomic Health common stock, a "United States real property holding corporation" within the meaning of the Code.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis, at generally applicable U.S. federal income tax rates. Any gain described in the first bullet point above of a non-U.S. holder that is a corporation may also be subject to an additional "branch profits tax" at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a flat rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on any gain recognized, which may be offset by U.S.-source capital losses recognized in the same taxable year. If the third bullet point above applies to a non-U.S. holder, gain recognized by such holder will be subject to U.S. federal income tax on a net income basis, at generally applicable U.S. federal income tax rates. Genomic Health believes that it has not been, is not, and will not be, at any time during the five-year period preceding the merger, a "United States real property holding corporation."

        As discussed above under "—Consequences to U.S. Holders," if Section 304 of the Code applies to the merger, the cash consideration received in the merger would be treated as having been received in a deemed redemption of shares of Exact Sciences common stock deemed issued. Such deemed redemption generally would be treated as having the effect of a distribution of a dividend if the receipt of the cash consideration by a holder is not "substantially disproportionate" with respect to such holder or is "essentially equivalent to a dividend" under the tests set forth in Section 302 of the Code. The determination of whether a holder's receipt of the cash consideration is not "substantially disproportionate" generally requires a comparison of (x) the percentage of the outstanding stock of Genomic Health that the holder is deemed actually and constructively to have owned immediately before the merger and (y) the percentage of the outstanding stock of Genomic Health that is actually and constructively owned by such holder immediately after the merger (including indirectly as a result of owning stock in Exact Sciences and taking into account any shares of Exact Sciences actually and constructively owned by such holder prior to the merger, or otherwise acquired in connection with the transaction). The deemed redemption will generally result in a "substantially disproportionate" exchange with respect to a holder if the percentage described in clause (y) above is less than 80% of the percentage described in clause (x) above. Whether the deemed redemption results in an exchange that is "not essentially equivalent to a dividend" with respect to a holder will depend on such holder's particular circumstances. Generally, if such deemed redemption results in a "meaningful reduction" in the holder's percentage stock ownership of Genomic Health, as determined by comparing the percentage described in clause (y) above to the percentage described in clause (x) above, such deemed redemption will be considered "not essentially equivalent to a dividend." The IRS has indicated in a revenue ruling that a minority shareholder in a publicly traded corporation will experience a "meaningful reduction" if the minority shareholder (i) has a minimal percentage stock interest, (ii) exercises no control over corporate affairs, and (iii) experiences any reduction in its percentage stock interest. In applying the above tests, a holder may, under constructive ownership rules, be deemed to own stock that is owned by other persons or stock underlying a holder's option to purchase stock, in addition to the stock actually owned by the holder. In addition, as noted above, in applying the "substantially disproportionate" and "not essentially equivalent to a dividend" tests to a holder, sales (or purchases) of Exact Sciences common stock made by such holder (or by persons whose shares are attributed to such holder) in connection with the merger will be taken into account.

        Any amount treated under these rules as a dividend paid to a non-U.S. holder generally would be subject to U.S. withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such dividend is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States). Because it may not be certain at the time of closing whether Section 304 of the Code applies to the merger, and because the application of Section 304 of the Code depends on a non-U.S. holder's particular circumstances, withholding agents may not be able to determine whether (or to what extent) a non-U.S. holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, withholding agents may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gross amount of any cash merger consideration paid to a non-U.S. holder, unless (i) the withholding agent has established special procedures allowing non-U.S. holders to certify that they are exempt from such withholding tax and (ii) such non-U.S. holders are able to certify that they meet the requirements of such exemption (e.g., because such non-U.S. holders are not treated as receiving a dividend under the Section 302 tests described above). However, there can be no assurance that any withholding agent will establish such special certification procedures. If a withholding agent withholds excess amounts from the cash consideration payable to a non-U.S. holder, such non-U.S. holder may obtain a refund of any such excess amounts by timely filing an appropriate claim with the IRS.

        Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances, the procedures for claiming treaty benefits or otherwise establishing an exemption from U.S. withholding tax with respect to any portion of the cash consideration payable to them pursuant to the merger, and the possible desirability of selling their shares of Genomic Health common stock or Exact Sciences common stock (and considerations relating to the timing of any such sales).

Information Reporting and Backup Withholding

        Payments of cash made in exchange for shares of Genomic Health common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding. To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return an Internal Revenue Service Form W-9, certifying under penalties of perjury that such U.S. holder is a "United States person" (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding.

        A non-U.S. holder may be subject to information reporting and backup withholding on any cash received in exchange for Genomic Health common stock pursuant to the merger unless the non-U.S. holder establishes an exemption, for example, by properly certifying its non-U.S. status on an appropriate Internal Revenue Service Form W-8.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder's U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the Internal Revenue Service in a timely manner.

        The tax consequences of the merger will depend on your specific situation. You should consult your own tax advisor with respect to the U.S. federal income tax consequences of the merger in light of your particular circumstances, as well as the applicability and effect of the alternative minimum tax and any state, local, and non-U.S. income or other tax laws and of any changes in those laws.

Accounting Treatment

        Exact Sciences prepares its financial statements in accordance with accounting principles generally accepted in the United States, which are referred to as GAAP. The merger will be accounted for as an acquisition of Genomic Health by Exact Sciences under the acquisition method of accounting in accordance with GAAP. Exact Sciences will be treated as the acquirer for accounting purposes.

        All unaudited pro forma condensed combined financial information contained in this proxy statement/prospectus were prepared using the acquisition method of accounting. The final allocation of the purchase price will be determined after the merger is completed and after completion of an analysis to determine the estimated net fair value of Genomic Health's assets and liabilities. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments. Any decrease in the estimated net fair value of the assets and liabilities of Genomic Health as compared to the unaudited pro forma information included in this proxy statement/prospectus will have the effect of increasing the goodwill recognized related to the merger.

Nasdaq Listing; Delisting and Deregistration of Genomic Health Common Stock

        Prior to the completion of the merger, Exact Sciences has agreed to use its reasonable best efforts to cause the shares of Exact Sciences common stock to be issued in connection with the merger to be approved for listing on Nasdaq. The listing of the shares of Exact Sciences common stock on Nasdaq, subject to official notice of issuance, is also a condition to completion of the merger.

        If the merger is completed, Genomic Health common stock will cease to be listed on Nasdaq and Genomic Health common stock will be deregistered under the Exchange Act.

Litigation Relating to the Merger

        Beginning on September 4, 2019, five actions were filed by purported stockholders of Genomic Health in federal courts in California and Delaware, captioned Wang v. Genomic Health, Inc., et al., Case No. 3:19-cv-05556 (N.D. Cal), Seligman v. Genomic Health, Inc., et al., Case No. 3:19-cv-05710 (N.D. Cal), Rice v. Genomic Health, Inc. et al., Case No. 3:19-cv-05929, Plumley v. Genomic Health, Inc., et al., Case No. 1:19-cv-01719 (D. Del.), and Martak v. Genomic Health, Inc., et al., Case No. 3:19-cv-06065 (N.D. Cal.), alleging claims relating to the merger. The complaints name as defendants Genomic Health and the members of the Genomic Health Board, and the Seligman and Plumley actions also name as defendants Exact Sciences and Merger Sub. The complaints allege, among other things, claims under Section 14(a) and 20(a) of the Exchange Act asserting that the preliminary proxy statement filed by Genomic Health in connection with the merger is materially incomplete and misleading, and the Seligman complaint also alleges claims for breach of fiduciary duty relating to the merger. The Seligman, Plumley and Rice actions seek to allege claims on behalf of a putative class of stockholders of Genomic Health. The complaints purport to seek to enjoin the planned special meeting of Genomic Health's stockholders unless and until the allegedly missing material information is disclosed or, in the event the merger is consummated, to recover damages from the defendants. The defendants believe the claims asserted in these civil actions are without merit.

Restrictions on Sales of Shares of Exact Sciences Common Stock Received in the Merger

        All shares of Exact Sciences common stock received by Genomic Health stockholders in the merger will be freely tradable for purposes of the Securities Act and the Exchange Act, except for shares of Exact Sciences common stock received by any Genomic Health stockholder who becomes an "affiliate" of Exact Sciences after completion of the merger (such as Genomic Health directors or executive officers who become directors or executive officers of Exact Sciences after the merger). This proxy statement/prospectus does not cover resales of shares of Exact Sciences common stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

THE MERGER AGREEMENT

        This section describes the material terms of the merger agreement. The descriptions of the merger agreement in this section and elsewhere in this proxy statement/prospectus are qualified in their entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to carefully read the entire merger agreement.

Explanatory Note Regarding the Merger Agreement

        The merger agreement is included to provide you with information regarding its terms. Neither the merger agreement nor the summary of its material terms included in this section is intended to provide any factual information about Exact Sciences or Genomic Health. Factual disclosures about Genomic Health and Exact Sciences contained in this proxy statement/prospectus and/or in the public reports of Genomic Health and Exact Sciences filed with the SEC (as described in the section entitled "Where You Can Find More Information" beginning on page 160) may supplement, update or modify the disclosures about Genomic Health and Exact Sciences contained in the merger agreement. The merger agreement contains representations and warranties and covenants of the parties customary for a merger of this nature. The representations and warranties contained in the merger agreement were made only for purposes of the merger agreement as of the specific dates therein; were made solely for the benefit of the parties to the merger agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the merger agreement except for the limited purposes expressly set forth therein and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Exact Sciences' or Genomic Health's public disclosures. Accordingly, the representations and warranties in the merger agreement should not be relied on by any persons as characterizations of the actual state of facts about Genomic Health or Exact Sciences at the time they were made or otherwise.

Structure of the Merger

        The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement, and in accordance with the DGCL, at the completion of the merger, Merger Sub will be merged with and into Genomic Health. As a result of the merger, the separate corporate existence of Merger Sub will cease, and Genomic Health will continue as the surviving corporation and a direct or indirect wholly owned subsidiary of Exact Sciences. The certificate of incorporation of Genomic Health, as in effect immediately prior to the completion of the merger, will be amended and restated in its entirety as set forth in Exhibit B to the merger agreement and, as so amended and restated, will be the certificate of incorporation of the surviving corporation. The by-laws of Merger Sub, as in effect immediately prior to the completion of the merger, will be the by-laws of the surviving corporation, except with respect to the name of the surviving corporation, which will be "Genomic Health, Inc."

Merger Consideration

        At the completion of the merger, upon the terms and subject to the conditions set forth in the merger agreement, each share of Genomic Health common stock issued and outstanding immediately prior to the completion of the merger (other than (1) shares held by Genomic Health as treasury stock, Exact Sciences, or any subsidiaries of Genomic Health or Exact Sciences and (2) shares held by a holder who has properly exercised and perfected (and not effectively withdrawn or lost) such holder's demand for appraisal rights under the DGCL, both of which are collectively referred to herein as excluded shares) will be converted into the right to receive the merger consideration, which is:

  •
  $27.50 in cash, without interest, from Exact Sciences; plus

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  a fraction of a share of Exact Sciences common stock equal to the quotient obtained by dividing $44.50 by the average of the volume-weighted average prices per share of Exact Sciences common stock on Nasdaq (as reported by Bloomberg L.P. or, if not reported on Bloomberg L.P., in another authoritative source mutually selected by Genomic Health and Exact Sciences) on each of the 15 consecutive trading days ending with the trading day immediately prior to the closing date, which is referred to as the Exact Sciences stock price, subject to adjustment based on a two-way collar mechanism described below.

        The fraction of a share of Exact Sciences common stock into which each share of Genomic Health common stock (other than excluded shares) will be converted is referred to as the exchange ratio. The exchange ratio will be calculated based upon the Exact Sciences stock price. If the Exact Sciences stock price is greater than $98.79 but less than $120.75, the exchange ratio will be equal to the quotient of (a) $44.50 divided by (b) the Exact Sciences stock price. If the Exact Sciences stock price is equal to or less than $98.79 or equal to or greater than $120.75, then a two-way collar mechanism will apply, pursuant to which (1) if the Exact Sciences stock price is equal to or greater than $120.75, the exchange ratio will be fixed at 0.36854 and (2) if the Exact Sciences stock price is equal to or less than $98.79, the exchange ratio will be fixed at 0.45043.

        The following table sets forth an illustrative range of the potential merger consideration based on various Exact Sciences stock prices, ranging from $50.00 to $135.00, which reflect the 52-week stock price range for Exact Sciences common stock as of October 2, 2019 plus or minus approximately 10 percent, as applicable. The highlighted rows represent the Exact Sciences stock price values that are within the two-way collar mechanism described above.

Exact Sciences Stock Price	Exchange Ratio	Value of Stock Consideration per share of Common Stock	Cash Consideration per share of Common Stock(1)	Total Consideration
$50.00	0.45043	$22.52	$27.50	$50.02
$55.00	0.45043	$24.77	$27.50	$52.27
$60.00	0.45043	$27.03	$27.50	$54.53
$65.00	0.45043	$29.28	$27.50	$56.78
$70.00	0.45043	$31.53	$27.50	$59.03
$75.00	0.45043	$33.78	$27.50	$61.28
$80.00	0.45043	$36.03	$27.50	$63.53
$85.00	0.45043	$38.29	$27.50	$65.79
$90.00	0.45043	$40.54	$27.50	$68.04
$95.00	0.45043	$42.79	$27.50	$70.29
$100.00	0.44500	$44.50	$27.50	$72.00
$105.00	0.42381	$44.50	$27.50	$72.00
$110.00	0.40455	$44.50	$27.50	$72.00
$115.00	0.38696	$44.50	$27.50	$72.00
$120.00	0.37083	$44.50	$27.50	$72.00
$125.00	0.36854	$46.07	$27.50	$73.57
$130.00	0.36854	$47.97	$27.50	$75.41
$135.00	0.36854	$49.75	$27.50	$77.25

(1)
Genomic Health stockholders will receive $27.50 in cash per share of common stock.

        The examples above are illustrative only. It is impossible to accurately predict the market price of Exact Sciences common stock at the completion of the merger or during the period over which the Exact Sciences stock price is calculated, and therefore impossible to accurately predict the number or value of the shares of Exact Sciences common stock that Genomic Health stockholders will receive in the merger. You should obtain current market quotations for shares of Exact Sciences common stock.

        All fractional shares of Exact Sciences common stock that would otherwise be issued to a Genomic Health stockholder of record as part of the merger consideration will be aggregated to create whole shares of Exact Sciences common stock that will be issued to Genomic Health stockholders as part of the merger consideration. If a fractional share of Exact Sciences common stock remains payable to a Genomic Health stockholder of record after aggregating all fractional shares of Exact Sciences common stock payable to such Genomic Health stockholder, then such stockholder will be paid, in lieu of such remaining fractional share of Exact Sciences common stock, an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (1) the amount of the fractional share interest in a share of Exact Sciences common stock to which such holder would otherwise be entitled (rounded to five decimal places) and (2) the Exact Sciences stock price.

        Exact Sciences stockholders will continue to own their existing shares of common stock of Exact Sciences, the form of which will not be changed by the transaction.

Treatment of Genomic Health Equity Awards

        As of the effective time of the merger, each Genomic Health RSU award that is held by a non-employee director of Genomic Health and remains outstanding immediately prior to the effective time of the merger, will, to the extent not vested, become fully vested, and will be canceled without any action on the part of any holder or beneficiary thereof in consideration for the right to receive the merger consideration in respect of each share of Genomic Health common stock subject to such Genomic Health RSU award immediately prior to the effective time of the merger.

        As of the effective time of the merger, each Genomic Health RSU award that is not held by a non-employee director of Genomic Health and remains outstanding immediately prior to the effective time of the merger, whether vested or unvested, will, without any action on the part of the holder thereof, be assumed by Exact Sciences and converted into a restricted stock unit award of Exact Sciences equal to the product of (i) the number of shares of Genomic Health common stock subject to the Genomic Health RSU award and (ii) the equity award exchange ratio. Each converted Exact Sciences RSU award will have the same terms and conditions as were applicable under such Genomic Health RSU award immediately prior to the effective time of the merger, provided that, in the event the holder of such Genomic Health RSU award experiences a qualifying termination upon or within 18 months of the effective time of the merger, the converted Exact Sciences RSU award will accelerate and immediately become vested (i) in full if the holder is a participant in the Executive Severance Plans or (ii) with respect to the portion of such award that is scheduled to vest during the 12 month period immediately following the date of the qualifying termination if the holder is not a participant in the Executive Severance Plans, with the remainder forfeited immediately.

        As of the effective time of the merger, each Genomic Health stock option that is either (i) vested as of immediately prior to the effective time of the merger or (ii) held by a non-employee director of Genomic Health, whether vested or unvested, and remains outstanding immediately prior to the effective time of the merger, will be canceled without any action on the part of any holder thereof in consideration for the right to receive the merger consideration as promptly as practicable following the effective time of the merger in respect of each net option share subject to such Genomic Health stock option immediately prior to the effective time of the merger, less any applicable withholding or other taxes or other amounts required by applicable law to be withheld.

        As of the effective time of the merger, each Genomic Health stock option, other than any Genomic Health stock option that is vested or held by a non-employee director, that remains outstanding immediately prior to the effective time of the merger will, without any action on the part of the holder thereof, be assumed by Exact Sciences and converted into a compensatory option to purchase Exact Sciences common stock relating to the number of shares of Exact Sciences common stock equal to the product of (i) the number of shares of Genomic Health common stock subject to such Genomic Health stock option immediately prior to the effective time of the merger and (ii) the equity award exchange ratio, with an exercise price per share equal to the quotient of (A) the exercise price per share of Genomic Health common stock immediately prior to the effective time of the merger over (B) the equity award exchange ratio. Each converted Exact Sciences stock option will have the same terms and conditions as were applicable under such Genomic Health stock option immediately prior to the effective time of the merger, provided that in the event that the holder of such Genomic Health stock option experiences a qualifying termination upon or within 18 months of the effective time of the merger, the converted Exact Sciences stock option will accelerate and immediately become vested (i) in full if the holder is a participant in the Executive Severance Plans or (ii) with respect to the portion of such award that is scheduled to vest during the 12 month period immediately following the date of the qualifying termination if the holder is not a participant in the Executive Severance Plans, with the remainder forfeited immediately.

        The merger agreement provides that the current June 1, 2019 to November 29, 2019 offering period ongoing as of the date of the merger agreement will be the final offering period under the ESPP, and that each ESPP participant's accumulated contributions under the ESPP will be used to purchase shares of our common stock in accordance with the ESPP on the earlier of (i) the end of the offering period and (ii) the trading date that is four business days prior to the closing date. The merger agreement also provides that (A) no additional purchase rights will be granted under the ESPP, (B) participants in the ESPP will be prohibited from increasing their payroll deductions from those in effect on the date of the merger agreement, (C) no individual may make separate non-payroll contributions to the ESPP, (D) no new individual may commence participation in the ESPP and (E) the ESPP will be terminated immediately prior to the effective time of the merger.

Closing and Effectiveness of the Merger

        Unless another time, date or place is agreed to in writing by Genomic Health and Exact Sciences, the closing of the merger will occur at 9:00 a.m. (local time) on a date to be specified by Genomic Health and Exact Sciences, but no later than the third business day after the satisfaction or waiver of the closing conditions set forth in the merger agreement (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions).

        The merger will become effective at the time the certificate of merger has been duly filed with the Delaware Secretary of State or at such other date and time as is agreed between Genomic Health and Exact Sciences and specified in the certificate of merger.

Conversion of Shares; Exchange of Certificates; Fractional Shares

        The conversion of shares of Genomic Health common stock (other than the excluded shares) into the right to receive the merger consideration will occur automatically at the completion of the merger. Each excluded share held by any wholly owned subsidiary of Genomic Health or any wholly owned subsidiary of Exact Sciences (other than Merger Sub) will be converted into and become such number of fully paid and non-assessable common shares of the surviving corporation such that the ownership percentage of any such subsidiary of the surviving corporation immediately following completion of the merger will equal the ownership percentage of such subsidiary in Genomic Health immediately prior to completion of the merger.

        As promptly as practicable after the completion of the merger, and in no event later than the 5th business day after such time, Exact Sciences' exchange agent will mail a letter of transmittal to each holder of record of a certificate that immediately prior to the completion of the merger represented outstanding shares of Genomic Health common stock. The letter of transmittal will specify that delivery of certificates will be effected and risk of loss and title to such certificates will pass only upon proper delivery of such certificates (or affidavits of loss in lieu of such certificates) to the exchange agent and will be in the form and have such other provisions as Exact Sciences may reasonably specify. The letter of transmittal will be accompanied by instructions (in the form and having such provisions as Exact Sciences may reasonably specify) for use in effecting the surrender of the certificates in exchange for cash in an amount equal to the cash consideration multiplied by the number of shares of Genomic Health common stock previously represented by such certificates; the number of shares of Exact Sciences common stock (which will be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such certificates pursuant to the merger agreement; any dividends or distributions payable pursuant to the merger agreement; and cash in lieu of fractional shares of Exact Sciences common stock payable pursuant to the merger agreement, referred to as the exchange payment. Upon surrender of a certificate (or affidavit of loss in lieu thereof) for cancelation to the exchange agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions, and such other documents as may be required pursuant to such instructions, the holder of such certificate will be entitled to receive in exchange, and Exact Sciences will use its reasonable best efforts to cause the exchange agent to pay and deliver in exchange, as promptly as reasonably practicable, the exchange payment. Genomic Health stockholders should not return stock certificates with the enclosed proxy card.

        No holder of book-entry shares will be required to deliver a certificate or letter of transmittal or surrender such book-entry shares to the exchange agent. In lieu thereof, each book-entry share will automatically on the completion of the merger be entitled to receive, and Exact Sciences will use its reasonable best efforts to cause the exchange agent to pay and deliver in exchange therefor as promptly as reasonably practicable the exchange payment. No interest will be paid or will accrue for the benefit of holders of the certificates or book-entry shares on the cash or other merger consideration payable pursuant to the merger agreement.

        At the completion of the merger, shares of Genomic Health common stock will no longer be outstanding, will be automatically canceled and will cease to exist, and each certificate or book-entry share that represented shares of Genomic Health common stock immediately prior to the completion of the merger will cease to have any rights with respect to such common stock, other than the right to receive the merger consideration as described above and subject to the terms and conditions set forth in the merger agreement.

        The holders of Exact Sciences common stock issued in exchange for certificates or book-entry shares as described above will receive, without interest (1) at the time of delivery of the Exact Sciences common stock by the exchange agent, the amount of dividends or other distributions, if any, with a record date after the completion of the merger paid with respect to such shares of Exact Sciences common stock and (2) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the completion of the merger but before the delivery of Exact Sciences common stock by the exchange agent and a payment date subsequent to such delivery of such Exact Sciences common stock by the exchange agent pursuant to the merger agreement, payable with respect to such shares of Exact Sciences common stock.

        Each of Exact Sciences, Genomic Health, the surviving corporation and the exchange agent will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement to any person such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any provision of applicable tax law (provided that withholding with respect to stock options will be taken pro-rata from the cash consideration portion of the merger consideration and pro-rata from the stock consideration portion based on the value of the merger consideration that consists of stock relative to cash). Any amounts so withheld will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction and withholding was made.

        All shares of Exact Sciences common stock issued pursuant to the merger agreement will be issued in book-entry form.

Representations and Warranties; Material Adverse Effect

        The merger agreement contains a number of representations and warranties made by the parties thereto that are subject in some cases to exceptions and qualifications (including exceptions to the effect that there have not been, and would not reasonably be expected to be, a "material adverse effect"). See the definition of "material adverse effect" beginning on page 94.

        The representations and warranties made by each party under the merger agreement relate to, among other things:

  •
  due organization, valid existence, good standing and qualification to do business;

  •
  capitalization;

  •
  capitalization and ownership of subsidiaries;

  •
  corporate authorization of the merger agreement and the transactions contemplated by the merger agreement and the valid and binding nature of the merger agreement;

  •
  required consents and approvals from governmental entities;

  •
  the absence of any conflicts or violations of organizational documents and other material agreements or laws;

  •
  documents filed with the SEC and financial statements;

  •
  internal controls and disclosure controls and procedures relating to financial reporting;

  •
  the absence of certain changes or events;

  •
  conduct of their businesses in the ordinary course and the absence of a material adverse effect;

  •
  the absence of certain undisclosed liabilities;

  •
  the absence of certain legal proceedings, investigations and governmental orders;

  •
  possession of, and compliance with, material permits necessary for the conduct of such party's business;

  •
  accuracy of information supplied or to be supplied in connection with this proxy statement/prospectus;

  •
  intellectual property and information technology;

  •
  healthcare regulatory compliance;

  •
  privacy;

  •
  payers; and

  •
  brokers fees and expenses.

        The merger agreement also contains additional representations and warranties of Genomic Health, relating to, among other things, the following:

  •
  the unanimous approval and recommendation by the Genomic Health Board of the merger agreement and the transactions contemplated by the merger agreement;

  •
  Genomic Health stockholder approval;

  •
  employee benefit plans;

  •
  employment and labor matters;

  •
  tax matters;

  •
  material contracts and related party transactions;

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  real and personal property;

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  environmental matters;

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  compliance with certain domestic and foreign corruption laws and customs and international trade laws;

  •
  insurance policies;

  •
  data protection and cybersecurity;

  •
  suppliers;

  •
  DGCL Section 203; and

  •
  opinions from financial advisors.

        The merger agreement also contains additional representations and warranties by Exact Sciences and Merger Sub, relating to, among other things, sufficiency of Exact Sciences' funds in connection with the merger.

        The representations and warranties of each of the parties to the merger agreement will expire upon the completion of the merger.

        Certain of the representations and warranties made by the parties are qualified as to "knowledge," "materiality" or "material adverse effect." For purposes of the merger agreement, "material adverse effect," when used in reference to Exact Sciences or Genomic Health, means any event, circumstance, occurrence, effect, fact, development or change, individually or in the aggregate, that has a material adverse effect on the business, financial condition or results of operations of the referenced party and its subsidiaries, taken as a whole, except that, for purposes of the definition of "material adverse effect," none of the following (or the results thereof) will constitute a material adverse effect or be taken into account in determining whether a material adverse effect has occurred:

  •
  changes in general economic, financial market, regulatory, business, financial, political, geopolitical, credit or capital market conditions, including interest or exchange rates;

  •
  general changes or developments in any of the industries or markets, or in the business conditions in the geographic regions, in which the referenced party or any of its subsidiaries operate;

  •
  changes in any applicable laws or accounting regulations or principles or interpretations thereof;

  •
  acts of war (whether or not declared), hostilities, military actions or acts of terrorism, or any escalation or worsening of the foregoing, weather related events, fires, natural disasters or any other acts of God;

  •
  any change in the price or trading volume of the referenced party's securities or other financial instruments or change in the referenced party's credit rating, in and of itself (except that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of "material adverse effect" may constitute or be taken into account in determining whether a material adverse effect has occurred);

  •
  any failure by the referenced party to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations or any published analyst or other third-party estimates or expectations of the referenced party's revenue, earnings or other financial performance or results of operations for any period, in and of itself (except that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of "material adverse effect" may constitute or be taken into account in determining whether a material adverse effect has occurred);

  •
  the public announcement or pendency of the merger or the other transactions contemplated by the merger agreement (including, to the extent resulting from the foregoing, any effect on any of referenced party's or any of its subsidiaries' relationships with their respective suppliers or employees); or

  •
  any actions or claims made or brought by any of the current or former stockholders of the referenced party (or on their behalf or on behalf of such referenced party) against such referenced party or any of its directors, officers or employees arising out of the merger agreement and the merger;

provided that the exceptions in the first four bullets will not apply to the extent the events, circumstances, occurrences, effects, facts, developments or changes set forth in such bullets have a disproportionate impact on the referenced party and its subsidiaries, taken as a whole, relative to the other participants in the industries in which the referenced party and its subsidiaries operate.

Covenants and Agreements

Conduct of Business

        Each of Exact Sciences and Genomic Health has agreed to certain covenants in the merger agreement restricting the conduct of its respective business between July 28, 2019 and the earlier of the completion of the merger and the termination of the merger agreement.

Conduct of Business of Genomic Health

        In general, Genomic Health has agreed that prior to the completion of the merger or the termination of the merger agreement in accordance with its terms, except as may be required by law, as may be agreed in writing by Exact Sciences (which consent, in certain specified cases, will not be unreasonably withheld, delayed or conditioned), or as may be expressly contemplated or required by the merger agreement, it will and will cause its subsidiaries to:

  •
  conduct the business of Genomic Health and its subsidiaries in the ordinary course of business and in a manner consistent with past practice (including with respect to billing, collection and credit policies); and

  •
  to the extent consistent with the prior bullet, use reasonable best efforts to preserve its assets and business organization and maintain its existing relationships with material customers, suppliers, distributors, governmental authorities and business partners, and to keep available the services of its directors, officers and key employees.

        In addition, Genomic Health has agreed that, prior to the completion of the merger or the termination of the merger agreement in accordance with its terms, except as may be required by law, as may be agreed in writing by Exact Sciences (which consent, in certain specific cases will not be unreasonably withheld, delayed or conditioned), or as may be expressly permitted or required by the merger agreement, it will not and will cause its subsidiaries not to, directly or indirectly:

  •
  amend its certificate of incorporation, bylaws or such equivalent organizational or governing documents of any of its subsidiaries (except for amendments to such documents of its subsidiaries that would not be material to Exact Sciences or Merger Sub or that would not and would not be reasonably expected to delay or prevent the merger);

  •
  (1) split, reverse split, combine, subdivide, reclassify, redeem, repurchase or otherwise acquire or amend the terms of, or (2) issue, sell, pledge, dispose of, encumber, grant or authorize, in each case, any of their capital stock or other equity or voting securities or other equity interests or any options, warrants, convertible securities or other rights to acquire any shares of their capital stock or other equity or voting securities or other equity interests (including, in the case of clause (2), equity-based compensation), subject to certain exceptions;

  •
  declare, set aside, authorize, make or pay any dividend or other distribution with respect to their capital stock or other equity interests, other than certain intercompany dividends paid by Genomic Health' wholly owned subsidiaries to Genomic Health or its wholly owned subsidiaries;

  •
  except to the extent required under an existing employee benefit plan in effect on July 28, 2019:

  •
  (1) establish, adopt, enter into, amend, terminate, or accelerate rights under any employee benefit plan;

  •
  (2) communicate with employees regarding the compensation, benefits or other treatment they will receive following the completion of the merger, unless such communications are consistent with the terms of the merger agreement;

  •
  (3) except as may be required by GAAP, materially change any actuarial or other assumptions used to calculate funding obligations for any employee benefit plan, make any voluntary contributions to an employee benefit plan that are outside the ordinary course of business or materially change the manner in which, or basis for determining how, plan contributions are made; or

  •
  (4) with respect to any current or former employee, director or individual service provider of Genomic Health or its subsidiaries:

  •
  grant or pay or commit to grant or pay any bonus, incentive or profit-sharing award or payment;

  •
  increase or commit to increase wages, salary, bonuses, commissions, fringe benefits, severance or other compensation, benefits or remuneration except for base salary increases in the ordinary course of business with respect to employees at a level below vice president with less than $300,000 in annual base salary;

  •
  accelerate any payment or benefit, the vesting of any equity or equity-based award or the funding of any payment or benefit; or

  •
  enter into any employment, severance, change in control, retention, individual consulting or similar agreement (other than ordinary course offer letters that provide for "at-will" employment or employment, if at-will employment is prohibited by local law without any severance);

  •
  hire, engage, promote or terminate (other than for cause) any employee or other individual service provider at a level of vice president or above or who is or would be entitled to receive annual base salary of $300,000 or more;

  •
  make any loan or advance (other than travel and similar advances to employees in the ordinary course of business) to any employee in excess of $25,000 in the aggregate;

  •
  forgive any loans or advances to any officers, employees or directors or change existing borrowing or lending arrangements for any such persons pursuant to an employee benefit plan or otherwise;

  •
  acquire (by any method) any corporation, partnership, limited liability company, joint venture, other business organization, or the business or assets of any third party constituting a business or any portion thereof for consideration over $1 million in the aggregate;

  •
  sell, pledge, dispose of, transfer, abandon, lease, license, mortgage, incur a lien other than certain permitted liens on or otherwise transfer or encumber any of their assets, business, properties or rights having a fair market value in excess of $250,000 individually or $1 million in the aggregate, except for sales of inventory and accounts receivable in the ordinary course of business, disposition of obsolete tangible assets or expired inventory, certain intracompany transfers among Genomic Health entities, and certain other immaterial transactions;

  •
  cancel any material indebtedness or, except in the ordinary course of business, settle, waive or amend any claims or rights of substantial value;

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  (1) except for certain intercompany indebtedness among Genomic Health entities, incur, create, assume or otherwise become liable for any indebtedness for borrowed money or issue or sell any of their debt securities (or options, warrants, calls or other rights to acquire any debt securities) and (2) except in the ordinary course of business, (a) incur or assume any other form of indebtedness, or (b) make any loans, advances or capital contributions to, or investments in, any other person or entity;

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  terminate, enter into, materially amend, supplement or modify, or renew or waive, release or assign any material rights under any material contact or any lease, other than such actions with respect to certain types of contracts in the ordinary course of business; provided, that such exception will not apply to any contract that requires or provides for consent, acceleration, termination or any other material right or consequence triggered in whole or in party by the merger or any other transactions contemplated by the merger agreement;

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  make any material change to its methods of financial accounting, except as required by GAAP or certain SEC rules;

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  for certain specified periods, make aggregate capital expenditures during such period in excess of 110% of a certain specified budgeted amount;

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  write up, write down or write off the book value of any material assets, except to the extent required by GAAP;

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  with certain exceptions, release, compromise, assign, settle or agree to settle any legal, administrative or similar proceedings, other than settlements solely involving monetary obligations of Genomic Health or its subsidiaries for an amount not greater than $250,000 individually or $2.5 million in the aggregate (provided, the exceptions will not apply to any proceeding involving an employee of Genomic Health or its subsidiaries at the level of vice president or above);

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  fail to use commercially reasonable efforts to maintain in effect existing material insurance policies;

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  (1) sell, transfer, assign, lease, license or otherwise dispose of (whether by merger, stock or asset sale or otherwise) to any person or entity any rights to any Genomic Health owned IP (except for licensing non-exclusive rights) (A) to customers or suppliers in their capacities as such in the ordinary course of business and (B) pursuant to material transfer agreements, the primary purpose of which is to provide tangible materials as between the parties thereto, and clinical research agreements, the primary purpose of which is conducting clinical research activities on behalf of a party thereto, in each case entered into in the ordinary course of business; (2) fail to use all reasonable efforts not to cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except with respect to patents expiring in accordance with their terms) any intellectual property, other than those of immaterial value to Genomic Health (including by failing to take necessary actions to prosecute and maintain in full force and effect any registrations or applications therefor); or (3) enter into any contract or amendment to any contract that would, or would purport to, assign or grant a covenant not to sue or exclusivity obligation on any material intellectual property owned by Exact Sciences or its affiliates (excluding Genomic Health or its subsidiaries), or subject Exact Sciences or any of its affiliates (excluding Genomic Health and its subsidiaries) to any non-compete or other material restriction on the conduct of its business;

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  (1) make, change or revoke any material tax election or change any material aspect of its method of tax accounting; (2) file any material amendment to a material tax return; (3) settle or compromise any audit, proceeding or action with respect to a material amount of taxes; (4) agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes; (5) enter into any "closing agreement" within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. law) with respect to any material tax or request any material tax ruling; or (6) surrender any right to claim a material tax refund;

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  merge or consolidate with any person or entity or adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization; or

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  enter into any contract to do, authorize or adopt any resolutions approving, or announce an intention to do, any of the foregoing.

Conduct of Business of Exact Sciences

        Exact Sciences has agreed that, prior to the completion of the merger or the termination of the merger agreement in accordance with its terms, except as may be required by law, as may be agreed in writing by Genomic Health (which consent will not be unreasonably withheld, delayed or conditioned), or as may be expressly permitted or required by the merger agreement, it will not, directly or indirectly:

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  amend Exact Sciences' and Merger Sub's certificate of incorporation or by-laws in a manner that would be materially or disproportionately (relative to other holders of Exact Sciences common stock) adverse to Genomic Health stockholders or would, or would reasonably be expected to, delay or prevent the completion of the merger;

  •
  with certain exceptions, repurchase or otherwise acquire Exact Sciences common stock, unless in the ordinary course of business;

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  declare or pay any dividend or other distribution payable in cash, stock, property or otherwise, with respect to its capital stock or other equity interests;

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  merge or consolidate Exact Sciences or Merger Sub with any person or entity or adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization with respect to Exact Sciences;

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  adjust, split, combine, subdivide or reclassify Exact Sciences' capital stock; or

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  enter into any contract to do, authorize or adopt any resolutions approving, or announce an intention to do, any of the foregoing.

Stockholder Meeting and Board Recommendation

        The merger agreement requires Genomic Health to (1) as soon as reasonably practicable following effectiveness of the registration statement of which this proxy statement/prospectus forms a part and the SEC staff advises that it has no further comments on the proxy statement or that Genomic Health may commence mailing of the proxy statement, duly call, set a record date for, give notice of, convene (on a date selected by Genomic Health in consultation with Exact Sciences that is within 60 days of the effectiveness of this registration statement, subject to adjournment or postponement) and hold a meeting of its stockholders for the purpose of seeking the approval of the merger proposal, (2) submit the merger proposal to its stockholders at such meeting and (3) not submit any other proposal in connection with such meeting (other than the merger-related compensation proposal and the adjournment proposal) without the prior written consent of Exact Sciences. Genomic Health will adjourn or postpone the special meeting without Exact Sciences' consent (1) if adjournment or postponement is required by law to ensure any supplement or amendment to this proxy statement/prospectus or the registration statement is provided to stockholders within a reasonable amount of time in advance of the special meeting, or (2) if there are not sufficient votes at such meeting to constitute a quorum or to obtain approval of the merger proposal, subject to certain limits on the length of such adjournments or postponements and subject to a prohibition on postponement if it would require a change to the record date for the stockholders' meeting.

        If the Genomic Health Board has not made an adverse recommendation change pursuant to the terms of the merger agreement, the board of directors will (1) recommend that Genomic Health stockholders approve the merger proposal, referred to as the Genomic Health recommendation, (2) include the Genomic Health recommendation in this proxy statement/prospectus and (3) use its reasonable best efforts to solicit from its stockholders proxies in favor of the merger proposal and to secure stockholder approval.

        Even if an adverse recommendation change has been made pursuant to the terms of the merger agreement, unless the merger agreement has been terminated in accordance with its terms, the obligations of the parties under the merger agreement will continue in full force and effect.

        For purposes of the merger agreement, an adverse recommendation change refers to (1) the withdrawal, qualification or modification, or public proposal to withdraw, qualify or modify, the Genomic Health s recommendation, in each case in a manner adverse to Exact Sciences or Merger Sub or (2) the approval, authorization, declaration of advisability or recommendation of any acquisition proposal.

Appropriate Action; Consents; Filings

        Each of Exact Sciences and Genomic Health has agreed to cooperate with each other and use (and cause their respective subsidiaries to use) their respective reasonable best efforts to complete the transactions contemplated by the merger agreement prior to the termination date and to cause the conditions to the completion of the merger to be satisfied as promptly as reasonably practicable prior to the termination date, including using reasonable best efforts to accomplish the following as promptly as reasonably practicable prior to the termination date:

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  the obtaining of all actions or non-actions, consents, approvals, registrations, waivers, permits, authorizations, orders, expirations or terminations of waiting periods, and other confirmations from any governmental authority or other person or entity that are or may become necessary, proper or advisable in connection with the merger;

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  the preparation and making of all registrations, filings, forms, notices, petitions, statements, submissions of information, applications and other documents (including filings with governmental authorities) that are or may become necessary, proper or advisable in connection with the merger;

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  the taking of all steps as may be necessary, proper or advisable to obtain an approval from, or to avoid a legal, administrative or other similar proceeding or action by any governmental authority or other person or entity in connection with the merger;

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  the defending of any lawsuits or other legal, administrative or other similar proceedings or actions, whether judicial or administrative, challenging the merger agreement or that would otherwise prevent or delay the completion of the merger in accordance with the terms of the merger agreement, including seeking to have any stay, temporary restraining order or injunction entered by any court or other governmental authority vacated or reversed; and

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  the execution and delivery of any additional instruments that are or may become reasonably necessary, proper or advisable to complete the transactions contemplated by the merger agreement.

        Each of the parties to the merger agreement agreed to, in consultation and cooperation with the other parties and as promptly as reasonably practicable, but in any event within 10 business days after July 28, 2019, make its respective filings under the HSR Act (which the parties filed on August 9, 2019), and to thereafter make any other applications and filings as reasonably determined by Exact Sciences and Genomic Health under other applicable U.S. or foreign regulatory laws with respect to the transactions contemplated by the merger agreement as promptly as practicable, but in no event later than as required by law. Notwithstanding the foregoing, without the prior written consent of Exact Sciences, Genomic Health will not grant or offer to grant any accommodation or concession (financial or otherwise), or make any payment, to any third party (other than filing fees to any governmental authority) in connection with seeking or obtaining its consent to the transactions contemplated by the merger agreement.

        Each of the parties has agreed to (1) furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any governmental filings, submissions or other documents; (2) give the other reasonable prior notice of any such filing, submission or other document and, to the extent reasonably practicable, of any communication with or from any governmental authority regarding the transactions contemplated by the merger agreement, and permit the other to review and discuss in advance, and consider in good faith the views, and secure the participation, of the other in connection with any such filing, submission, document or communication; and (3) cooperate in responding as promptly as reasonably practicable to any investigation or other inquiry from a governmental authority or in connection with any legal, administrative or other similar proceeding or action initiated by a governmental authority or private party, including informing the other party as soon as practicable of any such investigation, inquiry or legal, administrative or other similar proceeding or action, and consulting in advance, to the extent practicable, before making any presentations or submissions to a governmental authority, or, in connection with any legal, administrative or other similar proceeding or action initiated by a private party, to any other person or entity.

        Each of the parties has also agreed to give reasonable prior notice to and consult with the other in advance of any meeting, conference or substantive communication with any governmental authority, or, in connection with any legal or administrative or other similar proceeding or action by a private party, with any other person or entity, and to the extent not prohibited by applicable law or by the applicable governmental authority or other person or entity, and to the extent reasonably practicable, not participate or attend any meeting or conference, or engage in any substantive communication, with any governmental authority or such other person or entity in respect of the transactions contemplated by the merger agreement without the other party, and in the event one party is prohibited from, or unable to participate, attend or engage in, any such meeting, conference or communication, keep such party apprised with respect thereto.

        Subject to certain limitations (including with respect to sensitive information of a party), each party has agreed to furnish to the other copies of all filings, submissions, correspondence and communications between it and its affiliates and their respective representatives, on the one hand, and any governmental authority or members of any government authority's staff (or any other person or entity in connection with any legal, administrative or other similar proceeding or action initiated by a private party), on the other hand, with respect to the transactions contemplated by the merger agreement.

        Each of Exact Sciences and Genomic Health agreed, between July 28, 2019 and the earlier of the completion of the merger and the termination of the merger agreement, that it and its subsidiaries would not complete, enter into any agreement providing for, or announce, any investment, acquisition, divestiture or other business combination that would reasonably be expected to materially delay or prevent the completion of the merger.

No Solicitation

        Genomic Health has agreed between July 28, 2019 and the earlier of the completion of the merger and the termination of the merger agreement:

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  that it will, and will cause its subsidiaries, and its and their respective officers and directors to, immediately cease and terminate, and will use reasonable best efforts to cause its and their respective other representatives to immediately cease and terminate, all existing discussions, negotiations and communications with any person or entity with respect to any "acquisition proposal," which term refers to a proposal or offer from any person or entity providing for any (1) merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving Genomic Health pursuant to which any such person or entity (including such person's, entity's or resulting company's direct or indirect stockholders) would own or control, directly or indirectly, 15% or more of the voting power of Genomic Health, (2) sale or other disposition, directly or indirectly, of assets of Genomic Health (including the capital stock or other equity interests of any of its subsidiaries) or any subsidiary of Genomic Health representing 15% or more of the consolidated assets, revenues or net income of Genomic Health and its subsidiaries, taken as a whole, (3) issuance or sale or other disposition of capital stock or other equity interests representing 15% or more of the voting power of Genomic Health, (4) tender offer, exchange offer or any other transaction or series of transactions in which any person or entity would acquire, directly or indirectly, beneficial ownership or the right to acquire beneficial ownership of capital stock or other equity interests representing 15% or more of the voting power of Genomic Health or (5) any related combination of the foregoing;

  •
  that it will not, and will not authorize, and will use its reasonable best efforts not to permit any of its representatives to, directly or indirectly, (1) initiate, seek, solicit, knowingly facilitate, knowingly encourage or knowingly induce or knowingly take any other action reasonably expected to lead to an acquisition proposal, (2) engage in negotiations or discussions with or provide any non-public information or non-public data to any person or entity relating to or for the purpose of encouraging or facilitating an acquisition proposal or grant any waiver or release under any standstill, confidentiality or other similar agreement (unless the Genomic Health Board determines in good faith that the failure to grant such waiver or release would be inconsistent with its fiduciary duties under applicable law, in which case Genomic Health may waive any such standstill provision in order to permit a third party to make and pursue an acquisition proposal) or (3) resolve to do any of the foregoing;

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  that it will not provide access (and will terminate any such access) to any third party to any data room containing any information of Genomic Health or any of its subsidiaries; and

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  that it will demand the return or destruction of all confidential, non-public information and materials that have been provided to third parties that have entered into confidentiality agreements relating to a possible acquisition proposal with Genomic Health or any of its subsidiaries since July 1, 2018.

        Notwithstanding the foregoing, prior to obtaining stockholder approval, if Genomic Health receives a bona fide written acquisition proposal from a third party that was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in violation of the merger agreement, then Genomic Health may:

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  contact the person or entity who has made such acquisition proposal solely to clarify the terms of such acquisition proposal so that the Genomic Health Board (or any committee thereof) may inform itself about such acquisition proposal and to inform such person or its representatives of the merger agreement's non-solicitation provisions;

  •
  furnish information concerning its business, properties or assets to such person or entity or any of the representatives of the person or entity who has made such acquisition proposal pursuant to a confidentiality agreement with confidentiality terms that, taken as a whole, are not materially less favorable to Genomic Health than those contained in the confidentiality agreement, dated as of June 13, 2019, between Exact Sciences and Genomic Health; and

  •
  negotiate and participate in discussions and negotiations with such person or entity or any of the representatives of the person or entity concerning such acquisition proposal if, in the case of the circumstances described in the immediately preceding clause of this bullet point and in the prior bullet point, the Genomic Health Board determines in good faith, after consultation with outside financial advisors and outside legal counsel, that such acquisition proposal constitutes or is reasonably likely to constitute or result in a "superior proposal," which term refers to a bona fide written acquisition proposal (except that for purposes of the definition of superior proposal, references to "15% or more" in the definition of acquisition proposal are deemed references to "more than 50%") that the Genomic Health Board determines in good faith (1) to be reasonably likely to be completed if accepted and (2) to be more favorable to Genomic Health stockholders from a financial point of view than the merger and the other transactions contemplated by the merger agreement, in each case, taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of such proposal and the merger agreement, and any changes to the terms of the merger agreement offered by Exact Sciences in response to such acquisition proposal.

        Genomic Health will (1) promptly (and in any case within 24 hours) provide Exact Sciences notice (a) of the receipt of any acquisition proposal, which notice will include a complete, unredacted copy of all written proposals, written indications of interest or draft agreements relating to, or other written materials that describe any of the terms and conditions of the acquisition proposal and (b) of any inquiries, proposals or offers received by, any requests for non-public information from, or any discussions or negotiations initiated or continued (or sought to be initiated or continued) with, Genomic Health or any of its representatives concerning an acquisition proposal, and disclose the identity of the other party (or parties) and the material terms of such inquiry, offer, proposal or request and, in the case of written materials that describe any of the terms and conditions of such inquiry, offer, proposal or request, provide copies of such materials, (2) promptly (and in any case within 24 hours) make available to Exact Sciences copies of all material non-public information, including copies of written materials made available by Genomic Health to the proposing party but not previously made available to Exact Sciences and (3) keep Exact Sciences informed on a reasonably prompt basis (and, in any case, within 24 hours of any significant development) of the status and material details (including material amendments and proposed material amendments) of any such acquisition proposal or other inquiry, offer, proposal or request, providing to Exact Sciences copies of any additional or revised written proposals, written indications of interest or draft agreements relating to such acquisition proposal or other inquiry, offer, proposal or request, or other written materials that describe any of the material terms and conditions of such acquisition proposal or other inquiry, offer, proposal or request. Genomic Health and its subsidiaries will not enter into any agreement with any person or entity that prohibits Genomic Health from providing any information to Exact Sciences in accordance with the foregoing provisions.

Adverse Recommendation Change; Certain Prohibited Actions

        Except as permitted by the merger agreement in the case of a superior proposal or an intervening event (in each case, as described below), neither the Genomic Health Board nor any committee thereof will (1) withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, the Genomic Health Board's recommendation that the stockholders adopt the merger agreement and approve the merger, in each case in a manner adverse to Exact Sciences or Merger Sub, (2) approve, authorize, declare advisable or recommend any acquisition proposal or (3) adopt or approve, or publicly propose to adopt or approve, or allow Genomic Health or any of its subsidiaries to execute or enter into, any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any acquisition proposal (other than a confidentiality agreement permitted as described above in "—No Solicitation").

Superior Proposal

        Subject to the non-solicitation obligations described above and the obligations further described in this paragraph, if, prior to the stockholder approval, the Genomic Health Board receives a bona fide written acquisition proposal that it determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes a superior proposal that was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in violation of the merger agreement, the Genomic Health Board may (1) effect an adverse recommendation change or (2) terminate the merger agreement pursuant to the termination provisions as described below in order to enter into a definitive agreement providing for such superior proposal if, in each case, (a) the Genomic Health Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, (b) Genomic Health has notified Exact Sciences in writing that the Genomic Health Board intends to effect an adverse recommendation change or terminate the merger agreement pursuant to the termination provisions as described below, (c) Genomic Health has provided Exact Sciences a copy of the proposed definitive agreements and other proposed transaction documentation between Genomic Health and the person or entity making such superior proposal, if any, (d) for a period of four business days following the notice delivered pursuant to clause (b) above, Genomic Health will have discussed and negotiated in good faith and made its representatives available to discuss and negotiate in good faith (in each case to the extent Exact Sciences takes action to or does negotiate) with Exact Sciences' representatives any proposed modifications to the terms and conditions of the merger agreement so that the failure to take such action would no longer be inconsistent with the fiduciary duties of the Genomic Health Board under applicable law (provided that any amendment to any material term or condition of any superior proposal will require a new notice and a new negotiation period that will expire on the later to occur of (x) two business days following delivery of such new notice from Genomic Health to Exact Sciences and (y) the expiration of the original four-business day period described in clause (d) above), and (e) no earlier than at the end of such negotiation period, the Genomic Health Board will have determined in good faith, after consultation with its outside financial advisors and outside legal counsel, and after considering the terms of any proposed amendment or modification to the merger agreement, that (x) the acquisition proposal that is the subject of the notice described in clause (b) above still constitutes a superior proposal and (y) the failure to take such action would still be inconsistent with its fiduciary duties under applicable law (provided that any purported termination of the merger agreement pursuant to this sentence will be void and of no force and effect unless Genomic Health has paid Exact Sciences the termination fee in accordance with the termination provisions of the merger agreement prior to or substantially concurrently with such termination).

Intervening Event

        Subject to the non-solicitation obligations described above and the obligations further described in this paragraph, other than in connection with a superior proposal and prior to the stockholder approval, the Genomic Health Board may, in response to an intervening event, withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, the Genomic Health recommendation only if (1) the Genomic Health Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, (2) Genomic Health has notified Exact Sciences in writing that the Genomic Health Board intends to effect such adverse recommendation change (which notice will specify the facts and circumstances providing the basis of the intervening event and for the determination of the Genomic Health Board to effect such adverse recommendation change in reasonable detail), (3) for a period of four business days following the notice delivered pursuant to clause (2) above, Genomic Health will have discussed and negotiated in good faith and made its representatives available to discuss and negotiate in good faith (in each case to the extent Exact Sciences takes action to or does negotiate) with Exact Sciences' representatives any proposed modifications to the terms and conditions of the merger agreement so that the failure to take such action would no longer be inconsistent with the fiduciary duties of the Genomic Health Board under applicable law and (4) no earlier than the end of such negotiation period, the Genomic Health Board will have determined in good faith, after consultation with its outside financial advisors and outside legal counsel, and after considering the terms of any proposed amendment or modification to the merger agreement, that the failure to take such action would still be inconsistent with its fiduciary duties under applicable law. An intervening event is defined as a material event or circumstance that was not known (or if known, the consequences of which were not known) to the Genomic Health Board on the date of the merger agreement, and becomes known to the Genomic Health Board prior to stockholder approval, except that in no event will any inquiry, offer or proposal that constitutes or would reasonably be expected to lead to an acquisition proposal constitute an intervening event.

        Subject to Genomic Health's obligations with respect to the Genomic Health recommendation and with respect to effecting an adverse recommendation change, each as summarized above, and its obligations with respect to publicity related to the transactions contemplated by the merger agreement, nothing in the merger agreement prohibits Genomic Health or the Genomic Health Board from (1) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder or (2) making any disclosure to its stockholders if the Genomic Health Board determines in good faith, after consultation with its outside legal counsel, that its failure to make such disclosure would be inconsistent with its fiduciary duties under applicable law; provided, however, that the obligations with respect to the adverse recommendation change, intervening event and termination provisions described above will continue in full force and effect and any such disclosure (other than issuance by Genomic Health of a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) that addresses or relates to the approval, recommendation or declaration of advisability by the Genomic Health Board with respect to the merger agreement or an acquisition proposal will be deemed to be an adverse recommendation change unless the Genomic Health Board in connection with such communication publicly states that its recommendation with respect to the merger agreement has not changed.

Post-Closing Compensation Matters

        During the period beginning at the effective time of the merger and ending on the first anniversary of the effective time of the merger, referred to herein as the continuation period, except where applicable law requires more favorable treatment, Exact Sciences will, or will cause its applicable subsidiary to, provide each employee who is actively employed by or on a legally protected or approved leave of absence from Genomic Health or any of its subsidiaries immediately prior to the effective time of the merger, referred to herein as a covered employee, for so long as such covered employee remains an employee of Exact Sciences or any of its subsidiaries during the continuation period, with (1) base salary or base wage and target annual cash bonus opportunities, in the aggregate, that are no less favorable than the base salary or base wage and target annual cash bonus opportunities, in the aggregate, provided by Genomic Health or its subsidiaries to such covered employee immediately prior to the effective time of the merger and (2) pension and welfare benefits, in the aggregate, that are no less favorable than the pension and welfare benefits, in the aggregate, provided by Genomic Health and its subsidiaries to such covered employee immediately prior to the effective time of the merger.

        In the event that a covered employee experiences a qualifying termination during the continuation period, such covered employee will, no later than 30 days following such qualifying termination, be paid a bonus award for the fiscal year during which such qualifying termination occurs based on target performance levels and prorated for the portion of the fiscal year (based on calendar days) elapsed between January 1 of the applicable fiscal year and the date of the qualifying termination; provided that, any covered employee who is otherwise entitled to receive a prorated bonus for such period under a severance plan or otherwise will not be eligible to receive such prorated bonus in order to avoid duplication of benefits.

        In the event that any covered employee first becomes eligible to participate under any Exact Sciences benefit plan following the effective time of the merger, Exact Sciences will, or will cause its applicable subsidiary to, use commercially reasonable efforts to (1) waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any covered employee under any Exact Sciences benefit plan providing medical, dental or vision benefits to the same extent such limitation would have been waived or satisfied under any similar employee benefit plan (as defined in ERISA) or material employee benefit plan of Genomic Health, which is referred to as a Genomic Health benefit plan, that the covered employee participated in immediately prior to coverage under the Exact Sciences benefit plan and (2) provide each covered employee with credit for any copayments, out-of-pocket requirements and deductibles paid prior to coverage under any Exact Sciences benefit plan during the plan year in which the effective time of the merger occurs to the same extent such credit was given under any similar Genomic Health benefit plan that the covered employee participated in immediately prior to coverage under the Exact Sciences benefit plan, in satisfying any applicable copayment, deductible or out-of-pocket requirements under the Exact Sciences benefit plan for the plan year in which the effective time of the merger occurs.

        As of the effective time of the merger, Exact Sciences will, or will cause its applicable subsidiary to, recognize all service of each covered employee prior to the effective time of the merger, to Genomic Health (or any of its predecessor entities or subsidiaries, to the extent such service with the predecessor employer is recognized by Genomic Health under the comparable Genomic Health benefit plan) for purposes of determining eligibility to participate, level of benefits and vesting, benefit accruals (but not for benefit accrual purposes under any defined benefit pension plan) and for purposes of determining future vacation or paid time off accruals and severance amounts to the same extent as such covered employee received, immediately before the effective time of the merger, credit for such service under any similar Genomic Health benefit plan in which such covered employee participated immediately prior to the effective time of the merger, provided that in no event will there be any duplication of benefits for the same period of service.

        If requested by Exact Sciences no later than 5 days prior to the completion of the merger, effective as of the day immediately prior to the completion of the merger (contingent upon the completion of the merger), Genomic Health will terminate each of its U.S. tax-qualified defined contribution plans provided to current and former employees of Genomic Health and its subsidiaries, referred to herein as the Genomic Health Qualified Plans. In such event, prior to the completion of the merger and thereafter, as applicable, each covered employee will be permitted to make rollover contributions of "eligible rollover distributions" (within the meaning of Section 402(c)(4) of the Code) in cash and notes (representing plan loans from the Genomic Health Qualified Plans) in an amount equal to the eligible rollover distribution portion of the account balance distributable to such covered employee from such Genomic Health Qualified Plan to the corresponding Exact Sciences U.S. tax-qualified defined contribution plan, referred to herein as an Exact Sciences Qualified Plan. If the Genomic

Health Qualified Plans are terminated, the covered employees will be eligible to participate in an Exact Sciences Qualified Plan as soon as administratively practicable following the completion of the merger.

        Exact Sciences will, or will cause its applicable subsidiary to, cause each covered employee who has elected to participate in a Genomic Health flexible spending plan, referred to herein as a Genomic Health FSA, for the plan year during which the completion of the merger occurs to be covered under an Exact Sciences flexible spending plan, referred to herein as an Exact Sciences FSA, at the same level of coverage elected under the Genomic Health FSA. Each covered employee will be treated as if his or her participation in the Exact Sciences FSA had been continuous from the beginning of the plan year in which the completion of the merger occurs and each existing salary reduction election will be taken into account for the remainder of the plan year under the Exact Sciences FSA in which the completion of the merger occurs. The Exact Sciences FSA will provide for reimbursement for medical expenses and dependent care expenses incurred by covered employees at any time during the plan year in which the completion of the merger occurs under the Genomic Health FSA (including claims incurred before the completion of the merger), up to the amount of such covered employees' elections and reduced by amounts previously reimbursed by the Genomic Health FSA.

        Exact Sciences will honor all contractual rights and employee benefit obligations to current and former employees under the Executive Severance Plans and employment agreements with Genomic Health employees located outside of the United States. Exact Sciences also acknowledged that the transactions contemplated by the merger agreement will constitute a "change in control," "change of control" or term or concept of similar import of Genomic Health and under the terms of the Genomic Health benefit plans.

Directors' and Officers' Indemnification and Insurance

        From and after the effective time of the merger, Exact Sciences will indemnify and hold harmless, to the fullest extent permitted under applicable law and the certificate of incorporation and the bylaws in effect as of July 28, 2019, each current or former director and officer of Genomic Health (determined as of the effective time of the merger), in each case, when acting in such capacity or in serving as a director, officer, member, trustee or fiduciary of another entity or enterprise, including a Genomic Health benefit plan, at the request or benefit of Genomic Health against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any actual or alleged proceeding, in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after that time, including actions to enforce this provision or any other indemnification or advancement right of any of the current or former directors or officers of Genomic Health, and Exact Sciences or the surviving corporation will also advance expenses as incurred to the fullest extent permitted under applicable law and the certificate of incorporation and the bylaws in effect as of July 28, 2019; provided that any person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification.

        For 6 years after the completion of the merger, Exact Sciences will cause the surviving corporation to maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the certificate of incorporation or the bylaws of Genomic Health as in effect immediately prior to the completion of the merger with respect to acts or omissions occurring prior to the completion of the merger and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any of the current or former directors or officers of Genomic Health; provided that all rights to indemnification in respect of any claim made for indemnification within such 6-year period will continue until the disposition of such action or resolution of such claim. From and after the completion of the merger, Exact Sciences will guarantee and stand surety for, and will cause the surviving corporation to honor, all indemnification contracts between any officer or director and Genomic Health in effect prior to the date of the merger agreement that have been made available to Exact Sciences.

        Prior to the completion of the merger, Genomic Health will (or, if Genomic Health is unable to, after the completion of the merger, Exact Sciences will cause the surviving corporation to) purchase a 6-year prepaid "tail" policy, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Genomic Health's existing policies of directors' and officers' liability insurance and fiduciary liability insurance, with respect to matters arising on or before the completion of the merger (including in connection with the merger agreement and the transactions or actions contemplated by the merger agreement), and Exact Sciences will cause such policy to be maintained in full force and effect, for its full term, and no other party will have any further obligation to purchase or pay for insurance; provided that unless agreed to by the parties, Genomic Health will not pay, and Exact Sciences will not be required to pay, in excess of 300% of the last annual premium paid by Genomic Health prior to the date of the merger agreement in respect of such "tail" policy. If Genomic Health or the surviving corporation for any reason fails to obtain such "tail" insurance policies prior to, as of or after the completion of the merger, Exact Sciences will, for 6 years from the completion of the merger, cause the surviving corporation to maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Genomic Health with respect to matters arising on or before the completion of the merger, again without Exact Sciences being required to pay annual premiums in excess of 300% of the last annual premium paid by Genomic Health prior to the date of the merger agreement in respect of the coverage required to be obtained, but in such case Exact Sciences will purchase as much coverage as reasonably practicable for such amount. The parties expect that the cost of insurance will be in excess of 300% of the last annual premium, and that Genomic Health will be permitted to pay such excess amount.

Other Covenants and Agreements

        The merger agreement contains additional covenants and agreements relating to, among other matters:

  •
  consultation and consent rights regarding any press releases or other public statements with respect to the merger agreement, the merger, or the other transactions contemplated by the merger agreement;

  •
  certain additional employee and employee benefit matters;

  •
  the conduct of Merger Sub;

  •
  certain reporting requirements under Section 16(a) of the Exchange Act;

  •
  the approval for the listing of the Exact Sciences common stock to be issued in connection with the merger on Nasdaq;

  •
  the delisting of Genomic Health common stock;

  •
  eliminating any applicability of state takeover laws;

  •
  notice, cooperation and coordination relating to transaction-related litigation, if any; and

  •
  resignations of Genomic Health directors.

Conditions to the Merger

Conditions to the Obligations of the Parties to Complete the Merger

        The obligations of each of Exact Sciences, Merger Sub and Genomic Health to complete the merger are subject to the satisfaction or (to the extent permitted by law) waiver of the following conditions:

  •
  Genomic Health having obtained the stockholder approval;

  •
  the shares of Exact Sciences common stock to be issued in connection with the merger having been approved for listing on Nasdaq, subject to official notice of issuance;

  •
  the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, having become effective under the Securities Act, and not being the subject of any stop order or any legal, administrative or other similar proceedings or actions by or before the SEC seeking a stop order;

  •
  any applicable waiting period (and any extension thereof) under the HSR Act relating to the completion of the merger having expired or early termination thereof having been granted; and

  •
  no governmental authority of competent jurisdiction having issued or entered any order or promulgated or enacted any law after the date of the merger agreement, in each case that is in effect, having the effect of enjoining or otherwise prohibiting the completion of the merger.

Conditions to the Obligations of Each of Exact Sciences and Merger Sub to Complete the Merger

        In addition, the obligations of each of Exact Sciences and Merger Sub to complete the merger are subject to the satisfaction or (to the extent permitted by law) waiver of the following conditions:

  •
  the representations and warranties of Genomic Health set forth in the merger agreement with respect to (1) certain matters relating to capitalization, outstanding equity awards, the corporate power and authority of Genomic Health, actions of the Genomic Health Board, required stockholder approval of the merger proposal, no conflict with the certificate of incorporation or bylaws, the non-occurrence of a material adverse effect on Genomic Health and anti-takeover laws being true and correct in all respects (other than de minimis inaccuracies with respect to outstanding equity awards) and (2) the valid organization and corporate existence of Genomic Health and its subsidiaries, authorization and issuance of Genomic Health common stock, no stockholder agreements, no voting trusts or similar agreements, brokers and transaction-related fees and expenses and opinions from financial advisors will be true and correct in all material respects, without giving effect to qualifications with respect to any materiality, material adverse or similar qualifiers, in the case of clauses (1) and (2), as of the closing date of the merger (or, in the case of representations and warranties made as of a specific date, as of such date);

  •
  the other representations and warranties of Genomic Health set forth in the merger agreement, without giving effect to qualifications in such representations and warranties with respect to materiality, material adverse effect or similar qualifiers, being true and correct as of the closing date (or, in the case of representations and warranties made as of a specific date, as of such date), except where failure to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Genomic Health;

  •
  Genomic Health having performed or complied in all material respects with its obligations under the merger agreement required to be performed or complied with on or prior to the closing of the merger; and

  •
  Exact Sciences having received a certificate from an executive officer of Genomic Health certifying that the above conditions have been satisfied.

Conditions to the Obligation of Genomic Health to Complete the Merger

        In addition, the obligation of Genomic Health to complete the merger is subject to the satisfaction or (to the extent permitted by law) waiver of the following conditions:

  •
  the representations and warranties of Exact Sciences and Merger Sub set forth in the merger agreement with respect to (1) certain matters relating to capitalization, outstanding equity awards, corporate authorization of the merger agreement, actions of the Exact Sciences Board and Merger Sub board, no requirement for stockholder adoption of the merger agreement, no conflict with the organizational documents and the non-occurrence of a material adverse effect on Exact Sciences being true and correct in all respects (other than de minimis inaccuracies with respect to outstanding equity awards) and (2) the valid organization and corporate existence of Exact Sciences and its subsidiaries, authorization and issuance of Exact Sciences common stock, no stockholder agreements, voting trusts or similar agreements and opinions from financial advisors will be true and correct in all material respects, without giving effect to qualifications with respect to any materiality, material adverse or similar qualifiers, in the case of clauses (1) and (2), as of the closing date of the merger (or, in the case of representations and warranties made as of a specific date, as of such date);

  •
  the other representations and warranties of Exact Sciences and Merger Sub set forth in the merger agreement, without giving effect to qualifications in such representations and warranties with respect to materiality, material adverse effect or similar qualifiers, being true and correct as of the closing date (or, in the case of representations and warranties made as of a specific date, as of such date), except where failure to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Exact Sciences;

  •
  Exact Sciences and Merger Sub having performed or complied in all material respects with each of their respective obligations required under the merger agreement to be performed or complied with on or prior to the closing of the merger; and

  •
  Genomic Health having received a certificate from an executive officer of Exact Sciences certifying that the above conditions have been satisfied.

Termination

        The merger agreement may be terminated at any time prior to the completion of the merger, before or after approval is obtained from Genomic Health stockholders (except as expressly noted otherwise), as follows:

  •
  by the mutual written consent of Exact Sciences and Genomic Health;

  •
  by either Exact Sciences or Genomic Health if:

  •
  the merger has not been completed on or before 5:00 p.m. (New York time) on April 28, 2020; except that if the conditions of the closing set forth above in the fourth bullet of "—Conditions to the Merger—Conditions to the Obligations of the Parties to Complete the Merger" have not been satisfied or waived on or prior to such date but all other conditions to the closing set forth above have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the closing (so long as such conditions are reasonably capable of being satisfied)), then such date may be extended by either party (by delivering written notice to the other party at or prior to 5:00 p.m. (New York time) on April 28, 2020) to July 28, 2020, and (such date, as so extended, is referred to as the termination date) except where the party seeking to terminate this agreement for this reason has committed a material breach of any of its obligations under the merger agreement and such material breach was the principal cause of or principally resulted in the failure of the completion of the merger on or before such date (this termination right is referred to as the end date termination right);

  •
  any governmental authority of competent jurisdiction has issued or entered any order or enacted any law after the date of the merger agreement that has the effect of permanently restraining, enjoining or otherwise prohibiting the merger, and in the case of such order, such order will have become final and non-appealable, provided that the right to terminate the merger agreement is not available to a party if a material breach by such party has been the principal cause of or principally resulted in the issuance of such order; or

    •
    the stockholder approval has not been obtained upon a vote taken at the special meeting duly convened therefor or at any adjournment or postponement thereof;

  •
  by Genomic Health if:

  •
  Exact Sciences breaches or fails to perform any of its representations, warranties, covenants or other agreements set forth in the merger agreement, which breach or failure to perform would result in the failure of a closing condition regarding (1) the accuracy of Exact Sciences' representations or warranties or (2) the performance or compliance in all material respects with Exact Sciences' obligations under the merger agreement required to be performed or complied with on or prior to the closing of the merger, and, in each case, such breach or failure to perform is incapable of being cured by the termination date or, if capable of being cured, has not been cured prior to the earlier of the termination date and the date that is 30 days after delivery of notice by Genomic Health to Exact Sciences of such breach or failure to perform, except that Genomic Health will not have the right to terminate the merger agreement for this reason if Genomic Health is then in material breach of any of its obligations under the merger agreement, resulting in the failure of a closing condition regarding its performance or compliance with its obligations under the merger agreement required to be performed or complied with on or prior to the closing of the merger; or

  •
  prior to stockholder approval, Genomic Health enters into a definitive agreement with respect to a superior proposal, to the extent permitted by, and subject to the conditions described further above in "—Covenants and Agreements—No Solicitation; and —Superior Proposal" beginning on pages 101 and 103, respectively, provided that Genomic Health pays to Exact Sciences the termination fee; and

  •
  by Exact Sciences if:

  •
  Genomic Health breaches or fails to perform any of its representations, warranties, covenants or other agreements set forth in the merger agreement, which breach or failure to perform would result in the failure of a closing condition regarding (1) the accuracy of Genomic Health's representations or warranties or (2) the performance or compliance in all material respects with Genomic Health's obligations under the merger agreement required to be performed or complied with on or prior to the closing of the merger, and, in each case, such breach or failure to perform is incapable of being cured by the termination date or, if capable of being cured, has not been cured prior to the earlier of the termination date and the date that is 30 days after delivery of notice by Exact Sciences to Genomic Health of such breach or failure to perform, except that Exact Sciences will not have the right to terminate the merger agreement for this reason if Exact Sciences is then in material breach of any of its obligations under the merger agreement, resulting in the failure of a closing condition regarding its performance or compliance with its obligations under the merger agreement required to be performed or complied with on or prior to the closing of the merger (this termination right is referred to herein as the breach termination right); or

  •
  prior to stockholder approval, Genomic Health makes an adverse recommendation change, fails to include in this proxy statement/prospectus its recommendation to vote in favor of the merger proposal, fails to publicly reaffirm its recommendation within 10 business days of receipt of a written request by Exact Sciences to provide such reaffirmation following receipt by Genomic Health of an acquisition proposal that is publicly announced or failed to recommend against any acquisition proposal that is a tender or exchange offer subject to

      Regulation 14D under the Exchange Act within 10 business days after the commencement of such tender or exchange offer (this termination right is referred to as the recommendation change termination right).

Effect of Termination

        If the merger agreement is terminated as described above, the terminating party must provide written notice to the other party specifying the provisions of the merger agreement pursuant to which the termination is being made, and the merger agreement will be null and void and of no effect, without liability on the part of any party, and the rights and obligations of any party will cease, except that obligations with respect to certain provisions of the merger agreement will survive the termination of the merger agreement, including that:

  •
  no termination will relieve any party of any liability or damages resulting from any knowing and intentional breach of its obligations under the merger agreement prior to such termination or fraud in the making of the representations and warranties set forth in the merger agreement; and

  •
  the confidentiality agreement entered into by Exact Sciences and Genomic Health in connection with entering into the merger, the effect of termination, termination fees, amendment, extension and waiver provisions and certain general provisions of the merger agreement, including provisions relating to interpretation and construction, will survive any termination of the merger agreement.

        Under the merger agreement, knowing and intentional breach means an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and knows would, or knows would reasonably be expected to, cause a material breach of the merger agreement.

Termination Fee

        The merger agreement provides for the payment of a termination fee in connection with a termination of the merger agreement under the following circumstances:

  •
  Genomic Health will pay to Exact Sciences $92.4 million:

  •
  on the date of the completion of an acquisition proposal, if (1) Exact Sciences terminates the merger agreement pursuant to the breach termination right on the basis of a breach of a covenant or agreement contained in the merger agreement or (2) either party terminates the agreement pursuant to the end date termination right or failure of Genomic Health to obtain the stockholder approval, and, in any such case, after the execution of the merger agreement and prior to the termination of the merger agreement (or prior to the special meeting in the case of failure to obtain the stockholder approval), an acquisition proposal (with regard to 50% of the voting power, consolidated assets, revenues or net income of Genomic Health) is publicly disclosed or, in certain circumstances, otherwise made known to the Genomic Health Board, and not withdrawn (publicly, if disclosed publicly) and, within 12 months of such termination, Genomic Health completes an acquisition proposal or enters into a definitive agreement with respect to an acquisition proposal that is subsequently consummated;

  •
  immediately prior to or substantially concurrently with termination, if Genomic Health terminates the merger agreement in order to enter into a definitive agreement with respect to a superior proposal in accordance with the non-solicitation provisions in the merger agreement; or

    •
    promptly, and in no event later than two business days after termination, if Exact Sciences terminates the merger agreement pursuant to the recommendation change termination right.

        In no event will Genomic Health be required to pay a termination fee on more than one occasion.

Expenses

        Except as otherwise described under "—Termination Fee" above and except for filing fees required under any antitrust law, all expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses, whether or not the merger is completed.

Amendment and Waiver

Amendment

        The merger agreement may be amended by mutual agreement of the parties in writing, except that (1) no amendment may be made after receipt of the stockholder approval if such amendment would require, in accordance with applicable law or the rules of any stock exchange, further approval of Genomic Health stockholders without such further approval of such stockholders and (2) no amendment or change may be made that is not permitted under applicable law.

Waiver

        At any time prior to the completion of the merger, subject to applicable law, the parties may:

  •
  extend the time for the performance of any obligation or other act of any other party to the merger agreement;

  •
  waive any inaccuracy in the representations and warranties of the other party to the merger agreement contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

  •
  waive compliance with any agreement or condition contained in the merger agreement.

        No failure or delay by any party in exercising any right under the merger agreement will operate as a waiver of such right nor will any single or partial exercise of any such right preclude any other or further exercise of any other right under the merger agreement. Any such extension or waiver will only be valid if set forth in an instrument in writing signed by the party or parties to be bound. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

Third-Party Beneficiaries

        The merger agreement is not intended to and will not confer upon any person or entity other than the parties thereto any rights or remedies except for the right of Genomic Health to pursue damages (including to the extent proven and awarded by the court, damages based on loss of the economic benefit of the transactions contemplated by the merger agreement to Genomic Health stockholders, it being acknowledged that (1) prior to the effective time of the merger agreement, the stockholders of Genomic Health will not have the right to assert directly any claim against Exact Sciences or Merger

Sub or otherwise enforce the merger agreement and (2) from and after the effective time of the merger agreement, the stockholders' rights are governed by the second bullet below), except for:

  •
  from and after the completion of the merger, the provisions of the merger agreement relating to indemnification and exculpation from liability for the current or former directors and officers of Genomic Health; and

  •
  from and after the completion of the merger, the holders of Genomic Health common stock and Genomic Health equity awards (solely with respect to the provisions governing such holders' rights to receive the merger consideration or related payments in respect of equity awards).

Governing Law; Jurisdiction

        The merger agreement and all legal, administrative and other similar proceedings or actions (whether based on contract, tort or otherwise) arising out of or relating to the merger agreement or the actions of Exact Sciences, Merger Sub or Genomic Health in the negotiation, administration, performance and enforcement of the merger agreement, will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Waiver of Jury Trial

        The parties have agreed to waive all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to the merger agreement.

Enforcement

        The parties have agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any party to the merger agreement does not perform the provisions of the merger agreement (including by failing to take such actions as are required of such party to complete the merger agreement) in accordance with the specified terms of the merger agreement or otherwise breaches the provisions of the merger agreement. Accordingly, the parties acknowledged and agreed that, prior to valid termination of the merger agreement in accordance with the terms of the merger agreement, the parties will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement will not be required to provide any bond or other security in connection with any such order or injunction.

THE SPECIAL MEETING

        This proxy statement/prospectus is being provided to Genomic Health stockholders as part of a solicitation of proxies by the Genomic Health Board for use at the special meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement/prospectus provides Genomic Health stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

        The special meeting of Genomic Health stockholders will be held at 10:00 a.m., Pacific Time, on Thursday, November 7, 2019 at the offices of Pillsbury Winthrop Shaw Pittman LLP, 2550 Hanover Street, Palo Alto, California 94304. Genomic Health intends to mail this proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the special meeting on or about October 7, 2019.

Purpose of the Special Meeting

        At the special meeting, Genomic Health stockholders will be asked to consider and vote on the following:

        1. Adoption of the Merger Agreement.    To vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 28, 2019, by and among Exact Sciences Corporation, Spring Acquisition Corp. and Genomic Health, Inc. (which is referred to as the merger agreement), and approve the merger contemplated thereby, which is further described in the sections titled "The Merger" and "The Merger Agreement," beginning on pages 46 and 87, respectively, and a copy of which is attached as Annex A to this proxy statement/prospectus, which is referred to as the merger proposal;

        2. Merger-Related Compensation.    To vote on a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Genomic Health's named executive officers in connection with the merger contemplated by the merger agreement, which is referred to as the merger-related compensation proposal; and

        3. Adjournment or Postponement of the Special Meeting.    To vote on a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal, which is referred to as the adjournment proposal.

        Completion of the merger is conditioned on the approval of the merger proposal.

Recommendation of the Genomic Health Board

        On July 28, 2019, the Genomic Health Board approved the merger agreement, declared the merger agreement advisable and determined that the merger and the other transactions contemplated by the merger agreement are in the best interests of Genomic Health and its stockholders. Accordingly, the Genomic Health Board unanimously recommends that Genomic Health stockholders vote "FOR" the merger proposal, "FOR" the merger-related compensation proposal and "FOR" the adjournment proposal.

        Genomic Health stockholders should carefully read this proxy statement/prospectus, including any documents incorporated by reference, and the annexes in their entirety for more detailed information concerning the merger and the other transactions contemplated by the merger agreement.

Record Date; Stockholders Entitled to Vote

        Only holders of record of Genomic Health common stock at the close of business on October 2, 2019 will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof.

        As of the close of business on the record date, there were approximately 37,546,245 shares of Genomic Health common stock outstanding and entitled to vote at the special meeting. Each share of Genomic Health common stock outstanding on the record date entitles the holder thereof to one vote on each proposal to be considered at the special meeting, in person or by proxy through the Internet or by telephone or by a properly executed and delivered proxy with respect to the special meeting.

        A complete list of stockholders entitled to vote at the special meeting will be available for examination by any Genomic Health stockholder at Genomic Health's corporate office at 301 Penobscot Drive, Redwood City, California for any purpose germane to the special meeting, during ordinary business hours for a period of 10 days before the special meeting, and at the time and place of the special meeting.

Voting by Genomic Health's Directors and Executive Officers

        At the close of business on October 2, 2019, Genomic Health directors and executive officers and their affiliates were entitled to vote 9,791,074 shares of Genomic Health common stock. Genomic Health currently expects its directors and executive officers to vote their shares in favor of all proposals to be voted on at the special meeting, but no director or executive officer has entered into any agreement obligating him or her to do so other than Julian C. Baker and Felix J. Baker, who have entered into voting agreements. The number of shares reflected above does not include shares underlying outstanding RSU awards or stock options. For information with respect to RSU awards and stock options, see "The Merger Agreement—Treatment of Genomic Health Equity Awards" beginning on page 90. For information with respect to the voting agreements, see "The Merger—Voting Agreements" beginning on page 81.

Quorum

        The Genomic Health bylaws provide that the holders of a majority of the Genomic Health stock issued and outstanding and entitled to vote, present in person or represented in proxy, will constitute a quorum for the transaction of business at the special meeting.

        Abstentions will count for the purpose of determining the presence of a quorum for the transaction of business at the special meeting.

        Broker non-votes, if any, will not be counted for the purpose of determining the presence of a quorum for the transaction of business at the special meeting.

Required Vote

        The required votes to approve the proposals are as follows:

  •
  The merger proposal requires the affirmative vote of holders of a majority of the shares of Genomic Health common stock outstanding and entitled to vote (in person or by proxy) at the special meeting.

  •
  The merger-related compensation proposal the affirmative vote of holders of a majority of the shares of Genomic Health common stock represented (in person or by proxy) at the special meeting and entitled to vote on the proposal, assuming a quorum. Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on either Genomic Health or Exact Sciences. Accordingly, if the merger proposal is approved and the merger is completed, the merger-related compensation will be payable to Genomic Health's named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the approval of the merger-related compensation proposal.

  •
  The adjournment proposal requires the affirmative vote of holders of a majority of the shares of Genomic Health common stock represented (in person or by proxy) at the special meeting and entitled to vote on the proposal, regardless of whether a quorum is present.

Voting of Proxies by Holders of Record

        If you were the record holder of your shares as of the record date, you may submit your proxy to vote by mail, by telephone or via the Internet.

Voting via the Internet or by Telephone.

  •
  To submit your proxy via the Internet, go to the website listed on your enclosed proxy card. Have your proxy card in hand when you access the website and follow the instructions to vote your shares.

  •
  To submit your proxy by telephone, call 1-800-652-VOTE (8683). Have your proxy card in hand when you call and then follow the instructions to vote your shares.

  •
  If you vote via the Internet or by telephone, you must do so no later than 11:59 p.m., Eastern Time, on November 6, 2019.

        Voting by Mail.    As an alternative to submitting your proxy via the Internet or by telephone, you may submit your proxy by mail.

  •
  To submit your proxy by mail, simply mark your proxy card, date and sign it and return it in the postage-paid envelope. If you do not have the postage-paid envelope, please mail your completed proxy card to the following address: Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202.

  •
  If you vote by mail, you should mail your proxy card early enough so that it is received before the date of the special meeting.

General

        All properly signed proxies that are timely received and that are not revoked will be voted at the special meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted as recommended by the Genomic Health Board.

Treatment of Abstentions; Failure to Vote

        For purposes of the special meeting, an abstention occurs when a Genomic Health stockholder attends the special meeting, either in person or by proxy, but abstains from voting.

  •
  For the merger proposal, if a Genomic Health stockholder present in person at the special meeting abstains from voting, or responds by proxy with an "abstain" vote, it will have the same effect as a vote cast "AGAINST" such proposal. If a stockholder is not present in person at the special meeting and does not respond by proxy, it will have the same effect as a vote cast "AGAINST" such proposal.

  •
  For the merger-related compensation proposal, if a Genomic Health stockholder present in person at the special meeting abstains from voting, or responds by proxy with an "abstain" vote, it will have the same effect as a vote cast "AGAINST" such proposal. If a stockholder is not present in person at the special meeting and does not respond by proxy, it will have no effect on the vote count for such proposal (assuming a quorum is present).

  •
  For the adjournment proposal, if a Genomic Health stockholder present in person at the special meeting abstains from voting, or responds by proxy with an "abstain" vote, it will have the same effect as a vote cast "AGAINST" such proposal. If a stockholder is not present in person at the special meeting and does not respond by proxy, it will have no effect on the vote count for such proposal (regardless of whether a quorum is present).

Shares Held in "Street Name"

        If you are a Genomic Health stockholder and your shares are held in "street name" through a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank, broker or other nominee. You may not vote shares held in "street name" by returning a proxy card directly to Genomic Health or by voting in person at the special meeting unless you provide a "legal proxy," which you must obtain from your broker, bank or other nominee. Further, brokers, banks or other nominees who hold shares of Genomic Health common stock on behalf of their customers may not give a proxy to Genomic Health to vote those shares with respect to the merger proposal, the merger-related compensation proposal and the adjournment proposal without specific instructions from their customers, as brokers, banks and other nominees do not have discretionary voting power on these "non-routine" matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.

        Therefore, if you are a Genomic Health stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares:

  •
  your broker, bank or other nominee may not vote your shares on the merger proposal, which broker non-votes, if any, will have the same effect as a vote "AGAINST" such proposal;

  •
  your broker, bank or other nominee may not vote your shares on the merger-related compensation proposal, which broker non-votes, if any, will have no effect on the vote count for such proposal (assuming a quorum is present); and

  •
  your broker, bank or other nominee may not vote your shares on the adjournment proposal, which broker non-votes, if any, will have no effect on the vote count for such proposal (regardless of whether a quorum is present).

Attendance at the Special Meeting and Voting in Person

        Stockholders who wish to attend the special meeting will be required to present verification of ownership of Genomic Health common stock, such as a bank or brokerage firm account statement or voting instruction form, and will be required to present a valid government-issued photo identification, such as a driver's license or passport, to gain admittance to the special meeting.

        If you are a stockholder of record and plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee, and you wish to vote in person at the special meeting, you must bring to the special meeting a "legal proxy" from the record holder of the shares (your broker, bank or other nominee) authorizing you to vote at the special meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Revocability of Proxies

        Any stockholder of record giving a proxy has the power to revoke it at any time prior to the voting at the special meeting. If you are a stockholder of record, you may revoke your proxy in any of the following ways:

  •
  By delivering, before 10:00 a.m. (Pacific Time) on November 7, 2019, to Genomic Health's Secretary (at Genomic Health's executive offices at 301 Penobscot Drive, Redwood City, California) a signed written notice of revocation bearing a later date than the proxy, stating that the proxy is revoked;

  •
  By submitting a properly completed proxy card relating to the same shares of Genomic Health common stock with a later date;

  •
  By duly submitting a subsequently dated proxy relating to the same shares of Genomic Health common stock by telephone or via the Internet (i.e., your most recent duly submitted voting instructions will be followed) before 11:59 p.m., Eastern Time, on November 6, 2019; or

  •
  By attending the special meeting in person and voting such shares during the special meeting as described above, although attendance at the special meeting will not, by itself, revoke a proxy.

        If your shares are held by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.

Solicitation

        The Genomic Health Board is soliciting proxies for the special meeting from its stockholders. Genomic Health will bear the entire cost of the solicitation of proxies, including preparation, assembly and delivery, as applicable, of this proxy statement/prospectus, the proxy card and any additional materials furnished to stockholders. Proxies may be solicited by directors, officers and a small number of Genomic Health's regular employees personally or by mail, telephone or facsimile, but such persons will not be specially compensated for such service. Genomic Health has retained Georgeson LLC, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $12,000 plus reasonable out-of-pocket costs and expenses. As appropriate, copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of Genomic Health common stock of record for beneficial owners for forwarding to such beneficial owners. Genomic Health may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

Questions and Additional Information

        You may contact Genomic Health's proxy solicitor, Georgeson LLC, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, with any questions about the special meeting, the merger, the proposals or this proxy statement/prospectus, if you would like additional copies of the proxy statement/prospectus, if you need to obtain proxy cards or other information related to the proxy solicitation or if you need help submitting a proxy or voting your shares of Genomic Health common stock. Stockholders, banks and brokers may call toll-free at 800-509-0917.

        Your vote is very important regardless of the number of shares of Genomic Health common stock that you own. Please vote your shares via the Internet or by telephone, or sign, date and return a proxy card promptly to ensure that your shares can be represented, even if you otherwise plan to attend the special meeting in person.

Tabulation of Votes

        Genomic Health has appointed Computershare to serve as the Inspector of Election for the special meeting. Computershare will independently tabulate affirmative and negative votes and abstentions.

Adjournments

        Subject to certain restrictions contained in the merger agreement, the special meeting may be adjourned to allow additional time for obtaining additional proxies. No notice of an adjourned meeting need be given if the time and place thereof are announced at the meeting at which the adjournment was taken unless:

  •
  the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting; or

  •
  if, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, in which case the Genomic Health Board will fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and will give notice of the adjourned meeting to each stockholder of record as of such record date.

        At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.

Special Meeting Proposals

Item 1.    The Merger Proposal

(Item 1 on proxy card)

        In the merger proposal, Genomic Health is asking its stockholders to adopt the merger agreement. Approval of the merger proposal by Genomic Health stockholders is required for completion of the merger.

        The Genomic Health Board unanimously recommends a vote "FOR" the merger proposal (Item 1).

Item 2.    The Merger-Related Compensation Proposal

(Item 2 on the proxy card)

        Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, Genomic Health is seeking a non-binding, advisory stockholder approval of the compensation of Genomic Health's named executive officers that is based on or otherwise relates to the merger as disclosed above in this section. The proposal gives Genomic Health's stockholders the opportunity to express their views on the merger-related compensation of Genomic Health's named executive officers.

        Accordingly, Genomic Health is asking Genomic Health stockholders to vote in favor of the adoption of the following resolution, on a non-binding, advisory basis:

  "RESOLVED, that the compensation that will or may be paid or become payable to Genomic Health's named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in "The Merger—Interests of Certain Persons in the Merger—Quantification of Potential Payments" are hereby APPROVED."

        The vote on the proposal to approve the merger-related executive compensation is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the proposal to approve the merger-related executive compensation and vice versa. If the merger is completed, the merger-related compensation may be paid to Genomic Health's named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if Genomic Health common stockholders fail to approve the proposal to approve the merger-related executive compensation.

        The Genomic Health Board unanimously recommends a vote "FOR" the proposal to approve the merger-related executive compensation (Item 2).

Item 3.    The Adjournment Proposal

(Item 3 on the proxy card)

        The special meeting may be adjourned to another time or place from time to time, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal.

        If, at the special meeting, the number of shares of common stock present or represented and voting in favor of the merger proposal is insufficient to approve the merger proposal, Genomic Health intends to adjourn the special meeting in order to enable the Genomic Health Board to solicit additional proxies for approval of the merger proposal.

        In the adjournment proposal, Genomic Health is asking its stockholders to authorize the holder of any proxy solicited by the Genomic Health Board to vote in favor of granting authority to the proxy holders, and each of them individually, to adjourn the special meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve the adjournment proposal, Genomic Health could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted.

        The Genomic Health Board unanimously recommends a vote "FOR" the adjournment proposal (Item 3).

 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined statements of operations of Exact Sciences for the six months ended June 30, 2019 and the year ended December 31, 2018, which we refer to as the pro forma statements of operations, combine the historical consolidated statements of operations of Exact Sciences and Genomic Health, giving effect to the merger as if it had been completed on January 1, 2018. The following unaudited pro forma condensed combined balance sheet of Exact Sciences as of June 30, 2019, which we refer to as the pro forma balance sheet, combines the historical consolidated balance sheets of Exact Sciences and Genomic Health, giving effect to the merger as if it had been completed on June 30, 2019. We refer to the pro forma statements of operations and the pro forma balance sheet as the pro forma financial statements. In the pro forma financial statements, the historical consolidated financial information has been adjusted to give effect to events that are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results of Exact Sciences and Genomic Health. The pro forma financial statements should be read in conjunction with the related notes to unaudited pro forma condensed combined financial statements.

        The merger will be accounted for as a business combination, and the pro forma financial statements and related notes have been prepared, using the acquisition method of accounting, with Exact Sciences considered to be the acquirer of Genomic Health for accounting purposes. Under the acquisition method of accounting, the acquisition consideration transferred by Exact Sciences in the merger will be allocated to Genomic Health's assets and liabilities based upon their estimated fair values as of the date of completion of the merger. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, will be allocated to goodwill. In the pro forma financial statements and related notes, an estimate of the acquisition consideration has been preliminarily allocated to the assets acquired and liabilities assumed of Genomic Health based upon their estimated fair values as of June 30, 2019. The pro forma financial statements and related notes do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the merger.

        The pro forma financial statements and related notes have been derived from, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes, which are incorporated by reference into this proxy statement/prospectus:

  •
  the audited consolidated financial statements of Exact Sciences as of and for the year ended December 31, 2018 and the related notes, included in Exact Sciences' Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

  •
  the unaudited condensed consolidated financial statements of Exact Sciences as of and for the six months ended June 30, 2019 and the related notes, included in Exact Sciences' Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019;

  •
  the audited consolidated financial statements of Genomic Health as of and for the year ended December 31, 2018 and the related notes, included in Genomic Health's Annual Report on Form 10-K for the fiscal year ended December 31, 2018; and

  •
  the unaudited condensed consolidated financial statements of Genomic Health as of and for the six months ended June 30, 2019 and the related notes, included in Genomic Health's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019.

        The pro forma financial statements and related notes are presented for illustrative purposes only and do not purport to represent what the actual consolidated financial condition or results of operations of Exact Sciences would have been had the merger occurred on the dates assumed, and they are not necessarily indicative of Exact Sciences' future consolidated financial condition or results of operations. The pro forma financial statements and related notes are based upon currently available information and estimates and assumptions that Exact Sciences' management believes are reasonable as of the date of this proxy statement/prospectus. Any of the factors underlying these estimates and assumptions may change or prove to be materially different, and the estimates and assumptions may not be representative of facts existing at the closing date of the merger.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2019
(Amounts in thousands)

	Historical Exact Sciences	Historical Genomic Health	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$205,058	$90,925	$(23,698)	(a)	$272,285
Marketable securities	1,034,364	152,625	(1,034,364)	(b)	152,625
Accounts receivable, net	63,903	54,307	—		118,210
Inventory, net	47,781	—	—		47,781
Prepaid expenses and other current assets	23,690	14,369	—		38,059

Total current assets	1,374,796	312,226	(1,058,062)		628,960

Long-term assets:
Property, plant and equipment, net	335,499	43,098	—		378,597
Goodwill	17,279	—	1,574,344	(c)	1,591,623
Intangible assets, net	27,767	—	1,180,000	(d)	1,207,767
Operating lease right-of-use assets	—	51,926	(51,926)	(e)	—
Other long-term assets, net	26,602	18,913	51,926	(f)	97,441

Total assets	$1,781,943	$426,163	$1,696,283		$3,904,389

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19,896	$6,683	$—		$26,579
Accrued compensation and employee benefits	—	26,091	(26,091)	(g)	—
Accrued expenses and other current liabilities	—	16,888	(16,888)	(h)	—
Accrued liabilities	151,009	—	104,279	(i)	255,288
Accrued interest	2,870	—	—		2,870
Convertible notes, net, current portion	311,598	—	—		311,598
Debt, current portion	415	—	—		415
Current portion of operating lease liabilities	—	4,442	(4,442)	(j)	—
Other short-term liabilities	6,675	260	4,442	(k)	11,377

Total current liabilities	492,463	54,364	61,300		608,127
Long-term convertible notes, net, less current portion	469,595	—	—		469,595
Long-term debt, less current portion	24,429	—	—		24,429
Operating lease liabilities	—	52,423	(52,423)	(l)	—
Deferred tax liability	—	—	283,504	(m)	283,504
Other long-term liabilities	29,924	2,155	52,119	(n)	84,198

Total liabilities	$1,016,411	$108,942	$344,500		$1,469,853

Stockholders' equity:
Preferred stock	—	—	—		—
Common stock	1,295	3	151	(o)	1,449
Additional paid-in capital	1,919,719	524,551	1,205,599	(p)	3,649,869
Accumulated other comprehensive income (loss)	1,760	116	(1,863)	(q)	13
Accumulated deficit	(1,157,242)	(207,449)	147,896	(r)	(1,216,795)

Total stockholders' equity	765,532	317,221	1,351,783		2,434,536

Total liabilities and stockholders' equity	$1,781,943	$426,163	$1,696,283		$3,904,389

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Fiscal Year Ended December 31, 2018
(Amounts in thousands, except per share data)

	Historical Exact Sciences	Historical Genomic Health	Pro Forma Adjustments		Pro Forma Combined
Revenue	$454,462	$394,111	$—		$848,573
Expenses:
Cost of sales	117,982	—	64,326	(s)	182,308
Cost of product revenue	—	64,326	(64,326)	(t)	—
Research and development	68,210	64,200	—		132,410
General and administrative	178,293	76,910	—		255,203
Sales and marketing	249,448	164,779	—		414,227
Amortization of acquisition-related intangible assets	—	—	72,000	(u)	72,000

Total expenses	613,933	370,215	72,000		1,056,148

Income (loss) from operations	(159,471)	23,896	(72,000)		(207,575)

Other income (expense)
Investment income	21,203	—	(20,560)	(v)	643
Interest income (expense)	(36,789)	2,385	—		(34,404)
Unrealized gain on equity securities	—	875	(875)	(w)	—
Other (expense) income, net	—	(232)	232	(x)	—

Total other expense	(15,586)	3,028	(21,203)		(33,761)

Income (loss) before taxes	(175,057)	26,924	(93,203)		(241,336)

Income tax benefit (expense)	(92)	(1,247)	22,369	(y)	21,030

Net income (loss)	$(175,149)	$25,677	$(70,834)		$(220,306)

Net income (loss) per share:
Basic	$(1.43)	$0.72			$(1.60)
Diluted	$(1.43)	$0.68			$(1.60)
Weighted average common shares outstanding
Basic	122,207	35,727			137,614
Diluted	122,207	37,555			137,614

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2019
(Amounts in thousands, except per share data)

	Historical Exact Sciences	Historical Genomic Health	Pro Forma Adjustments		Pro Forma Combined
Revenue	$361,913	$222,909	$—		$584,822
Expenses:
Cost of sales	94,815	—	34,681	(s)	129,496
Cost of product revenue	—	34,681	(34,681)	(t)	—
Research and development	62,219	30,371	—		92,590
General and administrative	127,764	40,831	—		168,595
Sales and marketing	179,129	89,988	—		269,117
Amortization of acquisition-related intangible assets	—	—	36,000	(u)	36,000

Total expenses	463,927	195,871	36,000		695,798

Income (loss) from operations	(102,014)	27,038	(36,000)		(110,976)

Other income (expense)
Investment income	14,324	—	(14,254)	(v)	70
Interest income (expense)	(34,702)	2,485	—		(32,217)
Unrealized gain on equity securities	—	148	(148)	(w)	—
Other (expense) income, net	—	(78)	78	(x)	—

Total other expense	(20,378)	2,555	(14,324)		(32,147)

Income (loss) before taxes	(122,392)	29,593	(50,324)		(143,123)

Income tax benefit (expense)	913	(607)	12,078	(y)	12,384

Net income (loss)	$(121,479)	$28,986	$(38,246)		$(130,739)

Net income (loss) per share:
Basic	$(0.95)	$0.79			$(0.91)
Diluted	$(0.95)	$0.75			$(0.91)
Weighted average common shares outstanding
Basic	127,723	36,924			143,130
Diluted	127,723	38,642			143,130

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.     Basis of Pro Forma Presentation

        The pro forma condensed combined financial statements and these notes present the pro forma condensed combined financial position and results of operations of Exact Sciences (after giving effect to the merger with Genomic Health and adjustments described in these notes, subject to the assumptions and limitations described herein), and are intended to illustrate the impact of the merger on Exact Sciences.

        The merger will be accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification ("ASC") 805, "Business Combinations" ("ASC 805"). Under ASC 805, generally all assets acquired and liabilities assumed are recorded at their acquisition date fair value. For pro forma purposes the fair value of Genomic Health's identifiable tangible and intangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value as of June 30, 2019. Transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

        Certain reclassifications have been made to the historical presentation of Genomic Health's financial information to conform to the presentation used in the pro forma financial statements. Upon consummation of the merger, further review of Genomic Health's financial statements may result in additional revisions to Genomic Health's classifications to conform to Exact Sciences' presentation.

        Except for the reclassifications to conform the presentation of the financial information, the pro forma financial statements do not adjust for any differences in Exact Sciences' and Genomic Health's accounting policies. Following consummation of the transactions, Exact Sciences will conduct a review of Genomic Health's accounting policies. As a result of the review, Exact Sciences may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma financial statements. At this time, Exact is not aware of any differences that would have a material impact on the pro forma financial statements.

        The pro forma financial statements do not reflect any cost savings, operating synergies or the impact of restructuring actions that the combined company may achieve as a result of the merger, or the costs necessary to achieve such cost savings, operating synergies or restructuring actions.

        The pro forma financial statements and these notes have been prepared using the acquisition method of accounting under ASC 805, based on the historical financial statements, including the related notes, of Exact Sciences and Genomic Health. The pro forma statements of operations reflect the merger as if it had been completed on January 1, 2018, and the pro forma balance sheet reflects the merger as if it had been completed on June 30, 2019. The pro forma financial statements and these notes include pro forma adjustments based on preliminary valuations of assets and liabilities of Genomic Health. These adjustments are preliminary and will be revised at the effective time of the merger and as additional information becomes available and additional valuation work is performed. The final purchase price allocations will be based on the fair value of the assets acquired and the liabilities assumed as of the closing of the merger. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed in determining the final purchase price allocations, Exact Sciences will apply GAAP for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market at the measurement date. The fair value measurements will utilize estimates based on key assumptions in connection with the merger, including historical and current market data. The final purchase price allocation will be determined after the completion of the merger, and the final allocations may differ materially from those presented in the pro forma financial statements and these notes.

  Presentation of Statements of Operations

        Exact Sciences presents gross margin in its historical statements of operations while Genomic Health does not present gross margin and presents cost of product revenues as a separate financial statement line item within operating expenses. Exact Sciences will adopt the historical statements of operations presentation of Genomic Health in its statements of operations to be filed subsequent to the completion of the merger. Accordingly, the historical information for Exact Sciences has been presented to also include cost of sales as a separate financial statement line item within expenses. The change in presentation has no impact on net income (loss) and financial position.

2.     Preliminary Estimated Acquisition Consideration for Genomic Health

        At the completion of the merger, upon the terms and subject to the conditions set forth in the merger agreement, each share of Genomic Health common stock issued and outstanding immediately prior to the completion of the merger (other than (1) shares held by Genomic Health as treasury stock, Exact Sciences, or any subsidiaries of Genomic Health or Exact Sciences and (2) shares held by a holder who has properly exercised and perfected (and not effectively withdrawn or lost) such holder's demand for appraisal rights under the General Corporation Law of the State of Delaware, both of which are collectively referred to herein as excluded shares) will be converted into the right to receive the merger consideration, which is:

  •
  $27.50 in cash, without interest, from Exact Sciences; plus

  •
  a fraction of a share of Exact Sciences common stock equal to the quotient obtained by dividing $44.50 by the average of the volume-weighted average prices per share of Exact Sciences common stock on Nasdaq (as reported by Bloomberg L.P. or, if not reported on Bloomberg L.P., in another authoritative source mutually selected by Genomic Health and Exact Sciences) on each of the 15 consecutive trading days ending with the trading day immediately prior to the closing date, which is referred to as the Exact Sciences stock price, subject to adjustment based on a two-way collar mechanism described below.

        The fraction of a share of Exact Sciences common stock into which each share of Genomic Health common stock (other than excluded shares) will be converted is referred to as the exchange ratio. The exchange ratio will be calculated based upon the Exact Sciences stock price. If the Exact Sciences stock price is greater than $98.79 but less than $120.75, the exchange ratio will be equal to the quotient of (a) $44.50 divided by (b) the Exact Sciences stock price. If the Exact Sciences stock price is equal to or less than $98.79 or equal to or greater than $120.75, then a two-way collar mechanism will apply, pursuant to which (1) if the Exact Sciences stock price is equal to or greater than $120.75, the exchange ratio will be fixed at 0.36854 and (2) if the Exact Sciences stock price is equal to or less than $98.79, the exchange ratio will be fixed at 0.45043.

        The estimated aggregate merger consideration is approximately $2.8 billion based on the volume-weighted average price per share of Exact Sciences common stock for each of the 15 consecutive trading days ending immediately prior to September 20, 2019 of $111.13. The value of the merger consideration will fluctuate based upon changes in the price per share of Exact Sciences common stock and will depend on the number of shares of Genomic Health common stock and equity-based awards outstanding on the closing date of the merger.

        The following table summarizes the components of the estimated merger consideration reflected in the pro forma financial statements (dollars and numbers of shares in thousands, except for per share dollar amounts):

Estimated shares of Genomic Health common stock(i)	38,475
Cash consideration (per Genomic Health share)	$27.50

Estimated cash consideration	$1,058,062

Estimated Genomic Health shares(i)	38,475
Exchange ratio	0.40043
Estimated total number of shares of Exact Sciences common stock to be issued	15,407
Exact Sciences share price(ii)	$111.13

Estimated fair value of share consideration	$1,712,136

Estimated fair value of replacement options attributable to pre-combination service(iii)(v)	$3,987
Estimated fair value of replacement restricted share awards attributable to pre-combination service(iv)(v)	$14,181

$18,168

Total estimated consideration to be transferred	$2,788,366

(i)
Represents shares of Genomic Health common stock outstanding as of September 20, 2019, plus an estimate of (1) restricted stock units and stock options for which merger consideration is payable pursuant to the merger agreement and (2) shares of Genomic Health common stock expected to be subject to purchase under Genomic Health's employee stock purchase plan.

(ii)
Represents the volume weighted average price per share of Exact Sciences common stock for each of the 15 consecutive trading days immediately prior to September 20, 2019. The Exact Sciences stock price and corresponding total acquisition consideration will be determined on the closing date.

(iii)
Represents the product of the estimated number of Genomic Health stock options outstanding as of September 20, 2019 and the equity award exchange ratio to determine the number of replacement stock options of Exact Sciences to be issued. This value is then multiplied by an estimate of the value of the replacement award using a Black-Scholes-Merton valuation model and then allocated between total estimated merger consideration of $4.0 million and post-combination compensation expense of $38.4 million based on a ratio of the completed service period of the underlying awards to the total service period.

(iv)
Represents the product of the estimated number of Genomic Health restricted stock units outstanding as of September 20, 2019 and the equity award exchange ratio to determine the number of replacement restricted stock units of Exact Sciences to be issued. This value is then multiplied by the volume weighted average price per share of Exact Sciences common stock for each of the 15 consecutive trading days immediately prior to September 20, 2019 of $111.13 then allocated between total estimated merger consideration of $14.2 million and post-merger compensation expense of $32.4 million based on a ratio of the completed service period of the underlying awards to the total service period.

(v)
ASC 805 requires that the incremental fair value of replacement awards attributed to pre-combination service be recognized immediately. The incremental value of the replacement awards as of September 20, 2019 is immaterial and therefore no incremental expense is reflected in the pro forma condensed combined statements of operations. Upon completion of the merger, it is probable that a portion of the post-merger compensation expense will be accelerated in the financial statements of the combined company due to the likelihood that certain Genomic Health employees will be terminated in conjunction with the transaction. However, at this time, the number of awards that will be accelerated as a result of the merger is not known, as Genomic Health awards contain "double triggers" requiring a change in control as well as termination of employment in order to accelerate vesting. An estimate on stock acceleration cannot be reasonably made as it would require highly uncertain and unsubstantiated assumptions to be made, and therefore would not result in factually supportable adjustments to the unaudited combined pro forma financial information. Accordingly, no pro forma adjustment has been recorded to reflect the potential acceleration of equity awards.

3.     Preliminary Estimated Purchase Price Allocation

        The allocation of the estimated acquisition consideration for Genomic Health is preliminary because the merger has not yet been completed. The preliminary allocation is based on estimates, assumptions, valuations and other studies that have not yet been finalized in order to make a definitive allocation. Accordingly, the pro forma adjustments to allocate the acquisition consideration will remain preliminary until Exact Sciences' management determines the final acquisition consideration and the fair values of assets acquired, net of liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the closing of the merger. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the pro forma financial statements.

        The total preliminary estimated acquisition consideration as shown in the table below is allocated to the tangible and intangible assets and liabilities of Genomic Health based on their preliminary estimated fair values as follows (in thousands):

Assets acquired:
Cash and cash equivalents	$90,925
Marketable securities	152,625
Accounts receivable	54,307
Prepaid expenses and other current assets	14,369
Property, plant and equipment(i)	43,098
Goodwill	1,574,344
Identifiable intangible assets
Trade name(ii)	140,000
Acquired developed technology(iii)	940,000
In-process research and development(iv)	100,000
Other long-term assets(v)	70,839

Total assets	3,180,507
Liabilities assumed:
Accounts payable	6,683
Accrued liabilities	42,979
Other short-term liabilities	4,702
Other long-term liabilities, including deferred tax liabilities	337,778

Total consideration	$2,788,365

(i)
At the close of the transaction, property, plant and equipment are required to be measured at fair value. Exact Sciences does not have sufficient information at this time as to the specific nature, age, condition or location of the specific categories of property and equipment included in Genomic Health's balance sheet. All of these elements can cause differences between the fair value and the net book value of these assets. Exact Sciences does not believe it has sufficient information at this time to provide an estimate of fair value or the associated adjustments to depreciation.

(ii)
Trademark/trade name relates to the Genomic Health logo, Oncotype, Oncotype DX, Breast Recurrence Score, DCIS Score, Genomic Prostate Score, GPS, Oncotype DX AR-V7 Nucleus Detect and Oncotype IQ. These trademarks/trade names have an estimated useful life of 15 years.

(iii)
Acquired developed technology pertains to Oncotype, Oncotype DX, Breast Recurrence Score, DCIS Score, Genomic Prostate Score, GPS, Oncotype DX AR-V7 Nucleus Detect and Oncotype IQ. The developed technology acquired has an estimated useful life of 15 years.

(iv)
In-process research and development, which we refer to as IPR&D, represents research and development projects of Genomic Health which were in-process, but not yet completed, at the acquisition date and which Exact Sciences plans to complete. While we believe reasonable estimates and appropriate assumptions were utilized to determine the preliminary fair value of IPR&D, it is possible a material change, or even a determination that there is no IPR&D, could occur. Use of different estimates and judgments could yield materially different results in our analysis. Current accounting standards require that the fair value of IPR&D projects acquired in a business combination be capitalized at the acquisition date and subsequently accounted for as an indefinite-lived intangible asset until completion or abandonment of the associated research and development efforts. Accordingly, during the development period after the completion of the merger, these assets will not be amortized into earnings; instead these assets will be subject to periodic impairment testing. Upon successful completion of the development process for an acquired IPR&D project, determination as to the useful life of the asset will be made. The asset would then be considered a finite-lived intangible asset and amortization of the asset into earnings would begin over the estimated useful life of the asset. As part of the final purchase price allocation, the fair value estimates will be finalized and adjusted, if necessary, using estimated fair values as of the date of completion of the merger.

(v)
Exact Sciences has not yet been able to complete an analysis of Genomic Health's lease portfolio to determine what, if any, adjustments may be required for (1) any above or below market leases, (2) the difference in incremental borrowing rates between the rate used by Genomic Health historically to the rate Exact Sciences would use as the acquirer, and (3) the assessment of whether any renewal options should be included in the measurement of the right-of-use asset and lease liability. Exact Sciences does not believe it has sufficient information at this time to provide an estimate of any associated adjustments to the operating lease right-of-use asset and operating lease liability. This analysis will be completed as of the date of completion of the merger.

        The fair value of identifiable intangible assets is determined primarily using the "income approach", which is a valuation technique that provides an estimate of the fair value of an asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life. Some of the more significant assumptions inherent in the development of the identifiable intangible asset valuations, from the perspective of a market participant, include the estimated revenues that will be received for each product, the appropriate discount rate selected in order to measure the risk inherent in each future cash flow stream, the assessment of each asset's life cycle, competitive trends impacting each asset's cash flow stream, as well as other factors. No assurances can be given that the underlying assumptions used to prepare the discounted cash flow analysis will not change or the timely completion of each project to commercial success will occur. For these and other reasons, actual results may vary significantly from estimated results.

        Goodwill.    Goodwill represents the excess of the preliminary estimated acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets was the acquired workforce of experienced personnel, synergies in products, technologies, skill sets, operations, customer base, and organizational cultures that can be leveraged to enable the building of a successful combined enterprise.

        The value of the acquisition consideration and resulting goodwill may change relative to the values reflected in the pro forma financial statements and these notes based upon changes in the price per share of Exact Sciences common stock and will depend on the number of shares of Genomic Health common stock and equity-based awards outstanding on the closing date of the merger. The fair value of the Exact Sciences common stock issued as part of the acquisition consideration will be measured on the closing date. A 10% fluctuation in the Exact Sciences stock price would affect the value of the acquisition consideration with a corresponding change to goodwill related to the transaction as illustrated in the table below (in thousands except for per share data):

Change in stock price	Stock Price	Estimated Consideration	Estimated Goodwill
10% increase in stock price	$122.24	$2,808,808	$1,594,786
10% decrease in stock price	$100.02	$2,789,945	$1,575,924

4.     Pro Forma Adjustments

        The final purchase price allocation may result in allocations for tangible and intangible assets that differ from the allocations presented in the pro forma financial statements and these notes, and those differences may be material. Any transaction-related costs included in the pro forma financial statements were not material.

Balance Sheet

(a)
Cash and cash equivalents

June 30, 2019
(000's)
To reflect cash consideration paid	$(1,058,062)
To reflect conversion of marketable securities in conjunction with the merger consideration	$1,034,364

$(23,698)

(b)
Marketable securities

June 30, 2019
(000's)
To reflect conversion of marketable securities in conjunction with the merger consideration	$(1,034,364)

(c)
Goodwill

June 30, 2019
(000's)
To adjust for purchase consideration in excess of fair value of net assets acquired	$1,574,344

(d)
Intangible assets, net

June 30, 2019
(000's)
To record fair value of acquired trademark / trade name	$140,000
To record fair value of acquired developed technology	$940,000
To record fair value of acquired in-process research & development	$100,000

$1,180,000

(e)
Operating lease right-of-use assets

June 30, 2019
(000's)
To reclassify Genomic Health operating lease right-of-use assets presented in operating lease right-of-use assets by Genomic Health to other long-term assets, net to conform to Exact Sciences' financial presentation	$(51,926)

(f)
Other long-term assets, net

June 30, 2019
(000's)
To reclassify Genomic Health operating lease right-of-use assets presented in operating lease right-of-use assets by Genomic Health to other long-term assets, net to conform to Exact Sciences' financial presentation	$51,926

(g)
Accrued compensation and employee benefits

June 30, 2019
(000's)
To reclassify Genomic Health accrued compensation and employee benefits presented in accrued compensation and employee benefits by Genomic Health to accrued liabilities to conform to Exact Sciences' financial presentation	$(26,091)

(h)
Accrued expenses and other current liabilities

June 30, 2019
(000's)
To reclassify Genomic Health accrued expenses and other current liabilities presented in accrued expenses and other current liabilities by Genomic Health to accrued liabilities to conform to Exact Sciences' financial presentation	$(16,888)

(i)
Accrued liabilities

June 30, 2019
(000's)
To reclassify Genomic Health accrued compensation and employee benefits presented in accrued compensation and employee benefits by Genomic Health to accrued liabilities to conform to Exact Sciences' financial presentation	$26,091
To reclassify Genomic Health accrued expenses and other current liabilities presented in accrued expenses and other current liabilities by Genomic Health to accrued liabilities to conform to Exact Sciences' financial presentation	$16,888
To accrue direct, incremental acquisition-related transaction costs not yet reflected in the historical financial statements of Exact Sciences/Genomic Health with a corresponding increase to accumulated deficit	$61,300

$104,279

(j)
Current portion of operating lease liabilities

June 30, 2019
(000's)
To reclassify Genomic Health current operating lease liabilities presented in current portion of operating lease liabilities by Genomic Health to other short-term liabilities to conform to Exact Sciences' financial presentation	$(4,442)

(k)
Other short-term liabilities

June 30, 2019
(000's)
To reclassify Genomic Health current operating lease liabilities presented in current portion of operating lease liabilities by Genomic Health to other short-term liabilities to conform to Exact Sciences' financial presentation	$4,442

(l)
Operating lease liabilities

June 30, 2019
(000's)
To reclassify Genomic Health operating lease liabilities presented in operating lease liabilities by Genomic Health to other long-term liabilities to conform to Exact Sciences' financial presentation	$(52,423)

(m)
Deferred tax liability

June 30, 2019
(000's)
To record an estimated deferred tax liability on the fair value of purchased intangibles (fair value of acquired intangibles of $1.18 billion × an estimated statutory tax rate of 24%)*	$283,200
To reclassify the deferred tax liability of Genomic Health recorded in other long-term liabilities to deferred tax liability	$304

$283,504

*
This adjustment reflects the deferred tax liabilities ("DTLs") resulting from pro forma fair value adjustments of the acquired assets and assumed liabilities based on the applicable blended statutory tax rate and the estimated purchase price allocation. The DTLs are primarily related to the acquired intangible assets. Furthermore, tax-related adjustments included in the pro forma financial statements are based on the tax laws in effect during the respective period. The estimate of DTLs is preliminary and is subject to change based upon final determination of the fair value of assets acquired and liabilities assumed, by jurisdiction including the final allocation across such legal entities and related jurisdictions.

  Currently, no adjustment to the pro forma financial statements has been made as it relates to preexisting valuation allowances. Furthermore, adjustments to established deferred tax assets and liabilities as well as the release of a valuation allowance will occur in conjunction with the finalization of the purchase accounting and these items will likely be material.

(n)
Other long-term liabilities

June 30, 2019
(000's)
To reclassify Genomic Health operating lease liabilities presented in operating lease liabilities by Genomic Health to other long-term liabilities to conform to Exact Sciences' financial presentation	$52,423
To reclassify the deferred tax liability of Genomic Health recorded in other long-term liabilities to deferred tax liability	$(304)

$52,119

(o)
Common stock

June 30, 2019
(000's)
To eliminate the par value of common stock of Genomic Health	$(3)
To reflect the par value of new Exact Sciences shares issued upon conversion of Genomic Health shares	$154

$151

(p)
Additional paid-in capital

June 30, 2019
(000's)
To eliminate additional paid-in capital of Genomic Health	$(524,551)
To reflect share consideration paid in excess of par value	$1,730,150

$1,205,599

(q)
Accumulated other comprehensive income (loss)

June 30, 2019
(000's)
To eliminate accumulated other comprehensive income (loss) of Genomic Health	$(116)
To reclassify accumulated other comprehensive income (loss) to accumulated deficit in conjunction with the sale of marketable securities in conjunction with the merger	$(1,747)

$(1,863)

(r)
Accumulated deficit

June 30, 2019
(000's)
To eliminate accumulated deficit of Genomic Health	$207,449
To accrue direct, incremental acquisition-related transaction costs not yet reflected in the historical financial statements of Exact Sciences/Genomic Health with a corresponding increase to accumulated deficit	$(61,300)
To reclassify accumulated other comprehensive income (loss) to accumulated deficit in conjunction with the sale of marketable securities in conjunction with the merger	$1,747

$147,896

Income Statement

(s)
Cost of sales

	Six Months Ended June 30, 2019	Year Ended December 31, 2018
	(000's)	(000's)
To reclassify Genomic Health cost of product revenue presented in operating expenses by Genomic Health to cost of sales presented in expenses to conform to Exact Sciences' financial presentation	$34,681	$64,326

(t)
Cost of product revenues

	Six Months Ended June 30, 2019	Year Ended December 31, 2018
	(000's)	(000's)
To reclassify Genomic Health cost of product revenue presented in operating expenses by Genomic Health to cost of sales presented in expenses to conform to Exact Sciences' financial presentation	$(34,681)	$(64,326)

(u)
Amortization of acquisition-related intangible assets

	Six Months Ended June 30, 2019	Year Ended December 31, 2018
	(000's)	(000's)
To record amortization expense based on the preliminary estimates of fair value for the acquired intangible assets	$36,000	$72,000

(v)
Investment income

	Six Months Ended June 30, 2019	Year Ended December 31, 2018
	(000's)	(000's)
To reclassify Genomic Health other (expense) income, net presented in other (expense) income, net by Genomic Health to investment income to conform to Exact Sciences' financial presentation	$(78)	$(232)
To reclassify Genomic Health unrealized gain on equity securities presented in other (expense) income, net by Genomic Health to investment income to conform to Exact Sciences' financial presentation	$148	$875
To reflect the removal of investment income upon sale of Exact Sciences' marketable securities	$(14,324)	$(21,203)

	$(14,254)	$(20,560)

(w)
Unrealized gain on equity securities

	Six Months Ended June 30, 2019	Year Ended December 31, 2018
	(000's)	(000's)
To reclassify Genomic Health unrealized gain on equity securities presented in unrealized gain on equity securities by Genomic Health to investment income to conform to Exact Sciences' financial presentation	$(148)	$(875)

(x)
Other (expense) income, net

	Six Months Ended June 30, 2019	Year Ended December 31, 2018
	(000's)	(000's)
To reclassify Genomic Health other (expense) income, net presented in other (expense) income, net by Genomic Health to investment income to conform to Exact Sciences' financial presentation	$78	$232

(y)
Provision for income taxes

	Six Months Ended June 30, 2019	Year Ended December 31, 2018
	(000's)	(000's)
To record the tax impact of the net increase in amortization expense (total adjustments for amortization expense × an estimated statutory tax rate of 24% for the six months ended June 30, 2019 and the year ended December 31, 2018, respectively)	$8,640	$17,280
To record the tax impact of the net decrease in investment income × an estimated statutory tax rate of 24% for the six months ended June 30, 2019 and the year ended December 31, 2018, respectively	$3,438	$5,089

	$12,078	$22,369

BENEFICIAL OWNERSHIP TABLE

        The following table sets forth certain information regarding the beneficial ownership of Genomic Health common stock as of October 2, 2019 (unless otherwise indicated below), with respect to: (1) each person who is known by Genomic Health to own beneficially more than 5% of Genomic Health common stock, (2) each director and named executive officer of Genomic Health and (3) all of Genomic Health's directors and executive officers as a group.

        Genomic Health has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, Genomic Health believes, based on the information furnished to Genomic Health, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

        In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, Genomic Health deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after October 2, 2019. Genomic Health did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Entities Affiliated with Baker Brothers Advisors(2)	9,405,445	24.9%
Entities Affiliated with BlackRock, Inc.(3)	4,086,307	10.9%
Entities Affiliated with The Vanguard Group(4)	2,336,453	6.2%
Entities Affiliated with Renaissance Technologies, LLC(5)	1,947,100	5.2%
Directors and Named Executive Officers:
Felix J. Baker, Ph.D.(2)(6)	9,492,393	25.2%
Julian C. Baker(2)(6)	9,492,394	25.2%
Fred E. Cohen, M.D., D.Phil.(7)	113,813	*
Barry P. Flannelly, Pharm.D.	212	*
Henry J. Fuchs(8)	46,693	*
Ginger L. Graham(9)	120,179	*
Geoffrey M. Parker(10)	35,416	*
G. Bradley Cole(11)	248,202	*
Frederic Pla, Ph.D.(12)	166,571	*
Kimberly J. Popovits(13)	613,624	1.6%
Steven Shak, M.D.(14)	145,166	*
James Vaughn(15)	62,164	*
All directors and executive officers as a group (16 persons)(16)	11,386,903	29.1%

*
Represents beneficial ownership of less than 1%.

(1)
Unless otherwise stated, the address of each beneficial owner listed on the table is c/o Genomic Health, Inc., 301 Penobscot Drive, Redwood City, California 94063.

(2)
Based on Amendment No. 42 to Schedule 13D filed jointly on July 31, 2019, by Baker Bros. Advisors LP, (the "Adviser"), Baker Bros. Advisors (GP) LLC, Julian C. Baker, Felix J. Baker and FBB Associates, the Adviser has sole voting and dispositive power with respect to 9,194,964 shares of common stock owned by the following limited partnerships and funds: Baker Bros. Investments, L.P., Baker/Tisch Investments, L.P., Baker Bros. Investments II, L.P., Baker Brothers

  Life Sciences, L.P., 14159, L.P. and 667, L.P. Julian C. Baker and Felix J. Baker, Ph.D., both of whom are directors of Genomic Health, are managing members of Baker Bros. Advisors (GP) LLC, the general partner of the Adviser. The Adviser also has voting and investment power over an aggregate of 16,701 shares of common stock issued in lieu of director fees and 33,000 shares of common stock issued pursuant to the exercise of options to purchase common stock, as well as options to purchase 76,265 shares of common stock held by Felix J. Baker and options to purchase 84,515 shares of common stock held by Julian C. Baker that are exercisable within 60 days of October 2, 2019. The principal address for the entities affiliated with the Adviser is 860 Washington Street, 3rd Floor, New York, New York 10014.

(3)
According to Amendment No. 5 to Schedule 13G filed on August 9, 2019 by BlackRock, Inc. ("BlackRock"), BlackRock may be deemed to beneficially own all of the shares listed in the table, and has sole voting power with respect to 3,988,811 shares and sole dispositive power with respect to 4,086,307 shares as the parent holding company for BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (UK) Ltd., BlackRock Investment Management, LLC, BlackRock Japan Co., Ltd., and Blackrock Investment Management (Australia) Limited. The address for BlackRock. is 55 East 52nd Street, New York, New York 10055.

(4)
According to a Schedule 13G filed on February 11, 2019 by The Vanguard Group ("Vanguard"), Vanguard may be deemed to beneficially own all of the shares listed in the table, and has sole voting power with respect to 43,293 shares, shared voting power with respect to 1,764 shares, sole dispositive power with respect to 2,293,296 shares and shared dispositive power with respect to 43,157 shares. Includes 41,393 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., as a result of Vanguard Fiduciary Trust Company serving as investment manager of collective trust accounts. Also includes 3,664 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., as a result of Vanguard Investments Australia, Ltd. serving as investment manager of Australian investment offerings. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)
According to Schedule 13G filed on February 12, 2019 by Renaissance Technologies, LLC and Renaissance Technologies Holdings Corporation (collectively, "Renaissance"), Renaissance may be deemed to beneficially own all of the shares listed in the table, and has sole voting and dispositive power with respect to 1,824,198 shares and shared dispositive power with respect to 122,902 shares. The address for Renaissance is 800 Third Avenue, New York, New York 10022.

(6)
Includes shares included pursuant to footnote (2).

(7)
Includes options to purchase 39,765 shares of common stock that are exercisable within 60 days of October 2, 2019 and 6,068 shares held in a family trust, of which Dr. Cohen is a trustee.

(8)
Includes options to purchase 40,000 shares of common stock that are exercisable within 60 days of October 2, 2019.

(9)
Includes options to purchase 68,015 shares of common stock that are exercisable within 60 days of October 2, 2019.

(10)
Consists of options to purchase 35,416 shares of common stock that are exercisable within 60 days of October 2, 2019.

(11)
Includes options to purchase 221,026 shares of common stock that are exercisable within 60 days of October 2, 2019. Does not include 11,794 RSUs that will remain unvested within 60 days of October 2, 2019.

(12)
Includes options to purchase 148,061 shares of common stock that are exercisable within 60 days of October 2, 2019. Does not include 13,381 RSUs that will remain unvested within 60 days of October 2, 2019.

(13)
Includes options to purchase 523,058 shares of common stock that are exercisable within 60 days of October 2, 2019. Also includes 90,566 shares held in a family trust, of which Ms. Popovits is a trustee. Does not include 36,168 RSUs that will remain unvested within 60 days of October 2, 2019.

(14)
Includes options to purchase 95,581 shares of common stock that are exercisable within 60 days of October 2, 2019. Does not include 9,210 RSUs that will remain unvested within 60 days of October 2, 2019.

(15)
Includes options to purchase 57,028 shares of common stock that are exercisable within 60 days of October 2, 2019. Does not include 11,281 RSUs that will remain unvested within 60 days of October 2, 2019.

(16)
Includes options to purchase 1,595,829 shares of common stock that are exercisable within 60 days of October 2, 2019. Does not include 127,223 RSUs that will remain unvested within 60 days of October 2, 2019.

COMPARISON OF STOCKHOLDER RIGHTS

        Both Exact Sciences and Genomic Health are incorporated under the laws of the State of Delaware, and, accordingly, the rights of the stockholders of each are currently governed by the DGCL. Exact Sciences will continue to be a Delaware corporation following completion of the merger and will be governed by the DGCL.

        Upon completion of the merger, Genomic Health stockholders immediately prior to the completion of the merger will become Exact Sciences stockholders. The rights of the former Genomic Health stockholders and the Exact Sciences stockholders will thereafter be governed by the DGCL and by Exact Sciences' certificate of incorporation and by-laws.

        The following description summarizes the material differences between the rights of the stockholders of Exact Sciences and Genomic Health based on their respective current certificates of incorporation and by-laws and the DGCL, but is not a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. Stockholders should read carefully the relevant provisions of the DGCL and the respective current certificates of incorporation and by-laws of Exact Sciences and Genomic Health. For more information on how to obtain certain documents that are not attached to this proxy statement/prospectus, see "Where You Can Find More Information" beginning on page 160.

	Rights of Exact Sciences Stockholders	Rights of Genomic Health Stockholders
Authorized Capital Stock	The authorized capital stock of Exact Sciences consists of 200,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.	The authorized capital stock of Genomic Health consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

	Rights of Exact Sciences Stockholders	Rights of Genomic Health Stockholders
Preferred Stock	Exact Sciences' certificate of incorporation provides that the Exact Sciences Board may authorize the issuance of one or more series of preferred stock and fix by resolution (filed in accordance with the DGCL) the designations, preferences, voting powers (special or preferential, if any), relative, participating, optional or other special rights and privileges of each series and such qualifications, limitations or restrictions thereof.	Genomic Health's certificate of incorporation provides that the Genomic Health Board may authorize the issuance of, in one or more series, all or any of the remaining shares of preferred stock and establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares will have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions of such series.
Dividends
Exact Sciences' certificate of incorporation provides that the Exact Sciences Board may declare and pay dividends, from funds lawfully available, on the common stock subject to any preferential dividend rights of any then outstanding preferred stock.
Genomic Health's certificate of incorporation provides that when dividends, if any, owed on any preferred stock have been paid or declared, the Genomic Health Board may declare from time to time out of the assets of Genomic Health legally available, dividends to common stockholders in equal amounts per share, payable in cash, in property or in shares of capital stock.
Special Meetings of Stockholders	Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or by-laws.

Exact Sciences' certificate of incorporation and by-laws provide that special meetings of stockholders may be called from time to time only by a majority of the Exact Sciences Board, the President or the Chairman of the Exact Sciences Board for the purpose specified in the notice of meeting.
Genomic Health's certificate of incorporation and bylaws provide that special meetings of stockholders may be called from time to time by Genomic Health's secretary only at the request of the chairman of the Genomic Health Board, the chief executive officer of Genomic Health or by the Genomic Health Board pursuant to a resolution adopted by a majority of the Genomic Health Board.
Special Meetings of the Board
Exact Sciences' by-laws provide that special meetings of the Exact Sciences Board may be called from time to time by the Chairman of the Board, the President, two or more directors or by one director in the event that there is only a single director in office.
Genomic Health's bylaws provide that special meetings of the Genomic Health Board will be held whenever called by the chairman of the Genomic Health Board, the chief executive officer, the president or the secretary, or on the written request of two or more directors.

	Rights of Exact Sciences Stockholders	Rights of Genomic Health Stockholders
Stockholder Action by Written Consent	Under the DGCL, any action that can be taken at any annual or special meeting of stockholders of a corporation may also be taken by stockholders without a meeting, without prior notice and without a vote unless the certificate of incorporation provides otherwise.
	Exact Sciences' certificate of incorporation and by-laws provide that stockholders may not take action by written consent.	Genomic Health's certificate of incorporation and bylaws provide that stockholders may not take action by written consent.
Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors
Exact Sciences' by-laws allow stockholders who are record holders on the date of notice and, at the time of an annual meeting or special meeting, as applicable, who are entitled to vote at the meeting and who timely gave notice in writing to Exact Sciences' secretary prior to the meeting, to nominate candidates for election to the Exact Sciences Board. Stockholders who are record holders on the date of notice and, at the time of an annual meeting, who are entitled to vote at the meeting and who timely gave notice in writing to Exact Sciences' secretary prior to the meeting may also propose business to be considered by stockholders at an annual meeting.
Genomic Health's bylaws allow stockholders who are record holders on the date of notice and on the date of the annual meeting to nominate candidates for election to the Genomic Health Board. Stockholders who are record holders on the date of notice and on the date of the annual meeting may also propose business to be brought before such annual meeting.

Such proposals and nominations (other than matters included in the notice of meeting pursuant to Rule 14a-8 promulgated under the Exchange Act) may only be brought in accordance with the applicable provision of Exact Sciences' by-laws.
Such proposals (other than proposals included in the notice of meeting pursuant to Rule 14a-8 promulgated under the Exchange Act) and nominations, however, may only be brought by a stockholder who has given timely notice in proper written form to Genomic Health's secretary prior to the meeting.

	Rights of Exact Sciences Stockholders	Rights of Genomic Health Stockholders
	In connection with an annual meeting, to be timely, notice of such proposals and nominations must be delivered to the secretary at Exact Sciences' principal executive office not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or no annual meeting was held in the preceding year, notice by the stockholder must be delivered not earlier than the close of business on the 90th day prior to the date of the annual meeting and not later than the close of business on the later of the 60th day prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by Exact Sciences.	In connection with an annual meeting, to be timely, notice of such proposals and nominations must be delivered to the secretary at Genomic Health's principal executive office not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 90th day prior to the date of the annual meeting or the 7th day following the earlier of the day on which notice of the annual meeting date was mailed or the day of the first public announcement of the annual meeting date by Genomic Health.
Proxy Access for Director Nominations	Neither the Exact Sciences certificate of incorporation nor the Exact Sciences by-laws contain proxy access provisions.	Neither the Genomic Health certificate of incorporation nor the Genomic Health by-laws contains proxy access provisions.
Number of Directors
The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors, each of whom must be a natural person, with the number of directors fixed by or in the manner provided in the corporation's by-laws unless the certificate of incorporation fixes the number of directors.

Exact Sciences' certificate of incorporation and by-laws provide that the number of directors will be determined by resolution of the majority of the Exact Sciences Board, but in no event will be less than three.
Genomic Health's bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Genomic Health Board, provided that the Genomic Health Board will consist of at least one member.
	There are currently ten directors serving on the Exact Sciences Board.	There are currently eight directors serving on the Genomic Health Board.
Election of Directors
The DGCL provides that, unless the certificate of incorporation or by-laws provide otherwise, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The DGCL also permits classified boards.

Rights of Exact Sciences Stockholders	Rights of Genomic Health Stockholders
Exact Sciences' certificate of incorporation and by-laws provide that the Exact Sciences Board is divided into three classes of directors serving staggered three-year terms. No one class is to have more than one director more than any other class. Each class holds office until the third annual stockholders' meeting for election of directors following the most recent election of such class.	Genomic Health's bylaws provide that the directors are to be elected annually to serve until the annual meeting of the stockholders held in the following fiscal year and the Genomic Health Board is not classified.

Exact Sciences' directors are elected at the annual meeting of stockholders, or, if so determined by the Board, at a special meeting of the stockholders, by such stockholders as have the right to vote on such election. An election of directors by the stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote at such election.
Genomic Health's bylaws provide that in an uncontested election, each nominee is elected by the vote of a majority of the votes cast with respect to that director's election and that in a contested election, the nominees receiving a plurality of the votes cast are elected.

The Exact Sciences Board has adopted guidelines requiring any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election will submit his or her offer of resignation for consideration by the Exact Sciences Board's Corporate Governance and Nominating Committee. In such an event, the Exact Sciences Board's Corporate Governance and Nominating Committee will consider all of the relevant facts and circumstances and will recommend to the Exact Sciences Board the action to be taken with respect to such offer of resignation. The Exact Sciences Board then will act on the Exact Sciences Board's Corporate Governance and Nominating Committee's recommendation, and promptly thereafter Exact Sciences will disclose that decision, together with an explanation of the reasons therefor, in a filing with the SEC or in a press release.
The Genomic Health Board has adopted guidelines requiring any nominee for director to submit an irrevocable resignation that will be effective upon (i) the failure of that person to receive, in an uncontested election, a greater number of votes "for" his or her election than votes "withheld" or "against" such election and (ii) acceptance of such resignation by the Genomic Health Board. If a director fails to receive such a required vote for re-election, the Genomic Health Board's Nominating and Corporate Governance Committee will consider all of the relevant facts and circumstances and will recommend to the Genomic Health Board the action to be taken with respect to such resignation. The Genomic Health Board then will act on the Genomic Health Board's Nominating and Corporate Governance Committee's recommendation within 90 days from the date of certification of election results.

	Rights of Exact Sciences Stockholders	Rights of Genomic Health Stockholders
Removal of Directors	The DGCL provides that directors serving on a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise. The DGCL provides that directors may be removed by the holders of a majority of the shares then entitled to vote in an election of directors, unless a higher threshold is provided in the certificate of incorporation.	Genomic Health's bylaws provide that any director or the entire Board may be removed by the holders of a majority of the shares then entitled to vote at an election of directors.

Exact Sciences' certificate of incorporation and by-laws provide that directors may be removed without cause by the holders of at least 75% of the shares then entitled to vote and may be removed with cause by the holders of a majority of shares entitled to vote, in each case at an election of directors.
Vacancies of Directors
Exact Sciences' certificate of incorporation and by-laws provide that unless and until filled by the stockholders, any vacancy in the Exact Sciences Board may be filled by a majority of the directors then in office or by a sole remaining director.
Genomic Health's bylaws provide that the sole power to fill vacancies is vested in the Genomic Health Board through action by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen will hold office until the next annual election and until such director's successor is duly elected and qualified or until such director's earlier resignation, removal from office, death or incapacity.
Limitation on Liability of Directors
The DGCL permits corporations to include provisions in their certificate of incorporation eliminating monetary damages for a director for any breach of fiduciary duty. A corporation may not eliminate liability for a director's breach of the duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful dividends, stock purchases or redemptions, or for any transaction from which the director derived an improper personal benefit.

	Rights of Exact Sciences Stockholders	Rights of Genomic Health Stockholders
	In accordance with the DGCL, Exact Sciences' certificate of incorporation provides that no director will be personally liable to Exact Sciences or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to Exact Sciences or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL for payment of unlawful dividends or unlawful stock repurchases or redemption or (4) for any transaction from which the director derived an improper personal benefit.	In accordance with the DGCL, Genomic Health's certificate of incorporation provides that no director will be personally liable to Genomic Health or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any (1) breach of the director's duty of loyalty to Genomic Health or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) unlawful payment of dividends, stock purchase or redemption pursuant to Section 174 of the DGCL or (4) transaction from which the director derived an improper personal benefit.
Indemnification of Directors and Officers
Under the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys' fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

Delaware law provides that a corporation may indemnify its present and former directors, officers, employees and agents, as well as any individual serving with another corporation in that capacity at the corporation's request against expenses (including attorney's fees), judgments, fines and amounts paid in settlement of actions taken, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. However, no indemnification may be paid for judgments and settlements in actions by or in the right of the corporation.

A corporation may not indemnify a current or former director or officer of the corporation against expenses to the extent the person is adjudged to be liable to the corporation unless a court approves the indemnity.

The DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of a corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such.

Rights of Exact Sciences Stockholders	Rights of Genomic Health Stockholders
Exact Sciences' certificate of incorporation provides that Exact Sciences will indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Exact Sciences), by reason of the fact that such person is or was, or has agreed to become, a director or officer of Exact Sciences, or is or was serving, or has agreed to serve, at the request of Exact Sciences, as a director, officer or trustee of, or in a similar capacity with, another enterprise (including any employee benefit plan) (each all such persons being referred to as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Exact Sciences, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything else in the article relating to indemnification, Exact Sciences will not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Exact Sciences Board.	Genomic Health's certificate of incorporation and bylaws provide that Genomic Health will indemnify any person who was or is a party or is threatened to be made a party to (including as a witness) any action or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or officer of Genomic Health or is or was serving at the request of Genomic Health as a director, officer, employee or agent of another corporation or of any partnership, limited liability entity, joint venture, trust, employee benefit plan sponsored or maintained by Genomic Health or other enterprise against expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding.
Any indemnification (but not advancement of expenses), unless ordered by a court, will be made by Genomic Health only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

Rights of Exact Sciences Stockholders	Rights of Genomic Health Stockholders
Exact Sciences will indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Exact Sciences to procure a judgment in its favor by reason of the fact that such person is or was, or has agreed to become, a director or officer of Exact Sciences, or is or was serving, or has agreed to serve, at the request of Exact Sciences, as a director, officer, or trustee of, or in a similar capacity with, another enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Exact Sciences, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to Exact Sciences unless and only to the extent that the court in which such action or suit was brought will determine that such person is fairly and reasonably entitled to indemnity for such expenses.	The right to indemnification by Genomic Health includes the right to be paid for the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, will be made only upon delivery to the Genomic Health of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it will ultimately be determined that such director or officer is not entitled to be indemnified.
Genomic Health may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

Rights of Exact Sciences Stockholders	Rights of Genomic Health Stockholders
To the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, the Indemnitee will be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If any action, suit or proceeding is disposed of, on the merits or otherwise, without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to Exact Sciences, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Exact Sciences and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee will be considered to have been wholly successful.

Rights of Exact Sciences Stockholders	Rights of Genomic Health Stockholders
As a condition precedent to the Indemnitee's right to be indemnified, the Indemnitee must notify Exact Sciences in writing of any action, suit, proceeding or investigation involving him or her for which indemnity will or could be sought. Exact Sciences will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from Exact Sciences to the Indemnitee of its election to assume such defense, Exact Sciences will not be liable to the Indemnitee for any legal or other expense subsequently incurred by the Indemnitee in connection with such claim. The Indemnitee will have the right to employ his or her own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from Exact Sciences of its assumption of the defense thereof will be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by Exact Sciences, (ii) counsel to the Indemnitee will have reasonably concluded that there may be a conflict of interest or position on any significant issue between Exact Sciences and the Indemnitee in the conduct of the defense of such action (whereby Exact Sciences also will no longer be entitled to assume the defense of any claim without consent) or (iii) Exact Sciences will not in fact have employed counsel to assume the defense of such action.

Exact Sciences will pay or reimburse all expenses (including attorneys' fees) incurred by any Indemnitee in advance of the final disposition of any such proceeding, as long as the Indemnitee undertakes to repay the expenses if the final disposition is that the person is not entitled to be indemnified.

Rights of Exact Sciences Stockholders	Rights of Genomic Health Stockholders
Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses will be on Exact Sciences. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding will also be indemnified by Exact Sciences.

If an Indemnitee is entitled to indemnification for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his or her behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, Exact Sciences will nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

In accordance with DGCL, Exact Sciences may purchase and maintain insurance to protect itself and any director, officer, employee or agent of Exact Sciences or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his or her status as such, whether or not Exact Sciences would have the power to indemnify such person against such expense, liability or loss under the DGCL.

	Rights of Exact Sciences Stockholders	Rights of Genomic Health Stockholders
If Exact Sciences is merged into or consolidated with another corporation and Exact Sciences is not the surviving corporation, the surviving corporation will assume the obligations of Exact Sciences under the article relating to indemnification with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.
Amendments to Certificate of Incorporation
Under the DGCL, an amendment to the certificate of incorporation generally requires (1) the approval of the board of directors, (2) the approval of a majority of the voting power of the outstanding stock entitled to vote upon the proposed amendment and (3) the approval of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class, if any.

Exact Sciences' certificate of incorporation provides that the affirmative vote of the holders of 75% or more of the voting power of the shares of the then outstanding voting stock of Exact Sciences, voting together as a single class, is required to amend or repeal, or adopt any provisions inconsistent with certain designated provisions relating to (1) reducing or eliminating the number of authorized shares of common stock or preferred stock, (2) the rights of common stock and the issuance of preferred stock, (3) the perpetual existence of Exact Sciences, (4) the management of the business and the conduct of affairs of Exact Sciences, (5) directors of Exact Sciences, (6) fiduciary obligations of directors, (7) the Exact Sciences Board's evaluation of tender offers, exchange offers and business combinations, (8) indemnification of certain Indemnitees of Exact Sciences and (9) amendments to the certificate of incorporation's amendment provisions.
Genomic Health's certificate of incorporation provides that the affirmative vote of the holders of at least sixty-six and two-thirds percent of the voting power of all of the then outstanding shares of stock of Genomic Health entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal the certificate of incorporation's articles relating to special meetings and indemnification, or to amend or repeal the certificate of incorporation's provision summarized in this sentence.
In all other instances, the DGCL standard for amendment to the certificate of incorporation described above applies.

	Rights of Exact Sciences Stockholders	Rights of Genomic Health Stockholders
Amendments to By-laws	Exact Sciences' by-laws provide that the Exact Sciences Board may amend the by-laws by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present. Except as otherwise provided in the by-laws, stockholders may amend the by-laws by an affirmative vote of the holders of 80% of the shares of the capital stock of Exact Sciences issued and outstanding and entitled to vote at any regular or special meeting of stockholders, as long as notice of such amendment is stated in the notice in the case of a special meeting. Exact Sciences' by-laws provide that the affirmative vote of the holders of 75% of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors is required to amend or repeal the provision prohibiting stockholder action by written consent.	Genomic Health's bylaws provide that the Genomic Health Board may adopt, amend or repeal the bylaws with the approval of at least sixty-six and two-thirds percent of the total number of directors then in office. Genomic Health's bylaws also provide that Genomic Health stockholders may adopt, amend or repeal the bylaws at any regular or special meeting of stockholders; provided that in addition to any vote of the holders of any class or series of Genomic Health stock required by law or by Genomic Health's certificate of incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent of the voting power of all of the then outstanding shares of Genomic Health stock entitled to vote generally in the election of directors, voting together as a single class, will be required for such adoption, amendment or repeal of the bylaws' provisions relating to annual and special meetings, the majority vote standard, stockholder actions without meetings, and the number and election of Genomic Health directors, and notice of such adoption, amendment or repeal must be contained in the notice of such meeting.
Certain Business Combinations
Section 203 of the DGCL prohibits a Delaware corporation from engaging in a business combination with a stockholder acquiring more than 15% but less than 85% of the corporation's outstanding voting stock for three years following the time that person becomes an "interested stockholder" (a holder of more than 15% of the corporation's outstanding shares), unless prior to the date the person becomes an interested stockholder, the board of directors approves either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder or the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder or other specified exceptions are met. The DGCL allows a corporation's certificate of incorporation to contain a provision expressly electing not to be governed by Section 203.

	Rights of Exact Sciences Stockholders	Rights of Genomic Health Stockholders
	Exact Sciences' certificate of incorporation does not include restrictions on specified business combinations in addition to the protections of the provisions of Section 203 of the DGCL discussed above. Because Exact Sciences has not opted out of Section 203 of the DGCL, it remains subject to such provision.	Genomic Health's certificate of incorporation does not include any restrictions on specified business combinations in addition to the protections of the provisions of Section 203 of the DGCL discussed above. Because Genomic Health has not opted out of Section 203 of the DGCL, it remains subject to such provision.
Stockholder Rights Plan	The DGCL does not include a statutory provision expressly validating stockholder rights plans. However, such plans have generally been upheld by the decisions of courts applying Delaware law.
	Exact Sciences does not have a stockholder rights plan currently in effect.	Genomic Health does not have a stockholder rights plan currently in effect.
Expanded Constituency Provision
	Exact Sciences' certificate of incorporation provides that the Exact Sciences Board, when evaluating any offer of another party to make a tender or exchange offer for any equity security of Exact Sciences or to effect a business combination, will be authorized to give due consideration to any such factors the Exact Sciences Board determines to be relevant, including, among others, the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with Exact Sciences, upon the communities in which Exact Sciences conducts its business and upon the economy of the state, region and nation.	Genomic Health's certificate of incorporation and bylaws do not contain such a provision.

APPRAISAL RIGHTS

Appraisal Rights of Genomic Health Stockholders

        Record holders of Genomic Health common stock who comply with the procedures summarized below will be entitled to appraisal rights if the merger is completed. Under Section 262 of the DGCL, which is referred to as Section 262, holders of shares of Genomic Health common stock with respect to which appraisal rights are properly demanded and perfected and not withdrawn or lost are entitled, in lieu of receiving the merger consideration, to have the "fair value" of their shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) at the completion of the merger, judicially determined and paid to them in cash by complying with the provisions of Section 262. Genomic Health is required to send a notice to that effect to each stockholder not less than 20 days prior to the special meeting. This proxy statement/prospectus constitutes that notice to the record holders of common stock.

        The following is a brief summary of Section 262, which sets forth the procedures for demanding statutory appraisal rights. This summary, however, is not a complete statement of the applicable requirements, and is qualified in its entirety by reference to Section 262, a copy of the text of which is attached to this proxy statement/prospectus as Annex F. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex F. Failure to comply timely and properly with the requirements of Section 262 may result in the loss of your appraisal rights under the DGCL. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

        Stockholders of record who desire to exercise their appraisal rights must do all of the following: (1) not vote in favor of adopting the merger agreement, (2) deliver in the manner set forth below a written demand for appraisal of the stockholder's shares to the Secretary of Genomic Health before the vote on the merger proposal, (3) continuously hold the shares of record from the date of making the demand through completion of the merger and (4) otherwise comply with the requirements of Section 262.

        Only a holder of record of Genomic Health common stock is entitled to demand an appraisal of the shares registered in that holder's name. A demand for appraisal must be executed by or for the stockholder of record. The demand should set forth, fully and correctly, the stockholder's name as it appears on the certificates representing shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If shares are owned of record by more than one person, as in a tenancy or tenancy in common, the demand must be executed by or on behalf of all owners. An authorized agent, including an agent of two or more owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose that, in exercising the demand, the agent is acting as agent for the record owner.

        A record owner, such as a broker, who holds shares as a nominee for others may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which the holder is the record owner. In that case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares outstanding in the name of the record owner.

        Beneficial owners who are not record owners and who intend to exercise appraisal rights should consult with the record owner to determine the appropriate procedures for having the record holder make a demand for appraisal with respect to the beneficial owner's shares. Any holder of shares held in "street name" who desires appraisal rights with respect to those shares must take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record owner of the shares. Shares held through brokerage firms, banks and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depository, such as Cede & Co., The Depository Trust Company's nominee. A demand for appraisal with respect to such shares must be made by or on behalf of the depository nominee and it must identify the depository nominee as the record owner. Any beneficial holder of shares desiring appraisal rights with respect to such shares which are held through a brokerage firm, bank or other financial institution is responsible for ensuring that the demand for appraisal is made by the record holder.

        As required by Section 262, a demand for appraisal must be in writing and must reasonably inform Genomic Health of the identity of the record holder (which might be a nominee as described above) and of such holder's intention to seek appraisal of the holder's shares.

        Stockholders of record who elect to demand appraisal of their shares must mail or deliver their written demand to: Genomic Health, Inc., 301 Penobscot Drive, Redwood City, California 94063, Attention: Secretary. The written demand for appraisal should specify the stockholder's name and mailing address. The written demand must reasonably inform Genomic Health that the stockholder intends thereby to demand an appraisal of his, her or its shares. The written demand must be received by Genomic Health prior to the vote on the merger proposal at the special meeting. Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the adoption of the merger agreement will alone suffice to constitute a written demand for appraisal within the meaning of Section 262. In addition, the stockholder must not vote its shares of Genomic Health common stock in favor of adoption of the merger agreement. An executed proxy that does not contain voting instructions will, unless revoked, be voted in favor of adoption of the merger agreement and will cause the stockholder's right of appraisal to be lost. Therefore, a stockholder who desires to exercise appraisal rights should either (1) refrain from executing and submitting the enclosed proxy card or (2) vote by proxy against the adoption of the merger agreement or affirmatively register an abstention with respect thereto.

        Notwithstanding a stockholder's compliance with the foregoing requirements, Section 262 provides that, because immediately prior to the merger Genomic Health common stock was listed on a national securities exchange, the Delaware Chancery Court will dismiss the proceedings as to all holders of shares of common stock who are otherwise entitled to appraisal rights unless (1) the total number of shares of common stock entitled to appraisal exceeds 1% of the outstanding shares of common stock or (2) the value of the consideration provided in the merger for such total number of shares of common stock entitled to appraisal exceeds $1 million.

        Within 120 days after completion of the merger, but not thereafter, either the surviving corporation in the merger or any stockholder who has timely and properly demanded appraisal of such stockholder's shares and who has complied with the requirements of Section 262 and is otherwise entitled to appraisal rights, or any beneficial owner for which a demand for appraisal has been properly made by the record holder, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all stockholders who have properly demanded appraisal. There is no present intent on the part of Genomic Health as the surviving corporation to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

        Within 120 days after completion of the merger, any stockholder who has complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of common stock not voting in favor of the merger and with respect to which demands for appraisal were received by the surviving corporation and the number of holders of such shares. A person who is the beneficial owner of shares held in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the surviving corporation for the statement described in the previous sentence. Such statement must be mailed within 10 days after the written request therefor has been received by the surviving corporation.

        If a petition for appraisal is duly filed by a Genomic Health stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Genomic Health common stock and with whom agreements as to the value of their shares of common stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the appraisal proceeding will be conducted, as to the shares of Genomic Health common stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings.

        After a hearing on such petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and thereafter will appraise the shares owned by those stockholders, determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid, if any, upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the date the merger is completed through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharges) as established from time to time during the period between the date the merger is completed and the date of payment of the judgment. Notwithstanding the foregoing, at any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash (which will be treated as an advance against the payment due to such stockholder), in which case interest will accrue after such payment only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, together with interest, if any, on the amount determined to be fair value, to the stockholders entitled to receive the same upon the surrender by such holders of the certificates representing their shares, if any, or, immediately in the case of any uncertificated shares. The parties have made no determination as to whether such a payment will be made if the merger is completed, and Genomic Health reserves the right to make such a payment upon the completion of the merger.

        In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., et al., the Delaware Supreme Court stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The

Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Stockholders considering seeking appraisal should bear in mind that the fair value of their shares determined under Section 262 could be more than, the same as, or less than the merger consideration they are entitled to receive pursuant to the merger agreement if they do not seek appraisal of their shares, and that opinions of investment banking firms as to the fairness from a financial point of view of the consideration payable in a transaction are not opinions as to fair value under Section 262. Each of Genomic Health and Exact Sciences reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of Genomic Health common stock is less than the applicable merger consideration.

        The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. However, costs do not include attorneys' and expert witness fees. The Delaware Court of Chancery may order that all or a portion of the expenses incurred by such stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination of assessment, each party bears its own expenses.

        From and after the date of completion of the merger, any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after completion of the merger, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to completion of the merger.

        Within 10 days after the completion of the merger, the surviving corporation must give notice of the date that the merger became effective to each of Genomic Health stockholders who has properly filed a written demand for appraisal, who did not vote in favor of the proposal to adopt the merger agreement and who has otherwise complied with Section 262. At any time within 60 days after completion of the merger, any stockholder who has demanded appraisal and who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such stockholder's demand for appraisal and to accept the cash and Exact Sciences common stock to which the stockholder is entitled pursuant to the merger. After this period, the stockholder may withdraw such stockholder's demand for appraisal only with the written approval of the surviving corporation. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after completion of the merger, stockholders' rights to appraisal will cease and all stockholders will be entitled only to receive the merger consideration as provided for in the merger agreement. No petition timely filed in the Delaware Court of Chancery demanding appraisal will be dismissed as to any stockholders without the approval of the Delaware Court of Chancery, and that approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. However, the preceding sentence will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined the proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger within 60 days after completion of the merger.

        The foregoing is a brief summary of Section 262 that sets forth the procedures for demanding statutory appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262, a copy of the text of which is attached as Annex F to this proxy statement/prospectus.

        Failure to comply strictly with all the procedures set forth in Section 262 may result in the loss of a stockholder's statutory appraisal rights. Consequently, if you wish to exercise your appraisal rights, you are strongly urged to consult a legal advisor before attempting to exercise your appraisal rights.

VALIDITY OF COMMON STOCK

        The validity of the shares of Exact Sciences common stock offered hereby will be passed upon for Exact Sciences by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

        The financial statements of Exact Sciences Corporation as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 and management's assessment of the effectiveness of Exact Sciences Corporation's internal control over financial reporting as of December 31, 2018, incorporated by reference in this proxy statement/prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Genomic Health appearing in Genomic Health's Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Genomic Health's internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

STOCKHOLDER PROPOSALS

        Genomic Health held its annual meeting of stockholders on June 13, 2019. Genomic Health will hold its 2020 annual meeting of stockholders only if the merger has not been completed because, if the merger is completed, Genomic Health will cease to be an independent public company and will become a wholly owned subsidiary of Exact Sciences.

        If a stockholder wishes to present a proposal to be considered for inclusion in Genomic Health's proxy statement for the 2020 annual meeting of stockholders, in the event the meeting is held, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by Genomic Health's Secretary no later than December 27, 2019. Proposals Genomic Health receives after that date will not be included in the proxy statement.

        A stockholder proposal not included in Genomic Health's proxy statement for the 2020 annual meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to Genomic Health's Secretary at its principal executive offices and otherwise complies with the provisions of Genomic Health's bylaws. To be timely, Genomic Health's bylaws provide that Genomic Health must have received the stockholder's notice not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year's annual meeting; however, if Genomic Health has not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year's annual meeting, Genomic Health must have received the stockholder's notice not later than the close of business on the later of the 90th day prior to the date of the scheduled annual meeting or the 7th day following the earlier of the day on which notice of the annual meeting date was mailed or the day of the first public announcement of the annual meeting date. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder's notice described above. The stockholder's notice must set forth, as to each proposed matter, the information required by Genomic Health's Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this proxy statement/prospectus is being delivered to Genomic Health stockholders residing at the same address, unless such stockholders have notified Genomic Health of their desire to receive multiple copies of the proxy statement/prospectus. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement/prospectus, or if you are receiving multiple copies of this proxy statement/prospectus and wish to receive only one, please contact Genomic Health at the address identified below. Genomic Health will promptly deliver, upon oral or written request, a separate copy of this proxy statement/prospectus to any Genomic Health stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Genomic Health, Inc., 301 Penobscot Drive, Redwood City, California 94063, Attn: Investor Relations, or contact Genomic Health by telephone at (650) 556-9300.

WHERE YOU CAN FIND MORE INFORMATION

        Genomic Health and Exact Sciences file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including Genomic Health and Exact Sciences, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC's website is expressly not incorporated by reference into this proxy statement/prospectus.

        Exact Sciences has filed with the SEC a registration statement on Form S-4 of which this proxy statement/prospectus forms a part. The registration statement registers the shares of Exact Sciences common stock to be issued to Genomic Health stockholders in connection with the merger. The registration statement, including the attached exhibits and annexes, contains additional relevant information about Genomic Health and Exact Sciences. The rules and regulations of the SEC allow Genomic Health and Exact Sciences to omit certain information included in the registration statement from this proxy statement/prospectus.

        In addition, the SEC allows Genomic Health and Exact Sciences to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus or incorporated by reference subsequent to the filing of this proxy statement/prospectus as described below.

        This proxy statement/prospectus incorporates by reference the documents listed below that Genomic Health and Exact Sciences have previously filed with the SEC. They contain important information about the companies and their financial condition.

Genomic Health SEC Filings

  •
  Annual Report on Form 10-K for the year ended December 31, 2018;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019; and

  •
  Current Reports on Form 8-K filed with the SEC on February 1, 2019 (two reports), June 18, 2019, July 29, 2019, July 30, 2019 and September 11, 2019 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act).

Exact Sciences SEC Filings

  •
  Annual Report on Form 10-K for the year ended December 31, 2018;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;

  •
  Current Reports on Form 8-K filed with the SEC on March 4, 2019, March 8, 2019, July 26, 2019, July 29, 2019 (two reports) and July 30, 2019 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

  •
  The description of the Exact Sciences common stock contained in Exact Sciences' Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on December 26, 2000, including any further amendment or report filed hereafter for the purpose of updating such description.

        To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

        In addition, all documents filed by Genomic Health and Exact Sciences pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of this proxy statement/prospectus and before the date of the special meeting or (ii) after the date of the initial registration statement and prior to effectiveness of the registration statement (excluding in each case any current reports on Form 8-K to the extent disclosure is furnished and not filed) will be deemed to be incorporated by reference into this proxy statement/prospectus.

        You can obtain any of the other documents listed above from the SEC, through the SEC's website at the address indicated above, or from Genomic Health and Exact Sciences, as applicable, by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Genomic Health, Inc.	Exact Sciences Corporation
301 Penobscot Drive	441 Charmany Drive
Redwood City, California 94063	Madison, Wisconsin 53719
Telephone: (650) 556-9300	Telephone: (608) 535-8815
Attention: Investor Relations	Attention: Investor Relations

        These documents are available from Genomic Health and Exact Sciences, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. You can also find information about Genomic Health and Exact Sciences at their Internet websites at www.genomichealth.com and www.exactsciences.com, respectively. Information contained on these websites does not constitute part of this proxy statement/prospectus.

        You may also obtain documents incorporated by reference into this document relating to Genomic Health by requesting them in writing or by telephone from Georgeson LLC, Genomic Health's proxy solicitor at the following address and telephone number:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
(800) 509-0917 (toll-free)

        If you are a stockholder of Genomic Health or Exact Sciences and would like to request documents, please do so by October 31, 2019 to receive them before the Genomic Health special meeting. If you request any documents from Genomic Health or Exact Sciences, Genomic Health or Exact Sciences, as applicable, will mail them to you by first class mail, or another equally prompt means, within one business day after Genomic Health or Exact Sciences, as the case may be, receives your request.

        THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES OF GENOMIC HEALTH COMMON STOCK AT THE SPECIAL MEETING. NEITHER GENOMIC HEALTH NOR EXACT SCIENCES HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/ PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED OCTOBER 4, 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN (OR INCORPORATED BY REFERENCE INTO) THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROXY STATEMENT/PROSPECTUS OR THE DATE OF SUCH INCORPORATED DOCUMENT (AS APPLICABLE), AND THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

By and Among

EXACT SCIENCES CORPORATION

SPRING ACQUISITION CORP.

and

GENOMIC HEALTH, INC.

Dated as of July 28, 2019

A-i

A-ii

 APPENDICES AND EXHIBITS

Appendix A	Definitions
Exhibit A	Form of Voting Agreement
Exhibit B	Certificate of Incorporation of the Surviving Corporation

A-iii

INDEX OF DEFINED TERMS

Term	Section
510(k)s	Section 4.13(c)
Acquisition Proposal	Appendix A
Adjusted Option	Section 2.3(b)(ii)
Adjusted RSU Award	Section 2.3(a)(ii)
Affiliate	Appendix A
Agreement	Preamble
AKS	Section 3.21(g)
Anti-Corruption Laws	Section 3.18(a)
Anti-Kickback Statute	Section 3.21(a)
Antitrust Laws	Section 3.5(b)
Book-Entry Shares	Section 2.1(a)(iii)
Business Day	Appendix A
Bylaws	Section 3.1
Canceled Shares	Section 2.1(a)(i)
Cash Consideration	Section 2.1(a)(iii)
Certain Restricted Contract Actions	Section 5.1(m)
Certificate of Incorporation	Section 3.1
Certificate of Merger	Section 1.3
Certificates	Section 2.1(a)(iii)
CLIA	Section 3.21(a)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Appendix A
Company	Preamble
Company Adverse Recommendation Change	Section 5.6(c)
Company Benefit Plan	Appendix A
Company Board	Recitals
Company Capitalization Date	Section 3.2(a)
Company Common Stock	Section 2.1(a)(i)
Company Disclosure Letter	Appendix A
Company Equity Awards	Appendix A
Company Equity Plan	Appendix A
Company ERISA Affiliate	Appendix A
Company ESPP	Appendix A
Company FSA	Section 5.10(g)
Company Lease	Appendix A
Company Leased Real Property	Appendix A
Company Licenses	Section 3.21(d)
Company Material Contract	Section 3.14(a)
Company Option Grant Date	Section 3.2(b)
Company Owned IP	Section 3.15(c)
Company Permits	Section 3.10(a)
Company Preferred Stock	Section 3.2(a)
Company Qualified Plan	Section 5.10(f)
Company Recommendation	Appendix A
Company RSU Award	Section 2.3(a)(i)
Company SEC Documents	Section 3.6(a)
Company Stock Option	Section 2.3(b)(i)

A-iv

Company Stockholder Approval	Section 3.4
Company Stockholders' Meeting	Section 5.3(b)
Component	Appendix A
Confidentiality Agreement	Appendix A
Consent	Section 3.5(b)
Continuation Period	Section 5.10(a)
Contract	Appendix A
Control	Appendix A
Converted Shares	Section 2.1(a)(ii)
Convertible Notes	Section 4.2(a)
Copyleft Software	Appendix A
Covered Employees	Section 5.10(a)
Customs & International Trade Authorizations	Appendix A
Customs & International Trade Laws	Appendix A
D&O Indemnified Parties	Section 5.7(a)
Delaware Secretary of State	Appendix A
DGCL	Recitals
Dissenting Shares	Section 2.5
EDGAR	Article III
Effective Time	Section 1.3
Environmental Laws	Appendix A
Equity Award Exchange Ratio	Appendix A
ERISA	Appendix A
Exchange Act	Appendix A
Exchange Agent	Section 2.2(a)
Exchange Fund	Section 2.2(a)
Exchange Ratio	Appendix A
FCPA	Appendix A
FDA	Section 3.21(c)
FDA Permits	Section 4.13(c)
Federal Health Care Program	Section 3.21(b)
Foreign Plan	Appendix A
Form S-4	Section 3.11
GAAP	Appendix A
GDPR	Appendix A
Governmental Authority	Appendix A
Hazardous Materials	Appendix A
HIPAA	Appendix A
HSR Act	Appendix A
Indebtedness	Appendix A
Information Privacy and Security Laws	Appendix A
Information Privacy and Security Obligations	Section 3.22(a)
Infringe	Section 3.15(c)
Intellectual Property	Appendix A
Intervening Event	Appendix A
IRS	Appendix A
IT Assets	Appendix A
Knowledge	Appendix A
Labor Agreement	Appendix A
Law	Appendix A
LDTs	Section 3.21(c)

A-v

Lien	Appendix A
Major Payor	Section 3.23
Major Supplier	Section 3.23
Material Adverse Effect	Appendix A
Material IP Contracts	Section 3.15(b)
Merger	Recitals
Merger Consideration	Section 2.1(a)(iii)
Merger Sub	Preamble
Merger Sub Board	Recitals
Nasdaq	Appendix A
Net Option Share	Section 2.3(b)(i)
OFAC	Appendix A
Order	Appendix A
OSHA	Section 3.21(a)
Parent	Preamble
Parent Benefit Plan	Appendix A
Parent Board	Recitals
Parent Capitalization Date	Section 4.2(a)
Parent Common Stock	Section 2.1(a)(iii)
Parent Disclosure Letter	Appendix A
Parent Equity Plans	Appendix A
Parent FSA	Section 5.10(g)
Parent Organizational Documents	Appendix A
Parent Owned IP	Section 4.12(a)
Parent Permits	Section 4.10(a)
Parent Qualified Plan	Section 5.10(f)
Parent Regulatory Laws	Section 4.13(a)
Parent SEC Documents	Section 4.6(a)
Parent Stock Issuance	Section 5.3(a)
Parent Stock Price	Appendix A
Payment Programs	Section 3.21(f)
Permitted Lien	Appendix A
Person	Appendix A
Personal Data	Appendix A
PMAs	Section 4.13(c)
Proceedings	Appendix A
Proprietary Software	Section 3.15(j)
Proxy Statement	Section 3.11
Qualifying Termination	Appendix A
Regulatory Laws	Section 3.21(a)
Release	Appendix A
Representative	Appendix A
Sanctioned Country	Appendix A
Sanctioned Person	Appendix A
Sanctions	Appendix A
Sarbanes-Oxley Act	Appendix A
SEC	Appendix A
Securities Act	Appendix A
Security	Appendix A
Severance Plans	Appendix A
SSA	Section 3.21(b)

A-vi

Stark Law	Section 3.21(a)
Subsidiary	Appendix A
Superior Proposal	Appendix A
Surviving Corporation	Section 1.1
Tax	Appendix A
Tax Returns	Appendix A
Taxes	Appendix A
Termination Date	Section 7.1(b)(i)
Termination Fee	Appendix A
Trading Day	Appendix A
Treasury Regulations	Appendix A
Voting Agreement	Recitals
VWAP	Appendix A
WARN Act	Section 3.12(k)

A-vii

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 28, 2019, is made by and among Exact Sciences Corporation, a Delaware corporation ("Parent"), Spring Acquisition Corp., a Delaware corporation and a direct or indirect wholly owned Subsidiary of Parent ("Merger Sub"), and Genomic Health, Inc., a Delaware corporation (the "Company"). Defined terms used in this Agreement have the respective meanings ascribed to them herein.

W I T N E S S E T H:

        WHEREAS, the respective boards of directors of Parent (the "Parent Board"), the Company (the "Company Board") and Merger Sub (the "Merger Sub Board") have unanimously approved and, in the case of the Company Board and the Merger Sub Board, declared advisable and in the best interests of their respective stockholders, this Agreement and the transactions contemplated by this Agreement, including the merger of Merger Sub with and into the Company, with the Company surviving as a direct or indirect wholly owned Subsidiary of Parent (the "Merger"), upon the terms and subject to the conditions and limitations set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

        WHEREAS, the Company Board has unanimously resolved to recommend that the Company's stockholders approve the adoption of this Agreement;

        WHEREAS, concurrently with the execution and delivery of this Agreement, each of Parent and certain stockholders of the Company have entered into a voting agreement in the form attached as Exhibit A hereto (the "Voting Agreement(s)") pursuant to which, and subject to the terms thereof, among other things, the foregoing stockholders agreed to vote the shares of Company Common Stock beneficially owned by each of them in favor of the adoption of this Agreement and approval of the Merger and the transactions contemplated hereby; and

        WHEREAS, each of Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I

THE MERGER

        Section 1.1    The Merger.    Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger and a direct or indirect wholly owned Subsidiary of Parent (the "Surviving Corporation").

        Section 1.2    The Closing.    Subject to the provisions of Article VI, the closing of the Merger (the "Closing") shall take place at 9:00 a.m. (local time) on a date to be specified by the parties hereto, but no later than the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time, date or place is agreed to in writing by the parties hereto (such date being the "Closing Date"). The Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 155 North Wacker Drive, Chicago, Illinois 60606.

        Section 1.3    Effective Time.    Concurrently with the Closing, the Company shall cause a certificate of merger with respect to the Merger (the "Certificate of Merger") to be executed and filed with the Delaware Secretary of State as provided under the DGCL. The Merger shall become effective at the time the Certificate of Merger has been duly filed with the Delaware Secretary of State or at such other date and time as is agreed between Parent and the Company and specified in the Certificate of Merger (such date and time being hereinafter referred to as the "Effective Time"). The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

        Section 1.4    Certificate of Incorporation; Bylaws.

          (a)   The Certificate of Incorporation, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety as set forth in Exhibit B hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by Law and such certificate of incorporation and, in each case, subject to Section 5.7.

          (b)   The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation (except with respect to the name of the Surviving Corporation) until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws and, in each case, subject to Section 5.7.

        Section 1.5    Board of Directors; Officers.    The members of the Merger Sub Board immediately prior to the Effective Time shall, from and after the Effective Time, be the members of the board of directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected, designated or qualified.

Article II

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

        Section 2.1    Effect on Securities.

          (a)    Effect of Merger.    At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any securities of the Company or Merger Sub:

              (i)  Cancellation of Company Securities.    Each share of common stock, par value $0.0001 per share, of the Company (the "Company Common Stock") held by the Company as treasury stock or held directly by Parent or Merger Sub immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof (such shares, "Canceled Shares").

             (ii)  Conversion of Converted Shares.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is held by any wholly owned Subsidiary of the Company or any wholly owned Subsidiary of Parent (other than Merger Sub) (collectively, "Converted Shares") shall be converted into and become such number of fully paid and non-assessable common shares, par value $0.01 per share, of the Surviving Corporation such that the ownership percentage of any such Subsidiary in the Surviving Corporation immediately following the Effective Time shall equal the ownership percentage of such Subsidiary in the Company immediately prior to the Effective Time.

            (iii)  Conversion of Company Securities.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Canceled Shares, Converted Shares and Dissenting Shares) shall be converted into the right to receive, in accordance with the terms of this Agreement (A) $27.50 per share in cash, without interest, from Parent (such amount of cash, the "Cash Consideration"), and (B) a number of validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of Parent (the "Parent Common Stock") equal to the Exchange Ratio (and, if applicable, cash in lieu of fractional shares of Parent Common Stock payable in accordance with Section 2.1(c)) (such shares of Parent Common Stock and any such cash in lieu of fractional shares, together with the Cash Consideration, the "Merger Consideration"). Each share of Company Common Stock to be converted into the right to receive the Merger Consideration as provided in this Section 2.1(a)(iii) shall no longer be outstanding and shall be automatically canceled and shall cease to exist, and the holders of certificates (the "Certificates") or book-entry shares ("Book-Entry Shares"), which immediately prior to the Effective Time represented such Company Common Stock, shall cease to have any rights with respect to such Company Common Stock other than the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 2.2, the Merger Consideration.

            (iv)  Conversion of Merger Sub Capital Stock.    Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b)    Adjustments.    Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number or type of outstanding shares of Parent Common Stock or Company Common Stock shall occur as a result of a reclassification, recapitalization, exchange, stock split (including a reverse stock split), combination or readjustment of shares or any stock dividend or stock distribution with a record date during such period, the Merger Consideration, the Exchange Ratio and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.1(b) shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

          (c)    Fractional Shares.    No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the conversion of Company Common Stock pursuant to Section 2.1(a)(iii), and such fractional share interests shall not entitle the owner thereof to any Parent Common Stock or to vote or to any other rights of a holder of Parent Common Stock. All fractional shares that a single record holder of Company Common Stock would be otherwise entitled to receive shall be aggregated and calculations shall be rounded to five (5) decimal places. In lieu of any such fractional shares, each record holder of Company Common Stock who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a share of Parent Common Stock to which such holder would, but for this Section 2.1(c), be entitled under Section 2.1(a)(iii) and (ii) the Parent Stock Price. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock in lieu of any fractional share interests in Parent Common Stock, the Exchange Agent shall make available such amount, without interest, to the holders of Company Common Stock entitled to receive such cash. The payment of cash in lieu of fractional share interests pursuant to this Section 2.1(c) is not a separately bargained-for consideration.

        Section 2.2    Exchange of Certificates.

          (a)    Designation of Exchange Agent; Deposit of Exchange Fund.    Prior to the Closing, Parent shall enter into a customary exchange agreement with the transfer agent of Parent, the transfer agent of the Company or another nationally recognized financial institution or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent") for the payment of the Merger Consideration as provided in Section 2.1(a)(iii). At or substantially concurrently with the Effective Time, Parent shall deposit or cause to be deposited with the Exchange Agent, for exchange in accordance with this Article II through the Exchange Agent, (i) book-entry shares representing the full number of whole shares of Parent Common Stock issuable pursuant to Section 2.1(a)(iii) in exchange for outstanding shares of Company Common Stock and (ii) cash in an aggregate amount necessary to pay the Cash Consideration portion of the Merger Consideration, and Parent shall, after the Effective Time on the appropriate payment date, if applicable, provide or cause to be provided to the Exchange Agent any dividends or other distributions payable on such shares of Parent Common Stock pursuant to Section 2.2(d) (such shares of Parent Common Stock and Cash Consideration provided to the Exchange Agent, together with any such dividends or other distributions with respect thereto, the "Exchange Fund"). Parent shall make available to Exchange Agent, for addition to the Exchange Fund, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares in accordance with Section 2.1(c). In the event the Exchange Fund shall at any time be insufficient to make the payments contemplated by Section 2.1(a)(iii) , Parent shall promptly deposit, or cause to be deposited, additional funds with the Exchange Agent in an amount which is equal to the deficiency in the amount required to make such payment. The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 2.1, except as expressly provided for in this Agreement.

          (b)   As promptly as practicable following the Effective Time, and in no event later than the fifth (5th) Business Day thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (i) a letter of transmittal (which shall specify that delivery of Certificates shall be effected, and risk of loss and title to the Certificates shall pass only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, and which shall be in the form and have such other provisions as Parent may reasonably specify) and (ii) instructions (which instructions shall be in the form and have such other provisions as Parent may reasonably specify) for use in effecting the surrender of the Certificates in exchange for (A) cash in an amount equal to the Cash Consideration multiplied by the number of shares of Company Common Stock previously represented by such Certificates, (B) the number of shares of Parent Common Stock (which shall be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Certificates pursuant to Section 2.1(a)(iii), (C) any dividends or other distributions payable pursuant to Section 2.2(d) and (D) cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.1(c).

          (c)   Upon surrender of a Certificate (or affidavit of loss in lieu thereof) for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall use its reasonable best efforts to cause the Exchange Agent to pay and deliver in exchange therefor as promptly as reasonably practicable, (i) cash in an amount equal to the Cash Consideration multiplied by the number of shares of Company Common Stock previously represented by such Certificate, (ii) the number of shares of Parent Common Stock (which shall be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Certificate pursuant to Section 2.1(a)(iii), (iii) any dividends or other distributions payable pursuant to Section 2.2(d) and (iv) any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.1(c), if applicable, and the Certificate (or affidavit of loss in lieu thereof) so surrendered shall be forthwith canceled. Notwithstanding anything to the contrary contained in this Agreement, no holder of Book-Entry Shares shall be required to deliver a Certificate or letter of transmittal or surrender such Book-Entry Shares to the Exchange Agent. In lieu thereof, each Book-Entry Share shall automatically upon the Effective Time be entitled to receive, and Parent shall use its reasonable best efforts to cause the Exchange Agent to pay and deliver in exchange therefor as promptly as reasonably practicable, (i) cash in an amount equal to the Cash Consideration multiplied by the number of shares of Company Common Stock previously represented by such Book-Entry Share, (ii) the number of shares of Parent Common Stock (which shall be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Book-Entry Shares pursuant to Section 2.1(a)(iii), (iii) any dividends or other distributions payable pursuant to Section 2.2(d) and (iv) any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.1(c), if applicable. Until surrendered, in the case of a Certificate, or paid, in the case of a Book-Entry Share, in each case, as contemplated by this Section 2.2(c), each Certificate or Book-Entry Share shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration as contemplated by this Section 2.2(c) and any dividends or other distributions payable pursuant to Section 2.2(d) . The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) and make such payments and deliveries with respect to Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the cash or other Merger Consideration payable hereunder.

          (d)    Distributions with Respect to Unexchanged Shares.    Subject to applicable Law, there shall be paid to the holder of the Parent Common Stock issued in exchange for Certificates or Book-Entry Shares pursuant to Section 2.2(c), without interest, (i) at the time of delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 2.2(c), the amount of dividends or other distributions, if any, with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to such delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 2.2(c), and a payment date subsequent to such delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 2.2(c), payable with respect to such shares of Parent Common Stock.

          (e)   In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration (and any dividends or other distributions with respect to Parent Common Stock as contemplated by Section 2.2(d)) may be made to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Exchange Agent) or such Book-Entry Share shall be properly transferred and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or Book-Entry Share or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.

          (f)    Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates or Book-Entry Shares for one (1) year after the Effective Time shall be delivered to Parent or its designee upon demand, and any such holders prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to Parent as general creditor thereof for payment of their claims for Merger Consideration and any dividends or distributions with respect to Parent Common Stock as contemplated by Section 2.2(d).

          (g)    No Liability.    None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash held in the Exchange Fund delivered to a Governmental Authority pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered or Book-Entry Share not paid, in each case, in accordance with Section 2.2(c), immediately prior to the date on which any Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of Parent free and clear of all claims or interest of any Person previously entitled thereto.

          (h)    Investment of Exchange Fund.    The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent; provided that, if invested other than in the Exchange Agent's default cash or cash equivalents accounts, such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Financial Services LLC, respectively, in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment; provided, further that no such investment shall relieve Parent or the Exchange Agent from making the payments required by this Article II, and following any losses Parent shall promptly provide additional funds to the Exchange Agent for the benefit of the holders of Company Common Stock in the amount of such losses. Any interest or income produced by such investments will be payable to Parent or its designee as directed by Parent.

          (i)    Withholding.    Each of Parent, the Company, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Person such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any provision of applicable Tax Law; provided, that withholding with respect to any Company Stock Option shall be taken pro-rata from the Cash Consideration portion of the Merger Consideration payable in respect of such Company Stock Option and pro-rata from the portion of the Merger Consideration payable in respect of such Company Stock Option in the form of Parent Common Stock, based on the value of the Merger Consideration that consists of shares of Parent Common Stock relative to the Cash Consideration. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

        Section 2.3    Company Equity Awards.

          (a)    Treatment of Company RSU Awards.

              (i)  As of the Effective Time, each restricted stock unit award relating to shares of Company Common Stock granted under any Company Equity Plan (each, a "Company RSU Award") that is held by a non-employee director of the Company and that remains outstanding immediately prior to the Effective Time, shall, to the extent not vested, become fully vested, and shall be canceled without any action on the part of any holder or beneficiary thereof in consideration for the right to receive the Merger Consideration as promptly as practicable following the Effective Time in respect of each share of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time, less any applicable withholding or other Taxes or other amounts required by applicable Law to be withheld; provided that notwithstanding anything to the contrary contained in this Agreement, any payment of the Merger Consideration in respect of any such Company RSU Award which immediately prior to such cancellation was treated as "deferred compensation" subject to

    Section 409A of the Code shall be made on the earliest possible date that such payment would not trigger a tax or penalty under Section 409A of the Code.

             (ii)  As of the Effective Time, each Company RSU Award, other than any Company RSU Award that is described in Section 2.3(a)(i), that remains outstanding immediately prior to the Effective Time, whether vested or unvested, shall, without any action on the part of the holder thereof, be assumed by Parent and converted into a restricted stock unit award of Parent (each, an "Adjusted RSU Award") on the same terms and conditions as were applicable under such Company RSU Award immediately prior to the Effective Time, except as specifically provided in this Section 2.3(a)(ii) and for any changes that are required solely to reflect the conversion of such Company RSU Award to an Adjusted RSU Award, relating to the number of shares of Parent Common Stock (rounded down to the nearest whole number of shares) equal to the product obtained by multiplying (A) the number of shares of Company Common Stock subject to the Company RSU Award immediately prior to the Effective Time by (B) the Equity Award Exchange Ratio. In the event that the holder of any such Adjusted RSU Award experiences a Qualifying Termination upon or within eighteen (18) months following the Effective Time, (A) such Adjusted RSU Award shall accelerate and immediately become vested (i) if the holder is not a participant in a Severance Plan as of the date of such Qualifying Termination, with respect to the portion of such Adjusted RSU Award that is scheduled to vest during the twelve (12) month period immediately following the date of the Qualifying Termination or (ii) if the holder is a participant in a Severance Plan as of the date of such Qualifying Termination, as required by the terms of the applicable Severance Plan, and (B) any portion of such Adjusted RSU Award that does not vest pursuant to clause (A) of this sentence shall be immediately forfeited upon such Qualifying Termination.

          (b)    Treatment of Company Stock Options.

              (i)  As of the Effective Time, each compensatory option to purchase Company Common Stock granted under any Company Equity Plan (each, a "Company Stock Option") that (a) is either (i) vested as of immediately prior to the Effective Time or (ii) held by a non-employee director of the Company, whether vested or unvested, and (b) remains outstanding immediately prior to the Effective Time, shall be cancelled without any action on the part of any holder thereof in consideration for the right to receive the Merger Consideration as promptly as practicable following the Effective Time in respect of each Net Option Share subject to such Company Stock Option immediately prior to the Effective Time, less any applicable withholding or other Taxes or other amounts required by applicable Law to be withheld. For purposes of this Agreement, "Net Option Share" means, with respect to a Company Stock Option, the quotient obtained by dividing (A) the product obtained by multiplying (i) the excess, if any, of the value of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (B) the value of the Merger Consideration. For purposes of the preceding sentence, the value of the Merger Consideration that consists of shares of Parent Common Stock shall equal the product of (x) the number of such shares of Parent Common Stock and (y) the Parent Stock Price.

             (ii)  As of the Effective Time, each Company Stock Option, other than any Company Stock Option that is described in Section 2.3(b)(i), that remains outstanding immediately prior to the Effective Time, shall, without any action on the part of the holder thereof, be assumed by Parent and converted into a compensatory option to purchase Parent Common Stock (each, an "Adjusted Option"), on the same terms and conditions (other than the available methods for payment of Taxes, which will be determined under Parent's equity program administrative procedures, as in effect from time to time) as were applicable under such Company Stock Option immediately prior to the Effective Time, except as specifically provided in this Section 2.3(b)(ii) and for any changes that are required solely to reflect the conversion of such Company Stock Option to an Adjusted Option, relating to the number of shares of Parent Common Stock (rounded down to the nearest whole number of shares) equal to the product obtained by multiplying (A) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (B) the Equity Award Exchange Ratio. The exercise price per share of such Adjusted Option shall be an amount equal to the quotient of (A) the exercise price per share of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time divided by (B) the Equity Award Exchange Ratio, with any fractional cents rounded up to the next higher number of whole cents. The exercise price per share of any such Adjusted Option and the number of shares of Parent Common Stock relating to any such Adjusted Option will be determined in a manner consistent with the requirements of Section 409A of the Code, and, in the case of Company Stock Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, consistent with the requirements of Section 424 of the Code. In the event that the holder of any such Adjusted Option experiences a Qualifying Termination upon or within eighteen (18) months following the Effective Time, (A) such Adjusted Option shall accelerate and immediately become vested (i) if the holder is not a participant in a Severance Plan as of the date of such Qualifying Termination, with respect to the portion of such Adjusted Option that is scheduled to vest during the twelve (12) month period immediately following the date of the Qualifying Termination or (ii) if the holder is a participant in a Severance Plan as of the date of such Qualifying Termination, as required by the terms of the applicable Severance Plan, and (B) any portion of such Adjusted Option that does not vest pursuant to clause (A) of this sentence shall be immediately forfeited upon such Qualifying Termination.

          (c)    Company ESPP.    Except to the extent it is otherwise determined by Parent and communicated to the Company that the Company ESPP should continue in effect under its current terms, promptly following the date of this Agreement upon confirmation by Parent prior to such action being taken, the Company Board (or, if applicable, any committee thereof administering the Company ESPP) shall adopt such resolutions or take such other necessary actions such that (i) with respect to any Offering Period (as such term is defined in the Company ESPP) outstanding as of the date of this Agreement under the Company ESPP, such Offering Period shall terminate and each individual participating in the Company ESPP will be deemed to have purchased a number of shares of Company Common Stock with the funds in such individual's Plan Account (as such term is defined in the Company ESPP) in accordance with Section 15 of the Company ESPP upon the earlier to occur of (A) the day that is four (4) complete Trading Days prior to the Effective Time or (B) the date on which such Offering Period would otherwise end, and no additional Offering Period shall commence under such Company ESPP after the date of this Agreement; (ii) no individual participating in the Company ESPP shall be permitted to (A) increase the amount of his, her or its rate of payroll contributions thereunder from the rate in effect as of the date of this Agreement, or (B) except to the extent required by applicable Law, make separate non-payroll contributions to the Company ESPP on or following the date of this Agreement; (iii) no individual who is not participating in the Company ESPP as of the date of this Agreement may commence participation in the Company ESPP following the date of this Agreement; and (iv) subject to the consummation of the Merger, the Company ESPP shall terminate, effective immediately prior to the Effective Time.

          (d)    Parent Actions.    At or prior to the Effective Time, Parent shall take all actions necessary for the assumption of the Adjusted RSU Awards, Adjusted Options and treatment of the Company Equity Awards pursuant to this Section 2.3, including the reservation, issuance and listing of a number of shares of Parent Common Stock as necessary to effect the transactions contemplated by this Section 2.3. Effective as of the Effective Time, Parent shall file a registration statement on Form S-8, Form S-3 or Form S-1 (or any successor or other appropriate form), as applicable, with respect to the shares of Parent Common Stock subject to each such award under the Company Equity Plans and any plan interests in any other Company Benefit Plan and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such awards or plan interests remain outstanding. As soon as practicable after the registration of such shares of Parent Common Stock or plan interests, as applicable, Parent shall deliver to the holders of the Adjusted RSU Awards and Adjusted Options appropriate notices setting forth such holders' rights pursuant to the respective Company Equity Plans and agreements evidencing the grants of such Adjusted RSU Awards and Adjusted Options, and stating that such Adjusted RSU Awards and Adjusted Options and agreements have been assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.3 after giving effect to the Merger and the terms of any Company Equity Plan).

          (e)    Company Actions.    Prior to the Effective Time, the Company shall provide such notice, if any, to the extent required under the terms of any Company Equity Plan, adopt applicable resolutions, amend the terms of any Company Equity Plan or any outstanding awards, and take all other appropriate actions to give effect to the transactions contemplated herein. To the extent such notice or actions are required, the Company shall provide Parent with documentation evidencing the completion of the foregoing actions (the form and substance of such documentation shall be subject to review and approval by Parent, such approval not to be unreasonably withheld, conditioned or delayed) not later than three (3) Business Days preceding the Effective Time.

        Section 2.4    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article II.

        Section 2.5    Dissenting Shares.    Notwithstanding anything in this Agreement to the contrary, to the extent that holders of Company Common Stock are entitled to appraisal rights under Section 262 of the DGCL, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his, her or its demand for appraisal rights under Section 262 of the DGCL and not effectively withdrawn or lost such holder's rights to appraisal (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, but the holders of such Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL (it being understood and acknowledged that at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist and such holder shall cease to have any rights with respect thereto other than the right to receive the "fair value" of such Dissenting Shares as determined in accordance with Section 262 of the DGCL); provided that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the DGCL (whether occurring before, at or after the Effective Time), such holder's shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares. The Company shall give notice to Parent as promptly as reasonably practicable of any demands for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company relating to appraisal demands, and Parent shall have the right to participate in all material discussions with third parties and all negotiations and Proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to or settle or compromise or offer to settle or compromise any such demand or Proceeding, or agree to do any of the foregoing.

        Section 2.6    Transfers; No Further Ownership Rights.    After the Effective Time, there shall be no registration of transfers on the stock transfer books of the Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If Certificates or Book-Entry Shares are presented to the Surviving Corporation, Parent or the Exchange Agent for transfer following the Effective Time, they shall be canceled against delivery of the applicable Merger Consideration, as provided for in Section 2.1(a)(iii), for each share of Company Common Stock formerly represented by such Certificates or Book-Entry Shares.

        Section 2.7    Further Action.    If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company with respect to the Merger, the officers and managers of Parent shall be fully authorized (in the name of Merger Sub, the Company, the Surviving Corporation and otherwise) to take such action.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (i) as disclosed in the particular section or subsection of the Company Disclosure Letter expressly referenced therein (it being understood and agreed that any disclosure set forth in one section or subsection of the Company Disclosure Letter also shall be deemed to apply to each other section and subsection of this Agreement to which its applicability is reasonably apparent on its face from the text of such disclosure) or (ii) other than with respect to Section 3.1, Section 3.2, Section 3.3, Section 3.4 and Section 3.5, as disclosed in the Company SEC Documents filed with (or furnished to) the SEC by the Company on or after December 31, 2018 and at least one (1) Business Day prior to the date of this Agreement (but in each case excluding any disclosure contained under the heading "Risk Factors" (other than any factual historical information contained therein) or in any "forward-looking statements" legend or any similar non-specific, predictive, precautionary or forward-looking statements) and to the extent publicly available on the SEC's Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        Section 3.1    Organization; Qualification.    Each of the Company and each of its Subsidiaries is a legal entity duly organized and validly existing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, and has the requisite corporate or similar power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties and assets in the manner in which its properties and assets are currently operated, except where the failure to be so validly existing and authorized has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amended and Restated Bylaws (the "Bylaws"), each as amended through the date of this Agreement, have been made available to Parent prior to the date of this Agreement. Such Certificate of Incorporation and Bylaws are currently in effect, and the Company is not in violation of any of the provisions thereof.

        Section 3.2    Capitalization; Subsidiaries.

          (a)   As of the close of business on the second (2nd) Business Day prior to the date of this Agreement (the "Company Capitalization Date"), the authorized capital stock of the Company consisted of (i) 100,000,000 shares of Company Common Stock, 37,284,211 of which were issued and outstanding, and none of which were held by the Company as treasury stock, and (ii) 5,000,000 shares of preferred stock of the Company, par value $0.0001 per share ("Company Preferred Stock"), no shares of which were outstanding. There are no other classes of capital stock of the Company and no bonds, debentures, notes or other Indebtedness or securities of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which holders of capital stock of the Company may vote authorized, issued or outstanding. As of the close of business on the Company Capitalization Date, there were (A) 2,859,712 shares of Company Common Stock subject to outstanding Company Stock Options, (B) outstanding Company RSU Awards representing 726,461 shares of Company Common Stock, (C) 22,531 shares of Company Common Stock subject to purchase under the Company ESPP in respect of amounts credited to participant Plan Accounts (as defined in the Company ESPP), (D) 1,104,042 shares of Company Common Stock reserved for future issuance under the Company ESPP and (E) 2,458,658 shares of Company Common Stock reserved for future issuance under the Company Equity Plans. From the close of business on the Company Capitalization Date through the date of this Agreement, there have been no issuances of (I) any Company Common Stock, Company Preferred Stock or any other equity or voting securities or interests in the Company other than issuances of shares of Company Common Stock pursuant to the exercise, vesting or settlement, as applicable, of the Company Equity Awards outstanding as of the close of business on the Company Capitalization Date in accordance with the terms of such Company Equity Awards or under the Company ESPP in accordance with its terms or (II) any Company Equity Awards or any other equity or equity-based awards.

          (b)   All of the issued and outstanding shares of Company Common Stock have been, and all of the shares of Company Common Stock that may be issued pursuant to the Company Equity Awards, the Company Equity Plans or the Company ESPP will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are, or will be when issued, fully paid, nonassessable and free of preemptive rights. The Company has made available to Parent prior to the date of this Agreement accurate and complete copies of the Company Equity Plans and the forms of stock option, restricted stock and restricted stock unit agreements evidencing the Company Equity Awards, and no award agreement applicable to Company Equity Awards contains material terms that are not consistent with, or are in addition to, the terms of such forms. Section 3.2(b) of the Company Disclosure Letter sets forth, as of the close of business on the Company Capitalization Date, each outstanding Company Equity Award and, to the extent applicable, (i) the name (or employee identification number) and country of residence (if outside the U.S.) of the holder thereof, (ii) the number of shares of Company Common Stock issuable thereunder, (iii) the expiration date, (iv) the exercise price relating thereto, (v) the grant date, (vi) the amount vested and outstanding and the amount unvested and outstanding, (vii) the Company Equity Plan pursuant to which the award was made and (viii) whether such award is subject to Section 409A of the Code. Each grant of a Company Stock Option was duly authorized no later than the date on which the grant of such Company Stock Option was by its terms to be effective (the "Company Option Grant Date") by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof or other authorized designee) and any required stockholder approval by the necessary number of votes or written consents. The Company does not have any liability in respect of any Company Stock Option that was granted with a per share exercise price that was less than the fair market value of a share of Company Common Stock on the applicable Company Option Grant Date, and the Company has not granted any Company Stock Options that are subject to the provisions of Section 409A of the Code. Each grant of Company Equity Awards was made in accordance with the terms of the Company Equity Plans, the Exchange Act and all other applicable Laws, including the rules and regulations of Nasdaq. All of the outstanding Company Common Stock has been sold pursuant to an effective registration statement filed under the federal securities Laws or an appropriate exemption therefrom. No Subsidiary of the Company owns any capital stock of the Company.

          (c)   As of the date of this Agreement, other than as set forth in Section 3.2(a), or, with respect to any foreign Subsidiary of the Company, directors' qualifying shares or similar arrangements required by applicable Law, there are no (i) existing options, warrants, calls, preemptive rights, subscriptions or other securities or rights, restricted stock awards, restricted stock unit awards, convertible securities, agreements, arrangements or commitments of any kind obligating the Company or any of its Subsidiaries to issue, transfer, register or sell, or cause to be issued, transferred, registered or sold, any shares of capital stock or other equity or voting securities or other equity interests of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or other equity or voting securities or other equity interests, or obligating the Company to grant, extend or enter into such options, warrants, calls, preemptive, subscriptions or other securities or rights, restricted stock awards, restricted stock unit awards, convertible securities, agreements, arrangements or commitments, (ii) outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock or other equity or voting securities or other equity interests of the Company or any of its Subsidiaries, or any securities representing the right to purchase or otherwise receive any capital stock or other equity or voting securities or other equity interests of the Company or any of its Subsidiaries, (iii) stockholder agreements, voting trusts or similar agreements with any Person to which the Company or any of its Subsidiaries is party, including any such agreements or trusts (A) restricting the transfer of the capital stock or other equity interests of the Company or any of its Subsidiaries or (B) affecting the voting rights of capital stock or other equity or voting securities or other equity interests of the Company or any of its Subsidiaries, or (iv) outstanding or authorized equity or equity-based compensation awards, including any equity appreciation rights, security-based performance units, "phantom" stock, profit-participation or other security rights issued by the Company or any of its Subsidiaries, or other agreements, arrangements or commitments of any character (contingent or otherwise) to which the Company or any of its Subsidiaries is party, in each case pursuant to which any Person is entitled to receive any payment from the Company based in whole or in part on the value of any capital stock or other equity or voting securities or other equity interests of the Company or any of its Subsidiaries.

          (d)   Section 3.2(d) of the Company Disclosure Letter sets forth, as of the date of this Agreement, each (i) Subsidiary of the Company and (ii) other Person in whom the Company, directly or indirectly, owns any shares of capital stock or other equity or voting securities or other equity interests, or any securities or obligations convertible into or exchangeable or exercisable for such shares, securities or interests, in each case other than investments in marketable securities and cash equivalents. The Company owns, beneficially and of record, directly or indirectly, all of the issued and outstanding company, partnership, corporate or similar (as applicable) ownership, voting or similar interests in each of its Subsidiaries, free and clear of all Liens, and all company, partnership, corporate or similar (as applicable) ownership, voting or similar interests of each of the Subsidiaries are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except for the direct or indirect Subsidiaries of the Company and investments in marketable securities and cash equivalents, or as would not be material to the Company and its

  Subsidiaries, taken as a whole, none of the Company nor any of its Subsidiaries (i) owns directly or indirectly any shares of capital stock or other equity or voting securities or other equity interests, or any securities or obligations convertible into or exchangeable or exercisable for such shares, securities or interests, in any Person or (ii) has any obligation or has made any commitment to acquire any shares of capital stock or other equity or voting securities or other equity interests in any Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

        Section 3.3    Authority Relative to Agreement.

          (a)   The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject (in the case of the Merger) to obtaining the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action by the Company, and (in the case of the Merger, except for the (i) receipt of the Company Stockholder Approval and (ii) filing of the Certificate of Merger with the Delaware Secretary of State) no other corporate action or proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

          (b)   The Company Board has, by resolutions unanimously adopted by the Company Board, (i) approved this Agreement and the transactions contemplated by this Agreement, (ii) determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Company and the Company's stockholders, (iii) directed that the adoption of this Agreement be submitted to a vote at the Company Stockholders' Meeting and (iv) resolved to make the Company Recommendation; provided that any change, modification or rescission of such Company Recommendation by the Company Board in accordance with this Agreement shall not be a breach of the representation in this clause (iv). As of the date of this Agreement, none of the aforesaid actions by the Company Board has been amended, rescinded or modified.

        Section 3.4    Vote Required.    Assuming the accuracy of Parent's and Merger Sub's representations and warranties in Section 4.17, the adoption of this Agreement and the approval of the Merger by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon at the Company Stockholders' Meeting (the "Company Stockholder Approval") is the only vote of holders of securities of the Company that is required in connection with the consummation by the Company of the transactions contemplated by this Agreement; it being understood that in connection with the Company Stockholder Approval, the Company will also submit for the vote of its stockholders at the Company Stockholders' Meeting only an advisory vote regarding merger-related compensation (if required) and a customary proposal regarding adjournment of the Company Stockholders' Meeting.

        Section 3.5    No Conflict; Required Filings and Consents.

          (a)   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated by this Agreement, nor compliance by the Company with any of the applicable terms or provisions of this Agreement, will (i) violate any provision of the Company's Certificate of Incorporation or Bylaws or the certificate of incorporation or bylaws (or equivalent organizational documents) of any Subsidiary of the Company, (ii) assuming that the Consents, registrations, declarations, filings and notices referenced in Section 3.5(b) have been obtained or made and (in the case of the Merger) the Company Stockholder Approval has been received, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) violate, conflict with or result in any breach of any provision of, or loss of any benefit, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration (other than pursuant to any Company Benefit Plan) or cancellation of or require the Consent of, notice to or filing with any third party pursuant to any of the terms or provisions of any Company Material Contract to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or result in the creation of a Lien, other than any Permitted Lien, upon any of the property or assets of the Company or any of its Subsidiaries, other than, in the case of clause (i) with respect to the certificate of incorporation or bylaws (or equivalent organizational documents) of any Subsidiary of the Company, clause (ii) and clause (iii), any such conflict, violation, breach, default, termination, acceleration, cancellation or Lien that (A) has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, and (B) would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement.

          (b)   No consent, approval, license, permit, waiver, order or authorization (a "Consent") of, registration, declaration or filing with or notice to any Governmental Authority is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than (i) applicable requirements of and filings with the SEC under the Exchange Act or the Securities Act (including the filing with the SEC of the Form S-4 and the Proxy Statement), (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) applicable requirements under foreign qualification, state securities or "blue sky" laws of various states, (iv) compliance with applicable rules and regulations of Nasdaq and any other applicable stock exchanges or marketplaces, (v) such other items required solely by reason of the participation or identity of Parent in the transactions contemplated by this Agreement, (vi) compliance with and filings or notifications under the HSR Act and any other applicable United States or foreign competition, antitrust, merger control or investment Laws (together with the HSR Act, "Antitrust Laws") and (vii) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made (A) has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, and (B) would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement.

        Section 3.6    Company SEC Documents; Financial Statements.

          (a)   Since December 31, 2016, the Company has timely filed with (or furnished to) the SEC all forms, reports, schedules, statements, exhibits and other documents (including exhibits, financial statements and schedules thereto and all other information incorporated therein and amendments and supplements thereto) required by it to be filed (or furnished) under the Exchange Act or the Securities Act (collectively, the "Company SEC Documents"). As of its filing (or furnishing) date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Company SEC Document complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. As of its filing date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective prior to the date of this Agreement, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading. As of the date of this Agreement, there are no amendments or modifications to the Company SEC Documents that were required to be filed with (or furnished to) the SEC prior to the date of this Agreement, but that have not yet been filed with (or furnished to) the SEC. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act. All of the audited financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents (i) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted under Form 10-Q of the Exchange Act) and (iii) fairly present in all material respects the financial position, the stockholders' equity, the results of operations and cash flows of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal and recurring year-end adjustments).

          (b)   Prior to the date of this Agreement, the Company has furnished to Parent complete and correct copies of all comment letters from the SEC since December 31, 2016 through the date of this Agreement with respect to any of the Company SEC Documents, together with all written responses of the Company thereto. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company SEC Documents, and, to the Knowledge of the Company, none of the Company SEC Documents is subject to ongoing SEC review.

          (c)   The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of Nasdaq.

          (d)   The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) designed to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of financial statements for external purposes in conformity with GAAP. The Company has evaluated the effectiveness of the Company's internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. Based on the Company's most recent evaluation of internal control over financial reporting prior to the date of this Agreement, the Company has no "significant deficiencies" or "material weaknesses" (as such terms are defined in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement) in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information. Since December 31, 2016, there has been and is no fraud, whether or not material, that involves senior management or other employees who have a significant role in the Company's internal control over financial reporting.

          (e)   The Company maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed to ensure that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.

          (f)    To the Knowledge of the Company, as of the date of this Agreement, there are no (i) SEC inquiries or investigations or (ii) other inquiries or investigations by Governmental Authorities or internal investigations pending or threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any director or executive officer of the Company or any of its Subsidiaries. Since December 31, 2016 through the date of this Agreement, there have been no material internal investigations regarding accounting, auditing or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, chief accounting officer or general counsel of the Company, the Company Board or any committee thereof.

          (g)   Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company does not have, and has not arranged any, outstanding "extensions of credit" to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

          (h)   Since December 31, 2016, (i) neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral complaint, allegation, assertion or claim regarding accounting, internal accounting controls, auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries, or unlawful accounting or auditing matters with respect to the Company or any of its Subsidiaries, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to the general counsel or chief executive officer of the Company pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act, except, in each case, as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole.

          (i)    Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Securities Act), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company SEC Documents (including any audited financial statements and unaudited interim financial statements of the Company included therein).

        Section 3.7    Absence of Certain Changes or Events.    Since December 31, 2018, (a) and through the date of this Agreement and except in connection with the transactions contemplated by this Agreement, the respective businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business, (b) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of Section 5.1(d), Section 5.1(g), Section 5.1(h), Section 5.1(i), Section 5.1(j), Section 5.1(k), Section 5.1(l) , Section 5.1(m) (with respect to a waiver, release or assignment of material rights), Section 5.1(n), Section 5.1(p), Section 5.1(q), Section 5.1(t), Section 5.1(u) or Section 5.1(v) (in the case of Section 5.1 (v), to the extent relating to any of the foregoing clauses), and (c) there has not been any event, circumstance, occurrence, effect, fact, development or change that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

        Section 3.8    No Undisclosed Liabilities.    Except for liabilities or obligations (a) as (and to the extent) reflected, disclosed or reserved against in the Company's balance sheets (or the notes thereto) included in the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2019 or the Company's Quarterly Report on Form 10-Q filed with the SEC on May 9, 2019, (b) incurred in the ordinary course of business since December 31, 2018, (c) incurred in connection with the transactions contemplated by this Agreement or (d) that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, none of the Company or any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent, absolute or otherwise and whether or not required to be reflected on a consolidated balance sheet of the Company (or the notes thereto) in accordance with GAAP.

        Section 3.9    Litigation.    As of the date of this Agreement, there is no Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any asset or property of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries nor any asset or property of the Company or any of its Subsidiaries is subject to a continuing Order, in each case, that (a) has been, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole or (b) would reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement.

        Section 3.10    Permits; Compliance with Laws.

          (a)   (i) The Company and its Subsidiaries are in possession of all material franchises, grants, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, registrations, clearances, orders and other authorizations necessary for the Company and its Subsidiaries to own, lease and operate their respective properties and assets and to carry on their respective businesses as now being conducted, under and pursuant to all applicable Laws (the "Company Permits"), (ii) all such Company Permits are in full force and effect and (iii) as of the date of this

  Agreement, no suspension, cancellation, withdrawal or revocation thereof is pending or, to the Knowledge of the Company, threatened, except where the failure to be in possession of, failure to be in full force and effect or the suspension, cancellation, withdrawal or revocation thereof has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole.

          (b)   Since December 31, 2016, the Company and its Subsidiaries have been and are in compliance with (i) all applicable Laws and (ii) all Company Permits, except where any failure to be in such compliance has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole.

          (c)   Since December 31, 2016, through the date of this Agreement, none of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of their respective directors, officers or employees has received any written or, to the Knowledge of the Company, oral notification from a Governmental Authority asserting that the Company or any of its Subsidiaries is not in compliance with, or is under investigation with respect to any failure to comply with, any Laws or Company Permits, except where any failure to be in such compliance has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole.

        Section 3.11    Information Supplied.    None of the information supplied or to be supplied by or on behalf of the Company or any of its Subsidiaries for inclusion or incorporation by reference in (a) the Form S-4 to be filed with the SEC by Parent in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued in the Merger (as amended or supplemented from time to time, the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances under which they are made, not misleading and (b) the proxy statement to be sent to the stockholders of the Company relating to the Company Stockholders' Meeting (as amended or supplemented from time to time, the "Proxy Statement") will, at the date it, or any amendment or supplement to it, is mailed to stockholders of the Company and at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company regarding such portions thereof that relate expressly to Parent or any of its Subsidiaries, including Merger Sub, or to statements made therein based on information supplied by or on behalf of Parent or any of its Subsidiaries (including Merger Sub) for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

        Section 3.12    Employee Benefit Plans; Labor.

          (a)   Section 3.12(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each material Company Benefit Plan. With respect to each Company Benefit Plan, the Company has made available to Parent a true and complete copy of, to the extent applicable, (i) such Company Benefit Plan and all amendments thereto (including a written description of the material provisions of each unwritten Company Benefit Plan), (ii) each trust, insurance, annuity or other funding Contract for any such Company Benefit Plan, (iii) the most recent financial statements and actuarial or other valuation reports, (iv) the most recent annual report on Form 5500, including, if applicable, Schedule B thereto, (v) the most recent determination letter (or, if applicable, advisory or opinion letter) from the IRS, (vi) the most recent summary plan description and any summary of material modification thereto, and (vii) all material notices given to such Company Benefit Plan, the Company or any Company ERISA

  Affiliate by the IRS, United States Department of Labor, Pension Benefit Guaranty Corporation or other Governmental Authority.

          (b)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, (i) each of the Company Benefit Plans has been established, adopted, operated, maintained and administered in accordance with its terms and applicable Laws, including ERISA and the Code, (ii) all payments and contributions required to be made under the terms of any Company Benefit Plan and applicable Laws have been timely made or accrued or otherwise adequately reserved to the extent required by and in accordance with GAAP and (iii) none of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any third party, has engaged in any non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any Company Benefit Plan that would result in the imposition of any liability to the Company or any of its Subsidiaries.

          (c)   Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the IRS with respect to such Company Benefit Plan as to its qualified status under the Code, or with respect to a Company Benefit Plan for which the plan document utilizes a prototype form, the prototype sponsor has received a favorable IRS opinion letter, or the Company Benefit Plan or prototype sponsor has remaining a period of time under applicable Code regulations or pronouncements of the IRS in which to apply for such a letter and make any amendments necessary to obtain a favorable determination or opinion as to the qualified status of each such Company Benefit Plan. To the Knowledge of the Company, no event has occurred since the most recent determination or opinion letter or application therefor relating to any such Company Benefit Plan and no condition exists that has adversely affected or would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan such that it can reasonably be expected to result in the imposition of any liability, penalty or tax under the Code that is not de minimis.

          (d)   Neither the Company nor any Company ERISA Affiliate operates, maintains, contributes to, is required to contribute to or sponsors (or has in the past six (6) years established, operated, maintained, contributed to, been required to contribute to or sponsored) (i) a "multiemployer plan" (as defined in Section 3(37) of ERISA), (ii) a "multiple employer plan" (within the meaning of Section 413(c) of the Code), (iii) a "single-employer plan" (within the meaning of Section 4001(a)(15) of ERISA), or (iv) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA). Except as would not be, or would not reasonably be expected to be, individually or in the aggregate, a material liability to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has now or has in the past six (6) years maintained or been liable to contribute to a defined benefit pension plan for the benefit or in respect of any employee or former employee of the Company or any of its Subsidiaries. Neither the Company nor any Company ERISA Affiliate has incurred, or reasonably expects to incur, directly or indirectly, any liability under Title IV of ERISA or related provisions of the Code that has been or would be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, and that has not been satisfied in full, other than liability for premiums due to the Pension Benefit Guaranty Corporation (which premiums have been paid when due) and, to the Knowledge of the Company, no condition exists that would reasonably be expected to present a material risk of incurring such liability.

          (e)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, there are no pending, or, to the Knowledge of the Company, threatened Proceedings (other than routine claims for benefits) against or affecting any Company Benefit Plan by any employee (or beneficiary thereof) of the Company or any of its Subsidiaries covered under such Company Benefit Plan, as applicable, or otherwise involving such Company Benefit Plan.

          (f)    Except as may be required by applicable Laws or as provided for in this Agreement, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event (including any termination of employment upon or following the consummation of the Merger), (i) entitle any current or former director, employee or individual service provider of the Company or any of its Subsidiaries to any payment or benefit (or result in the funding of any such payment or benefit), including severance pay, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any director, employee or individual service provider of the Company or any of its Subsidiaries, (iii) accelerate the time of payment, funding or vesting of amounts due any such director, employee or individual service provider of the Company or any of its Subsidiaries, (iv) result in any "excess parachute payment" (within the meaning of Section 280G of the Code) becoming due to any current or former director, employee or individual service provider of the Company or any of its Subsidiaries, or (v) limit or restrict the right of Parent, the Surviving Corporation, the Company or any of its Subsidiaries to merge, amend or terminate any Company Benefit Plan.

          (g)   Except as may be required by applicable Law or except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, none of the Company or any of its Subsidiaries has any obligations with respect to any post-termination health, welfare or life insurance benefits under any Company Benefit Plan (other than for continuation coverage required to be provided pursuant to Section 4980B of the Code (or comparable Law) or coverage in which the full cost of such benefit is borne entirely by the former employee (or such former employee's eligible dependents or beneficiaries)).

          (h)   No Company Benefit Plan provides for any reimbursement of any penalty, additional income or excise Taxes incurred under Sections 409A or 4999 of the Code.

          (i)    Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any Labor Agreement, nor is any such Labor Agreement presently being negotiated, nor, to the Knowledge of the Company, are there any employees of the Company or any of its Subsidiaries represented by a labor or trade union, labor organization or works council. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, as of the date of this Agreement, to the Knowledge of the Company, there are no labor union organizing activities, representation campaigns, certification proceedings or petitions seeking a representation proceeding pending or threatened by or with respect to any of the employees of the Company or any of its Subsidiaries. Since December 31, 2016 through the date of this Agreement, there have not been any, and there are no pending or, to the Knowledge of the Company, threatened strikes, walkouts, lockouts, slowdowns or other labor stoppages against or affecting the Company or its Subsidiaries that have been, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole. There are no unfair labor practice charges or material grievances relating to any current or former employee or consultant of the Company or any of its Subsidiaries (relating to their services for or relationship with the Company or its Subsidiaries) that have been, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole.

          (j)    Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, each Foreign Plan (i) has been established, operated, maintained and administered in compliance with its terms and operated in compliance with all applicable Laws; (ii) if required to be registered or approved by a non-U.S. Governmental Authority, has been registered or approved and has been maintained in good standing with applicable regulatory authorities, and, to the Knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Foreign Plan that would reasonably be expected to adversely affect any such approval or good standing; (iii) that is intended to qualify for special Tax treatment meets all requirements for such treatment; (iv) if required to be fully funded or fully insured, is fully funded or fully insured on an ongoing and termination or solvency basis (determined using reasonable actuarial assumptions) in compliance with applicable Laws; and (v) is not subject to any pending or, to the Knowledge of the Company, threatened material Proceedings (other than routine claims for benefits) by or on behalf of any participant in any Foreign Plan, or otherwise involving any such Foreign Plan or the assets of any Foreign Plan, other than routine claims for benefits.

          (k)   The Company and its Subsidiaries are, and since December 31, 2016 have been, in compliance with any applicable Labor Agreement and all applicable Laws respecting or relating to recruitment, employment and employment practices, and agency and other workers, including all Laws respecting terms and conditions of employment, health and safety, wages and hours, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers' compensation, labor relations, employee leave issues and unemployment insurance, except where the failure to comply has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has taken any action within the two (2) years preceding the date of this Agreement requiring notice to employees or any other obligations under the Worker Adjustment Retraining Notification Act of 1988, as amended (the "WARN Act").

          (l)    Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have been in compliance with all Laws applicable to "contractors" or "subcontractors" (in each case, as defined by Executive Order 11246).

          (m)  Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, to the Knowledge of the Company, since December 31, 2016 through the date of this Agreement, no employee of the Company or any of its Subsidiaries has been in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation: (i) to the Company or its Subsidiaries or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.

          (n)   Since December 31, 2016 through the date of this Agreement, none of the Company or its Subsidiaries has been party to a settlement agreement with a current or former officer, employee or independent contractor of the Company or its Subsidiaries that involves allegations relating to sexual harassment by either (i) a current officer of the Company or its Subsidiaries or (ii) a current employee of the Company or its Subsidiaries at the level of vice president or above. Since December 31, 2016 through the date of this Agreement, to the Knowledge of the Company, no allegations of sexual harassment have been made against (i) any person who served as an officer of the Company or its Subsidiaries since January 1, 2019 or (ii) any person employed by the Company or its Subsidiaries at a level of vice president or above since January 1, 2019.

          (o)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole (i) since December 31, 2016, the Company or its Subsidiaries have collected work authorization documentation for each employee and complied with all legal requirements for determining each employee's eligibility to work in the relevant jurisdiction, and such documentation demonstrates that all employees of the Company and its Subsidiaries are authorized to work in the jurisdiction in which they are working; and (ii) to the Knowledge of the Company, all directors, independent contractors, consultants and other persons engaged by the Company or its Subsidiaries are authorized to work in the jurisdiction in which they are working and have appropriate documentation demonstrating such authorization.

        Section 3.13    Taxes.

          (a)   The Company and each of its Subsidiaries have (i) timely filed or caused to be timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate in all material respects and (ii) paid all material Taxes due and owing (whether or not shown on such Tax Returns), except, in the case of clause (ii) hereof, with respect to Taxes contested in good faith by appropriate Proceedings and for which adequate reserves or accruals have been established (as of the date of this Agreement and as of the Closing) in accordance with GAAP.

          (b)   (i) The unpaid Taxes of the Company and its Subsidiaries did not, as of the date of their most recent consolidated financial statements included in the Company SEC Documents prior to the date of this Agreement, materially exceed the reserve or accrual for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such consolidated financial statements (rather than in any notes thereto) and (ii) since the date of such financial statements, none of the Company or any of its Subsidiaries has incurred any material liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.

          (c)   (i) There are no pending, threatened in writing or ongoing audits, examinations, investigations or other Proceedings by any Governmental Authority in respect of material Taxes of or with respect to the Company or any of its Subsidiaries; (ii) no deficiency for material Taxes has been assessed or asserted in writing by any Governmental Authority against the Company or any of its Subsidiaries, except for deficiencies which have been satisfied by payment, settled or withdrawn, or which are being contested in good faith by appropriate Proceedings and for which adequate reserves or accruals have been established (as of the date of this Agreement and as of the Closing) in accordance with GAAP; (iii) none of the Company or any of its Subsidiaries has waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency; and (iv) no written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not currently file a Tax Return that it is or may be liable for a material amount of Taxes in such jurisdiction, nor has any such assertion been threatened or proposed in writing and received by the Company or any of its Subsidiaries.

          (d)   All Taxes that the Company or any of its Subsidiaries are or were required by Law to withhold or collect have been duly and timely withheld or collected in all material respects from payments made to its respective employees, independent contractors, creditors, stockholders or other third parties, and have been timely paid to the proper Governmental Authority or other Person or properly set aside in accounts for this purpose.

          (e)   None of the Company or any of its Subsidiaries has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is the Company or any of its Subsidiaries), and none of the Company or any of its Subsidiaries has any liability for Taxes of any other Person (other than Taxes of the Company or any Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of foreign, state or local law), as a transferee or successor, by Contract or otherwise.

          (f)    None of the Company or any of its Subsidiaries is a party to or is bound by any Tax sharing, Tax allocation or Tax indemnification agreement or arrangement (other than such agreement or arrangement exclusively between or among the Company and its Subsidiaries or customary Tax indemnification provisions in commercial Contracts entered into in the ordinary course of business, the principal subject matter of which is not Taxes) that will not be terminated on or before the Closing Date without any future liability or obligations to the Company or its Subsidiaries.

          (g)   There are no Liens for a material amount of Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

          (h)   None of the Company or any of its Subsidiaries has participated in or been a party to a transaction that constitutes a "listed transaction" that is required to be reported to the IRS pursuant to Section 6011 of the Code and applicable Treasury Regulations thereunder.

          (i)    Within the last two (2) years, none of the Company or any of its Subsidiaries has been a party to any transaction intended to qualify under Section 355 of the Code.

          (j)    Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in accounting method made prior to the Closing Date, (B) "closing agreement" described in Section 7121 of the Code (or any corresponding or similar provision of applicable Law regarding income Taxes) executed on or prior to the date hereof, (C) installment sale or open transaction disposition made on or prior to the Closing Date, or (D) election under Section 108(i) of the Code.

        Section 3.14    Material Contracts.

          (a)   Section 3.14(a) of the Company Disclosure Letter sets forth a complete and correct list, as of the date of this Agreement, of each Company Material Contract, a complete and correct copy of each of which has been made available to Parent prior to the date of this Agreement. For purposes of this Agreement, "Company Material Contract" shall mean any Contract (other than any Company Benefit Plan) to which the Company or any of its Subsidiaries is a party or to or by which any asset or property of the Company or any of its Subsidiaries is bound or affected, except for this Agreement, that:

              (i)  is a Contract with a vendor or supplier that provided for aggregate payments from the Company and its Subsidiaries of more than $1,500,000 in the six (6) months ended June 30, 2019;

             (ii)  (A) is a Contract with one of the ten (10) largest payers of the Company and its Subsidiaries (determined on the basis of aggregate revenues recognized by the Company and its Subsidiaries over the fiscal year ended December 31, 2018) and (B) to the extent not covered in subclause (A), is a Contract with a customer or payer that provided for aggregate payments to the Company and its Subsidiaries of more than $1,500,000 in the six (6) months ended June 30, 2019;

            (iii)  constitutes a "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K under the Securities Act) of the Company and its Subsidiaries, taken as a whole, and is required to be filed with the SEC;

            (iv)  (A) is a joint venture, alliance, partnership, development or similar Contract; (B) provides for co-promotion or material collaboration obligations with respect to any product or services (or candidate thereof); or (C) pursuant to which any research or development project for any product or service (or candidate thereof) is conducted (other than material transfer agreements, the primary purpose of which is to provide tangible materials as between the parties thereto, and clinical research agreements, the primary purpose of which is conducting clinical research activities on behalf of a party thereto, in each case entered into in the ordinary course of business);

             (v)  is an agency, sales, marketing, commission, distribution, international or domestic sales representative or similar Contract involving more than $500,000 during the six (6) month period ended June 30, 2019 or expected to involve more than $1,000,000 during the twelve (12) month period following the date of this Agreement;

            (vi)  is a Contract (other than those solely between or among the Company and any of its wholly owned Subsidiaries) relating to Indebtedness for borrowed money of the Company or any of its Subsidiaries (whether outstanding or as may be incurred);

           (vii)  is a Contract (other than those solely between or among the Company and any of its wholly owned Subsidiaries) relating to Indebtedness of a third Person owed to the Company or any of its Subsidiaries;

          (viii)  without duplication of any Contract listed on the Company Disclosure Letter under any other section of this Section 3.14(a), creates future payment obligations, including settlement agreements, in excess of $3,000,000 in the twelve (12) month period immediately following the date of this Agreement;

            (ix)  is a stockholders, investors rights, registration rights or similar Contract;

             (x)  is a material Contract with any Governmental Authority (other than a Contract with a customer or payer);

            (xi)  is a Contract that includes an exclusive license under Intellectual Property or obligates the Company or any of its Subsidiaries to conduct any business on an exclusive basis with any third Person;

           (xii)  is a non-competition or other Contract that limits, restricts or prohibits, or purports to limit, restrict or prohibit, (A) the manner, lines of business or localities in which any business of the Company and its Subsidiaries is or has a right to be conducted or (B) the lines or types of businesses that the Company and its Subsidiaries conduct or have a right to conduct;

          (xiii)  is a Contract relating to the acquisition or disposition of any business, operations or assets (whether by merger, sale of stock, sale of assets, consolidation or otherwise) entered into within the past three (3) years, for aggregate actual or contingent consideration under such Contract in excess of $2,500,000, or which has continuing or contingent obligations that would reasonably be expected to be in excess of $2,500,000;

          (xiv)  is a Contract required to be listed on Section 3.15(b) of the Company Disclosure Letter;

           (xv)  provides for "single source" supply to the Company or any of its Subsidiaries of tangible products or services that are material to the business and for which the Company could only obtain an alternative supply on terms that are materially adverse to the Company and its Subsidiaries, taken as a whole;

          (xvi)  is a Contract that contains a put, call, right of first refusal, right of first negotiation, right of first offer, redemption, repurchase or similar right pursuant to which the Company or any of its Subsidiaries would be required to purchase or sell, as applicable, any material equity interests, businesses, lines of business, divisions, joint ventures, partnerships or other assets of any Person;

         (xvii)  is a Labor Agreement;

        (xviii)  provides for the Company or its Subsidiaries to indemnify or hold harmless any other Person entered into not in the ordinary course of business, that would reasonably be expected to impose on the Company or any of its Subsidiaries a liability in excess of $2,500,000; and

          (xix)  is a material Contract of a type not otherwise described by the categories in subsections (i) through (xviii) above, which provides for termination, acceleration of payment or any other special rights or obligations upon the occurrence of a change in control in the Company or any of its Subsidiaries.

          (b)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, (i) none of the Company or any of its Subsidiaries is in breach of or default (or, with the giving of notice or lapse of time or both, would be in default) under the terms of, and none has taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any Company Material Contract, (ii) as of the date of this Agreement, to the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default (or, with the giving of notice or lapse of time or both, would be in default) under the terms of, and none has taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any Company Material Contract and (iii) each Company Material Contract is (A) a valid and binding obligation of the Company or its Subsidiary that is a party thereto, as applicable, and, to the Knowledge of the Company, the other parties thereto (provided that (I) such enforcement may be subject to applicable bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors' rights and remedies generally and (II) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought), and (B) in full force and effect.

        Section 3.15    Intellectual Property and Information Technology.

          (a)   Section 3.15(a) of the Company Disclosure Letter sets forth as of the date of this Agreement a true, complete and correct (in all material respects) list of all registered Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries that has not been abandoned, expired or cancelled. Each such item is subsisting, and to the Knowledge of the Company, valid and enforceable in all material respects.

          (b)   Section 3.15(b) of the Company Disclosure Letter sets forth as of the date of this Agreement a list of all agreements under which the Company or any of its Subsidiaries (i) acquires, licenses, sublicenses or receives any other material rights (including options or non-asserts) from any other Person or has licensed or sublicensed or granted any other material rights to any other Person to any material Intellectual Property (it is understood that such list excludes (A) software license agreements for any non-customized third-party software that is generally available to the public, (B) Contracts for the supply of kits, reagents, equipment and laboratory supplies for which the Company and its Subsidiaries receive only non-exclusive licenses in the ordinary course of business, (C) solely as entered into in the ordinary course of business, clinical study or trial agreements, the primary purpose of which is conducting clinical research activities on behalf of a party thereto, and material transfer agreements, the primary purpose of which is to provide tangible materials as between the parties thereto, in each case pursuant to standard form agreements, or (D) nondisclosure agreements and Contracts containing nonexclusive licenses to Intellectual Property to suppliers or customers incidental to the use of products or services provided to or by the Company or its Subsidiaries as applicable, in each case, in the ordinary course of business), or (ii) provides for the payment of royalties, revenue shares, milestone payments, earn-outs or similar payments to any Person based on sales or licensing of the Company's or its Subsidiaries' products or services or based on the exploitation of Intellectual Property (the foregoing, collectively, "Material IP Contracts").

          (c)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries exclusively own all Intellectual Property purported to be owned by them ("Company Owned IP"), and have a right to use pursuant to a license agreement all other Intellectual Property used in, or necessary for, the operation of the business of the Company and its Subsidiaries as currently conducted, and (ii) the operation of the business of the Company and its Subsidiaries as currently conducted, and as conducted at any time since December 31, 2016, does not infringe, misappropriate or violate, nor conflict with, ("Infringe") any Intellectual Property (excluding Patents) nor, to the Knowledge of the Company, any Patents, of any third party.

          (d)   Since December 31, 2016, no written claim or notice has been given to the Company or its Subsidiaries by any Person, nor has any Proceeding been pending, (i) alleging that the operation of the business of the Company or its Subsidiaries Infringes or is suspected to Infringe the Intellectual Property of any third party (including in the nature of a cease and desist letter or offer of a license or covenant not to sue), (ii) challenging or threatening to challenge the ownership, use, validity or enforceability of any Intellectual Property owned or licensed by the Company or its Subsidiaries, or (iii) seeking indemnification from the Company or any of its Subsidiaries with respect to any assertion of Infringement of any Intellectual Property.

          (e)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, as of the Closing and immediately following the Closing, the Surviving Corporation will own or possess sufficient rights to all Intellectual Property used in, held for use in, or otherwise necessary to the operation of the Company's and its Subsidiaries' respective businesses, as conducted as of the Closing by the Company and its Subsidiaries, as applicable, and the Company and its Subsidiaries will not be subject to any restrictions on, or other obligations with respect to, Intellectual Property as a result of the consummation of the transactions contemplated by this Agreement. No Liens exist with respect to the Intellectual Property used in, or necessary for, the operation of the business of the Company and its Subsidiaries as currently conducted, other than Permitted Liens.

          (f)    Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, to the Knowledge of the Company, no Person is engaged in any activity that Infringes any Company Owned IP. Since December 31, 2016 through the date hereof, the Company and its Subsidiaries have not brought any Proceeding, or threatened in writing or otherwise provided notice (including in the nature of a cease and desist letter or offer of a license or covenant not to sue) either (i) asserting that a third party has Infringed any Company Owned IP, or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property of any third party.

          (g)   There are no forbearances to sue, consents, Orders, or settlement agreements to which the Company or any of its Subsidiaries is a party or is subject that (i) restrict the Company's or any of its Subsidiaries' rights to use, enjoy or exploit any material Intellectual Property;

  (ii) materially restrict the Company's or any of its Subsidiaries' business in order to accommodate a third Person's Intellectual Property; or (iii) permit third Persons to use any material Company Owned IP.

          (h)   To the Knowledge of the Company, the Company and its Subsidiaries have at all times (i) used reasonable efforts to protect the material trade secrets and other material confidential information that are owned, used or held by the Company or any of its Subsidiaries, and to the Knowledge of the Company, there has been no material unauthorized access, disclosure or use of any such trade secrets or confidential information by any Person, and (ii) except with respect to Intellectual Property that is not material to the Company and its Subsidiaries or to any of their products and services, have secured, pursuant to proprietary information and invention disclosure and assignment Contracts, from all of their employees and consultants who independently or jointly contributed to the conception, reduction to practice, creation or development of any Company Owned IP, unencumbered and unrestricted exclusive ownership of all such employee's or consultant's, as applicable, Intellectual Property in such contribution that the Company or its Subsidiaries does not already own by operation of Law, and such employee or consultant, as applicable, has not retained any rights or licenses with respect thereto.

          (i)    No funding, facilities, personnel or other resources of any Governmental Authority or any university, college, research institute or other educational or non-profit institution is being or has been used to create, in whole or in part, Company Owned IP, except for any such funding or use of facilities or personnel that does not result in such Governmental Authority or institution obtaining any material ownership, Lien or commercial rights or interests in or to Company Owned IP.

          (j)    With regard to proprietary software developed by the Company or owned or purported to be owned by the Company or any of its Subsidiaries (collectively, "Proprietary Software"): (i) neither the Company nor any of its Subsidiaries has assigned, delivered, licensed or made available, and does not have any obligation to assign, deliver, license or make available, the source code for any such software, to any third party, including any escrow agent, other than limited portions thereof to service providers that are not competitors of the Company or its Subsidiaries, solely for purposes of providing products or services to the Company or any of its Subsidiaries; (ii) no such software constitutes, is derived from, or is distributed with any Copyleft Software; and (iii) there are no material restrictions on the disclosure, use, licensing, transfer or enforcement by the Company or any of its Affiliates of the Proprietary Software.

          (k)   The Company and its Subsidiaries take commercially reasonable measures to protect against, and, to the Knowledge of the Company and except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, since December 31, 2016 through the date hereof, there have been no disruptions in the operations of the Company's or any of its Subsidiaries' IT Assets. The Company has evaluated the business continuity and backup needs of the Company and its Subsidiaries and has implemented plans and systems reasonably sufficient to address its assessed risks.

          (l)    Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger, will (i) cause the assignment of, or the grant of any covenant not to sue or exclusivity obligation by the Company or any of its Subsidiaries on any Company Owned IP or, to the Knowledge of the Company, any material Intellectual Property owned by Parents or its Affiliates (excluding the Company or its Subsidiaries), or (ii) to the Knowledge of the Company, purport to subject Parent or any of its Affiliates (excluding the Company and its Subsidiaries) to any non-compete or other material restriction on the operation or scope of its business, in each case, pursuant to any Contract to which the Company or any of its Subsidiaries (prior to the consummation of the Merger) is a party.

        Section 3.16    Real and Personal Property.

          (a)   Neither the Company nor any of its Subsidiaries own any real property or any interest in real property. Except for the Company Leased Real Property, there is no material real property used or intended to be used by the Company or any of its Subsidiaries in, or otherwise related to, the operation of the Company or any of its Subsidiaries.

          (b)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries (as applicable) have good and valid title to, or valid leasehold interests in, all of their respective properties and assets, free and clear of all Liens, except for Permitted Liens.

          (c)   Section 3.16(c) of the Company Disclosure Letter sets forth a list of all material Company Leases. A true, correct and complete copy of each material Company Lease has been made available to Parent. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, (i) each material Company Lease is a valid and binding obligation of the Company or any of its Subsidiaries that is a party thereto, as applicable, and to the Knowledge of the Company, the other parties thereto, enforceable in accordance with its terms (provided that (I) such enforcement may be subject to applicable bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors' rights and remedies generally and (II) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought), (ii) none of the Company or any of its Subsidiaries is in breach of or default (or, with the giving of notice or lapse of time or both, would be in default) under the terms of, and none has taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any material Company Lease, and (iii) as of the date of this Agreement, to the Knowledge of the Company, no other party to any material Company Lease is in breach of or default (or, with the giving of notice or lapse of time or both, would be in default) under the terms of, and none has taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any material Company Lease.

          (d)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries (as applicable) have exclusive and peaceful possession of all Company Leased Real Property, (ii) no Person, other than the Company or a Subsidiary of the Company, leases, subleases, licenses, possesses, uses or occupies all or any portion of the Company Leased Real Property, and (iii) there are no outstanding options, rights of first refusals, rights of first offer or other third-party rights to purchase, use, occupy, sell, assign or dispose of the Company Leased Real Property or any interest therein.

          (e)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, as of the date hereof, there are no pending or, to the Knowledge of the Company, threatened Proceedings to take all or any portion of the Company Leased Real Property or any interest therein by eminent domain or any condemnation proceeding (or the jurisdictional equivalent thereof) or any sale or disposition in lieu thereof.

        Section 3.17    Environmental.

          (a)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole:

              (i)  the Company and its Subsidiaries are and, since December 31, 2014, have been in compliance with all applicable Environmental Laws, including possessing and complying with the terms of all Company Permits required for their operations under applicable Environmental Laws;

             (ii)  there is no Proceeding or Order pending or, to the Knowledge of the Company, threatened pursuant to or relating to any Environmental Law against the Company or any of its Subsidiaries;

            (iii)  none of the Company or any of its Subsidiaries has received notice or a request for information alleging that the Company or any of its Subsidiaries or any of their respective predecessors has been or is in actual or potential violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved;

            (iv)  there have been no Releases of Hazardous Materials on or underneath any location that have resulted in or are reasonably likely to result in an obligation by the Company or any of its Subsidiaries to remediate such Releases pursuant to applicable Environmental Law or otherwise have resulted in or are reasonably likely to result in liability to the Company or any of its Subsidiaries pursuant to applicable Environmental Law; and

             (v)  neither the Company nor any of its Subsidiaries has (A) entered into any agreement, the intent and express provisions of which require the Company or any Subsidiary to indemnify, reimburse, defend or hold harmless any other Person from and against any liabilities arising pursuant to Environmental Law or (B) retained or assumed, contractually or by operation of law, liabilities pursuant to Environmental Law of any other Person, provided, in either case, that such representation does not include such terms and conditions included in any credit agreements or similar financings, any real estate leases or any other agreements entered into in the ordinary course of business.

          (b)   The Company has delivered or otherwise made available for inspection to Parent copies of any reports, investigations, audits, assessments (including Phase I or II environmental site assessments), studies or other material documents in the possession of the Company or any of its Subsidiaries pertaining to: (i) any unresolved claims arising under or related to any Environmental Law, including any Orders or Proceedings arising pursuant to Environmental Law; (ii) any Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries; or (iii) the Company's or any of its Subsidiaries' compliance with applicable Environmental Laws.

        Section 3.18    Foreign Corrupt Practices Act; Anti-Corruption.

          (a)   Since January 1, 2016, none of the Company or its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, employee or agent of the Company, has directly or indirectly made, offered to make, attempted to make, or accepted any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to or from any Person, private or public, regardless of what form, whether in money, property or services, in violation of the FCPA, the U.S. Travel Act, the U.K. Bribery Act 2010, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other applicable Law relating to anti-corruption or anti-bribery (collectively, the "Anti-Corruption Laws").

          (b)   Neither the Company nor any of its Subsidiaries, as of the date of this Agreement, (i) to the Knowledge of the Company, is under external or internal investigation for any violation of the Anti-Corruption Laws, (ii) has received any notice or other communication (in writing or otherwise) from any Governmental Authority regarding any violation of, or failure to comply with, any Anti-Corruption Laws or (iii) to the Knowledge of the Company, is the subject of any internal complaint, audit or review process regarding a violation of the Anti-Corruption Laws.

          (c)   The Company and its Subsidiaries maintain an adequate system or systems of internal controls reasonably designed to (i) ensure compliance with the Anti-Corruption Laws and (ii) prevent and detect violations of the Anti-Corruption Laws.

          (d)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, since July 1, 2016, neither the Company nor any of its Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Authority with respect to any alleged irregularity, misstatement or omission or other potential violation or liability arising under or relating to any Anti-Corruption Laws.

        Section 3.19    Customs and International Trade Laws; Sanctions.

          (a)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, (i) since January 1, 2016, the Company and its Subsidiaries have been in compliance with all applicable Customs & International Trade Laws, and (ii) as of the date of this Agreement, there are no unresolved formal claims concerning the liability of any of the Company or its Subsidiaries under Customs & International Trade Laws. Without limiting the foregoing, except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, (A) at all times since January 1, 2016, the Company and its Subsidiaries and, to the Knowledge of the Company, Persons acting on their behalf, have obtained all import and export licenses and all other Customs & International Trade Authorizations, (B) since January 1, 2016, no Governmental Authority has imposed any civil or criminal fine, penalty, seizure, forfeiture, revocation of a Customs & International Trade Authorization, debarment, denial of tax benefits, or denial of future Customs & International Trade Authorizations against any of the Company or its Subsidiaries or any of their respective directors, officers or, to the Knowledge of the Company, employees or agents of the Company or any of its Subsidiaries (in their capacity as such) in connection with any actual or alleged violation of any applicable Customs & International Trade Laws, and (C) since January 1, 2016 through the date of this Agreement, there have been no written claims, written requests for information, initiation of any Proceedings or, to the Knowledge of the Company, investigations by a Governmental Authority with respect to the Company's and its Subsidiaries' Customs & International Trade Authorizations and compliance with applicable Customs & International Trade Laws. Each of the Company and its Subsidiaries, and each director, officer and, to the Knowledge of the Company, other employee thereof, has in place adequate controls and systems reasonably designed to ensure compliance with applicable Customs and International Trade Laws in each of the jurisdictions in which the Company or any of its Subsidiaries do business.

          (b)   Neither the Company nor any of its Subsidiaries, and no director, officer or, to the Knowledge of the Company, employee thereof, (i) is, or since January 1, 2016, has been a Sanctioned Person or (ii) as of the date of this Agreement, has pending or, to the Knowledge of the Company, threatened claims against it, him or her with respect to applicable Sanctions.

          (c)   Each of the Company and its Subsidiaries, and each director, officer and, to the Knowledge of the Company, other employee thereof, (i) is and, since January 1, 2016, has been, in compliance in all material respects with all applicable Sanctions and (ii) has in place reasonable controls and systems designed to ensure compliance with applicable Sanctions.

          (d)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, since January 1, 2016, (i) neither the Company nor any of its Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Authority with respect to any alleged irregularity, misstatement or omission or other potential violation or liability arising under or relating to any Customs & International Trade Laws or applicable Sanctions; and (ii) there have been no written claims, written requests for information, initiation of any Proceedings or, to the Knowledge of the Company, investigations by a Governmental Authority with respect to the Company's and its Subsidiaries' compliance with applicable Sanctions.

        Section 3.20    Insurance.    Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, (a) the Company and its Subsidiaries have paid, or caused to be paid, all premiums due under all insurance policies of the Company and its Subsidiaries, and all such insurance policies are in full force and effect, and (b) as of the date of this Agreement, none of the Company or any of its Subsidiaries has received written notice (i) that they are in default with respect to any obligations under such policies or (ii) of cancellation or termination with respect to any such policies, or refusal or denial of any coverage, reservation of rights or rejection of any claim under any such policies, in each case that is held by, or for the benefit of, the Company or any of its Subsidiaries.

        Section 3.21    Healthcare Regulatory Compliance.

          (a)   Since July 1, 2016, except where any failure to be in compliance has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have been and are in compliance with (i) the Federal Ethics and Patient Referrals Act, 42 U.S.C. § 1395nn (known as the "Stark Law"), (ii) the Federal Health Care Program Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b) (known as the "Anti-Kickback Statute"), (iii) the Federal False Claims Act, 31 U.S.C. § 3729, (iv) the Occupational Safety and Health Act (known as "OSHA"), (v) the Clinical Laboratory Improvement Amendments, 42 C.F.R. Part 493 ("CLIA"), (vi) the Protecting Access to Medicare Act of 2014, (vii) federal and state anti-markup Laws, (viii) state self-referral, anti-kickback, fee-splitting and patient brokering Laws, (ix) state Laws governing the licensure and operation of clinical laboratories, and (x) to the Knowledge of the Company, similar Laws in any foreign jurisdiction applicable to the Company's and its Subsidiaries' business (clauses (i) through (x), the "Regulatory Laws"). As of the date of this Agreement, to the Knowledge of the Company, the business of the Company and its Subsidiaries does not require the Company or any of its Subsidiaries to obtain any clearance or approval under the federal Food Drug and Cosmetic Act, 21 U.S.C. § 321 et seq.

          (b)   From July 1, 2016 to the date of this Agreement, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any of its or their respective officers, directors and employees, agents, subcontractors or affiliated entities in their capacities as such and in connection with the Company's or its Subsidiaries' business, (i) has been charged with or convicted of any criminal offense relating to the delivery of an item or service under any Federal Health Care Program, (ii) has been debarred, excluded or suspended from participation in any Federal Health Care Program, state contract or state medical assistance program, (iii) has had a civil monetary penalty assessed against it, him or her under Section 1128A of the Social Security Act of 1935, codified at Title 42, Chapter 7, of the United States Code (the "SSA"), (iv) is currently listed on any federal or state published list or database of excluded parties, including the U.S. General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs, the HHS Office of Inspector General exclusions database and the National Practitioner Data Bank, or (v) is the target or subject of any current or potential investigation relating to any Federal Health Care Program-related offense. "Federal Health Care

  Program" has the meaning specified in Section 1128B(f) of the SSA and includes the Medicare, Medicaid and TRICARE programs.

          (c)   The Company and its Subsidiaries' diagnostic tests are being lawfully marketed under current policies and grant of enforcement discretion of the U.S. Food and Drug Administration ("FDA") applied to traditional laboratory developed tests ("LDTs"). Without limiting the generality of the foregoing, all diagnostic tests that are considered by the Company and its Subsidiaries to be LDTs are and always have been: (i) designed, manufactured and used within a single laboratory that is approved in accordance with the CLIA; (ii) validated to meet performance characteristics relating to analytical validity for the use of each test system in the laboratory's own environment; and (iii) utilized under the order of a licensed healthcare provider. Any diagnostic testing that the Company and its Subsidiaries conduct outside of the United States, and any specimen collection kits that the Company and its Subsidiaries distribute outside of the United States, comply with the Laws of any country where the diagnostic testing is performed or where the specimen collection kits are distributed.

          (d)   All material federal, state, county, local or foreign permits and licenses (including Medicare, Medicaid, and other provider numbers, state laboratory licenses, CLIA certifications and other permits, as well as corresponding foreign permits and licenses) that have been issued to the Company and its Subsidiaries and that are currently in effect (the "Company Licenses") constitute all the material permits necessary for the conduct of the Company and its Subsidiaries and use of the Company facilities as currently used. Each Company License is valid and in full force and effect. To the Knowledge of the Company, the Company and its Subsidiaries are in compliance in all material respects with all terms and conditions of the Company Licenses. There is no investigation or proceeding pending, or to the Knowledge of the Company, threatened that could result in the termination, revocation, suspension or restriction of any Company Licenses or the imposition of any fine, penalty or other sanctions for violation of any legal or regulatory requirements relating to any Company License that would be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole.

          (e)   From July 1, 2016 through the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice or other written communication from the FDA or any other Governmental Authority with oversight of medical device regulation alleging any violation of any legal or regulatory requirement.

          (f)    From July 1, 2016 through the date of this Agreement, there are no pending, concluded or, to the Knowledge of the Company, threatened investigations, suits, claims, actions or proceedings, including any voluntary disclosures or self-disclosures, relating to the Company's participation in any payment program, including Medicare, Medicaid, Tricare, the Federal Employees Health Benefit Program, and private third party payer programs ("Payment Programs"). Since July 1, 2016, the billing, coding and claims practices of the Company and its Subsidiaries with respect to all Payment Programs have been in compliance with all applicable Laws in all material respects, including the OIG Compliance Program Guidelines for Third Party Medical Billing Companies. To the Knowledge of the Company, the Company and its Subsidiaries are in compliance in all material respects with the conditions of participation, conditions of payment, and provider or supplier agreements for any Payment Program, and neither the Company nor any of its Subsidiaries is or has been terminated, suspended from participation in, excluded or debarred from contracting or had their billing privileges terminated or suspended by, any Payment Program and there is no reason to believe that any such termination, suspension, exclusion or debarment would reasonably be expected to occur. From July 1, 2016 through the date of this Agreement, no Payment Program has imposed a fine, penalty or other sanction on the Company.

          (g)   (i) All agreements or other arrangements between the Company or any of its Subsidiaries, on the one hand, and any physician, on the other hand, for services are in writing, describe bona fide services required by the Company or its Subsidiaries, as the case may be, provide for compensation that is no more than fair market value for such services determined as of the effective date of such agreement and are in material compliance with the Anti-Kickback Statute ("AKS"), and (ii) all payments made and things of value provided by the Company or any of its Subsidiaries to any health care professional for services rendered by such health care professional have been made at fair market value determined as of the effective date of any such agreement and are in material compliance with the AKS.

          (h)   The Company has adopted a code of ethics and has an operational healthcare compliance program consistent in all material respects with the Compliance Program Guidance for Clinical Laboratories published by the Office of Inspector General, U.S. Department of Health and Human Services, which governs all employees, including sales representatives and their interactions with their physician and hospital customers.

        Section 3.22    Privacy, Data Protection and Cyber Security.

          (a)   For the purpose of this Section 3.22, the terms "controller," "personal data breach," "process" (and its cognates) and "processor" shall have the meaning given to them in the GDPR. Since July 1, 2016, except where any failure to be in compliance has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have been and are in compliance with Information Privacy and Security Laws, their external- and internal-facing privacy policies and contractual obligations with respect to Personal Data ("Information Privacy and Security Obligations"). Such compliance includes each of the following to the extent required by Information Privacy and Security Obligations: (i) implementing a suite of appropriate data protection policies and procedures and monitoring compliance with such policies and procedures such as to demonstrate compliance with applicable Information Privacy and Security Obligations, (ii) compliance in all material respects with the requirements of the administrative simplification provisions of HIPAA and all applicable state and federal laws regarding the privacy of protected health information and other confidential patient information, including by putting into effect a HIPAA compliance program, including workforce training upon hire and periodically thereafter, conducting periodic security risk analyses and promptly correcting any known vulnerabilities discovered therefrom, and (iii) in relation to the GDPR and any national laws supplementing the GDPR, (A) appointing a data protection officer; (B) securing the transfer of Personal Data to its Subsidiaries or third parties located outside of the European Economic Area on the terms of a valid data transfer mechanism, as required under applicable Information Privacy and Security Laws; and (C) conducting data protection impact assessments when required by applicable Information Privacy and Security Obligations. The Company and each of its Subsidiaries has taken reasonable efforts to safeguard the privacy, integrity and security of all IT Assets used by the Company or any of its Subsidiaries and Personal Data received, collected, compiled, used, stored, shared, transferred or otherwise processed by the Company or any of its Subsidiaries.

          (b)   Neither the Company nor any Subsidiary has, since July 1, 2016, (i) suffered any personal data breaches and/or material cybersecurity incidents, including any event that required the Company or any Subsidiary to provide notification to any Governmental Authority under any Information Privacy and Security Law, (ii) reported any breach of protected health information to the Office for Civil Rights of the Department of Health and Human Services or any state agency, (iii) received any claim or notice alleging or referencing the investigation of any breach or the improper use, disclosure or access to any Personal Data in its possession, custody or control or (iv) received any communication from any Governmental Authority alleging that the Company or any Subsidiary is not in compliance in all material respects with HIPAA or other Information

  Privacy or Security Obligations. There are no Proceedings against or affecting the Company and its Subsidiaries pending or, to the Knowledge of the Company, threatened, relating to or arising under any Information Privacy and Security Obligations.

          (c)   To the Knowledge of the Company, the Company and its Subsidiaries have in place (i) all required business associate agreements with each Person whose relationship with the Company or any Subsidiary involves the collection, use, disclosure, store or processing of patient data or protected health information by or on behalf of the Company or its Subsidiaries and (ii) written agreements in Material Contracts with any key customers, suppliers, contractors and other key third parties (A) acting as processors or (B) with which the Company or any of its Subsidiary has any other legally recognized relationship under applicable Information Privacy and Security Laws, which agreements contain the mandatory provisions required under Article 28 of GDPR (as applicable). The Company and its Subsidiaries maintain complete, accurate, up-to-date and timely records of all their Personal Data processing activities as required under applicable Information Privacy and Security Laws.

          (d)   The Company and each of its Subsidiaries has implemented appropriate technical and organizational measures to protect against personal data breaches as monitored through regular (at least once every 12 months) external and internal penetration tests and vulnerability assessments documented in writing and has materially aligned its cybersecurity practices with relevant industry standards.

          (e)   The Company and its Subsidiaries are in compliance with all regulatory requirements applicable to the hosting of health data in any EU member state.

        Section 3.23    Payers and Suppliers.    Section 3.23(a) of the Company Disclosure Letter lists the ten (10) largest payers of the Company and its Subsidiaries (determined on the basis of aggregate revenues recognized by the Company and its Subsidiaries over the fiscal year ended December 31, 2018) (each, a "Major Payer"). Section 3.23(b) of the Company Disclosure Letter lists the ten (10) largest suppliers of the Company and its Subsidiaries (determined on the basis of aggregate purchases made by the Company and its Subsidiaries over the fiscal year ended December 31, 2018) (each, a "Major Supplier"). From December 31, 2017 to the date of this Agreement, none of the Company's Major Payers or the Company's Major Suppliers has (a) canceled or otherwise terminated, or to the Knowledge of the Company, threatened to cancel or otherwise terminate, or not renew, its relationship with the Company or any of its Subsidiaries or (b) demanded, requested or received from the Company or any of its Subsidiaries any material concessions with respect to any existing or proposed Contracts or programs, or (c) been engaged in a material dispute with the Company or any of its Subsidiaries, in the case of each of clauses (a) (with respect to threatened matters), (b) and (c), other than to the extent in the ordinary course of business.

        Section 3.24    Takeover Statutes.    The approval by the Company Board of this Agreement, the Merger, the Voting Agreement(s) and the other transactions contemplated by this Agreement represents all the action necessary to render inapplicable to this Agreement, the Merger, the Voting Agreement(s) and the transactions contemplated by this Agreement the provisions of Section 203 of the DGCL.

        Section 3.25    Brokers.    No investment banker, broker or finder other than Goldman Sachs & Co. LLC, the fees and expenses of which will be paid by the Company, is entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates. A true, correct and complete copy of the engagement letter between the Company and Goldman Sachs & Co. LLC has been made available to Parent prior to the date of this Agreement.

        Section 3.26    Opinion of Financial Advisors.    The Company Board has received the opinion of Goldman Sachs & Co. LLC to the effect that, as of the date of such opinion and based upon and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration to be paid to the holders of shares of Company Common Stock (other than Parent and its Affiliates) is fair, from a financial point of view, to such holders. Promptly after the date of this Agreement, a true, correct and complete copy of such opinion will be made available to Parent for informational purposes only.

        Section 3.27    No Other Representations or Warranties.    Except for the representations and warranties contained in this Article III, neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or any other information provided to Parent or Merger Sub in connection with the transactions contemplated by this Agreement, including the accuracy, completeness or timeliness thereof. The Company acknowledges that, except for the representations and warranties contained in Article IV of this Agreement, none of Parent or Merger Sub or any of their respective Affiliates or Representatives or any other Person makes (and the Company is not relying on) any representation or warranty, express or implied, to the Company in connection with the Merger and the other transactions contemplated by this Agreement.

Article IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except (i) as disclosed in the particular section or subsection of the Parent Disclosure Letter expressly referenced therein (it being understood and agreed that any disclosure set forth in one section or subsection of the Parent Disclosure Letter also shall be deemed to apply to each other section and subsection of this Agreement to which its applicability is reasonably apparent on its face from the text of such disclosure) or (ii) other than with respect to Section 4.1, Section 4.2, Section 4.3, Section 4.4 and Section 4.5, as disclosed in the Parent SEC Documents filed with (or furnished to) the SEC by Parent on or after December 31, 2018 and at least one (1) Business Day prior to the date of this Agreement (but in each case excluding any disclosure contained under the heading "Risk Factors" (other than any factual historical information contained therein) or in any "forward-looking statements" legend or any similar non-specific, predictive, precautionary or forward-looking statements) and to the extent publicly available on EDGAR, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

        Section 4.1    Organization; Qualification.    Each of Parent and Merger Sub is a legal entity duly organized and validly existing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, and has the requisite corporate or similar power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties and assets in the manner in which its properties and assets are currently operated, except where the failure to be so validly existing and authorized has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries, taken as a whole. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Accurate and complete copies of the Parent Organizational Documents, as in effect on the date of this Agreement, have been made available to the Company prior to the date of this Agreement. The Parent Organizational Documents are currently in effect, and none of Parent or Merger Sub, as applicable, are in violation of any of the provisions thereof.

        Section 4.2    Capitalization; Subsidiaries.

          (a)   As of the close of business on July 25, 2019 (the "Parent Capitalization Date"), the authorized capital stock of Parent consisted of (i) 200,000,000 shares of Parent Common Stock, 129,513,246 of which were issued and outstanding (including 94,726 shares of Parent Common Stock in the form of compensatory restricted stock awards granted pursuant to a Parent Equity Plan) and none of which were held by Parent as treasury stock, (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of Parent, no shares of which were outstanding. There are no other classes of capital stock of Parent and, except for the Convertible Notes, no bonds, debentures, notes or other Indebtedness or securities of Parent having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which holders of capital stock of Parent may vote authorized, issued or outstanding. As of the close of business on the Parent Capitalization Date, there were (A) outstanding options granted pursuant to a Parent Equity Plan relating to 2,386,978 shares of Parent Common Stock, (B) outstanding restricted stock units granted pursuant to a Parent Equity Plan relating to 3,997,723 shares of Parent Common Stock and (C) 12,197,000 shares of Parent Common Stock reserved for issuance upon conversion of the Convertible Notes due 2025 and the Convertible Notes due 2027 (together, the "Convertible Notes").

          (b)   All of the issued and outstanding shares of Parent Common Stock have been, and all of the shares of Parent Common Stock that may be issued pursuant to the Convertible Notes, any Parent Equity Plan or other compensation plans of Parent will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, and, along with the shares of Parent Common Stock issuable pursuant to this Agreement, are, or will be when issued, fully paid, nonassessable and free of preemptive rights. All of the outstanding Parent Common Stock has been sold pursuant to an effective registration statement filed under the federal securities Laws or an appropriate exemption therefrom.

          (c)   Other than (1) issuances of shares of Parent Common Stock pursuant to the exercise or settlement, as applicable, of awards outstanding under any Parent Equity Plan as of the close of business on the Parent Capitalization Date or under other compensation plans of Parent in accordance with their terms, (2) the grant or issuance of awards under any Parent Equity Plan or other compensation plan of Parent since the Parent Capitalization Date in the ordinary course of business, as of the date of this Agreement and (3) the Convertible Notes, other than as set forth in Section 4.2(a), there are no (i) existing options, warrants, calls, preemptive rights, subscriptions or other securities or rights, restricted stock awards, restricted stock unit awards, convertible securities, agreements, arrangements or commitments of any kind obligating Parent or any of its Subsidiaries to issue, transfer, register or sell, or cause to be issued, transferred, registered or sold, any shares of capital stock or other equity or voting securities or other equity interests of Parent or securities convertible into or exchangeable for such shares or other equity or voting securities or other equity interests of Parent, or obligating Parent to grant, extend or enter into such options, warrants, calls, preemptive, subscriptions or other securities or rights, restricted stock awards, restricted stock unit awards, convertible securities, agreements, arrangements or commitments, (ii) outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock or other equity or voting securities or other equity interests of Parent or any securities representing the right to purchase or otherwise receive any capital stock of or other equity or voting securities or other equity interests of the Parent, (iii) stockholder agreements, voting trusts or similar agreements with any Person to which Parent or any of its Subsidiaries is party, including any such agreements or trusts (A) restricting the transfer of the capital stock or other equity interests of Parent or (B) affecting the voting rights of capital stock of Parent or other equity or voting securities or other equity interests of Parent, or (iv) outstanding or authorized equity or equity-based compensation awards, including any equity appreciation rights, security-

  based performance units, "phantom" stock, profit-participation or other security rights issued by Parent, or other agreements, arrangements or commitments of any character (contingent or otherwise) to which Parent or any of its Subsidiaries is party, in each case pursuant to which any Person is entitled to receive any payment from Parent based in whole or in part on the value of any capital stock or other equity or voting securities or other equity interests of Parent.

          (d)   All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub has no outstanding options, warrants, rights or any other agreements pursuant to which any Person other than Parent may acquire any equity security of Merger Sub.

        Section 4.3    Authority Relative to Agreement.

          (a)   Each of Parent and Merger Sub has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action by Parent and Merger Sub, and (in the case of the Merger, except for the filing of the Certificate of Merger with the Delaware Secretary of State) no other corporate action or proceeding on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

          (b)   The Parent Board and the Merger Sub Board have, by resolutions unanimously adopted thereby, approved this Agreement and the transactions contemplated by this Agreement. As of the date of this Agreement, none of the aforesaid actions by the Parent Board or the Merger Sub Board have been amended, rescinded or modified. Parent or a Subsidiary of Parent, acting in its capacity as the sole stockholder of Merger Sub, has approved and adopted this Agreement.

        Section 4.4    No Vote Required.    Assuming the accuracy of the representations and warranties in Section 3.2 and compliance by the Company with Section 5.1(c), no vote of the stockholders of Parent or the holders of any other securities of Parent is required by any Law or by the Parent Organizational Documents in connection with the consummation of the transactions contemplated by this Agreement.

        Section 4.5    No Conflict; Required Filings and Consents.

          (a)   Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, nor compliance by Parent and Merger Sub with any of the applicable terms or provisions of this Agreement, will (i) violate any provision of the Parent Organizational Documents or the certificate of incorporation or bylaws (or equivalent organizational documents) of any Subsidiary of Parent, (ii) assuming that the Consents, registrations, declarations, filings and notices referenced in Section 4.5(b) have been obtained or made, conflict with or violate any Law applicable to Parent or any of its Subsidiaries or by which any property or asset of Parent or any of its Subsidiaries is bound or affected or (iii) violate, conflict with or result in any breach of any provision of, or loss of any benefit, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the Consent of, notice to or filing with any third party pursuant to any of the terms or provisions of any Contract that constitutes a "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K under the Securities Act) to which Parent or any of its Subsidiaries is a party or by which any property or asset of Parent or any of its Subsidiaries is bound or affected, or result in the creation of a Lien, other than any Permitted Lien, upon any of the property or assets of Parent, Parent's Subsidiaries, or Merger Sub, other than, in the case of clause (i) with respect to the certificate of incorporation or bylaws (or equivalent organizational documents) of any Subsidiary of Parent (other than Merger Sub), clause (ii) and clause (iii), any such conflict, violation, breach, default, termination, acceleration, cancellation or Lien that (A) has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries, taken as a whole, and (B) would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of Parent or Merger Sub to perform its respective obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement.

          (b)   No Consent of, registration, declaration or filing with or notice to any Governmental Authority is required to be obtained or made by or with respect to Parent or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than (i) applicable requirements of and filings with the SEC under the Exchange Act or the Securities Act (including the filing with the SEC of the Form S-4 and the Proxy Statement), (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) applicable requirements under foreign qualification, state securities or "blue sky" laws of various states, (iv) compliance with applicable rules and regulations of Nasdaq and any other applicable stock exchanges or marketplaces, (v) such other items required solely by reason of the participation or identity of the Company in the transactions contemplated by this Agreement, (vi) compliance with and filings or notifications under Antitrust Laws and (vii) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made (A) has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries, taken as a whole, and (B) would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of Parent or Merger Sub to perform its respective obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement.

        Section 4.6    Parent SEC Documents; Financial Statements.

          (a)   Since December 31, 2016, Parent has timely filed with (or furnished to) the SEC all forms, reports, schedules, statements, exhibits and other documents (including exhibits, financial statements and schedules thereto and all other information incorporated therein and amendments and supplements thereto) required by it to be filed (or furnished) under the Exchange Act or the Securities Act (collectively, the "Parent SEC Documents"). As of its filing (or furnishing) date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Parent SEC Document complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. As of its filing date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Parent SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Parent SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective prior to the date of this Agreement, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading. As of the date of this Agreement, there are no amendments or modifications to Parent SEC Documents that were required to be filed with (or furnished to) the SEC prior to the date of this Agreement, but that have not yet been filed with (or furnished to) the SEC. No Subsidiary of Parent is subject to the periodic reporting requirements of the Exchange Act. All of the audited financial statements and unaudited interim financial statements of Parent included in Parent SEC Documents (i) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted under Form 10-Q of the Exchange Act) and (iii) fairly present in all material respects the financial position, the stockholders' equity, the results of operations and cash flows of Parent and its consolidated Subsidiaries as of the times and for the periods referred to therein (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal and recurring year-end adjustments).

          (b)   Prior to the date of this Agreement, Parent has furnished to the Company complete and correct copies of all comment letters from the SEC since December 31, 2016 through the date of this Agreement with respect to any of the Parent SEC Documents, together with all written responses of Parent thereto. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of Parent SEC Documents, and, to the Knowledge of Parent, none of Parent SEC Documents are subject to ongoing SEC review.

          (c)   Parent is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of Nasdaq.

          (d)   Parent maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) designed to provide reasonable assurance regarding the reliability of Parent's financial reporting and the preparation of financial statements for external purposes in conformity with GAAP. Parent has evaluated the effectiveness of Parent's internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Parent SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. Based on the Parent's most recent evaluation of internal control over financial reporting prior to the date of this Agreement, Parent has no "significant deficiencies" or "material weaknesses" (as such terms are defined in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement) in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Parent's ability to record, process, summarize and report financial information. Since December 31, 2016, there has been and is no fraud, whether or not material, that involves senior management or other employees who have a significant role in Parent's internal control over financial reporting.

          (e)   Parent maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed to ensure that all information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Parent's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Parent required under the Exchange Act with respect to such reports.

          (f)    To the Knowledge of Parent, as of the date of this Agreement, there are no SEC inquiries or investigations, other inquiries or investigations by Governmental Authorities or internal investigations pending or threatened, in each case regarding any accounting practices of Parent or any of its Subsidiaries or any malfeasance by any director or executive officer of Parent or any of its Subsidiaries. Since December 31, 2016 through the date of this Agreement, there have been no material internal investigations regarding accounting, auditing or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, chief accounting officer or general counsel of Parent, the Parent Board or any committee thereof.

          (g)   Each of the principal executive officer of Parent and the principal financial officer of Parent (or each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to Parent SEC Documents, and the statements contained in such certifications are true and accurate. Parent does not have, and has not arranged, any outstanding "extensions of credit" to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

          (h)   Since December 31, 2016, (i) neither Parent nor any of its Subsidiaries has received any written or, to the Knowledge of Parent, oral complaint, allegation, assertion or claim regarding accounting, internal accounting controls, auditing practices, procedures, methodologies or methods of Parent or any of its Subsidiaries, or unlawful accounting or auditing matters with respect to Parent or any of its Subsidiaries and (ii) no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by Parent or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Parent Board or any committee thereof or to the general counsel or chief executive officer of Parent pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act, except, in each case, as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries, taken as a whole.

          (i)    Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Securities Act), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries in Parent SEC Documents (including any audited financial statements and unaudited interim financial statements of Parent included therein).

        Section 4.7    Absence of Certain Changes or Events.    Since December 31, 2018, (a) and through the date of this Agreement and except in connection with the transactions contemplated by this Agreement, the respective businesses of Parent and its Subsidiaries have been conducted in the ordinary course of business and (b) there has not been any event, circumstance, occurrence, effect, fact, development or change that has had, and would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

        Section 4.8    No Undisclosed Liabilities.    Except for liabilities or obligations (a) as (and to the extent) reflected, disclosed or reserved against in Parent's balance sheets (or the notes thereto) included in Parent's Annual Report on Form 10-K filed with the SEC on February 21, 2019 or the

Company's Quarterly Report on Form 10-Q filed with the SEC on April 30, 2019, (b) incurred in the ordinary course of business since December 31, 2018, (c) incurred in connection with the transactions contemplated by this Agreement or (d) that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, none of Parent or any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent, absolute or otherwise and whether or not required to be reflected on a consolidated balance sheet of Parent (or the notes thereto) in accordance with GAAP.

        Section 4.9    Litigation.    As of the date of this Agreement, there is no Proceeding pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any asset or property of Parent or any of its Subsidiaries, and neither Parent nor any of its Subsidiaries nor any asset or property of Parent or any of its Subsidiaries is subject to a continuing Order, in each case, that (a) has been, or would reasonably be expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries, taken as a whole or (b) would reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of Parent or Merger Sub to perform its respective obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement.

        Section 4.10    Permits; Compliance with Laws.

          (a)   (i) Parent and its Subsidiaries are in possession of all material franchises, grants, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, registrations, clearances, orders and other authorizations necessary for Parent and its Subsidiaries to own, lease and operate their respective properties and assets and to carry on their respective businesses as now being conducted, under and pursuant to all applicable Laws (the "Parent Permits"), (ii) all such Parent Permits are in full force and effect and (iii) as of the date of this Agreement, no suspension, cancellation, withdrawal or revocation thereof is pending or, to the Knowledge of Parent, threatened, except where the failure to be in possession of, failure to be in full force and effect or the suspension, cancellation, withdrawal or revocation thereof has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries, taken as a whole.

          (b)   Since December 31, 2016, Parent and its Subsidiaries have been and are in compliance with (i) all applicable Laws and (ii) all Parent Permits, except where any failure to be in such compliance has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries, taken as a whole.

          (c)   Since December 31, 2016 through the date of this Agreement, none of Parent or any of its Subsidiaries or, to the Knowledge of Parent, any of their respective directors, officers or employees, has received any written or, to the Knowledge of Parent, oral notification from a Governmental Authority asserting that Parent or any of its Subsidiaries is not in compliance with, or is under investigation with respect to any failure to comply with, any Laws or Parent Permits, except where any failure to be in such compliance has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries, taken as a whole.

        Section 4.11    Information Supplied.    None of the information supplied or to be supplied by or on behalf of Parent or any of its Subsidiaries for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances under which they are made, not misleading and (b) the Proxy Statement will, at the date it, or any amendment or supplement to it, is mailed to stockholders of the Company and at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by Parent regarding such portions thereof that relate expressly to the Company or any of its Subsidiaries, or to statements made therein based on information supplied by or on behalf of the Company or any of its Subsidiaries for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

        Section 4.12    Intellectual Property and Information Technology.

          (a)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries, taken as a whole, (i) Parent and its Subsidiaries exclusively own all Intellectual Property purported to be owned by them ("Parent Owned IP") and have a right to use pursuant to a license agreement all other Intellectual Property used in, or necessary for, the operation of the business of Parent and its Subsidiaries as currently conducted, and (ii) the operation of the business of Parent and its Subsidiaries as currently conducted, and as conducted at any time since December 31, 2016, does not Infringe any Intellectual Property (excluding Patents) nor, to the Knowledge of Parent, any Patents, of any third party.

          (b)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries, taken as a whole, since December 31, 2016 through the date hereof, no written claim or notice has been given to Parent or its Subsidiaries by any Person, nor has any Proceeding been pending, (i) alleging that the operation of the business of Parent or its Subsidiaries Infringes or is suspected to Infringe the Intellectual Property of any third party (including in the nature of a cease and desist letter or offer of a license or covenant not to sue), (ii) challenging or threatening to challenge the ownership, use, validity or enforceability of any Intellectual Property owned or licensed by Parent or its Subsidiaries, or (iii) seeking indemnification from Parent or any of its Subsidiaries with respect to any assertion of Infringement of any Intellectual Property. No Liens exist with respect to the Intellectual Property used in, or necessary for, the operation of the business of Parent and its Subsidiaries as currently conducted, other than Permitted Liens.

          (c)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries, taken as a whole, to the Knowledge of Parent, no Person is engaged in any activity that Infringes any Parent Owned IP. Since December 31, 2016 through the date hereof, Parent and its Subsidiaries have not brought any Proceeding, or threatened in writing or otherwise provided notice (including in the nature of a cease and desist letter or offer of a license or covenant not to sue) either (i) asserting that a third party has Infringed any Parent Owned IP, or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property of any third party.

          (d)   There are no forbearances to sue, consents, Orders, or settlement agreements to which Parent or any of its Subsidiaries is a party or is subject that (i) restrict Parent's or any of its Subsidiaries' rights to use, enjoy or exploit any material Intellectual Property, or (ii) materially restrict Parent's or any of its Subsidiaries' business in order to accommodate a third Person's Intellectual Property.

          (e)   To the Knowledge of Parent, Parent and its Subsidiaries have at all times used reasonable efforts to protect the material trade secrets and other material confidential information that are owned, used or held by Parent or any of its Subsidiaries, and to the Knowledge of Parent, there has been no material unauthorized access, disclosure or use of any such trade secrets or confidential information by any Person.

        Section 4.13    Healthcare Regulatory Compliance.

          (a)   Since July 1, 2016, except where any failure to be in compliance has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries, taken as a whole, Parent and its Subsidiaries have been and are in compliance with (i) Regulatory Laws, (ii) the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 321 et seq., and (iii) the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h, or related regulations or other federal or state Laws that govern the health care industry or relationships among health care providers, suppliers, distributors, manufacturers and patients (clauses (i) through (iii), the "Parent Regulatory Laws").

          (b)   From July 1, 2016 to the date of this Agreement, to the Knowledge of Parent, neither Parent nor any of its Subsidiaries nor any of its or their respective officers, directors and employees, agents, subcontractors or affiliated entities in their capacities as such and in connection with Parent's business, (i) has been charged with or convicted of any criminal offense relating to the delivery of an item or service under any Federal Health Care Program, (ii) has been debarred, excluded or suspended from participation in any Federal Health Care Program, state contract or state medical assistance program, (iii) has had a civil monetary penalty assessed against it, him or her under the SSA, (iv) is currently listed on any federal or state published list or database of excluded parties, including the U.S. General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs, the HHS Office of Inspector General exclusions database and the National Practitioner Data Bank, or (v) is the target or subject of any current or potential investigation relating to any Federal Health Care Program-related offense.

          (c)   (i) Parent and its Subsidiaries holds, and is operating in compliance with, all Parent Permits of the FDA and comparable foreign Governmental Authorities required for the conduct of its respective business as currently conducted (collectively, the "FDA Permits"), including, but not limited to, pre-market notifications under section 510(k) of the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 360(k)) ("510(k)s") and pre-market approval applications approved in accordance with 21 U.S.C. § 360e ("PMAs"), and all such FDA Permits and comparable Parent Permits issued by foreign Governmental Authorities are in full force and effect; (ii) all of the 510(k)s and PMAs and similar Parent Permits issued by foreign Governmental Authorities for products of Parent and its Subsidiaries are exclusively owned by Parent or one of its Subsidiaries, and to the Knowledge of Parent, neither the FDA nor any similar foreign Governmental Authority has threatened in writing to suspend or revoke any such 510(k)s, PMAs, or similar Parent Permit issued by a foreign Governmental Authority or to change the marketing classification or labeling of any such products; and (iii) to the Knowledge of Parent, the development, manufacture, distribution, sale and marketing of Parent's products (including components thereof) are in compliance with all FDA Permits and with all similar Parent Permits issued by foreign Governmental Authorities. As of the date of this Agreement, there is no investigation or proceeding pending, or to the Knowledge of Parent, threatened that could result in the termination, revocation, suspension or restriction of any Parent Permits or the imposition of any fine, penalty or other sanctions for violation of any legal or regulatory requirements relating to any Parent Permit that would be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries, taken as a whole.

          (d)   From July 1, 2016 through the date of this Agreement, there are no pending, concluded or, to the Knowledge of Parent, threatened investigations, suits, claims, actions or proceedings, including any voluntary disclosures or self-disclosures, relating to Parent's participation in any Payment Programs. To the Knowledge of Parent, neither Parent nor any of its Subsidiaries is or has been terminated, suspended from participation in, excluded or debarred from contracting or had their billing privileges terminated or suspended by, any Payment Program and there is no reason to believe that any such termination, suspension, exclusion or debarment would reasonably be expected to occur.

        Section 4.14    Privacy.

          (a)   Since July 1, 2016, except where any failure to be in compliance has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries, taken as a whole, Parent and its Subsidiaries have been and are in compliance with Information Privacy and Security Laws. Parent has taken efforts that Parent believes are appropriate to safeguard the privacy, integrity and security of all IT Assets used by Parent or any of its Subsidiaries and Personal Data received, collected, compiled, used, stored, shared, transferred or otherwise processed by Parent or any of its Subsidiaries. As of the date hereof, there are no Proceedings against or affecting Parent or its Subsidiaries pending or, to the Knowledge of Parent, threatened, relating to or arising under any Information Privacy and Security Laws.

          (b)   Neither Parent nor any Subsidiary has, since July 1, 2016, (i) suffered any personal data breaches and/or material cybersecurity incidents, including any event that required Parent or any Subsidiary to provide notification to any Governmental Authority under any Information Privacy and Security Law, (ii) reported any breach of protected health information to the Office for Civil Rights of the Department of Health and Human Services or any state agency, (iii) received any claim or notice alleging or referencing the investigation of any breach or the improper use, disclosure or access to any Personal Data in its possession, custody or control or (iv) received any communication from any Governmental Authority alleging that Parent or any Subsidiary is not in compliance in all material respects with HIPAA or other Information Privacy or Security Obligations. There are no Proceedings against or affecting Parent and its Subsidiaries pending or, to the Knowledge of Parent, threatened, relating to or arising under any Information Privacy and Security Obligations.

          (c)   Parent and each of its Subsidiaries has implemented appropriate technical and organizational measures to protect against personal data breaches as monitored through regular penetration tests and vulnerability assessments and has materially aligned its cybersecurity practices with relevant industry standards.

        Section 4.15    Payers.    From December 31, 2017 to the date of this Agreement, none of the ten (10) largest payers of Parent and its Subsidiaries (determined on the basis of aggregate revenues recognized by Parent and its Subsidiaries over the fiscal year ended December 31, 2018) have (a) canceled or otherwise terminated, or to the Knowledge of Parent, threatened to cancel or otherwise terminate, or not renew, its relationship with Parent or any of its Subsidiaries or (b) demanded, requested or received from Parent or any of its Subsidiaries any material concessions with respect to any existing or proposed Contracts or programs, or (c) been engaged in a material dispute with Parent or any of its Subsidiaries, in the case of each of clauses (a) (with respect to threatened matters), (b) and (c), other than to the extent in the ordinary course of business.

        Section 4.16    Brokers.    No investment banker, broker or finder other than XMS Capital Partners, LLC and Centerview Partners LLC, the fees and expenses of which will be paid by Parent, is entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Affiliates (including Merger Sub).

        Section 4.17    Share Ownership.    None of Parent, Merger Sub or any of their respective Affiliates has been, at any time during the three (3) years preceding the date of this Agreement, an "interested stockholder" of the Company, as defined in Section 203 of the DGCL.

        Section 4.18    Financing.    Parent and Merger Sub collectively will have, as of the Closing Date, after taking into account the cash of the Company and its Subsidiaries, sufficient cash to consummate the Merger and the other transactions contemplated by this Agreement that require payment on the Closing Date. The obligations of Parent and Merger Sub hereunder are not subject to any condition regarding Parent's, Merger Sub's or any other Person's ability to obtain financing for the Merger and the other transactions contemplated by this Agreement.

        Section 4.19    No Other Representations or Warranties.    Except for the representations and warranties contained in this Article IV, none of Parent, Merger Sub nor any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty with respect to Parent or any of its Subsidiaries or any other information provided to the Company in connection with the transactions contemplated by this Agreement, including the accuracy, completeness or timeliness thereof. Each of Parent and Merger Sub acknowledges that, except for the representations and warranties contained in Article III of this Agreement, none of the Company or any of its Affiliates or Representatives or any other Person makes (and Parent and Merger Sub are not relying on) any representation or warranty, express or implied, to Parent or Merger Sub in connection with the Merger and the other transactions contemplated by this Agreement.

Article V

COVENANTS AND AGREEMENTS

        Section 5.1    Conduct of Business by the Company Pending the Merger.    The Company covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, except (i) as may be required by Law, (ii) as may be agreed in writing by Parent (which consent, in the case of Section 5.1(e), Section 5.1(f) , Section 5.1(g), Section 5.1(m), Section 5.1(o), Section 5.1(q) and Section 5.1(r) shall not be unreasonably withheld, delayed or conditioned), (iii) as may be expressly permitted or required pursuant to this Agreement or (iv) as set forth on Section 5.1 of the Company Disclosure Letter, (A) the Company shall, and shall cause its Subsidiaries to, conduct the business of the Company and its Subsidiaries in the ordinary course of business and in a manner consistent with past practice (including with respect to billing, collection and credit policies) and, to the extent consistent therewith, use reasonable best efforts to preserve its assets and business organization and maintain its existing relationships with material customers, suppliers, distributors, Governmental Authorities and business partners, and to keep available the services of its directors, officers and key employees and (B) the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly:

          (a)   amend (i) the Certificate of Incorporation, (ii) the Bylaws or (iii) such equivalent organizational or governing documents of any of its Subsidiaries, in the case of such documents of any of its Subsidiaries, in a manner that would be material to Parent or Merger Sub or would, or would reasonably be expected to, have the effect of delaying or preventing the consummation of any of the Merger or the other transactions contemplated by this Agreement;

          (b)   split, reverse split, combine, subdivide, reclassify, redeem, repurchase or otherwise acquire or amend the terms of the Company's or any of its Subsidiaries' capital stock, or other equity or voting securities or other equity interests, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of the Company's or any of its Subsidiaries' capital stock or other equity or voting securities or other equity interests; provided that the Company may repurchase or otherwise acquire shares in connection with (i) the acceptance of shares of Company Common Stock as payment for the per share exercise price of the Company Stock Options or as payment for Taxes incurred in connection with the exercise, vesting or settlement of Company Equity Awards, in each case in accordance with the applicable Company Equity Plan or (ii) the forfeiture of Company Equity Awards;

          (c)   issue, sell, pledge, dispose of, encumber, grant or authorize the same with respect to, any shares of the Company's or its Subsidiaries' capital stock, or other equity or voting securities or other equity interests, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of the Company's or any of its Subsidiaries' capital stock or other equity or equity-based compensation, or other equity or voting securities or other equity interests; provided that the Company may issue the foregoing (i) upon the exercise, vesting or settlement of Company Equity Awards, in each case in accordance with the applicable Company Equity Plan outstanding as of the date of this Agreement, (ii) pursuant to the terms of the Company ESPP in effect immediately prior to the date of this Agreement or (iii) to the extent permitted by Section 5.1(e);

          (d)   declare, set aside, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company's or any of its Subsidiaries' capital stock or other equity interests, other than cash dividends and distributions paid by any direct or indirect wholly owned Subsidiary of the Company to the Company or any direct or indirect wholly owned Subsidiary of the Company;

          (e)   except to the extent required pursuant to any Company Benefit Plan as in effect on the date of this Agreement, (i) establish, adopt, enter into, amend, terminate, or take any action to accelerate rights under, any Company Benefit Plan or plan, program, policy, practice, agreement or arrangement that would be a Company Benefit Plan if it had been in effect on the date of this Agreement; (ii) grant or pay, or commit to grant or pay, any bonus, incentive or profit-sharing award or payment to any current or former director, employee or individual service provider of the Company or any of its Subsidiaries; (iii) increase, or commit to increase, the amount of the wages, salary, bonuses, commissions, fringe benefits, severance or other compensation (including equity or equity-based compensation, whether payable in stock, cash or other property), benefits or remuneration payable to any current or former director, employee or individual service provider of the Company or any of its Subsidiaries, except for increases in base salaries in the ordinary course of business with respect to employees at a level below vice president with less than $300,000 in annual base salary, including in connection with promotions permitted by Section 5.1(f); (iv) take any action (other than actions contemplated by this Agreement) to accelerate any payment or benefit, the vesting of any equity or equity-based award or the funding of any payment or benefit, payable or to become payable to any current or former director, employee or individual service provider of the Company or any of its Subsidiaries; (v) enter into any employment, severance, change in control, retention, individual consulting or similar agreement with any current or former director, employee or individual service provider of the Company or any of its Subsidiaries (other than entering into offer letters in the ordinary course of business that provide for "at-will" employment or employment, if at-will employment is not permitted by applicable Law in the relevant jurisdiction without any severance); (vi) communicate with employees of the Company or any Subsidiary of the Company regarding the compensation, benefits or other treatment they will receive following the Effective Time, unless such communications are consistent with the terms provided herein; or (vii) except as may be required by GAAP, materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan, make any voluntary contributions to a Company Benefit Plan that are outside the ordinary course of business or materially change the manner in which contributions to such Company Benefit Plans are made or the basis on which such contributions are determined;

          (f)    hire, engage, promote or terminate (other than for cause) any employee or other individual service provider at a level of vice president or above or who is or would be entitled to receive annual base salary of $300,000 or more;

          (g)   make any loan or advance (other than travel and similar advances to its employees in the ordinary course of business) to any employee of the Company or any of its Subsidiaries in excess of $25,000 in the aggregate;

          (h)   forgive any loans or advances to any officers, employees or directors of the Company or its Subsidiaries, or any of their respective Affiliates, or change its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

          (i)    acquire (including by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership, limited liability company, joint venture, other business organization, business or assets of any other Person constituting a business or any portion of a business for consideration in excess of $1,000,000 in the aggregate;

          (j)    sell, pledge, dispose of, transfer, abandon, lease, license, mortgage, incur any Lien other than Permitted Liens (including pursuant to a sale-leaseback transaction or an asset securitization transaction) on or otherwise transfer or encumber any portion of the tangible or intangible assets, business, properties or rights of the Company or any of its Subsidiaries having a fair market value in excess of $250,000 individually or $1,000,000 in the aggregate, except (i) sales of inventory and accounts receivable in the ordinary course of business, (ii) transfers solely among the Company and its direct or indirect wholly owned Subsidiaries, (iii) disposition of obsolete tangible assets or expired inventory or (iv) with respect to immaterial leases, licenses or other similar grants of real property, any immaterial grant, amendment, extension, modification, or renewal in the ordinary course of business;

          (k)   cancel any material Indebtedness (individually or in the aggregate) or, except in the ordinary course of business, settle, waive or amend any claims or rights of substantial value;

          (l)    (i) except as between or among the Company or one or more direct or indirect wholly owned Subsidiaries of the Company, incur, create, assume or otherwise become liable for any Indebtedness for borrowed money or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, (ii) except in the ordinary course of business, incur or assume any other form of Indebtedness and (iii) make any loans, advances or capital contributions to, or investments in, any other Person;

          (m)  terminate, enter into, agree to any material amendment, supplement or modification of or renew or waive, release or assign any material rights ("Certain Restricted Contract Actions") under any Company Material Contract, any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement or any Company Lease, except that the Company and its Subsidiaries may undertake the Certain Restricted Contract Actions in the ordinary course of business for Contracts of the type described in Section 3.14(a)(i), Section 3.14(a)(ii), Section 3.14(a)(iv) , Section 3.14(a)(v), Section 3.14(a)(vi) (only with respect to the types of Indebtedness specified in clauses (iii) and (v) of the definition of Indebtedness), Section 3.14(a)(viii) or Section 3.14(a)(xiv) (only insofar as it relates to distribution agreements); provided, however, that the foregoing exception shall not apply to any Contract that requires or provides for consent, acceleration, termination or any other material right or consequence triggered in whole or in part by the Merger or any of the other transactions contemplated by this Agreement;

          (n)   make any material change to its methods of financial accounting, except as required by GAAP (or any interpretation thereof) or Regulation S-X of the Exchange Act;

          (o)   for each period set forth in Section 5.1(o) of the Company Disclosure Letter, make aggregate capital expenditures during such period in excess of 110% of the budgeted amount set forth in Section 5.1(o) of the Company Disclosure Letter for such period;

          (p)   write up, write down or write off the book value of any material assets, except to the extent required by GAAP;

          (q)   release, compromise, assign, settle or agree to settle any Proceeding (excluding (i) any Proceeding relating to Taxes, which shall be governed exclusively by Section 5.1(t) and (ii) any

  Proceeding governed by Section 5.16), other than settlements that result solely in monetary obligations of the Company or its Subsidiaries (without the admission of wrongdoing or a nolo contendere or similar plea, the imposition of injunctive or other equitable relief, or restrictions on the future activity or conduct, by, of or on Parent, the Company or any of their respective Subsidiaries) involving payment by the Company or any of its Subsidiaries of an amount not greater than $250,000 individually or $2,500,000 in the aggregate (provided, however, the foregoing exceptions shall not apply to any Proceeding involving an employee of the Company or its Subsidiaries at the level of vice president or above);

          (r)   fail to use commercially reasonable efforts to maintain in effect the existing material insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses;

          (s)   (i) sell, transfer, assign, lease, license or otherwise dispose of (whether by merger, stock or asset sale or otherwise) to any Person any rights to any Company Owned IP (except for licensing non-exclusive rights) (A) to customers or suppliers in their capacities as such in the ordinary course of business and (B) pursuant to material transfer agreements, the primary purpose of which is to provide tangible materials as between the parties thereto, and clinical research agreements, the primary purpose of which is conducting clinical research activities on behalf of a party thereto, in each case entered into in the ordinary course of business; (ii) fail to use all reasonable efforts not to cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except with respect to patents expiring in accordance with their terms) any Intellectual Property, other than those of immaterial value to the Company (including by failing to take necessary actions to prosecute and maintain in full force and effect any registrations or applications therefor); or (iii) enter into any Contract or amendment to any Contract that would, or would purport to, assign or grant a covenant not to sue or exclusivity obligation on any material Intellectual Property owned by Parent or its Affiliates (excluding the Company or its Subsidiaries), or subject Parent or any of its Affiliates (excluding the Company and its Subsidiaries) to any non-compete or other material restriction on the conduct of its business;

          (t)    (i) make, change or revoke any material Tax election or change any material aspect of its method of Tax accounting; (ii) file any material amendment to a material Tax Return; (iii) settle or compromise any audit or Proceeding with respect to a material amount of Taxes; (iv) agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes; (v) enter into any "closing agreement" within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) with respect to any material Tax or request any material Tax ruling; or (vi) surrender any right to claim a material Tax refund;

          (u)   merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization of the Company or any of its Subsidiaries; or

          (v)   enter into any Contract to do, authorize or adopt any resolutions approving, or announce an intention to do, any of the foregoing.

        Section 5.2    Conduct of Business by Parent Pending the Merger.    Parent covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, except (i) as may be required by Law, (ii) as may be agreed in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be expressly permitted or required pursuant to this

Agreement or (iv) as set forth in Section 5.2 of the Parent Disclosure Letter, Parent shall not, directly or indirectly:

          (a)   amend the Parent Organizational Documents in a manner that would be materially or disproportionately (relative to other holders of Parent Common Stock) adverse to the Company's stockholders or would, or would reasonably be expected to, have the effect of delaying or preventing the consummation of any of the Merger or the other transactions contemplated by this Agreement;

          (b)   repurchase or otherwise acquire Parent Common Stock, unless in the ordinary course of business (it being understood that the foregoing shall not restrict Parent from repurchasing or otherwise acquiring shares in connection with the acceptance of shares as payment for the exercise price of equity awards or as payment for Taxes incurred in connection with the exercise, vesting or settlement of equity awards, or the forfeiture of equity awards);

          (c)   declare or pay any dividend or other distribution payable in cash, stock, property or otherwise, with respect to its capital stock or other equity interests;

          (d)   merge or consolidate Parent or Merger Sub with any Person or adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization with respect to Parent;

          (e)   adjust, split, combine, subdivide or reclassify Parent's capital stock; or

          (f)    enter into any Contract to do, authorize or adopt any resolutions approving, or announce an intention to do, any of the foregoing.

        Section 5.3    Preparation of the Form S-4 and the Proxy Statement; Company Stockholders' Meeting.

          (a)   As promptly as reasonably practicable after the execution of this Agreement, (i) the Company (with Parent's reasonable cooperation) shall prepare and file with the SEC the Proxy Statement in preliminary form and (ii) Parent (with the Company's reasonable cooperation) shall prepare and file with the SEC a registration statement on Form S-4, in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the Parent Common Stock to be issued in the Merger. Each of Parent and the Company shall use its reasonable best efforts to (A) cause the Form S-4 and the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC, (B) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing (including by responding to comments from the SEC), and, prior to the effective date of the Form S-4, take all action reasonably required to be taken under any applicable state securities Laws in connection with the issuance of Parent Common Stock in connection with the Merger (the "Parent Stock Issuance") and (C) keep the Form S-4 effective through the Closing Date in order to permit the consummation of the Merger. Each of Parent and the Company shall furnish all information as may be reasonably requested by the other in connection with any such action and the preparation, filing and distribution of the Form S-4 and the Proxy Statement. As promptly as reasonably practicable after the Form S-4 shall have become effective and the SEC staff advises that it has no further comments on the Proxy Statement or that the Company may commence mailing the Proxy Statement, the Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to, the Proxy Statement will be made by the Company, in each case without providing the other party with a reasonable opportunity to review and comment (which comments shall be considered by the applicable party in good faith) thereon if reasonably practicable; provided that, without limiting Section 5.9, with respect to documents filed by a party which are incorporated by reference in the Form S-4 or the Proxy Statement, this right to review and comment shall apply only with respect to information relating to the other party or such other party's business, financial condition or results of operations. If, at any time prior to the Effective Time, any information relating to Parent or the Company or any of their respective Affiliates, directors or officers, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to either the Form S-4 or the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be prepared and, following a reasonable opportunity for the other party (and its counsel) to review and comment on such amendment or supplement, promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. Subject to applicable Law, each party shall notify the other promptly of the time when the Form S-4 has become effective, of the issuance of any stop order or suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between either party or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Form S-4 or the Merger.

          (b)   Subject to the earlier termination of this Agreement in accordance with Section 7.1, the Company shall, as soon as reasonably practicable following the effectiveness of the Form S-4 and the SEC staff advises that it has no further comments on the Proxy Statement or that the Company may commence mailing the Proxy Statement, duly call, set a record date for, give notice of, convene (on a date selected by the Company in consultation with Parent, which date shall be within, subject to adjournment or postponement as provided below, sixty (60) days of the effectiveness of the Form S-4) and hold a meeting of its stockholders (the "Company Stockholders' Meeting") for the purpose of seeking the Company Stockholder Approval, and shall submit such proposal to such holders at the Company Stockholders' Meeting and shall not submit any other proposal to such holders in connection with the Company Stockholders' Meeting (other than an advisory vote regarding merger-related compensation and a customary proposal regarding adjournment of the Company Stockholders' Meeting) without the prior written consent of Parent. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not adjourn or postpone the Company Stockholders' Meeting without Parent's prior written consent; provided that the Company shall adjourn or postpone the Company Stockholders' Meeting (i) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement or Form S-4 required by Law is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholders' Meeting or (ii) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum at the Company Stockholders' Meeting or to obtain the Company Stockholder Approval, provided that any such adjournment or postponement shall be for a period of no more than an aggregate of fifteen (15) Business Days and provided, further, that the Company shall not postpone the Company Stockholders' Meeting as contemplated by this clause (ii) if it would require a change to the record date for the Company Stockholders' Meeting. If the Company Board has not made a Company Adverse Recommendation Change in accordance with Section 5.6, the Company shall, through the Company Board, make the Company Recommendation, and shall include such Company Recommendation in the Proxy Statement, and use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and to secure the Company Stockholder Approval. Notwithstanding any Company Adverse Recommendation Change, unless this Agreement is terminated in accordance with its terms, the obligations of the parties hereunder shall continue in full force and effect.

        Section 5.4    Appropriate Action; Consents; Filings.

          (a)   Subject to the terms and conditions of this Agreement, the parties hereto will cooperate with each other and use (and will cause their respective Subsidiaries to use) their respective reasonable best efforts to consummate the transactions contemplated by this Agreement prior to the Termination Date and to cause the conditions to the Merger set forth in Article VI to be satisfied as promptly as reasonably practicable prior to the Termination Date, including using reasonable best efforts to accomplish the following as promptly as reasonably practicable prior to the Termination Date: (i) the obtaining of all actions or non-actions, consents, approvals, registrations, waivers, permits, authorizations, orders, expirations or terminations of waiting periods and other confirmations from any Governmental Authority or other Person that are or may become necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement, including the Merger; (ii) the preparation and making of all registrations, filings, forms, notices, petitions, statements, submissions of information, applications and other documents (including filings with Governmental Authorities) that are or may become necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement, including the Merger; (iii) the taking of all steps as may be necessary, proper or advisable to obtain an approval from, or to avoid a Proceeding by, any Governmental Authority or other Person in connection with the consummation of the transactions contemplated by this Agreement, including the Merger; (iv) the defending of any lawsuits or other Proceedings, whether judicial or administrative, challenging this Agreement or that would otherwise prevent or delay the consummation of the transactions contemplated by this Agreement, including the Merger, performed or consummated by each party in accordance with the terms of this Agreement, including seeking to have any stay, temporary restraining order or injunction entered by any court or other Governmental Authority vacated or reversed; and (v) the execution and delivery of any additional instruments that are or may become reasonably necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including the Merger, and to carry out fully the purposes of this Agreement. Each of the parties hereto shall, in consultation and cooperation with the other parties and as promptly as reasonably practicable, but in any event within ten (10) Business Days after the date of this Agreement, make its respective filings under the HSR Act, and make any other applications and filings as reasonably determined by the Company and Parent under other applicable Antitrust Laws with respect to the transactions contemplated by this Agreement, as promptly as practicable, but in no event later than as required by Law. Parent shall pay all filing fees and other charges for the filings required under any Antitrust Law by the Company and Parent. Notwithstanding anything to the contrary contained in this Agreement, without the prior written consent of Parent, none of the Company or any of its Subsidiaries or Affiliates will grant or offer to grant any accommodation or concession (financial or otherwise), or make any payment, to any third party (other than filing fees to any Governmental Authority) in connection with seeking or obtaining its consent to the transactions contemplated by this Agreement.

          (b)   In connection with and without limiting the efforts referenced in Section 5.4(a), each of the parties hereto will (i) furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any governmental filings, submissions or other documents; (ii) give the other reasonable prior notice of any such filing, submission or other document and, to the extent reasonably practicable, of any communication with or from any Governmental Authority regarding the transactions contemplated by this Agreement, and permit the other to review and discuss in advance, and consider in good faith the views, and secure the participation, of the other in connection with any such filing, submission, document or communication; and (iii) cooperate in responding as promptly as reasonably practicable to any investigation or other inquiry from a Governmental Authority or in connection with any Proceeding initiated by a Governmental Authority or private party, including informing the other party as soon as practicable of any such investigation, inquiry or Proceeding, and consulting in advance, to the extent practicable, before making any presentations or submissions to a Governmental Authority, or, in connection with any Proceeding initiated by a private party, to any other Person. In addition, each of the parties hereto will give reasonable prior notice to and consult with the other in advance of any meeting, conference or substantive communication with any Governmental Authority, or, in connection with any Proceeding by a private party, with any other Person, and to the extent not prohibited by applicable Law or by the applicable Governmental Authority or other Person, and to the extent reasonably practicable, not participate or attend any meeting or conference, or engage in any substantive communication, with any Governmental Authority or such other Person in respect of the transactions contemplated by this Agreement without the other party, and in the event one party is prohibited from, or unable to participate, attend or engage in, any such meeting, conference or communication, keep such party apprised with respect thereto. Each party shall furnish to the other copies of all filings, submissions, correspondence and communications between it and its Affiliates and their respective Representatives, on the one hand, and any Governmental Authority or members of any Governmental Authority's staff (or any other Person in connection with any Proceeding initiated by a private party), on the other hand, with respect to the transactions contemplated by this Agreement. Each party may, as it deems advisable and necessary, reasonably designate material provided to the other party as "Outside Counsel Only Material," and also may reasonably redact the material as necessary to (A) remove personally sensitive information, (B) remove references concerning the valuation of the Company and its Subsidiaries or Parent and its Subsidiaries conducted in connection with the approval and adoption of this Agreement and the negotiations and investigations leading thereto, (C) comply with contractual arrangements, (D) prevent the loss of a legal privilege or (E) comply with applicable Law.

          (c)   The parties shall consult with each other with respect to obtaining all permits and Consents necessary to consummate the transactions contemplated by this Agreement, including the Merger.

          (d)   Each of the parties agrees that, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, it shall not, and shall ensure that none of its Subsidiaries shall, consummate, enter into any agreement providing for, or announce, any investment, acquisition, divestiture or other business combination that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement.

        Section 5.5    Access to Information; Confidentiality.    The Company shall (and shall cause each of its Subsidiaries to) afford reasonable access to Parent's Representatives, during normal business hours and upon reasonable notice, throughout the period from the date of this Agreement to the Effective Time (or until the earlier termination of this Agreement in accordance with Section 7.1), to the personnel, advisors, properties, books and records (including financial, billing and all other records) of the Company and its Subsidiaries and, during such period, shall (and shall cause each of its Subsidiaries to) furnish reasonably promptly to such Representatives all information concerning the business, properties and personnel of the Company and its Subsidiaries, and to provide copies thereof, as may reasonably be requested; provided that nothing herein shall require the Company or any of its Subsidiaries to disclose any information to Parent or Merger Sub if such disclosure would, in the reasonable judgment of the Company, (a) violate applicable Law or the provisions of any agreement to which the Company or any of its Subsidiaries is a party or (b) jeopardize any attorney-client or other legal privilege; provided, further, that in each such case, the Company shall cooperate with Parent to enable Parent and Parent's Representatives to enter into appropriate confidentiality, joint defense or similar documents or arrangements so that Parent and Parent's Representatives may have access to such information. No investigation or access permitted pursuant to this Section 5.5 shall affect or be deemed to modify any representation, warranty, covenant or agreement made by the Company hereunder. All information furnished by the Company, its Subsidiaries and the Company's officers, employees and other Representatives pursuant to this Section 5.5 shall be kept confidential in accordance with the Confidentiality Agreement. Notwithstanding anything herein to the contrary, the parties hereby agree and acknowledge that the restrictions in the Confidentiality Agreement shall not apply upon the execution and delivery of this Agreement to the extent required to permit any action contemplated hereby and in accordance herewith and solely until any valid termination of this Agreement in accordance with its terms.

        Section 5.6    No Solicitation by the Company.

          (a)   From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, except as provided in Section 5.6(b) or Section 5.6(d), (i) the Company shall, and shall cause its Subsidiaries, and its and their respective officers and directors to, immediately cease, and shall instruct and use its reasonable best efforts to cause its and their respective other Representatives to immediately cease, and cause to be terminated all existing discussions, negotiations and communications with any Persons or entities with respect to any Acquisition Proposal (other than the transactions contemplated by this Agreement), (ii) the Company shall not, and shall not authorize, and shall use its reasonable best efforts not to permit, any of its Representatives to, directly or indirectly through another Person, (A) initiate, seek, solicit, knowingly facilitate, knowingly encourage (including by way of furnishing any non-public information) or knowingly induce or knowingly take any other action which would reasonably be expected to lead to an Acquisition Proposal, (B) engage in negotiations or discussions with, or provide any non-public information or non-public data to, any Person (other than Parent or any of its Representatives) relating to or for the purpose of encouraging or facilitating, any Acquisition Proposal or grant any waiver or release under any standstill, confidentiality or other similar agreement (except that if the Company Board determines in good faith that the failure to grant any waiver or release would be inconsistent with its fiduciary duties under applicable Law, the Company may waive any such standstill provision in order to permit a third party to make and pursue an Acquisition Proposal) or (C) resolve to do any of the foregoing, (iii) the Company shall not provide and shall, within one (1) Business Day of the date of this Agreement, terminate access of any third party to any data room (virtual or actual) containing any information of the Company or any of its Subsidiaries and (iv) within one (1) Business Day of the date of this Agreement, the Company shall demand the return or destruction of all confidential, non-public information and materials that have been provided to third parties that have entered into confidentiality agreements relating to a possible Acquisition Proposal with the Company or any of its Subsidiaries since July 1, 2018.

          (b)   Notwithstanding Section 5.6(a), at any time prior to obtaining the Company Stockholder Approval, if the Company receives a bona fide written Acquisition Proposal from a third party that was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in violation of this Agreement, then the Company may (i) contact the Person or any of its Representatives who has made such Acquisition Proposal solely to clarify the terms of such Acquisition Proposal so that the Company Board (or any committee thereof) may inform itself about such Acquisition Proposal and to inform such Person or its Representatives of this Section 5.6, (ii) furnish information concerning its business, properties or assets to such Person or any of its Representatives pursuant to a confidentiality agreement with confidentiality terms that, taken as a whole, are not materially less favorable to the Company than those contained in the Confidentiality Agreement and (iii) negotiate and participate in discussions and negotiations with such Person or any of its Representatives concerning such Acquisition Proposal, in the case of clauses (ii) and (iii), if the Company Board determines in good faith, after consultation with outside financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to constitute or result in a Superior Proposal. The Company shall (A) promptly (and in any case within twenty-four (24) hours) provide Parent notice (I) of the receipt of any Acquisition Proposal, which notice shall include a complete, unredacted copy of all written proposals, written indications of interest or draft agreements relating to, or other written materials that describe any of the terms and conditions of, such Acquisition Proposal, and (II) of any inquiries, proposals or offers received by, any requests for non-public information from, or any discussions or negotiations initiated or continued (or sought to be initiated or continued) with, the Company or any of its Representatives concerning an Acquisition Proposal, and disclose the identity of the other party (or parties) and the material terms of such inquiry, offer, proposal or request and, in the case of written materials that describe any of the terms and conditions of such inquiry, offer, proposal or request, provide copies of such materials, (B) promptly (and in any case within twenty-four (24) hours) make available to Parent all material non-public information, including copies of all written materials, made available by the Company to such party but not previously made available to Parent and (C) keep Parent informed on a reasonably prompt basis (and, in any case, within twenty-four (24) hours of any significant development) of the status and material details (including material amendments and proposed material amendments) of any such Acquisition Proposal or other inquiry, offer, proposal or request, providing to Parent copies of any additional or revised written proposals, written indications of interest or draft agreements relating to such Acquisition Proposal or other inquiry, offer, proposal or request, or other written materials that describe any of the material terms and conditions of such Acquisition Proposal or other inquiry, offer, proposal or request. The Company agrees that it and its Subsidiaries will not enter into any agreement with any Person that prohibits the Company from providing any information to Parent in accordance with this Section 5.6.

          (c)   Except as permitted by Section 5.6(d) or Section 5.6(e), neither the Company Board nor any committee thereof shall (i) withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, the Company Recommendation, in each case in a manner adverse to Parent or Merger Sub, (ii) approve, authorize, declare advisable or recommend any Acquisition Proposal or (iii) adopt or approve, or publicly propose to adopt or approve, or allow the Company or any of its Subsidiaries to execute or enter into, any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal (other than a confidentiality agreement permitted by Section 5.6(b) ) (any action described in the foregoing clauses (i) and (ii) of this sentence being referred to as a "Company Adverse Recommendation Change").

          (d)   If, at any time prior to the receipt of the Company Stockholder Approval, the Company Board receives a bona fide written Acquisition Proposal that the Company Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes a Superior Proposal that was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in violation of this Agreement, the Company Board may (i) effect a Company Adverse Recommendation Change or (ii) cause the Company to terminate this Agreement pursuant to Section 7.1(c)(ii) in order to enter into a definitive agreement providing for such Superior Proposal if, in each case, (A) the Company Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, (B) the Company has notified Parent in writing that the Company Board intends to effect a Company Adverse Recommendation Change pursuant to this Section 5.6(d) or terminate this Agreement pursuant to Section 7.1(c)(ii), (C) the Company has provided Parent a copy of the proposed definitive agreements and other proposed transaction documentation between the Company and the Person making such Superior Proposal, if any, (D) for a period of four (4) Business Days following the notice delivered pursuant to clause (B) of this Section 5.6(d), the Company shall have discussed and negotiated in good faith and made the Company's Representatives available to discuss and negotiate in good faith (in each case to the extent Parent takes action to or does negotiate) with Parent's Representatives any proposed modifications to the terms and conditions of this Agreement or the transactions contemplated by this Agreement so that the failure to take such action would no longer be inconsistent with the Company Board's fiduciary duties under applicable Law (it being understood and agreed that any amendment to any material term or condition of any Superior Proposal shall require a new notice and a new negotiation period that shall expire on the later to occur of (I) two (2) Business Days following delivery of such new notice from the Company to Parent and (II) the expiration of the original four (4)-Business Day period described in clause (D) above), and (E) no earlier than the end of such negotiation period, the Company Board shall have determined in good faith, after consultation with its outside financial advisors and outside legal counsel, and after considering the terms of any proposed amendment or modification to this Agreement, that (x) the Acquisition Proposal that is the subject of the notice described in clause (B) above still constitutes a Superior Proposal and (y) the failure to take such action would still be inconsistent with its fiduciary duties under applicable Law; provided that any purported termination of this Agreement pursuant to this sentence shall be void and of no force and effect unless the Company shall have paid Parent the Termination Fee in accordance with Section 7.3(a) prior to or substantially concurrently with such termination.

          (e)   Other than in connection with a Superior Proposal (which shall be subject to Section 5.6(d) and shall not be subject to this Section 5.6(e)), prior to obtaining the Company Stockholder Approval, the Company Board may, in response to an Intervening Event, take any action prohibited by clause (i) of Section 5.6(c), only if (i) the Company Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, (ii) the Company has notified Parent in writing that the Company Board intends to effect such a Company Adverse Recommendation Change pursuant to this Section 5.6(e) (which notice shall specify the facts and circumstances providing the basis of the Intervening Event and for the Company Board's determination to effect a Company Adverse Recommendation Change in reasonable detail), (iii) for a period of four (4) Business Days following the notice delivered pursuant to clause (ii) of this Section 5.6(e), the Company shall have discussed and negotiated in good faith and made the Company's Representatives available to discuss and negotiate in good faith (in each case to the extent Parent takes action to or does negotiate) with Parent's Representatives any proposed modifications to the terms and conditions of this Agreement or the transactions contemplated by this Agreement so that the failure to take such action would no longer be inconsistent with the Company Board's fiduciary duties under applicable Law and (iv) no earlier than the end of such negotiation period, the Company Board shall have determined in good faith, after consultation with its outside financial advisors and outside legal counsel, and after considering the terms of any proposed amendment or modification to this Agreement, that the failure to take such action would still be inconsistent with its fiduciary duties under applicable Law.

          (f)    Nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder, or (ii) making any disclosure to its stockholders if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure of the Company Board to make such disclosure would be inconsistent with its fiduciary duties under applicable Law; provided that (A) the obligations specified in Section 5.6(d) or 5.6(e) shall continue in full force and effect and (B) any such disclosure (other than issuance by the

  Company of a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) that addresses or relates to the approval, recommendation or declaration of advisability by the Company Board with respect to this Agreement or an Acquisition Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Company Board in connection with such communication publicly states that its recommendation with respect to this Agreement has not changed.

        Section 5.7    Directors' and Officers' Indemnification and Insurance.

          (a)   From and after the Effective Time, Parent agrees that it will indemnify and hold harmless, to the fullest extent permitted under applicable Law and the Certificate of Incorporation and the Bylaws in effect as of the date of this Agreement, each current or former director and officer of the Company (determined as of the Effective Time), in each case, when acting in such capacity or in serving as a director, officer, member, trustee or fiduciary of another entity or enterprise, including a Company Benefit Plan, at the request or benefit of the Company (collectively, the "D&O Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any actual or alleged Proceeding, in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including actions to enforce this provision or any other indemnification or advancement right of any D&O Indemnified Party, and Parent or the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law and the Certificate of Incorporation and the Bylaws in effect as of the date of this Agreement; provided that any Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication that such Person is not entitled to indemnification. For a period of six (6) years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the Certificate of Incorporation and Bylaws as in effect immediately prior to the Effective Time with respect to acts or omissions occurring prior to the Effective Time and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Parties; provided that all rights to indemnification in respect of any claim made for indemnification within such period shall continue until the disposition of such action or resolution of such claim. From and after the Effective Time, Parent shall guarantee and stand surety for, and shall cause the Surviving Corporation to honor, all indemnification Contracts between any officer or director and the Company in effect prior to the date of this Agreement that have been made available to Parent.

          (b)   Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of or after the Effective Time to, purchase a six (6)-year prepaid "tail" policy, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company's existing policies of directors' and officers' liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time (including in connection with this Agreement and the transactions or actions contemplated by this Agreement), and Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party shall have any further obligation to purchase or pay for insurance hereunder; provided that the Company shall not pay, and the Surviving Corporation shall not be required to pay, in excess of 300% of the last annual premium paid by the Company prior to the date of this Agreement in respect of such "tail" policy. If the Company or the Surviving Corporation for any reason fail to obtain such "tail" insurance policies prior to, as of or after the Effective Time, Parent shall, for a period of six (6) years from the Effective Time, cause the

  Surviving Corporation to maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company with respect to matters arising on or before the Effective Time; provided that after the Effective Time, Parent shall not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date of this Agreement in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount.

          (c)   The covenants contained in this Section 5.7 are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties and their respective heirs and shall not be deemed exclusive of any other rights to which any such Person is entitled, whether pursuant to Law, contract or otherwise.

          (d)   In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.7.

        Section 5.8    Notification of Certain Matters.    Subject to applicable Law, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would reasonably be expected to cause, in the case of the Company, any condition set forth in Section 6.2 not to be satisfied, or in the case of Parent, any condition set forth in Section 6.3 not to be satisfied, at any time from the date of this Agreement to the Effective Time, (b) any notice or other communication received by such party from any Governmental Authority in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement, if the subject matter of such notice or other communication or the failure of such party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent and (c) any claims, investigations or Proceedings commenced or, to such party's Knowledge, threatened in writing against, relating to or involving or otherwise affecting such party (including its board of directors) or any of its Subsidiaries that relate to this Agreement, the Merger or the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, no such notification shall, in and of itself, affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

        Section 5.9    Public Disclosure.    So long as this Agreement is in effect, neither Parent, nor the Company, nor any of their respective Affiliates, will disseminate any press release or other public announcement or disclosure concerning this Agreement, the Merger or the other transactions contemplated by this Agreement, except as may be required by Law or the rules of a national securities exchange or to the extent disclosed in or consistent with the Proxy Statement or the Form S-4, without the prior consent of each of the other parties hereto, which consent shall not be unreasonably withheld, conditioned or delayed. The parties have agreed to the text of the joint press release announcing the execution of this Agreement. Notwithstanding the foregoing, (a) without prior consent of the other parties, each party may disseminate information substantially consistent with information included in a press release or other document previously approved for external distribution by the other parties, or is otherwise not subject to such approval, in each case, pursuant to the first sentence of this Section 5.9 and (b) this Section 5.9 shall not apply to (i) any press release or other public announcement or disclosure in connection with any Company Adverse Recommendation Change effected by the Company Board in accordance with this Agreement or (ii) any press release or other public announcement or disclosure by the Company or Parent of any information concerning this Agreement, the Merger or the other transactions contemplated by this Agreement in connection with a determination or notice by the Company Board in accordance with Section 5.6(b), Section 5.6(d) or Section 5.6(e) or any dispute between the parties regarding this Agreement, the Merger or the transactions contemplated by this Agreement.

        Section 5.10    Employee Benefits; Labor.

          (a)   For purposes of this Section 5.10, (i) the term "Covered Employees" shall mean employees who are actively employed by or on a legally protected or approved leave of absence from the Company or any of its Subsidiaries immediately prior to the Effective Time; and (ii) the term "Continuation Period" shall mean the period beginning at the Effective Time and ending on the first anniversary of the Effective Time.

          (b)   Except where applicable Law requires more favorable treatment, during the Continuation Period, Parent shall, or shall cause the applicable Subsidiary of Parent to, provide to each Covered Employee for so long as such Covered Employee remains an employee of Parent or any of its Subsidiaries during the Continuation Period, (x) base salary or base wage and target annual cash bonus opportunities, in the aggregate, that are no less favorable than the base salary or base wage and target annual cash bonus opportunities, in the aggregate, provided by the Company and its Subsidiaries to such Covered Employee immediately prior to the Effective Time and (y) pension and welfare benefits, in the aggregate, that are no less favorable than the pension and welfare benefits, in the aggregate, provided by the Company and its Subsidiaries to such Covered Employee immediately prior to the Effective Time.

          (c)   In the event that a Covered Employee experiences a Qualifying Termination during the Continuation Period, such employee shall, no later than thirty (30) days following such Qualifying Termination, be paid a bonus award for the fiscal year during which such Qualifying Termination occurs under the annual bonus plan in which such Covered Employee is participating as of the date of such Qualifying Termination, based on target performance levels and prorated for the portion of the fiscal year (based on calendar days) elapsed between January 1 of the applicable fiscal year and the date of such Covered Employee's Qualifying Termination; provided that any Covered Employee who is otherwise entitled to receive a prorated bonus for such period under a Severance Plan or otherwise will not be eligible to receive the prorated bonus described in this Section 5.10(c) in order to avoid duplication of benefits.

          (d)   In the event any Covered Employee first becomes eligible to participate under any Parent Benefit Plan following the Effective Time, Parent shall, or shall cause the applicable Subsidiary of Parent to, use commercially reasonable efforts to (i) waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any Covered Employee (and eligible dependents) under any Parent Benefit Plan providing medical, dental or vision benefits to the same extent such limitation would have been waived or satisfied under any similar Company Benefit Plan the Covered Employee participated in immediately prior to coverage under the Parent Benefit Plan and (ii) provide each Covered Employee with credit for any copayments, out-of-pocket requirements and deductibles paid prior to the Covered Employee's coverage under any Parent Benefit Plan during the plan year in which the Effective Time occurs to the same extent such credit was given under any similar Company Benefit Plan that the Covered Employee (and eligible dependents) participated in immediately prior to coverage under the Parent Benefit Plan, in satisfying any applicable co-payment, deductible or out-of-pocket requirements under the Parent Benefit Plan for the plan year in which the Effective Time occurs.

          (e)   As of the Effective Time, Parent shall recognize, or shall cause the applicable Subsidiary of Parent to recognize, all service of each Covered Employee prior to the Effective Time, to the Company (or any predecessor employer of the Company or any of its Subsidiaries, to the extent such service with the predecessor employer is recognized by the Company or such Subsidiary under the comparable Company Benefit Plan) for purposes of determining eligibility to participate, level of benefits and vesting, benefit accruals (but not for benefit accrual purposes under any defined benefit pension plan) and for purposes of determining future vacation or paid time off accruals and severance amounts to the same extent as such Covered Employee received, immediately before the Effective Time, credit for such service under any similar Company Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time; provided that in no event shall anything contained in this Section 5.10 result in any duplication of benefits for the same period of service.

          (f)    If requested by Parent no later than five (5) days prior to the Closing Date, effective as of the day immediately prior to the Closing Date and contingent upon the occurrence of the Closing, the Company shall terminate or cause the termination of each U.S. tax-qualified defined contribution plan provided to current and former employees of the Company and its Subsidiaries (each, a "Company Qualified Plan"). In such event, prior to the Closing Date and thereafter (as applicable), the Company and Parent shall take any and all action as may be required, including amendments to a U.S. tax-qualified defined contribution plan maintained by Parent or one of its Subsidiaries (each, a "Parent Qualified Plan"), to permit each Covered Employee to make rollover contributions of "eligible rollover distributions" (within the meaning of Section 402(c)(4) of the Code) in cash and notes (representing plan loans from the Company Qualified Plan) in an amount equal to the eligible rollover distribution portion of the account balance distributable to such Covered Employee from such Company Qualified Plan to the corresponding Parent Qualified Plan. If the Company Qualified Plan is terminated as described herein, the Covered Employees shall be eligible to participate in a Parent Qualified Plan as soon as administratively practicable following the Closing Date.

          (g)   Parent shall, or shall cause the applicable Subsidiary of Parent to, cause each Covered Employee who has elected to participate in a flexible spending plan maintained by the Company (the "Company FSA") for the plan year during which the Closing occurs to be covered under a flexible spending plan maintained by Parent or one of its Subsidiaries (the "Parent FSA") at the same level of coverage elected under the Company FSA. Each such Covered Employee shall be treated as if his or her participation in the Parent FSA had been continuous from the beginning of the plan year in which the Closing occurs and each existing salary reduction election shall be taken into account for the remainder of the plan year under the Parent FSA in which the Closing occurs. The Parent FSA shall provide reimbursement for medical care expenses and dependent care expenses incurred by Covered Employees at any time during the plan year in which the Closing occurs under the Company FSA (including claims incurred before the Closing), up to the amount of such Covered Employees' elections and reduced by amounts previously reimbursed by the Company FSA.

          (h)   Parent shall, and shall cause the Surviving Corporation or the applicable Subsidiary of Parent to, honor all contractual rights and employee benefit obligations to current and former employees under the Company Benefit Plans set forth on Section 5.10(h) of the Company Disclosure Letter. Parent acknowledges that the transactions contemplated by this Agreement will constitute a "change in control," "change of control" or term or concept of similar import of the Company and its Subsidiaries under the terms of the Company Benefit Plans.

          (i)    The parties hereto acknowledge and agree that all provisions contained in this Section 5.10 with respect to employees, including Covered Employees, of the Company and its Subsidiaries are included for the sole benefit of the respective parties hereto and shall not create any right (i) in any other Person, including employees, former employees, any participant or any beneficiary thereof, in any Company Benefit Plan or (ii) to continued employment with the Company, Parent, the Surviving Corporation or their respective Subsidiaries or Affiliates.

  Notwithstanding anything in this Section 5.10 to the contrary, nothing in this Agreement, whether express or implied, shall be treated as an amendment or other modification of any Company Benefit Plan, Parent Benefit Plan or any other employee benefit plans of the Company, Parent, the Surviving Corporation or any of their respective Subsidiaries or Affiliates or shall prohibit Parent, the Surviving Corporation or any of their respective Subsidiaries or Affiliates from amending or terminating any employee benefit plan.

        Section 5.11    Merger Sub.    Parent will take all actions necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Immediately following execution of this Agreement, Parent shall execute and deliver, in accordance with applicable Law and its certificate of incorporation and bylaws, in its capacity as sole stockholder of Merger Sub, a written consent adopting the plan of merger contained in this Agreement.

        Section 5.12    Rule 16b-3 Matters.    Prior to the Effective Time, Parent and the Company shall take all such steps as may be reasonably necessary or advisable (to the extent permitted under applicable Law and no-action letters issued by the SEC) to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

        Section 5.13    Stock Exchange Listing.    Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger to be approved for listing on Nasdaq, subject to official notice of issuance, at or prior to the Effective Time.

        Section 5.14    Stock Exchange Delisting; Deregistration.    Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts, in accordance with applicable rules and policies of Nasdaq, to facilitate the commencement of the delisting of the Company and of the shares of Company Common Stock from Nasdaq as promptly as practicable after the Effective Time. Prior to the Effective Time, the Company shall not voluntarily delist the Company Common Stock from Nasdaq.

        Section 5.15    State Takeover Laws.    If any state takeover statute becomes or is deemed to become applicable to the Company or the Merger, the Voting Agreement(s) or the other transactions contemplated by this Agreement, then the Company Board shall take any and all actions within the Company's control as are permitted under applicable Law and necessary to eliminate or, if it is not possible to eliminate, then to minimize the effects of such statutes on the foregoing.

        Section 5.16    Transaction Litigation.    The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder Proceeding brought by any stockholder of the Company against the Company or its directors or executive officers relating to the Merger or the other transactions contemplated by this Agreement, whether commenced prior to or after the execution and delivery of this Agreement. The Company agrees that it shall not settle or offer to settle any such Proceeding commenced prior to or after the date of this Agreement against the Company or any of its directors or executive officers by any stockholder of the Company relating to this Agreement, the Merger, any other transaction contemplated by this Agreement or otherwise, without the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed.

        Section 5.17    Resignations.    Prior to the Effective Time, upon Parent's request, the Company shall use commercially reasonable efforts to cause any director of the Company to execute and deliver a letter effectuating his or her resignation as a director of such entity effective as of the Effective Time.

Article VI

CONDITIONS TO THE MERGER

        Section 6.1    Conditions to the Obligations of Each Party.    The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Closing of the following conditions:

          (a)   the Company shall have obtained the Company Stockholder Approval;

          (b)   the Parent Stock Issuance shall have been approved for listing on Nasdaq, subject to official notice of issuance;

          (c)   the Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or any Proceedings by or before the SEC seeking a stop order;

          (d)   any applicable waiting period (and any extension thereof) under the HSR Act relating to the consummation of the Merger shall have expired or early termination thereof shall have been granted; and

          (e)   no Governmental Authority of competent jurisdiction shall have issued or entered any Order after the date of this Agreement, and no Law shall have been enacted or promulgated after the date of this Agreement, in each case, that (whether temporary or permanent) is then in effect and has the effect of enjoining or otherwise prohibiting the consummation of the Merger.

        Section 6.2    Conditions to Obligations of Parent and Merger Sub to Effect the Merger.    The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent at or prior to the Closing of the following additional conditions:

          (a)   (i) each of the representations and warranties of the Company contained in Section 3.2(a), Section 3.2(c)(i), (ii)  and (iv) (in each such clause of Section 3.2(c), with respect to the Company and the securities thereof or equity interests therein), Section 3.3, Section 3.4, Section 3.5(a)(i), Section 3.7(c) and Section 3.24 shall be true and correct in all respects (other than, in the case of Section 3.2(a), Section 3.2(c)(i), (ii) and (iv) (in each such clause of Section 3.2(c), with respect to the Company and the securities thereof or equity interests therein), de minimis inaccuracies) as of the Closing Date as if made at and as of such time (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), (ii) each of the representations and warranties of the Company contained in the first sentence of Section 3.1, Section 3.2(b), Section 3.2(c)(iii), Section 3.25 and Section 3.26 (without giving effect to any materiality, Material Adverse Effect or similar qualifiers contained therein) shall be true and correct in all material respects as of the Closing Date as if made at and as of such time (other than any such representation or warranty that is made as of a specified date, which representation or warranty shall be so true and correct as of such specified date) and (iii) the other representations and warranties of the Company contained in this Agreement (without giving effect to any materiality, Material Adverse Effect or similar qualifiers contained therein) shall be true and correct as of the Closing Date as if made at and as of such time (other than any such representation or warranty that is made as of a specified date, which representation or warranty shall be so true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company;

          (b)   the Company shall have performed or complied in all material respects with its obligations required under this Agreement to be performed or complied with on or prior to the Closing; and

          (c)   Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in Section 6.2(a) and Section 6.2(b) .

        Section 6.3    Conditions to Obligation of the Company to Effect the Merger.    The obligation of the Company to effect the Merger is subject to the satisfaction or (to the extent permitted by Law) waiver by the Company at or prior to the Closing of the following additional conditions:

          (a)   (i) each of the representations and warranties of Parent and Merger Sub contained in Section 4.2(a), Section 4.2(c)(i), (ii) and (iv) (in each such clause of Section 4.2(c), with respect to the Parent and the securities thereof or equity interests therein), Section 4.3, Section 4.4, Section 4.5(a)(i) and Section 4.7(b) shall be true and correct in all respects (other than, in the case of Section 4.2(a) , Section 4.2(c)(i), (ii) and (iv) (in each such clause of Section 4.2(c), with respect to the Parent and the securities thereof or equity interests therein), de minimis inaccuracies) as of the Closing Date as if made at and as of such time (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), (ii) each of the representations and warranties of Parent and Merger Sub contained in the first sentence of Section 4.1, Section 4.2(b), Section 4.2(c)(iii) and Section 4.16 (without giving effect to any materiality, Material Adverse Effect or similar qualifiers contained therein) shall be true and correct in all material respects as of the Closing Date as if made at and as of such time (other than any such representation or warranty that is made as of a specified date, which representation or warranty shall be so true and correct as of such specified date) and (iii) the other representations and warranties of the Parent and Merger Sub contained in this Agreement (without giving effect to any materiality, Material Adverse Effect or similar qualifiers contained therein) shall be true and correct as of the Closing Date as if made at and as of such time (other than any such representation or warranty that is made as of a specified date, which representation or warranty shall be so true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Parent;

          (b)   Parent and Merger Sub shall have performed or complied in all material respects with each of their respective obligations required under this Agreement to be performed or complied with on or prior to the Closing; and

          (c)   the Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Section 6.3(a) and Section 6.3(b) .

Article VII

TERMINATION, AMENDMENT AND WAIVER

        Section 7.1    Termination.    Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval is obtained (except as otherwise expressly noted), as follows:

          (a)   by mutual written consent of each of Parent and the Company;

          (b)   by either Parent or the Company, if:

              (i)  the Merger shall not have been consummated on or before 5:00 p.m. (New York time) on April 28, 2020 (the "Termination Date"); provided, however, that if the conditions to the Closing set forth in Section 6.1(d) have not been satisfied or waived on or prior to such date but all other conditions to Closing set forth in Article VI have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing (so long as such conditions are reasonably capable of being satisfied)), the Termination Date may be extended by either Party (by delivering written notice to the other party at or prior to 5:00 p.m. (New York time) on April 28, 2020) to July 28, 2020, and such date, as so extended, shall be the "Termination Date"; provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party if a material breach by such party of any of its obligations under this Agreement has been the principal cause of or principally resulted in the failure of the Closing to have occurred on or before the Termination Date;

             (ii)  prior to the Effective Time, any Governmental Authority of competent jurisdiction shall have issued or entered any Order after the date of this Agreement or any Law shall have been enacted or promulgated after the date of this Agreement that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, and in the case of such an Order, such Order shall have become final and non-appealable; provided that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party if a material breach by such party of its obligations under Section 5.4 has been the principal cause of or principally resulted in the issuance of such Order; or

            (iii)  the Company Stockholder Approval shall not have been obtained upon a vote taken thereon at the Company Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof;

          (c)   by the Company if:

              (i)  Parent or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (B) is not capable of being cured by Parent or Merger Sub, as applicable, by the Termination Date or, if capable of being cured, shall not have been cured by Parent or Merger Sub on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following the Company's delivery of written notice to Parent of such breach or failure to perform; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if the Company is then in material breach of any of its obligations under this Agreement so as to result in the failure of a condition set forth in Section 6.2(b); or

             (ii)  at any time prior to receipt of the Company Stockholder Approval, in order for the Company to enter into a definitive agreement with respect to a Superior Proposal to the extent permitted by, and subject to the applicable terms and conditions of, Section 5.6(d); provided that prior to or substantially concurrently with such termination, the Company pays or causes to be paid to Parent the Termination Fee; or

          (d)   by Parent if:

              (i)  the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (B) is not capable of being cured by the Company by the Termination Date or, if capable of being cured, shall not have been cured by the Company on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Parent's delivery of written notice to the Company of such breach or failure to perform; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or Merger Sub is then in material breach of any of its obligations under this Agreement so as to result in the failure of a condition set forth in Section 6.3(b); or

             (ii)  at any time prior to the receipt of the Company Stockholder Approval, (A) the Company Board shall have made a Company Adverse Recommendation Change, (B) the Company or the Company Board shall have failed to include in the Proxy Statement the Company Recommendation or (C) the Company Board shall have (I) failed to publicly reaffirm the Company Recommendation within ten (10) Business Days of receipt of a written request by Parent to provide such reaffirmation following receipt by the Company of an Acquisition Proposal that is publicly announced (which request by Parent may only be given once with respect to each such Acquisition Proposal; provided that Parent may make another written request to which this clause (I) shall apply in the event of any publicly disclosed change to the price or other material terms of such Acquisition Proposal) or (II) failed to recommend against any Acquisition Proposal that is a tender or exchange offer subject to Regulation 14D under the Exchange Act (in a Solicitation/Recommendation Statement on Schedule 14D-9, if such statement is required to be filed or is otherwise filed), within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender or exchange offer.

        Section 7.2    Effect of Termination.    In the event that this Agreement is terminated and the Merger abandoned pursuant to Section 7.1, written notice thereof shall be given by the terminating party to the other party, specifying the provisions hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no effect without liability on the part of any party hereto, and all rights and obligations of any party hereto shall cease; provided that no such termination shall relieve any party hereto of any liability or damages resulting from any knowing and intentional breach of its obligations under this Agreement prior to such termination or fraud in the making of the representations and warranties set forth herein; and provided, further, that the Confidentiality Agreement, this Section 7.2, Section 7.3, Section 7.4, Section 7.5 and Article VIII shall survive any termination of this Agreement pursuant to Section 7.1. For purposes of this Agreement, "knowing and intentional breach" shall mean an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and knows would, or knows would reasonably be expected to, cause a material breach of this Agreement.

        Section 7.3    Termination Fees.

          (a)   If this Agreement is terminated by:

              (i)  (A) Parent pursuant to Section 7.1(d)(i) on the basis of a breach of a covenant or agreement contained in this Agreement or (B) either Parent or the Company pursuant to Section 7.1(b)(i) or Section 7.1(b)(iii) and in any such case (I) after the execution of this Agreement and prior to such termination (or prior to the Company Stockholders' Meeting in the case of termination pursuant to Section 7.1(b)(iii)), an Acquisition Proposal shall have been publicly disclosed (or, in the case of termination pursuant to Section 7.1(b)(i) or Section 7.1(d)(i), otherwise made known to the Company Board) and not withdrawn (publicly, if publicly disclosed) and (II) within twelve (12) months after such termination, any Acquisition Proposal is consummated or the Company enters into a definitive agreement with respect to any Acquisition Proposal that is subsequently consummated (provided that for purposes of this Section 7.3(a)(i), the references to "fifteen percent (15%)" in the definition of Acquisition Proposal shall be deemed to be references to "fifty percent (50%)");

             (ii)  the Company pursuant to Section 7.1(c)(ii); or

            (iii)  Parent pursuant to Section 7.1(d)(ii);

  then, in any such case, the Company shall pay, or cause to be paid, to Parent the Termination Fee.

  Any payments required to be made under this Section 7.3(a) shall be made by wire transfer of same-day funds to the account or accounts designated by Parent, (A) in the case of clause (i)

  above, on the same day as the consummation of the Acquisition Proposal contemplated therein, (B) in the case of clause (ii) above, immediately prior to or substantially concurrently with such termination and (C) in the case of clause (iii) above, promptly, but in no event later than two (2) Business Days after the date of such termination.

          (b)   Notwithstanding anything to the contrary set forth in this Agreement, the parties agree that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

          (c)   The Company acknowledges that (i) the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and (ii) without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to timely pay the Termination Fee pursuant to this Section 7.3 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the payment of the Termination Fee set forth in this Section 7.3, the Company shall pay Parent its costs and expenses in connection with such suit (including reasonable attorneys' fees), together with interest on such amount at an annual rate equal to the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

        Section 7.4    Amendment.    This Agreement may be amended by mutual agreement of the parties hereto in writing at any time before or after receipt of the Company Stockholder Approval; provided that after the Company Stockholder Approval has been obtained, there shall not be any amendment that by applicable Law or in accordance with the rules of any stock exchange requires further approval by the stockholders of the Company without such further approval of such stockholders nor any amendment or change not permitted under applicable Law.

        Section 7.5    Extension; Waiver.    At any time prior to the Effective Time, subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Article VIII

GENERAL PROVISIONS

        Section 8.1    Survival.    The representations, warranties, covenants and agreements in this Agreement and in any certificate or other document delivered pursuant to this Agreement, including rights arising out of any breach of such representations, warranties, covenants and agreements, shall terminate at the Effective Time; provided that this Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        Section 8.2    Expenses.    Except as expressly set forth herein (including Section 5.4 and Section 7.3), all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

        Section 8.3    Notices.    All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed facsimile transmission or electronic mail, addressed as follows:

if to Parent or Merger Sub:
Exact Sciences Corporation 441 Charmany Drive Madison, Wisconsin 53719
Phone:
Email:
Attention:	D. Scott Coward, Senior Vice President, General Counsel, Chief Administrative Officer & Secretary
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP 155 North Wacker Drive Chicago, Illinois 60606
Phone:	(312) 407-0700
Fax:	(312) 407-0411
Email:	Charles.Mulaney@skadden.com Richard.Witzel@skadden.com
Attention:	Charles W. Mulaney, Jr. Richard C. Witzel, Jr.
if to the Company:
Genomic Health, Inc. 301 Penobscot Drive Redwood City, California 94063
Phone:
Email:
Attention:	Jason W. Radford, Chief Legal Officer
with copies (which shall not constitute notice) to:
Sullivan & Cromwell LLP 1870 Embarcadero Road Palo Alto, California 94303
Phone:	(650) 461-5669
Fax:	(650) 461-5747
Email:	hurdm@sullcrom.com paynesa@sullcrom.com
Attention:	Matthew G. Hurd Sarah P. Payne

and
Pillsbury Winthrop Shaw Pittman LLP 4 Embarcadero Center, 22nd Floor San Francisco, California 94111
	Phone:	(415) 983-1000
	Fax:	(415) 983-1200
	Email:	stanton.wong@pillsburylaw.com justin.hovey@pillsburylaw.com
	Attention:	Stanton D. Wong Justin D. Hovey

or to such other address, electronic mail address or facsimile number for a party as shall be specified in a notice given in accordance with this Section 8.3; provided that any notice received by facsimile transmission or electronic mail or otherwise at the addressee's location on any Business Day after 7:00 P.M. (addressee's local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 A.M. (addressee's local time) on the next Business Day; provided, further, that notice of any change to the address or any of the other details specified in or pursuant to this Section 8.3 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 8.3.

        Section 8.4    Interpretation; Certain Definitions.

          (a)   The parties have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          (b)   The words "hereof," "herein," "hereby," "hereunder" and "herewith" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs, exhibits, annexes and schedules are to the articles, sections and paragraphs of, and exhibits, annexes and schedules to, this Agreement, unless otherwise specified, and the table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the phrase "without limitation." Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if." The phrases "the date of this Agreement" and "the date hereof" and terms or phrases of similar import shall be deemed to refer to July 28, 2019, unless the context requires otherwise. References to any information or document being "made available," "provided" or "furnished" (other than to the SEC) and words of similar import shall include such information or document having been posted to the online data room referred to as "Space" hosted on behalf of the Company by Merrill Corporation prior to the date of this Agreement. Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein shall mean such

  Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws, and to any statutes, rules or regulations promulgated thereunder. All references to "dollars" or "$" refer to currency of the United States. References to the "ordinary course of business" of any Person shall be deemed to mean "the ordinary course of business in a manner consistent with the past practices" of such Person.

        Section 8.5    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        Section 8.6    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, except that Merger Sub may assign any or all of its rights, interests and obligations hereunder to one or more direct or indirect wholly owned Subsidiaries of Parent, or a combination thereof so long as such assignment would not delay, impair or prevent consummation of the Merger or otherwise have a Material Adverse Effect on Parent and Parent continues to remain liable for all of such obligations as if no such assignment had occurred. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 8.6 shall be null and void.

        Section 8.7    Entire Agreement.    This Agreement (including the exhibits, annexes and appendices hereto), together with the Confidentiality Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        Section 8.8    No Third-Party Beneficiaries.    This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder except for the right of the Company to pursue damages (including to the extent proven and awarded by the court, damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the Company's stockholders, it being acknowledged that (i) prior to the Effective Time, the stockholders of the Company shall not have the right to assert directly any claim against Parent or Merger Sub or otherwise enforce this Agreement and (ii) from and after the Effective Time, the stockholders' rights are governed by subsection (b) of the following proviso); provided that it is specifically intended that (a) the D&O Indemnified Parties (solely with respect to Section 5.7 and this Section 8.8 from and after the Effective Time) and (b) from and after the Effective Time, the holders of Company Common Stock and Company Equity Awards (solely with respect to Article II) are each intended third-party beneficiaries hereof.

        Section 8.9    Governing Law.    This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

        Section 8.10    Specific Performance.    The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any party hereto does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that, prior to valid termination of this Agreement in accordance with Section 7.1, the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

        Section 8.11    Consent to Jurisdiction.

          (a)   Each of the parties hereto hereby, with respect to any legal claim or Proceeding arising out of this Agreement or the transactions contemplated by this Agreement, (i) expressly and irrevocably submits, for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the Delaware Court of Chancery and any appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (iii) agrees that it will not bring any claim or Proceeding relating to this Agreement or the transactions contemplated by this Agreement except in such courts and (iv) irrevocably waives, to the fullest extent it may legally and effectively do so, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any objection which it may now or hereafter have to the laying of venue of any claim or Proceeding arising out of or relating to this Agreement. Notwithstanding the foregoing, each of Parent, Merger Sub and the Company agrees that a final and nonappealable judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

          (b)   Each party irrevocably consents to the service of process in any claim or Proceeding with respect to this Agreement and the transactions contemplated by this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto made by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 8.3 and such service of process shall be sufficient to confer personal jurisdiction over such party in such claim or Proceeding and shall otherwise constitute effective and binding service in every respect.

        Section 8.12    Counterparts.    This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

        Section 8.13    WAIVER OF JURY TRIAL.    EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[Remainder of page intentionally left blank; signature pages follow.]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

EXACT SCIENCES CORPORATION
By:	/s/ KEVIN T. CONROY
	Name:	Kevin T. Conroy
	Title:	President and Chief Executive Officer

SPRING ACQUISITION CORP.
By:	/s/ KEVIN T. CONROY
	Name:	Kevin T. Conroy
	Title:	President

GENOMIC HEALTH, INC.
By:	/s/ KIMBERLY J. POPOVITS
	Name:	Kimberly J. Popovits
	Title:	President & Chief Executive Officer

APPENDIX A
DEFINITIONS

        As used in this Agreement, the following terms shall have the following meanings:

        "Acquisition Proposal" shall mean a proposal or offer from any Person providing for any (i) merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving the Company, pursuant to which any such Person (including such Person's or resulting company's direct or indirect stockholders) would own or control, directly or indirectly, fifteen percent (15%) or more of the voting power of the Company, (ii) sale or other disposition, directly or indirectly, of assets of the Company (including the capital stock or other equity interests of any of its Subsidiaries) or any Subsidiary of the Company representing fifteen percent (15%) or more of the consolidated assets, revenues or net income of the Company and its Subsidiaries, taken as a whole, (iii) issuance or sale or other disposition of capital stock or other equity interests representing fifteen percent (15%) or more of the voting power of the Company, (iv) tender offer, exchange offer or any other transaction or series of transactions in which any Person would acquire, directly or indirectly, beneficial ownership or the right to acquire beneficial ownership of capital stock or other equity interests representing fifteen percent (15%) or more of the voting power of the Company or (v) any related combination of the foregoing.

        "Affiliate" shall mean, with respect to any Person, any individual, partnership, corporation, entity or other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person specified. For the avoidance of doubt, Parent shall not be deemed to be an Affiliate of the Company by virtue of the Voting Agreement(s).

        "Business Day" shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by Law or executive order to close.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Company Benefit Plan" shall mean each "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) and each other material employment or employee benefit plan, program, practice, policy, arrangement or agreement, including any compensation, stock option, stock purchase, restricted stock, restricted stock unit, stock appreciation right or other equity or equity-based compensation, bonus, incentive compensation, employment, change in control, retention, retirement, pension, post-employment benefits, supplemental retirement, deferred compensation, profit-sharing, unemployment, severance, termination pay, health or medical benefits, employee assistance program, welfare, hospitalization, life, accidental death and dismemberment, long-term disability or short-term disability, sick-leave, fringe benefit or other similar compensation or employee benefit plan, program, practice, policy, arrangement or agreement, in each case, whether written or unwritten and whether or not subject to ERISA, for any current or former employee, director or individual service provider of the Company or any of its Subsidiaries, which is maintained, administered, sponsored, participated in, contributed to or required to be contributed to by the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries could reasonably be expected to have any liability; provided that in no event shall a Company Benefit Plan include any plan, program, arrangement or practice that is implemented, administered or operated by a Governmental Authority.

        "Company Disclosure Letter" shall mean the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement.

        "Company Equity Awards" shall mean the Company Stock Options and Company RSU Awards.

        "Company Equity Plan" shall mean the Genomic Health, Inc. Amended and Restated 2005 Stock Incentive Plan, as amended from time to time, and any other equity or equity-based plan, program, or arrangement of the Company or any of its Subsidiaries or any predecessor thereof, other than the Company ESPP.

        "Company ERISA Affiliate" shall mean any Person under common control with the Company within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.

        "Company ESPP" shall mean the Genomic Health, Inc. Employee Stock Purchase Plan, as amended from time to time.

        "Company Lease" shall mean all agreements, including all amendments and modifications thereto, pursuant to which the Company or any of its Subsidiaries leases, subleases, licenses, uses or otherwise occupies the Company Leased Real Property.

        "Company Leased Real Property" shall mean any real property which the Company or any of its Subsidiaries leases, subleases, licenses, uses or otherwise occupies any real property or any interest therein from any other Person.

        "Company Recommendation" shall mean the recommendation of the Company Board that the stockholders of the Company adopt this Agreement and approve the Merger.

        "Confidentiality Agreement" shall mean the confidentiality agreement, dated June 13, 2019, between Parent and the Company.

        "Contract" shall mean any binding contract, subcontract, lease, sublease, conditional sales contract, purchase order, sales order, license, indenture, note, bond, loan, instrument, understanding, permit, concession, franchise, commitment, partnership, limited liability company or other agreement.

        "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or partnership or other interests, by Contract or otherwise. The terms "Controlling" and "Controlled by" shall have correlative meanings.

        "Customs & International Trade Authorizations" shall mean any and all licenses, registrations and approvals required pursuant to the Customs & International Trade Laws for the lawful export, deemed export, reexport, deemed reexport, or import of goods, software, technology, technical data, services and international financial transactions.

        "Copyleft Software" means any software, data, algorithm or other Intellectual Property ("Component") that requires, as a condition of its use, modification or distribution, that such Component, or other Components incorporated into, derived from, or distributed with, such Component (1) be disclosed or distributed in source code form, (2) be licensed for the purpose of making derivative works or (3) be redistributable at no or minimal charge. For the avoidance of doubt, Open Source Software includes all Components licensed or distributed under the GNU Affero General Public License, GNU General Public License (GPL), Lesser/Library GPL (LGPL) or any other licenses compliant with the "open source" definition of the Open Source Initiative.

        "Customs & International Trade Laws" shall mean the applicable export control, import, customs and trade, anti-bribery, and anti-boycott Laws of any jurisdiction in which the Company or any of its Subsidiaries is incorporated or does business, including the UK Bribery Act 2010, the Tariff Act of 1930, as amended, and other applicable Laws administered or enforced by the U.S. Department of Commerce, U.S. International Trade Commission, U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement, and their predecessor or successor agencies; the Export Administration Act of 1979, as amended; the Export Control Reform Act of 2018; the Export Administration Regulations, including related restrictions with regard to transactions involving Persons on the U.S. Department of Commerce Denied Persons List, Unverified List or Entity List; the Arms Export Control Act, as amended; the International Traffic in Arms Regulations, including related restrictions with regard to transactions involving Persons on the "Debarred List"; the anti-boycott Laws administered by the U.S. Department of Commerce; the anti-boycott Laws administered by the U.S. Department of the Treasury; and the Foreign Trade Regulations administered by the Census Bureau.

        "Delaware Secretary of State" shall mean the Secretary of State of the State of Delaware.

        "Environmental Laws" shall mean all applicable Laws relating to pollution or protection of the environment, natural resources or, as it relates to exposure to Hazardous Materials, human health and safety, including Laws relating to Releases of Hazardous Materials and the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials, including the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), the Safe Drinking Water Act (42 U.S.C. § 3000(f) et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. § 2701 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Endangered Species Act of 1973 (16 U.S.C. § 1531 et seq.) and other similar foreign, state and local Laws.

        "Equity Award Exchange Ratio" shall mean the sum of (i) the quotient (rounded to five (5) decimal places) obtained by dividing (x) the Cash Consideration by (y) the Parent Stock Price and (ii) the Exchange Ratio.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended

        "Exchange Act" shall mean the Securities Exchange Act of 1934.

        "Exchange Ratio" shall mean (i) if the Parent Stock Price is an amount equal to or greater than $120.75, 0.36854, (ii) if the Parent Stock Price is an amount greater than $98.79 but less than $120.75, an amount equal to the quotient obtained by dividing (A) $44.50 by (B) the Parent Stock Price and (iii) if the Parent Stock Price is equal to or less than $98.79, 0.45043 (in each case, rounded to five (5) decimal places).

        "FCPA" shall mean the U.S. Foreign Corrupt Practices Act of 1977, as amended.

        "Foreign Plan" shall mean each Company Benefit Plan that primarily covers current or former employees, directors or individual service providers of the Company or any of its Subsidiaries based outside of the United States or that is subject to any Law other than U.S., federal, state or local law (other than any plan or program that is required by statute or maintained by a Governmental Authority to which the Company or any of its Affiliates contributes pursuant to applicable Law).

        "GAAP" shall mean the United States generally accepted accounting principles.

        "Governmental Authority" shall mean any federal, state, local, domestic, foreign or supranational government, or any governmental, regulatory, judicial or administrative authority, agency, commission or instrumentality.

        "Hazardous Materials" shall mean any material, substance, chemical or waste (or combination thereof) that (i) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil or words of similar meaning or effect under any Law relating to pollution, waste, the environment, or natural resources or (ii) can form the basis of any liability under any Law relating to pollution, waste or the environment, or natural resources.

        "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5 and the implementing regulations of each, as each are amended from time to time and when those regulations become effective.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "Indebtedness" shall mean (i) any indebtedness or other obligation for borrowed money, whether current, short-term or long-term and whether secured or unsecured, (ii) any indebtedness evidenced by a note, bond, debenture or other Security or similar instrument, (iii) any liabilities or obligations with respect to interest rate, currency or commodity swaps, collars, caps, hedging obligations or any Contract designated to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices, (iv) any capitalized lease obligations, (v) any direct or contingent obligations under letters of credit, bankers' acceptances, bank guarantees, surety bonds and similar instruments, each to the extent drawn upon and paid, (vi) any obligation to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) and (vii) guarantees in respect of clauses (i) through (vi), including guarantees of another Person's Indebtedness or any obligation of another Person which is secured by assets of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as applicable.

        "Information Privacy and Security Laws" shall mean all Laws concerning the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure, transfer (including cross-border) or protection of Personal Data or software or IT Assets, including any applicable Law, and all regulations promulgated and guidance issued by Governmental Authorities (including staff reports) thereunder, including, but not limited to, the following Laws and their implementing regulations or regulatory guidance, each as amended from time to time: HIPAA, guidance and regulations issued by the FDA regarding clinical trials or the de-identification of biological samples, the Federal Trade Commission Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children's Online Privacy Protection Act, the California Confidentiality of Medical Information Act (CMIA), the California Consumer Privacy Act and other state data protection or cybersecurity laws, state social security number protection laws, state data breach notification laws, state consumer protection laws, any Laws pertaining to privacy or data security of health information, genetic information or biological samples (including the Genetic Information Nondiscrimination Act (GINA), the California Genetic Information Nondiscrimination Act (CalGINA) and other state laws pertaining to such subject matter), the General Data Protection Regulation (2016/679) (the "GDPR") and any national law supplementing the GDPR (such as, in the U.K., the Data Protection Act 2018), any other data protection or privacy laws, regulations or regulatory requirements applicable to the processing of Personal Data (as amended or replaced from time to time), and any applicable Laws concerning requirements for website and mobile application privacy policies and practices, call or electronic monitoring or recording or any outbound communications (including, but not limited to, outbound calling and text messaging, telemarketing and email marketing).

        "Intellectual Property" shall mean any and all intellectual property rights throughout the world, including in all (i) patents and applications therefor, including all reissues, re-examinations, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part of the foregoing; (ii) inventions (whether or not patentable), trade secrets, know how, materials, databases and rights in data and collections of data, business methods, techniques, algorithms, protocols, processes, formulae, technical data, research and development information, technology and customer lists and other proprietary information; (iii) works of authorship and other copyrightable subject matter, copyrights and all registrations and applications for any of the foregoing, including in computer software (whether in source code, object code, or other form), mask works and mask work registrations; (iv) industrial designs and any registrations and applications therefor; and (v) registered and unregistered trademarks, trade names, trade dress, logos, common law trademarks and service marks, domain names, URLs, and other indicia of source or origin, including registrations and applications for the foregoing and renewals thereof and all goodwill associated therewith and symbolized thereby.

        "Intervening Event" shall mean a material event or circumstance that was not known to the Company Board on the date of this Agreement (or if known, the consequences of which were not known to the Company Board as of the date of this Agreement), which event or circumstance, or any consequence thereof, becomes known to the Company Board prior to the Company Stockholder Approval; provided that in no event shall any inquiry, offer or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal constitute an Intervening Event.

        "IRS" shall mean the United States Internal Revenue Service.

        "IT Assets" shall mean computers, computer systems, networks, software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, circuits and all other information technology equipment or systems (including any outsourced systems and processes).

        "Knowledge" shall mean the actual knowledge of the officers and employees of the Company set forth on Appendix A of the Company Disclosure Letter, or the officers and employees of Parent set forth on Appendix A of the Parent Disclosure Letter, as applicable, in each case after reasonable inquiry by each such person.

        "Labor Agreement" shall mean (i) any collective bargaining agreement or (ii) any other labor-related agreement, arrangement or understanding (other than agreements, arrangements or understandings the terms of which are set forth by applicable Law) that restricts the movement of work (other than as provided by applicable Law) or has a material financial impact on the applicable business unit or units subject to such agreement, arrangement or understanding, in each case, with a labor or trade union, or labor organization or works council that is recognized by the Company.

        "Law" shall mean any domestic, federal, state, municipal, local, national, supranational or foreign statute or law (whether statutory or common law), constitution, code, ordinance, rule, regulation, order, writ, judgment, decree, binding directive (including those of any applicable self-regulatory organization), arbitration award, agency requirement or any other enforceable requirement of any Governmental Authority.

        "Lien" shall mean liens, claims, mortgages, encumbrances, pledges, security interests, easements, options, hypothecations, conditional sales agreements, adverse claims of ownership or use, title defects, easements, right of way or charges of any kind.

        "Material Adverse Effect" shall mean, with respect to Parent or the Company, any event, circumstance, occurrence, effect, fact, development or change that, individually or in the aggregate, has a material adverse effect on the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole; provided that none of the following (or the results thereof) shall constitute or be taken into account in determining whether a Material Adverse Effect shall have occurred: (i) changes in general economic, financial market, regulatory, business, financial, political, geopolitical, credit or capital market conditions, including interest or exchange rates; (ii) general changes or developments in any of the industries or markets, or in the business conditions in the geographic regions, in which such Person or any of its Subsidiaries operate; (iii) changes in any applicable Laws or accounting regulations or principles or interpretations thereof; (iv) any change in the price or trading volume of such Person's securities or other financial instruments or change in such Person's credit rating, in and of itself (provided that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of "Material Adverse Effect" may constitute or be taken into account in determining whether a Material Adverse Effect has occurred); (v) any failure by such Person to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operation or any published analyst or other third-party estimates or expectations of such Person's revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of "Material Adverse Effect" may constitute or be taken into account in determining whether a Material Adverse Effect has occurred); (vi) acts of war (whether or not declared), hostilities, military actions or acts of terrorism, or any escalation or worsening of the foregoing, weather related events, fires, natural disasters or any other acts of God; (vii) the public announcement or pendency of the Merger or the other transactions contemplated by this Agreement (including, to the extent resulting from the foregoing, any effect on any of such Person's or any of its Subsidiaries' relationships with their respective suppliers or employees); or (viii) any actions or claims made or brought by any of the current or former stockholders of such Person (or on their behalf or on behalf of such Person) against such Person or any of its directors, officers or employees arising out of this Agreement and the Merger; provided, further, that, the exceptions in clauses (i) through (iii) and (vi) shall not apply to the extent the events, circumstances, occurrences, effects, facts, developments or changes set forth in such clauses have a disproportionate impact on such Person and its Subsidiaries, taken as a whole, relative to the other participants in the industries in which such Person and its Subsidiaries operate.

        "Nasdaq" shall mean the Nasdaq Stock Market.

        "OFAC" shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury or any successor agency or office.

        "Order" shall mean any decree, order, judgment, injunction, writ, stipulation, award, temporary restraining order or other order in any Proceeding by or with any Governmental Authority.

        "Parent Benefit Plan" shall mean each "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) and each other material employment or employee benefit plan, program, practice, policy, arrangement or agreement, including any compensation, stock option, stock purchase, restricted stock, restricted stock unit, stock appreciation right or other equity or equity-based compensation, bonus, incentive compensation, employment, change in control, retention, retirement, pension, post-employment benefits, supplemental retirement, deferred compensation, profit-sharing, unemployment, severance, termination pay, health or medical benefits, employee assistance program, welfare, hospitalization, life, accidental death and dismemberment, long- or short-term disability, sick-leave, fringe benefit or other similar compensation or employee benefit plan, program, practice, policy, arrangement or agreement, in each case, whether written or unwritten and whether or not subject to ERISA, for any current or former employee, director or individual service provider of Parent or any of its Subsidiaries, which is maintained, administered, sponsored, participated in, contributed to or required to be contributed to by Parent or any of its Subsidiaries, or with respect to which Parent or any of its Subsidiaries could reasonably be expected to have any liability; provided that in no event shall a Parent Benefit Plan include any plan, program, arrangement or practice that is implemented, administered or operated by a Governmental Authority.

        "Parent Disclosure Letter" shall mean the disclosure letter delivered by Parent to the Company simultaneously with the execution of this Agreement.

        "Parent Equity Plans" shall mean (i) the Parent 2019 Omnibus Long-Term Incentive Plan, the Parent 2016 Inducement Award Plan, the Parent 2015 Inducement Award Plan, the Parent 2010 Omnibus Long-Term Incentive Plan, the Parent 2000 Stock Option and Incentive Plan, and the award agreements thereunder and (ii) each other plan or non-plan award agreement pursuant to which stock options or other incentive equity or equity-based awards with respect to Parent Common Stock have been granted to employees or other service providers of Parent or its Subsidiaries; provided that the Parent Equity Plans shall not include the Parent 2010 Employee Stock Purchase Plan.

        "Parent Organizational Documents" shall mean the certificate of incorporation and bylaws, each as amended as of the date of this Agreement, of each of Parent and Merger Sub.

        "Parent Stock Price" shall mean the average of the VWAPs of Parent Common Stock on each of the fifteen (15) consecutive Trading Days ending immediately prior to the Closing Date.

        "Permitted Lien" shall mean (i) any Lien for Taxes not yet due or that are being contested in good faith by appropriate Proceedings and for which adequate accruals or reserves have been established (as of the date of this Agreement and as of the Closing), in accordance with GAAP, (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other similar Liens incurred in the ordinary course of business, or that are not yet due or that are being contested in good faith by appropriate Proceedings and for which adequate accruals or reserves have been established (as of the date of this Agreement and as of the Closing), in accordance with GAAP, (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security or foreign equivalents, (iv) zoning, building codes and other land use Laws regulating the use or occupancy of leased real property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such real property and that are not violated in any material respect by the current use and operation of such real property or the operation of the business of the Company and its Subsidiaries, (v) with respect to real property, Liens or other imperfections of title, if any, that do not, individually or in the aggregate, materially affect the continued ownership, rights to, use or operation (as applicable) of the applicable property in the conduct of business of a Person and its Subsidiaries as currently conducted, and (vi) in the case of Intellectual Property, non-exclusive licenses to customers or suppliers in their capacities as such in the ordinary course of business.

        "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

        "Personal Data" shall mean any information about an identifiable individual that alone or in combination with other information could be used to identify an individual, including: (i) a natural person's name, street address, telephone number, e-mail address, photograph, social security number, social insurance number or tax identification number, driver's license number, passport number, credit card number, bank information, or customer or account number, biometric identifiers or any other piece of information that allows the identification of or contact with a natural person and for greater certainty includes all such information with respect to employees and (ii) any (A) persistent identifier, such as IP address or machine I.D. associated with an individual, (B) Protected Health Information (as such term is defined in the Health Insurance Portability and Accountability Act of 1996), (C) Nonpublic Personal Information (as such term is defined in Gramm-Leach-Bliley Act, as amended) or (D) Personal Data (as such term is defined in the GDPR and any national law supplementing the GDPR). "Personal Data" also includes any information not listed above if such information is defined as "personal data," "personally identifiable information," "individually identifiable health information," "protected health information," or "personal information" under any applicable Law.

        "Proceedings" shall mean legal, administrative, arbitral or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations or examinations.

        "Qualifying Termination" shall have the meaning set forth in Section 5.1(c) of the Company Disclosure Letter.

        "Release" shall mean any actual or threatened release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or real property.

        "Representative" shall mean, with respect to any Person, such Person's Affiliates and its and their respective officers, directors, managers, partners, employees, accountants, counsel, financial advisors, consultants and other advisors or representatives.

        "Sanctioned Country" shall mean, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

        "Sanctioned Person" shall mean (i) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty's Treasury of the United Kingdom, or any European Union member state, (ii) any Person located, organized or resident in a Sanctioned Country or (iii) any Person 50% or more owned or otherwise controlled by any such Person or Persons described in the foregoing clauses (i) and (ii).

        "Sanctions" shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government through OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, Her Majesty's Treasury of the United Kingdom, or any other jurisdiction where the Company or any of its Subsidiaries do business.

        "Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002, as amended.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933.

        "Security" shall mean, with respect to any Person, any series of common stock, preferred stock and any other equity securities or capital stock of such Person (including interests convertible into or exchangeable or exercisable for any equity interest in any such series of common stock, preferred stock, and any other equity securities or capital stock of such Person), however described and whether voting or non-voting.

        "Severance Plans" shall mean the Company Severance Plan For Executive Management, as amended, and the Company Severance Plan For Executive Management (International Version).

        "Subsidiary" of a Person shall mean any other Person with respect to which the first Person (i) has the right to elect a majority of the board of directors or other Persons performing similar functions or (ii) beneficially owns more than fifty percent (50%) of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation), in each case, directly or indirectly through one or more other Persons.

        "Superior Proposal" shall mean a bona fide written Acquisition Proposal (provided that for purposes of this definition, references to "fifteen percent (15%) or more" in the definition of "Acquisition Proposal" shall be deemed to be references to "more than fifty percent (50%)"), which the Company Board determines in good faith (i) to be reasonably likely to be consummated if accepted and (ii) to be more favorable to the Company's stockholders from a financial point of view than the Merger and the other transactions contemplated by this Agreement, in each case, taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of such proposal and this Agreement, and any changes to the terms of this Agreement offered by Parent in response to such Acquisition Proposal.

        "Tax" or "Taxes" shall mean any and all U.S. federal, state, local and foreign taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes.

        "Tax Returns" shall mean returns, reports, declarations, claims for refund and information statements, including any schedule, attachment or amendment thereto, with respect to Taxes filed or required to be filed with the IRS or any other Governmental Authority.

        "Termination Fee" shall mean $92,400,000.

        "Trading Day" shall mean any day on which Nasdaq is open for trading; provided that a "Trading Day" only includes those days that have a scheduled closing time of 4:00 PM New York City time.

        "Treasury Regulations" shall mean regulations promulgated by the IRS under the Code.

        "VWAP" shall mean, for any Trading Day, the volume-weighted average price per share of Parent Common Stock on Nasdaq (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the Company and Parent).

Exhibit A
Form of Voting Agreement

Exhibit B

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GENOMIC HEALTH, INC.

ARTICLE I

        The name of the corporation is Genomic Health, Inc. (the "Corporation").

ARTICLE II

        The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

ARTICLE IV

        The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each having a par value of one cent ($0.01).

ARTICLE V

        The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          B.    The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the bylaws (the "Bylaws") of the Corporation.

          C.    The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by written ballot unless the Bylaws so provide.

          D.    In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and any bylaws adopted by the stockholders of the Corporation; provided, however, that no bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such bylaws had not been adopted.

ARTICLE VI

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ARTICLE VII

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VIII

        Reference is made to that certain Agreement and Plan of Merger, by and among Spring Acquisition Corp. (as "Merger Sub" thereunder), the Corporation and Exact Sciences Corporation, a Delaware corporation (as "Parent" thereunder), dated as of July 28, 2019 (the "Merger Agreement"), setting forth, among other things, the terms and conditions of the merger at the Effective Time (as defined in the Merger Agreement) of Merger Sub with and into the Corporation, with the Corporation continuing as the surviving corporation of the merger as a direct or indirect wholly-owned subsidiary of the Parent.

          A.    Limitation on Liability.    To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          B.    Indemnification.    Each person who is (as of the Effective Time) or was (prior to the Effective Time) a director or officer of the Corporation (including the heirs, executors, administrators or estate of such person) shall be indemnified and advanced expenses by the Corporation with respect to the acts or omissions of such person (in such person's capacity as a director or officer of the Corporation or in such person's capacity as a director, officer, member, trustee or fiduciary of another entity or enterprise, including a benefit plan, at the request or benefit of the Corporation) occurring at or prior to the Effective Time, in accordance with the bylaws of the Corporation in effect as of immediately prior to the Effective Time, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect. The right to indemnification and advancement of expenses hereunder shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

          C.    Repeal and Modification.    For a period of six (6) years from the Effective Time, the Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of this Article VIII and the Bylaws with respect to acts or omissions occurring prior to the Effective Time and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights under this Article VIII or the Bylaws; provided that all rights to indemnification in respect of any claim made for indemnification within such period shall continue until the disposition of such action or resolution of such claim.

2

Annex B

VOTING AGREEMENT

        This VOTING AGREEMENT, dated as of July 28, 2019 (this "Agreement"), is made and entered into by and among Exact Sciences Corporation, a Delaware Corporation ("Parent"), [    •    ] (the "Advisor"), and the undersigned stockholder (the "Stockholder") of Genomic Health, Inc., a Delaware corporation (the "Company"). Parent, Advisor and the Stockholder are referred to individually as a "Party" and collectively as the "Parties." The Advisor and the Stockholder are referred to individually as a "Stockholder Party" and collectively as the "Stockholder Parties."

WITNESSETH

        WHEREAS, concurrently with the execution of this Agreement, Parent, the Company, and Spring Acquisition Corp., a Delaware corporation and a wholly owned direct or indirect subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger, dated July 28, 2019 (as amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), pursuant to which, subject to the terms and conditions thereof, among other things, Merger Sub will merge with and into the Company (the "Merger") and each of the Company's issued and outstanding shares of common stock, par value $0.0001 per share ("Company Common Stock"), other than Canceled Shares, Converted Shares and Dissenting Shares (each as defined in the Merger Agreement), will, subject to the terms of the Merger Agreement, be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement);

        WHEREAS, as of the date hereof, the Stockholder Parties Beneficially Own (as defined below) and own of record the number of shares of Company Common Stock set forth on Schedule I hereto (the "Existing Shares");

        WHEREAS, the Advisor/General Partner has sole voting and dispositive power with respect to all Existing Shares of the Stockholder indicated as such on Schedule I hereto; and

        WHEREAS, as a condition and inducement to Parent's willingness to enter into the Merger Agreement, each Stockholder Party has agreed to enter into this Agreement.

        NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Defined Terms.    The following terms, as used in this Agreement, shall have the meanings specified in this Section 1.1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

        "Beneficial Owner" means, with respect to a Security, any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) the power to vote, or to direct the voting of, such Security and/or (ii) investment power, which includes the to dispose of, or to direct the disposition of, such Security, and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act; provided, that, for purposes of determining whether a Person is a Beneficial Owner of such Security, a Person shall be deemed to be the Beneficial Owner of any Securities which may be acquired by such Person pursuant to any contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire any such Securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing); provided, further, that Parent shall not be deemed to be the Beneficial

Owner of the Covered Company Shares by virtue of this Agreement. The terms "Beneficially Own," "Beneficially Owned" and "Beneficial Ownership" shall have a correlative meaning.

        "Covered Company Shares" means (1) the Existing Shares, and (2) any shares of Company Common Stock or other voting capital stock of the Company and any Securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other voting capital stock of the Company, in each case that the Stockholder has Beneficial Ownership of on or after the date hereof; it being understood that if the Stockholder acquires Securities (or rights with respect thereto) described in clause (2) above, such Stockholder promptly shall notify Parent in writing, indicating the number of such Securities so acquired.

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY

        Section 2.1    Agreement to Vote.

          (a)   Each Stockholder Party hereby irrevocably and unconditionally agrees that, during the term of this Agreement, at the Company Stockholders' Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, such Stockholder Party shall, in each case to the fullest extent that the Covered Company Shares are entitled to vote thereon, or in any other circumstance in which the vote or other approval of the stockholders of the Company is sought:

              (i)  appear at each such meeting or otherwise cause all of the Covered Company Shares to be counted as present thereat for purposes of calculating a quorum; and

             (ii)  vote (or cause to be voted), in person or by proxy, all of the Covered Company Shares:

              (1)   in favor of the adoption of the Merger Agreement and approval of the Merger and the transactions contemplated thereby (including, if applicable, any proposal to approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to the Company's named executive officers in connection with the Merger) and any other action reasonably requested by Parent in furtherance thereof;

              (2)   in favor of any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the adoption of the Merger, the Merger Agreement and the transactions contemplated thereby;

              (3)   against any Acquisition Proposal; and

              (4)   against any other action, agreement or transaction that is intended to, or could reasonably be expected to, impede, impair, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement (including the consummation in each case thereof) or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Stockholder Party of its obligations under this Agreement, including: (A) any action, agreement or transaction that could reasonably be expected to result in any condition to the consummation of the Merger set forth in the Merger Agreement not being satisfied, or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder Party contained in this Agreement; (B) any change in the size, term in office, or composition of the Company Board resulting from any proxy contest or other action, agreement or transaction that is intended to, or could reasonably be expected to, impede, impair, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement (including the consummation in each case thereof); or (C) other than the Merger, any extraordinary corporate transaction, including any merger, consolidation or other business combination involving the Company or any Subsidiary or Affiliate of the Company, any sale, lease or transfer of a material amount of assets of the Company or any Subsidiary of the Company or any reorganization, recapitalization or liquidation of the Company or any Subsidiary of the Company, any change in the present capitalization or dividend policy of the Company or any Subsidiary of the Company or any amendment or other change to the Company's or any Subsidiary of the Company's certificate of incorporation, bylaws, or other organizational or governing documents.

          (b)   Any vote required to be cast pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of that vote. The obligations of each Stockholder Party in this Section 2.1 shall apply whether or not the Merger or any action above is recommended by the Company Board (or any committee thereof).

        Section 2.2    No Inconsistent Agreements.    Each Stockholder Party represents, covenants and agrees that, except for this Agreement and any other similar voting agreement entered into by the Advisor and any other stockholder of the Company, on the one hand, with Parent, on the other hand, such Stockholder Party (a) has not entered into, nor shall enter into at any time while this Agreement remains in effect, any voting agreement, voting trust or similar arrangement or understanding with respect to any Covered Company Shares, (b) has not granted, nor shall grant at any time while this Agreement remains in effect, a proxy (except in accordance with Section 2.3 hereof), consent or power of attorney with respect to any Covered Company Shares and (c) has not taken, nor shall take at any time while this Agreement remains in effect, any action that would (1) make any representation or warranty of such Stockholder Party contained herein untrue or incorrect, (2) violate or conflict with such Stockholder Party's covenants and obligations under this Agreement in any material respect or (3) otherwise have the effect of restricting, preventing or disabling such Stockholder Party from performing any of its obligations under this Agreement in any material respect.

        Section 2.3    Grant of Irrevocable Proxy.    Each Stockholder Party hereby irrevocably appoints as its proxy and attorney-in-fact Kevin T. Conroy and D. Scott Coward, in their respective capacities as officers of Parent, and any other Person designated by Parent in writing (collectively, the "Grantees"), each of them individually, with full power of substitution and resubstitution, to the fullest extent of such Stockholder Party's rights with respect to the Covered Company Shares, effective as of the date hereof and continuing until the termination of this Agreement in accordance with Section 5.1 herein (at which time such proxy shall automatically be revoked) (the "Voting Period"), to vote with respect to the Covered Company Shares as required pursuant to Section 2.1(a) and Section 2.1(b) hereof. The proxy granted by each Stockholder Party hereunder shall be irrevocable during the Voting Period, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy, and each Stockholder Party (a) will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and (b) hereby revokes any proxy previously granted by such Stockholder Party with respect to any Covered Company Shares. The power of attorney granted by each Stockholder Party hereunder is a durable power of attorney and shall survive the bankruptcy, death or dissolution of such Stockholder Party. Other than as provided in this Section 2.3 and other than the granting of proxies to vote Covered Company Shares with respect to the election of directors and ratification of the appointment of the Company's auditors at the Company's annual meeting of stockholders, in each case in accordance with the recommendation of the Company Board, no Stockholder Party shall directly or indirectly grant any Person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to any of the applicable the Covered Company Shares. For Covered Company Shares as to which any Stockholder Party is the Beneficial Owner but not the holder of record, such Stockholder Party shall cause any holder of record of such Covered Company Shares to grant to the Grantees a proxy to the same effect as that described in this Section 2.3. Parent may terminate this proxy with respect to any Stockholder Party at any time at its sole election by written notice provided to such Stockholder Party.

ARTICLE III

OTHER COVENANTS

        Section 3.1    No Solicitation.

          (a)   During the Voting Period, (i) each Stockholder Party shall, and shall cause its respective officers and directors to, and the Stockholder Party shall instruct and use its reasonable best efforts to cause each of its controlled Affiliates and its and their Representatives (it being understood that, for purposes of this Section 3.1, the terms "Affiliates" and "Representatives" shall exclude the Company) to, immediately cease and cause to be terminated all existing discussions, negotiations and communications, if any, with any Persons or entities with respect to an Acquisition Proposal (other than Parent or any of its Affiliates or Representatives with respect to the transactions contemplated by the Merger Agreement), and (ii) each Stockholder Party shall not, and shall not authorize, and the Stockholder Party shall use its reasonable best efforts not to permit any of its controlled Affiliates or its or their Representatives to, directly or indirectly through another Person, (a) initiate, seek, solicit, knowingly facilitate, knowingly encourage (including by way of furnishing any non-public information), or knowingly induce or knowingly take any other action which would reasonably be expected to lead to an Acquisition Proposal, (b) engage in negotiations or discussions with, or provide any non-public information or non-public data to, any Person (other than Parent or any of its Affiliates or Representatives) relating to any Acquisition Proposal, (c) enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal, (d) submit or cause to be submitted to the stockholders of the Company for their approval any Acquisition Proposal or (e) agree or announce an intention to do any of the foregoing.

          (b)   Each Stockholder Party agrees that it will promptly inform its Affiliates and its and its Affiliates' Representatives of the obligations undertaken in this Article III.

          (c)   Notwithstanding anything herein to the contrary (including this Section 3.1), no Stockholder Party makes any agreement or understanding with respect to any action taken by any Affiliate of any Stockholder Party in such Person's capacity as a director or officer of the Company or any of its subsidiaries (if such Affiliate holds such office), and nothing in this Agreement: (i) will limit or affect any actions or omissions taken by any such Affiliate in its capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (ii) will be construed to prohibit, limit, or restrict any such Affiliate from exercising its fiduciary duties as an officer or director to the Company or its stockholders.

        Section 3.2    Waiver of Appraisal Rights; Proceedings.    Each Stockholder Party hereby irrevocably and unconditionally waives, and agrees not to exercise, assert or perfect (or attempt to exercise, assert or perfect), any rights of appraisal or rights to dissent from the Merger that it may at any time have under applicable Law. Each Stockholder Party agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any Proceeding with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or Representatives (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement or (c) otherwise relating to the Merger Agreement, this Agreement or the Merger or other transactions contemplated by the Merger Agreement or this Agreement.

        Section 3.3    Stock Dividends, Distributions, Etc.    In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms "Existing Shares" and "Covered Company Shares" shall be deemed to refer to and include all such stock dividends and distributions and any Securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

        Section 3.4    Termination of Certain Agreements.    Each Stockholder Party shall take all necessary action to, effective immediately prior to the Effective Time, terminate all agreements between such Stockholder Party and the Company or any of its Subsidiaries, without any liability or obligation.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

        Section 4.1    Representations and Warranties of the Stockholder Parties.    Each Stockholder Party hereby severally represents and warrants to Parent as follows:

          (a)   Organization.    Such Stockholder Party, to the extent such Stockholder Party is an entity, is duly organized and validly existing under the Laws of the jurisdiction of its incorporation, formation or organization, as applicable.

          (b)   Authority; Execution and Delivery; Enforceability.    If such Stockholder Party is not a natural person, (i) such Stockholder Party has all necessary corporate or other entity power and authority to execute, deliver and perform its obligations under this Agreement and (ii) the execution, delivery and performance by such Stockholder Party of this Agreement and the compliance by such Stockholder Party with each of its obligations herein have been duly and validly authorized by all necessary corporate or other entity action on the part of such Stockholder Party. If such Stockholder Party is a natural person, such Stockholder Party has full legal capacity, right and authority to execute, deliver and perform such Stockholder Party's obligations under this Agreement. Each Stockholder Party has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent of this Agreement, this Agreement constitutes such Stockholder Party's legal, valid and binding obligation, enforceable against such Stockholder Party in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

          (c)   Ownership of Shares.    As of the date hereof, the Stockholder Parties are the only Beneficial Owners and (except as may be set forth on Schedule I hereto) sole owner of record of the Existing Shares, free and clear of any Liens and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of such Existing Shares) other than this Agreement and any limitations or restrictions imposed under applicable securities Laws, and such Existing Shares constitute all of the shares of Company Common Stock Beneficially Owned or owned of record by the Stockholder. Except as set forth on Schedule I hereto, Advisor has and will have at all times through the Voting Period sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder's Existing Shares and with respect to all of the Covered Company Shares owned by the Stockholder.

          (d)   No Conflicts.    Neither the execution and delivery of this Agreement by such Stockholder Party nor compliance by such Stockholder Party with any of the terms or provisions hereof will (i) with respect to a Stockholder Party that is not a natural person, violate any provision of the certificate of incorporation, bylaws, or other organizational or governing documents of such Stockholder Party, (ii) conflict with or violate any Law applicable to such Stockholder Party or by which any of such Stockholder Party's properties or assets are bound or affected, (iii) violate, conflict with, result in any breach of any provision of, or loss of any benefit under, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation under, or require the consent of, notice to, or filing with any third party pursuant to any terms or provisions of any Contract to which the Stockholder Party is a party or by which any property or asset of such Stockholder Party is bound or affected, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of such Stockholder Party (including any Company Covered Shares), except, in the case of the foregoing clauses (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair such Stockholder Party's ability to perform its obligations under this Agreement on a timely basis.

          (e)   Consents and Approvals.    The execution, delivery and performance by such Stockholder Party of this Agreement do not and will not require any Consent of, or filing with, any Governmental Authority (excluding filings with the SEC under applicable securities Laws).

          (f)    Legal Proceedings.    There are no Proceedings pending, or to the knowledge of such Stockholder Party, threatened against such Stockholder Party or any of such Stockholder Party's assets or properties or (with respect to a Stockholder Party that is not a natural person) any of the officers, directors or similar controlling persons of such Stockholder Party, except, in each case, for those that, individually or in the aggregate, would not reasonably be expected to impair such Stockholder Party's ability to perform such Stockholder Party's obligations under this Agreement on a timely basis. Neither such Stockholder Party nor any of such Stockholder Party's properties or assets is or are subject to any Order, except for those that, individually or in the aggregate, would not reasonably be expected to impair such Stockholder Party's ability to perform its obligations under this Agreement on a timely basis.

          (g)   Brokers.    No investment banker, broker or finder or other intermediary is entitled to any investment banking, brokerage, finder's or similar fee or commission from Parent, Merger Sub or the Company (or any of their Subsidiaries) in connection with this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder Party.

        Section 4.2    Representations and Warranties of Parent.    Parent hereby represents and warrants to each Stockholder Party as follows:

          (a)   Organization.    Parent is duly organized and validly existing under the Laws of the State of Delaware.

          (b)   Authority; Execution and Delivery; Enforceability.    Parent has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by Parent of this Agreement and the compliance by Parent with each of its obligations herein have been duly and validly authorized by all necessary corporate action on the part of Parent. Parent has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by each Stockholder Party of this Agreement, this Agreement constitutes Parent's legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

          (c)   No Conflicts.    Neither the execution and delivery of this Agreement by Parent nor compliance by Parent with any of the terms or provisions hereof will (i) violate any provision of the Certificate of Incorporation or Bylaws of Parent, (ii) conflict with or violate any Law applicable to Parent or by which any of Parent's properties or assets are bound or affected, (iii) violate, conflict with or result in any breach of any provision of, or result in the loss of any benefit under, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the consent of, notice to or filing with any third party pursuant to any of the terms or provisions of any Contract to which Parent is a party or by which any property or asset of Parent is bound or affected, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of Parent, except, in the case of the foregoing clauses (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair Parent's ability to perform its obligations under this Agreement on a timely basis.

ARTICLE V

TERMINATION

        Section 5.1    Termination.    This Agreement shall terminate upon the earliest to occur of (a) the termination of this Agreement by the mutual written consent of Parent, on the one hand, and the Stockholder Parties, on the other hand; (b) the valid termination of the Merger Agreement in accordance with its terms prior to the Effective Time; (c) the Effective Time; and (d) an amendment to the Merger Agreement that (1) reduces (in any amount) the Merger Consideration to be paid to any Stockholder Party in connection with the Merger or (2) otherwise materially and adversely affects any Stockholder Party, in each case, with respect to this subclause (d) without the prior written approval of the Stockholder Parties. In the event of the termination of this Agreement in accordance with this Section 5.1, this Agreement shall forthwith become void and have no effect, and there shall not be any liability or obligation on the part of any Party, other than this Section 5.1 and Article VI, which provisions shall survive such termination; provided, however, nothing in this Section 5.1 shall relieve any Party from liability for any breach of any representation, warranty, covenant or other agreement contained in this Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity.

ARTICLE VI

MISCELLANEOUS

        Section 6.1    Publication.    Each Stockholder Party (i) hereby consents to and authorizes the publication and disclosure by Parent and the Company in any press release, Form 8-K, Form S-4, Schedule 13D, Form 3, Proxy Statement (including all documents and schedules filed with the SEC) or other disclosure document required in connection with the Merger Agreement or the transactions contemplated thereby, its identity and ownership of (or voting rights over) shares of Company Common Stock, the nature of its commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such publication or disclosure ("Stockholder

Information"), and (ii) hereby agrees to cooperate with Parent in connection with such filings, including providing Stockholder Information requested by Parent. Parent shall give each Stockholder Party notice of any such disclosure so that such Stockholder Party can provide comments, which comments shall be considered in good faith by Parent. As promptly as practicable, each Stockholder Party shall notify Parent of any required corrections with respect to any Stockholder Information supplied by such Stockholder Party, if and to the extent such Stockholder Party becomes aware that any such Stockholder Information shall have become false or misleading in any material respect.

        Section 6.2    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Shares. All rights, ownership and economic benefits of and relating to the Covered Company Shares shall remain vested in and belong to the Stockholder Parties, and Parent shall have no authority to direct any Stockholder Party in the voting or disposition of any of the Covered Company Shares, except as otherwise provided herein.

        Section 6.3    Further Assurances.    Each of the Parties agrees that it shall use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to give effect to the obligations of the Parties, including by executing and delivering such additional documents as may be reasonably necessary or desirable to effectuate this Agreement.

        Section 6.4    Amendment and Modification; Waiver.    This Agreement may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of each of the Parties. Any agreement on the part of a Party to any waiver of any obligation of the other Parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

        Section 6.5    Notices.    All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed facsimile transmission or electronic mail, addressed as follows:

  if to Parent, to:

    Exact Sciences Corporation
    441 Charmany Drive
    Madison, Wisconsin 53719
    Attention: D. Scott Coward, Senior Vice President, General
    Counsel, Chief Administrative Officer & Secretary
    Telephone No.:
    Email:

    with a copy (which shall not constitute notice) to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    155 North Wacker Drive
    Chicago, Illinois 60606
    Attention:  Charles W. Mulaney Jr.
                        Richard C. Witzel, Jr.
    Telephone No.: (312) 407-0700
    Facsimile No.: (312) 407-0411
    Email:  Charles.Mulaney@skadden.com;
                  Richard.Witzel@skadden.com

  if to Advisor, to:

    Attention: [    •    ]
    Telephone No.: [        •    ]
    Email: [        •    ]

  if to the Stockholder, to:

    Attention: [    •    ]
    Telephone No.: [        •    ]
    Email: [        •    ]

    with a copy (which shall not constitute notice) to:

    Attention: [    •    ]
    Telephone No.: [        •    ]
    Facsimile No.: [        •    ]
    Email: [        •    ]

        Section 6.6    Counterparts.    This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

        Section 6.7    Entire Agreement; Third Party Beneficiaries.    This Agreement (including the Schedules hereto and, to the extent referred to in this Agreement, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof and (b) is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder.

        Section 6.8    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order to effect the purpose of this Agreement as originally contemplated to the fullest extent possible.

        Section 6.9    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 6.9 shall be null and void.

        Section 6.10    Headings; Interpretation.

          (a)   The Parties have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          (b)   The words "hereof," "herein," "hereby" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs and schedules are to the articles, sections and paragraphs of, and schedules to, this Agreement, unless otherwise specified, and the headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the phrase "without limitation." Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if." The phrases "the date of this Agreement" and "the date hereof" and terms or phrases of similar import shall be deemed to refer to July 28, 2019, unless the context requires otherwise.

        Section 6.11    Governing Law.    This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of any Party in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

        Section 6.12    Specific Performance.    The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any party hereto does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that, prior to any termination of this Agreement in accordance with Section 5.1, the Parties shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the seeking of the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

        Section 6.13    Consent to Jurisdiction.

          (a)   Each of the Parties hereby, with respect to any legal claim or Proceeding arising out of this Agreement or the transactions contemplated by this Agreement, (i) expressly and irrevocably submits, for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the Delaware Court of Chancery and any appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (iii) agrees that it will not bring any claim or Proceeding relating to this Agreement or the transactions contemplated by this Agreement except in such courts and (iv) irrevocably waives, to the fullest extent it may legally and effectively do so, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any objection which it may now or hereafter have to the laying of venue of any claim or Proceeding arising out of or relating to this Agreement. Notwithstanding the foregoing, each of the Parties agrees that a final and nonappealable judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

          (b)   Each Party irrevocably consents to the service of process in any claim or Proceeding with respect to this Agreement and the transactions contemplated by this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other Party hereto made by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 6.1 and such service of process shall be sufficient to confer personal jurisdiction over such party in such claim or Proceeding and shall otherwise constitute effective and binding service in every respect.

        Section 6.14    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

        Section 6.15    Capacity.    Each Stockholder Party makes their agreements and understandings herein solely in its capacities as record holder and Beneficial Owners of the Covered Company Shares and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by a Representative of such Stockholder Party solely in his capacity as a director or officer of the Company.

        Section 6.16    Expenses.    All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

[Remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, Parent and each Stockholder Party have duly executed this Agreement, all as of the date first written above.

[PARENT]
By:
Name:
Title:

[Signature Page to Voting Agreement]

[ADVISOR/GENERAL PARTNER]
By:
Name:
Title:
[STOCKHOLDER]
By:
Name:
Title:

[Signature Page to Voting Agreement]

SCHEDULE I
EXISTING SHARES

Name	Existing Shares

Annex C

VOTING AGREEMENT

        This VOTING AGREEMENT, dated as of July 28, 2019 (this "Agreement"), is made and entered into by and among Exact Sciences Corporation, a Delaware Corporation ("Parent"), and the undersigned stockholder (the "Stockholder") of Genomic Health, Inc., a Delaware corporation (the "Company"). Parent and the Stockholder are referred to individually as a "Party" and collectively as the "Parties."

WITNESSETH

        WHEREAS, concurrently with the execution of this Agreement, Parent, the Company, and Spring Acquisition Corp., a Delaware corporation and a wholly owned direct or indirect subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger, dated July 28, 2019 (as amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), pursuant to which, subject to the terms and conditions thereof, among other things, Merger Sub will merge with and into the Company (the "Merger") and each of the Company's issued and outstanding shares of common stock, par value $0.0001 per share ("Company Common Stock"), other than Canceled Shares, Converted Shares and Dissenting Shares (each as defined in the Merger Agreement), will, subject to the terms of the Merger Agreement, be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement);

        WHEREAS, as of the date hereof, the Stockholder Beneficially Owns (as defined below) and own of record the number of shares of Company Common Stock set forth on Schedule I hereto (the "Existing Shares"); and

        WHEREAS, as a condition and inducement to Parent's willingness to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

        NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Defined Terms.    The following terms, as used in this Agreement, shall have the meanings specified in this Section 1.1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

        "Beneficial Owner" means, with respect to a Security, any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) the power to vote, or to direct the voting of, such Security and/or (ii) investment power, which includes the to dispose of, or to direct the disposition of, such Security, and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act; provided, that, for purposes of determining whether a Person is a Beneficial Owner of such Security, a Person shall be deemed to be the Beneficial Owner of any Securities which may be acquired by such Person pursuant to any contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire any such Securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing); provided, further, that Parent shall not be deemed to be the Beneficial Owner of the Covered Company Shares by virtue of this Agreement. The terms "Beneficially Own," "Beneficially Owned" and "Beneficial Ownership" shall have a correlative meaning.

        "Covered Company Shares" means (1) the Existing Shares, and (2) any shares of Company Common Stock or other voting capital stock of the Company and any Securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other voting capital stock of the Company, in each case that the Stockholder has Beneficial Ownership of on or after the date hereof; it being understood that if the Stockholder acquires Securities (or rights with respect thereto) described in clause (2) above, such Stockholder promptly shall notify Parent in writing, indicating the number of such Securities so acquired.

        "Permitted Transfer" means a transfer of Covered Company Shares by Stockholder : to any Affiliate of such Stockholder if the transferee of such Covered Company Shares evidences in a writing reasonably satisfactory to Parent such transferee's agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder, and upon such transfer to be deemed a Stockholder hereunder.

        "Transfer" means (a) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest (including voting interest) in any capital stock or (b) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of Securities, in cash or otherwise.

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY

        Section 2.1    Agreement to Vote.

          (a)   The Stockholder hereby irrevocably and unconditionally agrees that, during the term of this Agreement, at the Company Stockholders' Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, the Stockholder shall, in each case to the fullest extent that the Covered Company Shares are entitled to vote thereon, or in any other circumstance in which the vote or other approval of the stockholders of the Company is sought:

              (i)  appear at each such meeting or otherwise cause all of the Covered Company Shares to be counted as present thereat for purposes of calculating a quorum; and

             (ii)  vote (or cause to be voted), in person or by proxy, all of the Covered Company Shares:

              (1)   in favor of the adoption of the Merger Agreement and approval of the Merger and the transactions contemplated thereby (including, if applicable, any proposal to approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to the Company's named executive officers in connection with the Merger) and any other action reasonably requested by Parent in furtherance thereof;

              (2)   in favor of any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the adoption of the Merger, the Merger Agreement and the transactions contemplated thereby;

              (3)   against any Acquisition Proposal; and

              (4)   against any other action, agreement or transaction that is intended to, or could reasonably be expected to, impede, impair, interfere with, delay, postpone, discourage,

      frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement (including the consummation in each case thereof) or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by the Stockholder of its obligations under this Agreement, including: (A) any action, agreement or transaction that could reasonably be expected to result in any condition to the consummation of the Merger set forth in the Merger Agreement not being satisfied, or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder contained in this Agreement; (B) any change in the size, term in office, or composition of the Company Board resulting from any proxy contest or other action, agreement or transaction that is intended to, or could reasonably be expected to, impede, impair, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement (including the consummation in each case thereof); or (C) other than the Merger, any extraordinary corporate transaction, including any merger, consolidation or other business combination involving the Company or any Subsidiary or Affiliate of the Company, any sale, lease or transfer of a material amount of assets of the Company or any Subsidiary of the Company or any reorganization, recapitalization or liquidation of the Company or any Subsidiary of the Company, any change in the present capitalization or dividend policy of the Company or any Subsidiary of the Company or any amendment or other change to the Company's or any Subsidiary of the Company's certificate of incorporation, bylaws, or other organizational or governing documents.

          (b)   Any vote required to be cast pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of that vote. The obligations of the Stockholder in this Section 2.1 shall apply whether or not the Merger or any action above is recommended by the Company Board (or any committee thereof).

        Section 2.2    No Inconsistent Agreements.    The Stockholder represents, covenants and agrees that, except for this Agreement, the Stockholder (a) has not entered into, nor shall enter into at any time while this Agreement remains in effect, any voting agreement, voting trust or similar arrangement or understanding with respect to any Covered Company Shares, (b) has not granted, nor shall grant at any time while this Agreement remains in effect, a proxy (except in accordance with Section 2.3 hereof), consent or power of attorney with respect to any Covered Company Shares and (c) has not taken, nor shall take at any time while this Agreement remains in effect, any action that would (1) make any representation or warranty of such Stockholder Party contained herein untrue or incorrect, (2) violate or conflict with the Stockholder's covenants and obligations under this Agreement in any material respect or (3) otherwise have the effect of restricting, preventing or disabling such Stockholder Party from performing any of its obligations under this Agreement in any material respect.

        Section 2.3    Grant of Irrevocable Proxy.    The Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact Kevin T. Conroy and D. Scott Coward, in their respective capacities as officers of Parent, and any other Person designated by Parent in writing (collectively, the "Grantees"), each of them individually, with full power of substitution and resubstitution, to the fullest extent of such Stockholder's rights with respect to the Covered Company Shares, effective as of the date hereof and continuing until the termination of this Agreement in accordance with Section 5.1 herein (at which time such proxy shall automatically be revoked) (the "Voting Period"), to vote with respect to the Covered Company Shares as required pursuant to Section 2.1(a) and Section 2.1(b) hereof. The proxy granted by the Stockholder hereunder shall be irrevocable during the Voting Period, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy, and the Stockholder (a) will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and (b) hereby revokes any proxy previously granted by the Stockholder with respect to any Covered Company Shares. The power of attorney granted by the Stockholder hereunder is a durable power of attorney and shall survive the bankruptcy, death or dissolution of the Stockholder. Other than as provided in this Section 2.3 and other than the granting of proxies to vote Covered Company Shares with respect to the election of directors and ratification of the appointment of the Company's auditors at the Company's annual meeting of stockholders, in each case in accordance with the recommendation of the Company Board, no Stockholder shall directly or indirectly grant any Person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to any of the applicable the Covered Company Shares. For Covered Company Shares as to which the Stockholder is the Beneficial Owner but not the holder of record, the Stockholder shall cause any holder of record of such Covered Company Shares to grant to the Grantees a proxy to the same effect as that described in this Section 2.3. Parent may terminate this proxy with respect to the Stockholder at any time at its sole election by written notice provided to the Stockholder.

ARTICLE III

OTHER COVENANTS

        Section 3.1    Restrictions on Transfers.    The Stockholder hereby agrees that, during the Voting Period, (i) such Stockholder shall not, directly or indirectly, Transfer, offer to Transfer, or consent to a Transfer of, any Covered Company Shares or any Beneficial Ownership interest or any other interest therein, unless such Transfer is a Permitted Transfer and (ii) any Transfer in violation of this provision shall be void.

        Section 3.2    No Solicitation.

        (a)   During the Voting Period, (i) the Stockholder shall, and shall cause its respective officers and directors to, and the Stockholder shall instruct and use its reasonable best efforts to cause each of its controlled Affiliates and its and their Representatives (it being understood that, for purposes of this Section 3.2, the terms "Affiliates" and "Representatives" shall exclude the Company) to, immediately cease and cause to be terminated all existing discussions, negotiations and communications, if any, with any Persons or entities with respect to an Acquisition Proposal (other than Parent or any of its Affiliates or Representatives with respect to the transactions contemplated by the Merger Agreement), and (ii) the Stockholder shall not, and shall not authorize, and the Stockholder shall use its reasonable best efforts not to permit any of its controlled Affiliates or its or their Representatives to, directly or indirectly through another Person, (a) initiate, seek, solicit, knowingly facilitate, knowingly encourage (including by way of furnishing any non-public information), or knowingly induce or knowingly take any other action which would reasonably be expected to lead to an Acquisition Proposal, (b) engage in negotiations or discussions with, or provide any non-public information or non-public data to, any Person (other than Parent or any of its Affiliates or Representatives) relating to any Acquisition Proposal, (c) enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal, (d) submit or cause to be submitted to the stockholders of the Company for their approval any Acquisition Proposal or (e) agree or announce an intention to do any of the foregoing.

        (b)   The Stockholder agrees that it will promptly inform its Affiliates and its and its Affiliates' Representatives of the obligations undertaken in this Article III.

        (c)   Notwithstanding anything herein to the contrary (including this Section 3.2), no Stockholder makes any agreement or understanding with respect to any action taken by the Stockholder or any

Affiliate of the Stockholder in such Person's capacity as a director or officer of the Company or any of its subsidiaries (if the Stockholder or such Affiliate holds such office), and nothing in this Agreement: (i) will limit or affect any actions or omissions taken by any the Stockholder or such Affiliate in its capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (ii) will be construed to prohibit, limit, or restrict the Stockholder any such Affiliate from exercising its fiduciary duties as an officer or director to the Company or its stockholders.

        Section 3.3    Waiver of Appraisal Rights; Proceedings.    The Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, assert or perfect (or attempt to exercise, assert or perfect), any rights of appraisal or rights to dissent from the Merger that it may at any time have under applicable Law. The Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any Proceeding with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or Representatives (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement or (c) otherwise relating to the Merger Agreement, this Agreement or the Merger or other transactions contemplated by the Merger Agreement or this Agreement.

        Section 3.4    Stock Dividends, Distributions, Etc.    In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms "Existing Shares" and "Covered Company Shares" shall be deemed to refer to and include all such stock dividends and distributions and any Securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

        Section 3.5    Termination of Certain Agreements.    The Stockholder shall take all necessary action to, effective immediately prior to the Effective Time, terminate all agreements between the Stockholder and the Company or any of its Subsidiaries, without any liability or obligation.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

        Section 4.1    Representations and Warranties of the Stockholder.    The Stockholder hereby represents and warrants to Parent as follows:

          (a)    Organization.    The Stockholder, to the extent such Stockholder is an entity, is duly organized and validly existing under the Laws of the jurisdiction of its incorporation, formation or organization, as applicable.

          (b)    Authority; Execution and Delivery; Enforceability.    If such Stockholder is not a natural person, (i) such Stockholder has all necessary corporate or other entity power and authority to execute, deliver and perform its obligations under this Agreement and (ii) the execution, delivery and performance by the Stockholder of this Agreement and the compliance by the Stockholder with each of its obligations herein have been duly and validly authorized by all necessary corporate or other entity action on the part of the Stockholder. If the Stockholder is a natural person, such Stockholder has full legal capacity, right and authority to execute, deliver and perform such Stockholder's obligations under this Agreement. The Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent of this Agreement, this Agreement constitutes the Stockholder's legal, valid and binding obligation, enforceable against the Stockholder in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar

  Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

          (c)    Ownership of Shares.    As of the date hereof, the Stockholder is the only Beneficial Owner and (except as may be set forth on Schedule I hereto) sole owner of record of the Existing Shares, free and clear of any Liens and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of such Existing Shares) other than this Agreement and any limitations or restrictions imposed under applicable securities Laws, and such Existing Shares constitute all of the shares of Company Common Stock Beneficially Owned or owned of record by the Stockholder. All of the Covered Company Shares owned by the Stockholder during the Voting Period will be solely Beneficially Owned and owned of record by the Stockholder except to the extent such Covered Company Shares are transferred after the date hereof pursuant to a Permitted Transfer. .

          (d)    No Conflicts.    Neither the execution and delivery of this Agreement by the Stockholder nor compliance by the Stockholder with any of the terms or provisions hereof will (i) with respect to a Stockholder that is not a natural person, violate any provision of the certificate of incorporation, bylaws, or other organizational or governing documents of such Stockholder, (ii) conflict with or violate any Law applicable to the Stockholder or by which any of the Stockholder's properties or assets are bound or affected, (iii) violate, conflict with, result in any breach of any provision of, or loss of any benefit under, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation under, or require the consent of, notice to, or filing with any third party pursuant to any terms or provisions of any Contract to which the Stockholder is a party or by which any property or asset of the Stockholder is bound or affected, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of the Stockholder (including any Company Covered Shares), except, in the case of the foregoing clauses (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair the Stockholder's ability to perform its obligations under this Agreement on a timely basis.

          (e)    Consents and Approvals.    The execution, delivery and performance by the Stockholder of this Agreement do not and will not require any Consent of, or filing with, any Governmental Authority (excluding filings with the SEC under applicable securities Laws).

          (f)    Legal Proceedings.    There are no Proceedings pending, or to the knowledge of the Stockholder, threatened against the Stockholder or any of the Stockholder's assets or properties or (with respect to a Stockholder that is not a natural person) any of the officers, directors or similar controlling persons of such Stockholder, except, in each case, for those that, individually or in the aggregate, would not reasonably be expected to impair the Stockholder's ability to perform its obligations under this Agreement on a timely basis. Neither the Stockholder nor any of its properties or assets is or are subject to any Order, except for those that, individually or in the aggregate, would not reasonably be expected to impair the Stockholder's ability to perform its obligations under this Agreement on a timely basis.

          (g)    Brokers.    No investment banker, broker or finder or other intermediary is entitled to any investment banking, brokerage, finder's or similar fee or commission from Parent, Merger Sub or the Company (or any of their Subsidiaries) in connection with this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

        Section 4.2    Representations and Warranties of Parent.    Parent hereby represents and warrants to the Stockholder as follows:

          (a)    Organization.    Parent is duly organized and validly existing under the Laws of the State of Delaware.

          (b)    Authority; Execution and Delivery; Enforceability.    Parent has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by Parent of this Agreement and the compliance by Parent with each of its obligations herein have been duly and validly authorized by all necessary corporate action on the part of Parent. Parent has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Stockholder of this Agreement, this Agreement constitutes Parent's legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

          (c)    No Conflicts.    Neither the execution and delivery of this Agreement by Parent nor compliance by Parent with any of the terms or provisions hereof will (i) violate any provision of the Certificate of Incorporation or Bylaws of Parent, (ii) conflict with or violate any Law applicable to Parent or by which any of Parent's properties or assets are bound or affected, (iii) violate, conflict with or result in any breach of any provision of, or result in the loss of any benefit under, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the consent of, notice to or filing with any third party pursuant to any of the terms or provisions of any Contract to which Parent is a party or by which any property or asset of Parent is bound or affected, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of Parent, except, in the case of the foregoing clauses (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair Parent's ability to perform its obligations under this Agreement on a timely basis.

ARTICLE V

TERMINATION

        Section 5.1    Termination.    This Agreement shall terminate upon the earliest to occur of (a) the termination of this Agreement by the mutual written consent of Parent, on the one hand, and the Stockholder, on the other hand; (b) the valid termination of the Merger Agreement in accordance with its terms prior to the Effective Time; (c) the Effective Time; and (d) an amendment to the Merger Agreement that (1) reduces (in any amount) the Merger Consideration to be paid to the Stockholder in connection with the Merger or (2) otherwise materially and adversely affects the Stockholder, in each case, with respect to this subclause (d) without the prior written approval of the Stockholder. In the event of the termination of this Agreement in accordance with this Section 5.1, this Agreement shall forthwith become void and have no effect, and there shall not be any liability or obligation on the part of any Party, other than this Section 5.1 and Article VI, which provisions shall survive such termination; provided, however, nothing in this Section 5.1 shall relieve any Party from liability for any breach of any representation, warranty, covenant or other agreement contained in this Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity.

ARTICLE VI

MISCELLANEOUS

        Section 6.1    Publication.    The Stockholder (i) hereby consents to and authorizes the publication and disclosure by Parent and the Company in any press release, Form 8-K, Form S-4, Schedule 13D, Form 3, Proxy Statement (including all documents and schedules filed with the SEC) or other disclosure document required in connection with the Merger Agreement or the transactions contemplated thereby, its identity and ownership of (or voting rights over) shares of Company Common Stock, the nature of its commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such publication or disclosure ("Stockholder Information"), and (ii) hereby agrees to cooperate with Parent in connection with such filings, including providing Stockholder Information requested by Parent. Parent shall give the Stockholder notice of any such disclosure so that the Stockholder can provide comments, which comments shall be considered in good faith by Parent. As promptly as practicable, the Stockholder shall notify Parent of any required corrections with respect to any Stockholder Information supplied by the Stockholder, if and to the extent the Stockholder becomes aware that any such Stockholder Information shall have become false or misleading in any material respect.

        Section 6.2    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Shares. All rights, ownership and economic benefits of and relating to the Covered Company Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Covered Company Shares, except as otherwise provided herein.

        Section 6.3    Further Assurances.    Each of the Parties agrees that it shall use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to give effect to the obligations of the Parties, including by executing and delivering such additional documents as may be reasonably necessary or desirable to effectuate this Agreement.

        Section 6.4    Amendment and Modification; Waiver.    This Agreement may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of each of the Parties. Any agreement on the part of a Party to any waiver of any obligation of the other Parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

        Section 6.5    Notices.    All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed facsimile transmission or electronic mail, addressed as follows:

  (a)
  if to Parent, to:

    Exact Sciences Corporation
    441 Charmany Drive
    Madison, Wisconsin 53719
    Attention: D. Scott Coward, Senior Vice President, General
    Counsel, Chief Administrative Officer & Secretary
    Telephone No.:
    Email:

    with a copy (which shall not constitute notice) to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    155 North Wacker Drive
    Chicago, Illinois 60606
    Attention:  Charles W. Mulaney Jr.
                        Richard C. Witzel, Jr.
    Telephone No.: (312) 407-0700
    Facsimile No.: (312) 407-0411
    Email:  Charles.Mulaney@skadden.com;
                  Richard.Witzel@skadden.com

  (b)
  if to the Stockholder, to:

    Attention: [    •    ]
    Telephone No.: [        •    ]
    Email: [        •    ]

    with a copy (which shall not constitute notice) to:

    Attention: [    •    ]
    Telephone No.: [        •    ]
    Facsimile No.: [        •    ]
    Email: [        •    ]

        Section 6.6    Counterparts.    This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

        Section 6.7    Entire Agreement; Third Party Beneficiaries.    This Agreement (including the Schedules hereto and, to the extent referred to in this Agreement, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof and (b) is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder.

        Section 6.8    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order to effect the purpose of this Agreement as originally contemplated to the fullest extent possible.

        Section 6.9    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 6.9 shall be null and void.

        Section 6.10    Headings; Interpretation.

          (a)   The Parties have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          (b)   The words "hereof," "herein," "hereby" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs and schedules are to the articles, sections and paragraphs of, and schedules to, this Agreement, unless otherwise specified, and the headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the phrase "without limitation." Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if." The phrases "the date of this Agreement" and "the date hereof" and terms or phrases of similar import shall be deemed to refer to July 28, 2019, unless the context requires otherwise.

        Section 6.11    Governing Law.    This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of any Party in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

        Section 6.12    Specific Performance.    The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any party hereto does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that, prior to any termination of this Agreement in accordance with Section 5.1, the Parties shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the seeking of the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

        Section 6.13    Consent to Jurisdiction.

          (a)   Each of the Parties hereby, with respect to any legal claim or Proceeding arising out of this Agreement or the transactions contemplated by this Agreement, (i) expressly and irrevocably submits, for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the Delaware Court of Chancery and any appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (iii) agrees that it will not bring any claim or Proceeding relating to this Agreement or the transactions contemplated by this Agreement except in such courts and (iv) irrevocably waives, to the fullest extent it may legally and effectively do so, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any objection which it may now or hereafter have to the laying of venue of any claim or Proceeding arising out of or relating to this Agreement. Notwithstanding the foregoing, each of the Parties agrees that a final and nonappealable judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

          (b)   Each Party irrevocably consents to the service of process in any claim or Proceeding with respect to this Agreement and the transactions contemplated by this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other Party hereto made by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 6.1 and such service of process shall be sufficient to confer personal jurisdiction over such party in such claim or Proceeding and shall otherwise constitute effective and binding service in every respect.

        Section 6.14    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

        Section 6.15    Capacity.    The Stockholder makes their agreements and understandings herein solely in its capacities as record holder and Beneficial Owners of the Covered Company Shares and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by a Representative of such Stockholder solely in his capacity as a director or officer of the Company.

        Section 6.16    Expenses.    All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

[Remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, Parent and Stockholder have duly executed this Agreement, all as of the date first written above.

[PARENT]
By:
Name:
Title:

[Signature Page to Voting Agreement]

[STOCKHOLDER]
By:
Name:
Title:

[Signature Page to Voting Agreement]

SCHEDULE I
EXISTING SHARES

Name	Existing Shares

Annex D

VOTING AGREEMENT

        This VOTING AGREEMENT, dated as of July 28, 2019 (this "Agreement"), is made and entered into by and among Exact Sciences Corporation, a Delaware Corporation ("Parent"), [    •    ] (the "Advisor"), and the undersigned stockholder (the "Stockholder") of Genomic Health, Inc., a Delaware corporation (the "Company"). Parent, Advisor and the Stockholder are referred to individually as a "Party" and collectively as the "Parties." The Advisor and the Stockholder are referred to individually as a "Stockholder Party" and collectively as the "Stockholder Parties."

WITNESSETH

        WHEREAS, concurrently with the execution of this Agreement, Parent, the Company, and Spring Acquisition Corp., a Delaware corporation and a wholly owned direct or indirect subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger, dated July 28, 2019 (as amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), pursuant to which, subject to the terms and conditions thereof, among other things, Merger Sub will merge with and into the Company (the "Merger") and each of the Company's issued and outstanding shares of common stock, par value $0.0001 per share ("Company Common Stock"), other than Canceled Shares, Converted Shares and Dissenting Shares (each as defined in the Merger Agreement), will, subject to the terms of the Merger Agreement, be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement);

        WHEREAS, as of the date hereof, the Stockholder Parties Beneficially Own (as defined below) and own of record the number of shares of Company Common Stock set forth on Schedule I hereto (the "Existing Shares");

        WHEREAS, the Advisor/General Partner has sole voting and dispositive power with respect to all Existing Shares of the Stockholder indicated as such on Schedule I hereto; and

        WHEREAS, as a condition and inducement to Parent's willingness to enter into the Merger Agreement, each Stockholder Party has agreed to enter into this Agreement.

        NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Defined Terms.    The following terms, as used in this Agreement, shall have the meanings specified in this Section 1.1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

          "Beneficial Owner" means, with respect to a Security, any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) the power to vote, or to direct the voting of, such Security and/or (ii) investment power, which includes the to dispose of, or to direct the disposition of, such Security, and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act; provided, that, for purposes of determining whether a Person is a Beneficial Owner of such Security, a Person shall be deemed to be the Beneficial Owner of any Securities which may be acquired by such Person pursuant to any contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire any such Securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing); provided, further, that Parent shall not be deemed to be the Beneficial Owner of the Covered Company Shares by virtue of this Agreement. The terms "Beneficially Own," "Beneficially Owned" and "Beneficial Ownership" shall have a correlative meaning.

          "Covered Company Shares" means (1) the Existing Shares, and (2) any shares of Company Common Stock or other voting capital stock of the Company and any Securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other voting capital stock of the Company, in each case that the Stockholder has Beneficial Ownership of on or after the date hereof; it being understood that if the Stockholder acquires Securities (or rights with respect thereto) described in clause (2) above, such Stockholder promptly shall notify Parent in writing, indicating the number of such Securities so acquired.

          "Permitted Transfer" means a transfer of Covered Company Shares by a Stockholder Party: to any Affiliate of such Stockholder Party if the transferee of such Covered Company Shares evidences in a writing reasonably satisfactory to Parent such transferee's agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder Party, and upon such transfer to be deemed a Stockholder Party hereunder.

          "Transfer" means (a) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest (including voting interest) in any capital stock or (b) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of Securities, in cash or otherwise.

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY

        Section 2.1    Agreement to Vote.

          (a)   Each Stockholder Party hereby irrevocably and unconditionally agrees that, during the term of this Agreement, at the Company Stockholders' Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, such Stockholder Party shall, in each case to the fullest extent that the Covered Company Shares are entitled to vote thereon, or in any other circumstance in which the vote or other approval of the stockholders of the Company is sought:

              (i)  appear at each such meeting or otherwise cause all of the Covered Company Shares to be counted as present thereat for purposes of calculating a quorum; and

             (ii)  vote (or cause to be voted), in person or by proxy, all of the Covered Company Shares:

              (1)   in favor of the adoption of the Merger Agreement and approval of the Merger and the transactions contemplated thereby (including, if applicable, any proposal to approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to the Company's named executive officers in connection with the Merger) and any other action reasonably requested by Parent in furtherance thereof;

              (2)   in favor of any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the adoption of the Merger, the Merger Agreement and the transactions contemplated thereby;

              (3)   against any Acquisition Proposal; and

              (4)   against any other action, agreement or transaction that is intended to, or could reasonably be expected to, impede, impair, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement (including the consummation in each case thereof) or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Stockholder Party of its obligations under this Agreement, including: (A) any action, agreement or transaction that could reasonably be expected to result in any condition to the consummation of the Merger set forth in the Merger Agreement not being satisfied, or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder Party contained in this Agreement; (B) any change in the size, term in office, or composition of the Company Board resulting from any proxy contest or other action, agreement or transaction that is intended to, or could reasonably be expected to, impede, impair, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement (including the consummation in each case thereof); or (C) other than the Merger, any extraordinary corporate transaction, including any merger, consolidation or other business combination involving the Company or any Subsidiary or Affiliate of the Company, any sale, lease or transfer of a material amount of assets of the Company or any Subsidiary of the Company or any reorganization, recapitalization or liquidation of the Company or any Subsidiary of the Company, any change in the present capitalization or dividend policy of the Company or any Subsidiary of the Company or any amendment or other change to the Company's or any Subsidiary of the Company's certificate of incorporation, bylaws, or other organizational or governing documents.

          (b)   Any vote required to be cast pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of that vote. The obligations of each Stockholder Party in this Section 2.1 shall apply whether or not the Merger or any action above is recommended by the Company Board (or any committee thereof).

        Section 2.2    No Inconsistent Agreements.    Each Stockholder Party represents, covenants and agrees that, except for this Agreement and any other similar voting agreement entered into by the Advisor and any other stockholder of the Company, on the one hand, with Parent, on the other hand, such Stockholder Party (a) has not entered into, nor shall enter into at any time while this Agreement remains in effect, any voting agreement, voting trust or similar arrangement or understanding with respect to any Covered Company Shares, (b) has not granted, nor shall grant at any time while this Agreement remains in effect, a proxy (except in accordance with Section 2.3 hereof), consent or power of attorney with respect to any Covered Company Shares and (c) has not taken, nor shall take at any time while this Agreement remains in effect, any action that would (1) make any representation or warranty of such Stockholder Party contained herein untrue or incorrect, (2) violate or conflict with such Stockholder Party's covenants and obligations under this Agreement in any material respect or (3) otherwise have the effect of restricting, preventing or disabling such Stockholder Party from performing any of its obligations under this Agreement in any material respect.

        Section 2.3    Grant of Irrevocable Proxy.    Each Stockholder Party hereby irrevocably appoints as its proxy and attorney-in-fact Kevin T. Conroy and D. Scott Coward, in their respective capacities as officers of Parent, and any other Person designated by Parent in writing (collectively, the "Grantees"), each of them individually, with full power of substitution and resubstitution, to the fullest extent of such Stockholder Party's rights with respect to the Covered Company Shares, effective as of the date hereof and continuing until the termination of this Agreement in accordance with Section 5.1 herein (at which time such proxy shall automatically be revoked) (the "Voting Period"), to vote with respect to the Covered Company Shares as required pursuant to Section 2.1(a) and Section 2.1(b) hereof. The proxy granted by each Stockholder Party hereunder shall be irrevocable during the Voting Period, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy, and each Stockholder Party (a) will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and (b) hereby revokes any proxy previously granted by such Stockholder Party with respect to any Covered Company Shares. The power of attorney granted by each Stockholder Party hereunder is a durable power of attorney and shall survive the bankruptcy, death or dissolution of such Stockholder Party. Other than as provided in this Section 2.3 and other than the granting of proxies to vote Covered Company Shares with respect to the election of directors and ratification of the appointment of the Company's auditors at the Company's annual meeting of stockholders, in each case in accordance with the recommendation of the Company Board, no Stockholder Party shall directly or indirectly grant any Person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to any of the applicable the Covered Company Shares. For Covered Company Shares as to which any Stockholder Party is the Beneficial Owner but not the holder of record, such Stockholder Party shall cause any holder of record of such Covered Company Shares to grant to the Grantees a proxy to the same effect as that described in this Section 2.3. Parent may terminate this proxy with respect to any Stockholder Party at any time at its sole election by written notice provided to such Stockholder Party.

ARTICLE III

OTHER COVENANTS

        Section 3.1    Restrictions on Transfers.    Each Stockholder Party hereby agrees that, during the Voting Period, (i) such Stockholder Party shall not, directly or indirectly, Transfer, offer to Transfer, or consent to a Transfer of, any Covered Company Shares or any Beneficial Ownership interest or any other interest therein, unless such Transfer is a Permitted Transfer and (ii) any Transfer in violation of this provision shall be void.

        Section 3.2    No Solicitation.

          (a)   During the Voting Period, (i) each Stockholder Party shall, and shall cause its respective officers and directors to, and the Stockholder Party shall instruct and use its reasonable best efforts to cause each of its controlled Affiliates and its and their Representatives (it being understood that, for purposes of this Section 3.2, the terms "Affiliates" and "Representatives" shall exclude the Company) to, immediately cease and cause to be terminated all existing discussions, negotiations and communications, if any, with any Persons or entities with respect to an Acquisition Proposal (other than Parent or any of its Affiliates or Representatives with respect to the transactions contemplated by the Merger Agreement), and (ii) each Stockholder Party shall not, and shall not authorize, and the Stockholder Party shall use its reasonable best efforts not to permit any of its controlled Affiliates or its or their Representatives to, directly or indirectly through another Person, (a) initiate, seek, solicit, knowingly facilitate, knowingly encourage (including by way of furnishing any non-public information), or knowingly induce or knowingly take any other action which would reasonably be expected to lead to an Acquisition Proposal, (b) engage in negotiations or discussions with, or provide any non-public information or non-public data to, any Person (other than Parent or any of its Affiliates or Representatives) relating to any Acquisition Proposal, (c) enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal, (d) submit or cause to be submitted to the stockholders of the Company for their approval any Acquisition Proposal or (e) agree or announce an intention to do any of the foregoing.

          (b)   Each Stockholder Party agrees that it will promptly inform its Affiliates and its and its Affiliates' Representatives of the obligations undertaken in this Article III.

          (c)   Notwithstanding anything herein to the contrary (including this Section 3.2), no Stockholder Party makes any agreement or understanding with respect to any action taken by any Affiliate of any Stockholder Party in such Person's capacity as a director or officer of the Company or any of its subsidiaries (if such Affiliate holds such office), and nothing in this Agreement: (i) will limit or affect any actions or omissions taken by any such Affiliate in its capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (ii) will be construed to prohibit, limit, or restrict any such Affiliate from exercising its fiduciary duties as an officer or director to the Company or its stockholders.

        Section 3.3    Waiver of Appraisal Rights; Proceedings.    Each Stockholder Party hereby irrevocably and unconditionally waives, and agrees not to exercise, assert or perfect (or attempt to exercise, assert or perfect), any rights of appraisal or rights to dissent from the Merger that it may at any time have under applicable Law. Each Stockholder Party agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any Proceeding with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or Representatives (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement or (c) otherwise relating to the Merger Agreement, this Agreement or the Merger or other transactions contemplated by the Merger Agreement or this Agreement.

        Section 3.4    Stock Dividends, Distributions, Etc.    In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms "Existing Shares" and "Covered Company Shares" shall be deemed to refer to and include all such stock dividends and distributions and any Securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

        Section 3.5    Termination of Certain Agreements.    Each Stockholder Party shall take all necessary action to, effective immediately prior to the Effective Time, terminate all agreements between such Stockholder Party and the Company or any of its Subsidiaries, without any liability or obligation.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

        Section 4.1    Representations and Warranties of the Stockholder Parties.    Each Stockholder Party hereby severally represents and warrants to Parent as follows:

          (a)    Organization.    Such Stockholder Party, to the extent such Stockholder Party is an entity, is duly organized and validly existing under the Laws of the jurisdiction of its incorporation, formation or organization, as applicable.

          (b)    Authority; Execution and Delivery; Enforceability.    If such Stockholder Party is not a natural person, (i) such Stockholder Party has all necessary corporate or other entity power and authority to execute, deliver and perform its obligations under this Agreement and (ii) the execution, delivery and performance by such Stockholder Party of this Agreement and the compliance by such Stockholder Party with each of its obligations herein have been duly and validly authorized by all necessary corporate or other entity action on the part of such Stockholder Party. If such Stockholder Party is a natural person, such Stockholder Party has full legal capacity, right and authority to execute, deliver and perform such Stockholder Party's obligations under this Agreement. Each Stockholder Party has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent of this Agreement, this Agreement constitutes such Stockholder Party's legal, valid and binding obligation, enforceable against such Stockholder Party in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

          (c)    Ownership of Shares.    As of the date hereof, the Stockholder Parties are the only Beneficial Owners and (except as may be set forth on Schedule I hereto) sole owner of record of the Existing Shares, free and clear of any Liens and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of such Existing Shares) other than this Agreement and any limitations or restrictions imposed under applicable securities Laws, and such Existing Shares constitute all of the shares of Company Common Stock Beneficially Owned or owned of record by the Stockholder. All of the Covered Company Shares owned by the Stockholder during the Voting Period will be solely Beneficially Owned and owned of record by the Stockholder Parties except to the extent such Covered Company Shares are transferred after the date hereof pursuant to a Permitted Transfer. Except as set forth on Schedule I hereto, Advisor has and will have at all times through the Voting Period sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder's Existing Shares and with respect to all of the Covered Company Shares owned by the Stockholder.

          (d)    No Conflicts.    Neither the execution and delivery of this Agreement by such Stockholder Party nor compliance by such Stockholder Party with any of the terms or provisions hereof will (i) with respect to a Stockholder Party that is not a natural person, violate any provision of the certificate of incorporation, bylaws, or other organizational or governing documents of such Stockholder Party, (ii) conflict with or violate any Law applicable to such Stockholder Party or by which any of such Stockholder Party's properties or assets are bound or affected, (iii) violate, conflict with, result in any breach of any provision of, or loss of any benefit under, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation under, or require the consent of, notice to, or filing with any third party pursuant to any terms or provisions of any Contract to which the Stockholder Party is a party or by which any property or asset of such Stockholder Party is bound or affected, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of such Stockholder Party (including any Company Covered Shares), except, in the case of the foregoing clauses (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair such Stockholder Party's ability to perform its obligations under this Agreement on a timely basis.

          (e)    Consents and Approvals.    The execution, delivery and performance by such Stockholder Party of this Agreement do not and will not require any Consent of, or filing with, any Governmental Authority (excluding filings with the SEC under applicable securities Laws).

          (f)    Legal Proceedings.    There are no Proceedings pending, or to the knowledge of such Stockholder Party, threatened against such Stockholder Party or any of such Stockholder Party's assets or properties or (with respect to a Stockholder Party that is not a natural person) any of the officers, directors or similar controlling persons of such Stockholder Party, except, in each case, for those that, individually or in the aggregate, would not reasonably be expected to impair such Stockholder Party's ability to perform such Stockholder Party's obligations under this Agreement on a timely basis. Neither such Stockholder Party nor any of such Stockholder Party's properties or assets is or are subject to any Order, except for those that, individually or in the aggregate, would not reasonably be expected to impair such Stockholder Party's ability to perform its obligations under this Agreement on a timely basis.

          (g)    Brokers.    No investment banker, broker or finder or other intermediary is entitled to any investment banking, brokerage, finder's or similar fee or commission from Parent, Merger Sub or the Company (or any of their Subsidiaries) in connection with this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder Party.

        Section 4.2    Representations and Warranties of Parent.    Parent hereby represents and warrants to each Stockholder Party as follows:

          (a)    Organization.    Parent is duly organized and validly existing under the Laws of the State of Delaware.

          (b)    Authority; Execution and Delivery; Enforceability.    Parent has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by Parent of this Agreement and the compliance by Parent with each of its obligations herein have been duly and validly authorized by all necessary corporate action on the part of Parent. Parent has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by each Stockholder Party of this Agreement, this Agreement constitutes Parent's legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

          (c)    No Conflicts.    Neither the execution and delivery of this Agreement by Parent nor compliance by Parent with any of the terms or provisions hereof will (i) violate any provision of the Certificate of Incorporation or Bylaws of Parent, (ii) conflict with or violate any Law applicable to Parent or by which any of Parent's properties or assets are bound or affected, (iii) violate, conflict with or result in any breach of any provision of, or result in the loss of any benefit under, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the consent of, notice to or filing with any third party pursuant to any of the terms or provisions of any Contract to which Parent is a party or by which any property or asset of Parent is bound or affected, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of Parent, except, in the case of the foregoing clauses (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair Parent's ability to perform its obligations under this Agreement on a timely basis.

 ARTICLE V

TERMINATION

        Section 5.1    Termination.    This Agreement shall terminate upon the earliest to occur of (a) the termination of this Agreement by the mutual written consent of Parent, on the one hand, and the Stockholder Parties, on the other hand; (b) the valid termination of the Merger Agreement in accordance with its terms prior to the Effective Time; (c) the Effective Time; and (d) an amendment to the Merger Agreement that (1) reduces (in any amount) the Merger Consideration to be paid to any Stockholder Party in connection with the Merger or (2) otherwise materially and adversely affects any Stockholder Party, in each case, with respect to this subclause (d) without the prior written approval of the Stockholder Parties. In the event of the termination of this Agreement in accordance with this Section 5.1, this Agreement shall forthwith become void and have no effect, and there shall not be any liability or obligation on the part of any Party, other than this Section 5.1 and Article VI, which provisions shall survive such termination; provided, however, nothing in this Section 5.1 shall relieve any Party from liability for any breach of any representation, warranty, covenant or other agreement contained in this Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity.

ARTICLE VI

MISCELLANEOUS

        Section 6.1    Publication.    Each Stockholder Party (i) hereby consents to and authorizes the publication and disclosure by Parent and the Company in any press release, Form 8-K, Form S-4, Schedule 13D, Form 3, Proxy Statement (including all documents and schedules filed with the SEC) or other disclosure document required in connection with the Merger Agreement or the transactions contemplated thereby, its identity and ownership of (or voting rights over) shares of Company Common Stock, the nature of its commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such publication or disclosure ("Stockholder Information"), and (ii) hereby agrees to cooperate with Parent in connection with such filings, including providing Stockholder Information requested by Parent. Parent shall give each Stockholder Party notice of any such disclosure so that such Stockholder Party can provide comments, which comments shall be considered in good faith by Parent. As promptly as practicable, each Stockholder Party shall notify Parent of any required corrections with respect to any Stockholder Information supplied by such Stockholder Party, if and to the extent such Stockholder Party becomes aware that any such Stockholder Information shall have become false or misleading in any material respect.

        Section 6.2    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Shares. All rights, ownership and economic benefits of and relating to the Covered Company Shares shall remain vested in and belong to the Stockholder Parties, and Parent shall have no authority to direct any Stockholder Party in the voting or disposition of any of the Covered Company Shares, except as otherwise provided herein.

        Section 6.3    Further Assurances.    Each of the Parties agrees that it shall use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to give effect to the obligations of the Parties, including by executing and delivering such additional documents as may be reasonably necessary or desirable to effectuate this Agreement.

        Section 6.4    Amendment and Modification; Waiver.    This Agreement may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of each of the Parties. Any agreement on the part of a Party to any waiver of any obligation of the other Parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving Party. The failure of any

Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

        Section 6.5    Notices.    All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed facsimile transmission or electronic mail, addressed as follows:

  (a)
  if to Parent, to:

    Exact Sciences Corporation
    441 Charmany Drive
    Madison, Wisconsin 53719
    Attention: D. Scott Coward, Senior Vice President, General
    Counsel, Chief Administrative Officer & Secretary
    Telephone No.:
    Email:

    with a copy (which shall not constitute notice) to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    155 North Wacker Drive
    Chicago, Illinois 60606
    Attention:  Charles W. Mulaney Jr.
                        Richard C. Witzel, Jr.
    Telephone No.: (312) 407-0700
    Facsimile No.: (312) 407-0411
    Email:  Charles.Mulaney@skadden.com;
                  Richard.Witzel@skadden.com

  (b)
  if to Advisor, to:

    Attention: [    •    ]
    Telephone No.: [        •    ]
    Email: [        •    ]

  (c)
  if to the Stockholder, to:

    Attention: [    •    ]
    Telephone No.: [        •    ]
    Email: [        •    ]

    with a copy (which shall not constitute notice) to:

    Attention: [    •    ]
    Telephone No.: [        •    ]
    Facsimile No.: [        •    ]
    Email: [        •    ]

        Section 6.6    Counterparts.    This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

        Section 6.7    Entire Agreement; Third Party Beneficiaries.    This Agreement (including the Schedules hereto and, to the extent referred to in this Agreement, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof and (b) is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder.

        Section 6.8    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order to effect the purpose of this Agreement as originally contemplated to the fullest extent possible.

        Section 6.9    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 6.9 shall be null and void.

        Section 6.10    Headings; Interpretation.

          (a)   The Parties have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          (b)   The words "hereof," "herein," "hereby" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs and schedules are to the articles, sections and paragraphs of, and schedules to, this Agreement, unless otherwise specified, and the headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the phrase "without limitation." Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if." The phrases "the date of this Agreement" and "the date hereof" and terms or phrases of similar import shall be deemed to refer to July 28, 2019, unless the context requires otherwise.

        Section 6.11    Governing Law.    This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of any Party in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

        Section 6.12    Specific Performance.    The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any party hereto does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that, prior to any termination of this Agreement in accordance with Section 5.1, the Parties shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the seeking of the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

        Section 6.13    Consent to Jurisdiction.

          (a)   Each of the Parties hereby, with respect to any legal claim or Proceeding arising out of this Agreement or the transactions contemplated by this Agreement, (i) expressly and irrevocably submits, for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the Delaware Court of Chancery and any appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (iii) agrees that it will not bring any claim or Proceeding relating to this Agreement or the transactions contemplated by this Agreement except in such courts and (iv) irrevocably waives, to the fullest extent it may legally and effectively do so, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any objection which it may now or hereafter have to the laying of venue of any claim or Proceeding arising out of or relating to this Agreement. Notwithstanding the foregoing, each of the Parties agrees that a final and nonappealable judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

          (b)   Each Party irrevocably consents to the service of process in any claim or Proceeding with respect to this Agreement and the transactions contemplated by this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other Party hereto made by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 6.1 and such service of process shall be sufficient to confer personal jurisdiction over such party in such claim or Proceeding and shall otherwise constitute effective and binding service in every respect.

        Section 6.14    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

        Section 6.15    Capacity.    Each Stockholder Party makes their agreements and understandings herein solely in its capacities as record holder and Beneficial Owners of the Covered Company Shares and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by a Representative of such Stockholder Party solely in his capacity as a director or officer of the Company.

        Section 6.16    Expenses.    All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

[Remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, Parent and each Stockholder Party have duly executed this Agreement, all as of the date first written above.

[PARENT]
By:
Name:
Title:

[Signature Page to Voting Agreement]

[ADVISOR/GENERAL PARTNER]
By:
Name:
Title:
[STOCKHOLDER]
By:
Name:
Title:

[Signature Page to Voting Agreement]

SCHEDULE I
EXISTING SHARES

Name	Existing Shares

ANNEX E

200 West Street -- New York, NY 10282-2198
Tel: 212-902-1000 -- Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

July 28, 2019

Board of Directors
Genomic Health, Inc.
301 Penobscot Drive
Redwood City, CA 94063

Ladies and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders (other than Exact Sciences Corporation ("Parent") and its affiliates) of the outstanding shares of common stock, par value $0.0001 per share (the "Shares"), of Genomic Health, Inc. (the "Company"), of the Consideration (as defined below) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of July 28, 2019 (the "Agreement"), by and among Parent, Spring Acquisition Corp., a direct or indirect wholly owned subsidiary of Parent ("Merger Sub"), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company and each outstanding Share will be converted into the right to receive (i) $27.50 in cash (the "Cash Consideration") and (ii) that number of shares of common stock of Parent, par value $0.01 per share ("Parent Common Stock"), equal to the Exchange Ratio (as defined below) (the "Stock Consideration"; and together with the Cash Consideration, collectively, the "Consideration"). As more fully set forth in the Agreement, the "Exchange Ratio" means (i) if the average of the volume weighted average prices of Parent Common Stock on each of the fifteen (15) consecutive trading days ending immediately prior to the closing date (as more fully set forth in the Agreement, the "Parent Stock Price") is an amount equal to or greater than $120.75, 0.36854, (ii) if the Parent Stock Price is an amount greater than $98.79 but less than $120.75, an amount equal to the quotient obtained by dividing (A) $44.50 by (B) the Parent Stock Price and (iii) if the Parent Stock Price is equal to or less than $98.79, 0.45043 (in each case, rounded to five (5) decimal places).

        Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Baker Bros. Advisors LP ("Baker Bros"), one or more affiliates of which is a significant shareholder of the Company, and its affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the "Transaction"). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Baker Bros and their respective

Securities and Investment Services Provided by Goldman Sachs & Co. LLC

affiliates and, as applicable, portfolio companies, for which our Investment Banking Division may receive compensation. Goldman Sachs & Co. LLC and its affiliates also may have co-invested with Baker Bros and its affiliates from time to time and may have invested in limited partnership units of affiliates of Baker Bros from time to time and may do so in the future.

        In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and Parent for the five years ended December 31, 2018; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Parent; certain other communications from the Company and Parent to their respective stockholders; certain publicly available research analyst reports for the Company and Parent; and certain internal financial analyses and forecasts for the Company prepared by its management and for Parent standalone prepared by the Company's management, and certain financial analyses and forecasts for Parent pro forma for the Transaction prepared by the management of the Company, in each case as approved for our use by the Company (the "Forecasts"), including certain operating synergies projected by the management of the Company to result from the Transaction, as approved for our use by the Company (the "Synergies"). We have also held discussions with members of the senior managements of the Company and Parent regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Company and Parent; reviewed the reported price and trading activity for the Shares and shares of Parent Common Stock; compared certain financial and stock market information for the Company and Parent with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the diagnostic services industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

        For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts, including the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Parent or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Parent or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Since February 2018, we were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the Consideration to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection

E-2

with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Consideration to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Parent Common Stock will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders of Shares.

Very truly yours,
/s/ GOLDMAN SACHS & CO. LLC (GOLDMAN SACHS & CO. LLC)

E-3

ANNEX F

Section 262 of the General Corporation Law of the State of Delaware
8 Del.C. § 262
§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder's request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of

Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 11:59pm, Eastern Time, on November 6, 2019. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/GHDX delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/GHDX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + For Against Abstain ForAgainst Abstain 1. Merger proposal: To adopt the Agreement and Plan of Merger, dated as of July 28, 2019, by and among Exact Sciences Corporation, Spring Acquisition Corp. and Genomic Health, Inc. (the “merger agreement”), and approve the merger contemplated thereby. 2. Merger-related compensation proposal: To approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Genomic Health’s named executive officers in connection with the merger contemplated by the merger agreement. 3. Adjournment proposal: To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 2 9 6 0 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 0346NG MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 3. 2019 Special Meeting Proxy Card1234 5678 9012 345

Special Meeting of Genomic Health, Inc. Stockholders November 7, 2019, 10:00 a.m. PT Offices of Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, California 94304 Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The material is available at: www.edocumentview.com/GHDX q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Special Meeting of Stockholders — November 7, 2019, 10:00 a.m. PT Proxy Solicited by the Board of Directors of Genomic Health, Inc. The undersigned hereby authorizes Kimberly J. Popovits and G. Bradley Cole, and each of them, as proxies of the undersigned, with full power of substitution, to represent and vote the shares of common stock of Genomic Health, Inc. (“Genomic Health”) which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Genomic Health to be held at the offices of Pillsbury Winthrop Shaw Pittman LLP, 2550 Hanover Street, Palo Alto, California 94304 on Thursday, November 7, 2019 at 10:00 a.m. (Pacific Time), and at any and all postponements or adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions. Unless a contrary direction is indicated, this Proxy will be voted FOR Proposal 1, approval of the merger proposal, FOR Proposal 2, approval of the merger-related compensation proposal, and FOR Proposal 3, approval of the adjournment proposal. If specific instructions are indicated, this Proxy will be voted in accordance therewith. Please mark, sign, date and mail this proxy card promptly, using the enclosed envelope. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items GENOMIC HEALTH, INC. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/GHDX